 Prospectus Supplement dated October 20, 2004 (To Prospectus dated February 10, 2004)

                          $1,099,882,000 (Approximate)

                      LONG BEACH MORTGAGE LOAN TRUST 2004-6
                    ASSET-BACKED CERTIFICATES, SERIES 2004-6

                           LONG BEACH SECURITIES CORP.
                                    Depositor

                           [LONG BEACH MORTGAGE LOGO]
                           Seller and Master Servicer

_____________________________________________________________________________________
Consider carefully the
risk factors beginning on    Only the  offered  certificates  identified  below are
page S-9 in this             being offered by this  prospectus  supplement  and the
prospectus supplement and    accompanying prospectus.
on page 1 in the
accompanying prospectus.     The Offered Certificates

                             o  Will  represent  ownership  interests  in  a  trust
The certificates                consisting  primarily  of a  pool  of  first  lien,
represent obligations of        adjustable-rate    and    fixed-rate    residential
the trust only and do not       mortgage loans.  The mortgage loans  underlying the
represent an interest in        trust  will  be  segregated   into  two  groups  as
or obligation of Long           described  in  this  prospectus   supplement.   The
Beach Securities Corp.,         Class    I-A1    Certificates    and   Class   I-A2
Long Beach Mortgage             Certificates will generally  represent interests in
Company or any of their         one loan group.  The Class II-A1  Certificates  and
affiliates.                     Class II-A2  Certificates will generally  represent
                                interests  in the other loan  group.  The Class A-3
                                Certificates,  Class  M-1  Certificates,  Class M-2
This prospectus                 Certificates,  Class  M-3  Certificates,  Class M-4
supplement may be used to       Certificates,  Class  M-5  Certificates,  Class M-6
offer and sell the              Certificates,  Class M-7  Certificates  and Class B
certificates only if            Certificates will represent  interests in both loan
accompanied by the              groups.
prospectus.
                             o  Will accrue  interest  at a variable  rate equal to
                                one-month   LIBOR  plus  a  related  fixed  margin,
                                subject to limitation  and increase as described in
                                this prospectus supplement.

                             Credit Enhancement

                             o  Subordination   as  described  in  this  prospectus
                                supplement     under     "Description     of    the
                                Certificates-Credit Enhancement-Subordination."

                             o Excess  Interest  as  described  in this  prospectus
                                supplement     under     "Description     of    the
                                Certificates-Credit Enhancement-Excess Interest."

                             o  Overcollateralization    as   described   in   this
                                prospectus  supplement  under  "Description  of the
                                Certificates-CreditEnhancement-Overcollateralization
                                Provisions."

                             o  Allocation   of   Losses  as   described   in  this
                                prospectus  supplement  under  "Description  of the
                                Certificates-Credit    Enhancement-Allocation    of
                                Losses."

                             o  Cross-Collateralization   as   described   in  this
                                prospectus  supplement  under  "Description  of the
                                Certificates-Allocation  of  Available  Funds"  and
                                "-Credit Enhancement-Cross-Collateralization."

                             o  PMI  Insurance  as  described  in  this  prospectus
                                supplement     under     "Description     of    the
                                Certificates-Credit Enhancement-The PMI Policy."
_____________________________________________________________________________________

                                Original
                              Certificate       Pass-Through                            Underwriting       Proceeds to the
          Class            Principal Balance       Rate(1)        Price to Public         Discount           Depositor(2)
------------------------  ------------------    ------------      ---------------       ------------       ----------------
Class I-A1.............        $415,624,000       Variable           100.0000%             0.2500%             99.7500%
Class I-A2.............        $85,500,000        Variable           100.0000%             0.2500%             99.7500%
Class II-A1............        $366,355,000       Variable           100.0000%             0.2500%             99.7500%
Class II-A2............        $68,414,000        Variable           100.0000%             0.2500%             99.7500%
Class A-3..............        $51,350,000        Variable           100.0000%             0.2500%             99.7500%
Class M-1..............        $41,411,000        Variable            99.7865%             0.2500%             99.5365%
Class M-2..............        $32,025,000        Variable           100.0000%             0.2500%             99.7500%
Class M-3..............        $ 7,178,000        Variable           100.0000%             0.2500%             99.7500%
Class M-4..............        $ 7,730,000        Variable           100.0000%             0.2500%             99.7500%
Class M-5..............        $ 8,282,000        Variable           100.0000%             0.2500%             99.7500%
Class M-6..............        $ 6,626,000        Variable           100.0000%             0.2500%             99.7500%
Class M-7..............        $ 6,074,000        Variable            92.7221%             0.2500%             92.4721%
Class B................        $ 3,313,000        Variable            87.5572%             0.2500%             87.3072%

--------------------------

(1)  Determined  and subject to  limitation  and  increase as  described in this prospectus supplement.

(2) Before deducting  expenses estimated to be approximately  $875,000.

Neither  the  SEC  nor  any  state  securities  commission  has  approved  these securities or determined  that this  prospectus  supplement or the  accompanying prospectus  is accurate or  complete.  Any  representation  to the contrary is a criminal  offense.  Delivery  of the  certificates  offered  by this  prospectus supplement  will be made  in book  entry  form  through  the  facilities  of The
Depository Trust Company,  and upon request,  Clearstream Banking Luxembourg and the Euroclear System on or about October 25, 2004.

                                  Underwriters

 LEHMAN BROTHERS                                             WAMU CAPITAL CORP.

             (Co-Lead Underwriters and Joint Book Running Managers)

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

ANNEX I.........................................................................................................I-i

ANNEX II.......................................................................................................II-i

                                                            S-i

                                SUMMARY OF TERMS

o    This summary  highlights  selected  information from this document and does not contain all of the information that you need to consider in making your investment decision.  To understand all of the terms of the offering of the
     Offered   Certificates,   read  carefully  this  entire  document  and  the
     accompanying prospectus.

o    This  summary  provides  an  overview  of certain  calculations,  cash flow priorities and other information to aid your understanding and is qualified by the full  description of these  calculations,  cash flow  priorities and other  information  in this  prospectus  supplement  and  the  accompanying prospectus.  Some of the information consists of forward-looking statements relating to future economic  performance or projections and other financial items.  Forward-looking  statements  are  subject to a variety of risks and uncertainties  that could cause actual results to differ from the projected results.  Those risks and  uncertainties  include,  among  others,  general economic and business  conditions,  regulatory  initiatives  and compliance with governmental regulations,  and various other matters, all of which are beyond  our  control.  Accordingly,  what  actually  happens  may  be  very different from what we predict in our forward-looking statements.

Offered Certificates

On the Closing Date, Long Beach Mortgage Loan Trust 2004-6 will issue eighteen classes of certificates, thirteen of which are being offered by this prospectus supplement and the accompanying prospectus. The assets of the trust that will support the certificates will consist primarily of a pool of first lien, fixed rate and adjustable-rate mortgage loans having the characteristics described in this prospectus supplement. The Class I-A1 Certificates, the Class I-A2
Certificates, the Class II-A1 Certificates, the Class II-A2 Certificates, the
Class A-3 Certificates, the Class M-1 Certificates, the Class M-2 Certificates,
the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5
Certificates, the Class M-6 Certificates, the Class M-7 Certificates and the
Class B Certificates (collectively, the "Offered Certificates") are the only classes of certificates offered by this prospectus supplement and the accompanying prospectus.

The Offered Certificates will be book-entry securities clearing through The
Depository Trust Company (in the United States) and, upon request, through
Clearstream Banking Luxembourg and the Euroclear System (in Europe). The Offered
Certificates will be issued in minimum denominations of $25,000 and in $1 integrals in excess thereof.

Other Certificates

In addition to the Offered Certificates, the trust will issue five additional classes of certificates. These certificates will be designated as the Class C
Certificates, the Class P Certificates, the Class R Certificates, the Class R-CX
Certificates and the Class R-PX Certificates and are not being offered to the public by this prospectus supplement and the accompanying prospectus. The Class
C Certificates, the Class P Certificates, the Class R Certificates, the Class
R-CX Certificates and the Class R-PX Certificates will be delivered to the
Seller as partial consideration for the Mortgage Loans and by the Seller to
Lehman Brothers Holdings Inc. or its designee.

The Class C Certificates will accrue interest as provided in the pooling agreement and will have an original certificate principal balance of approximately $4,415,433, which is approximately equal to the overcollateralization required by the pooling agreement. The certificate principal balance of the Class C Certificates on any related determination date represents the overcollateralization for the Offered Certificates and may change from time to time as provided in the pooling agreement. The Class C Certificates will initially evidence an interest of approximately 0.40% of the aggregate principal balance of the Mortgage Loans in the trust on the Closing Date.

The Class P Certificates will have an original certificate principal balance of
$100 and will not be entitled to distributions in respect of interest. The Class
P Certificates will be entitled to all prepayment premiums or charges received in respect of the Mortgage Loans.

The Class R Certificates, the Class R-CX Certificates and the Class R-PX
Certificates will not have an original principal balance and are the classes of certificates representing the residual interests in the trust.

We refer you to "Description of the Certificates--General," "Book Entry
Certificates" and "The Mortgage Pool" in this prospectus supplement for additional information.

                                      S-1

Closing Date

On or about October 25, 2004.

Cut-off Date

October 1, 2004.

Depositor

Long  Beach  Securities  Corp.,  a  Delaware   corporation  and  a  wholly-owned
subsidiary of Long Beach Mortgage  Company.  We refer you to "The  Depositor" in the accompanying prospectus for additional information.

Seller and Master Servicer

Long Beach Mortgage Company, a Delaware corporation. We refer you to "Long Beach
Mortgage Company" in this prospectus supplement for additional information.

Subservicer

Washington Mutual Bank, FA, a federal savings bank. We refer you to "Long Beach
Mortgage Company--General--Washington Mutual Bank, FA" in this prospectus supplement for additional information.

Trustee

Deutsche Bank National Trust Company, a national banking association. We refer you to "The Pooling Agreement --The Trustee" in this prospectus supplement for additional information.

Cap Provider

Lehman  Brothers  Special  Financing  Inc. We refer you to  "Description  of the
Certificates--The  Cap Agreement" in this  prospectus  supplement for additional information.

NIMS Insurer

In the future, Lehman Brothers Holdings Inc. may decide to proceed with the issuance of net interest margin securities ("NIMS") to be backed, in whole or in part, by the Class C Certificates and the Class P Certificates. The NIMS, if
issued, would be issued by an affiliate of the Depositor or of Lehman Brothers
Holdings Inc. or by one or more entities sponsored by an affiliate of the
Depositor or of Lehman Brothers Holdings Inc. after the Closing Date. One or more insurance companies (together, the "NIMS Insurer") may issue a financial guaranty insurance policy covering certain payments to be made on the NIMS, if issued. In such event, the NIMS Insurer will have various rights under the pooling agreement and will be able to exercise certain rights that could adversely impact the certificateholders. We refer you to "Risk Factors--Certain
Rights of the NIMS Insurer May Negatively Affect the Rights of Holders of
Offered Certificates" in this prospectus supplement for additional information.

PMI Insurer

Radian Guaranty Inc., a Pennsylvania corporation. Some of the Mortgage Loans will be covered by primary mortgage insurance provided by the PMI Insurer, which may provide limited protection to the trust in the event such Mortgage Loans default. We refer you to "Description of the Certificates--Credit
Enhancement--The PMI Policy" in this prospectus supplement for additional information.

Designations

Each class of certificates will have different characteristics, some of which are reflected in the following general designations:

o    Offered Certificates

     Class A Certificates, Class M Certificates and Class B Certificates.

o    Senior Certificates

     Group I Senior Certificates and Group II Senior Certificates.

o    Class A Certificates

     Group I Senior Certificates, Group II Senior Certificates and Class A-3
     Certificates.

o    Group I Senior Certificates

     Class I-A1 Certificates and Class I-A2 Certificates.

o    Group II Senior Certificates

     Class II-A1 Certificates and Class II-A2 Certificates.

o    Class M Certificates

     Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates,
     Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates and Class
     M-7 Certificates.

                                      S-2

o    Offered Subordinate Certificates

     Class A-3 Certificates, Class M Certificates and Class B Certificates.

o    Residual Certificates

     Class R Certificates, Class R-CX Certificates and Class R-PX Certificates.

o    Subordinate Certificates

     Class A-3 Certificates, Class M Certificates, Class B Certificates and
Class C Certificates.

o    Loan Group I

     The Mortgage Loans with principal balances that conform to Fannie Mae and
Freddie Mac loan limits.

o    Loan Group II

     The Mortgage Loans with principal balances that may or may not conform to
Fannie Mae and Freddie Mac loan limits.

Mortgage Loans

The trust will acquire a pool of first lien, adjustable-rate and fixed-rate residential mortgage loans which will be divided into two loan groups, Loan
Group I and Loan Group II (each, a "Loan Group"). Loan Group I will consist of first lien, adjustable-rate and fixed-rate mortgage loans with principal balances that conform to Fannie Mae and Freddie Mac loan limits (the "Group I
Mortgage Loans") and Loan Group II will consist of first lien, adjustable-rate and fixed-rate mortgage loans with principal balances that may or may not conform to Fannie Mae and Freddie Mac loan limits (the "Group II Mortgage Loans"
and, together with the Group I Mortgage Loans, the "Mortgage Loans").

On the Closing Date, the Group I Mortgage Loans will consist of approximately
4,028 mortgage loans with an aggregate scheduled principal balance as of the
Cut-off Date of approximately $591,296,045 and the Group II Mortgage Loans will consist of approximately 1,610 mortgage loans with an aggregate scheduled principal balance as of the Cut-off Date of approximately $513,001,487. The scheduled principal balance of a Mortgage Loan as of any date is equal to the principal balance of that Mortgage Loan at origination, less all scheduled payments of principal on that Mortgage Loan due on or before that date, whether or not received.

The statistical information in this prospectus supplement reflects the characteristics of the Mortgage Loans as of the Cut-off Date. Unless otherwise noted, all statistical percentages or weighted averages set forth in this prospectus supplement are measured as a percentage of the aggregate scheduled principal balances as of the Cut-off Date of the Mortgage Loans in the applicable Loan Group or of the indicated subset of the Mortgage Loans in the applicable Loan Group. After the date of this prospectus supplement and prior to the Closing Date, some Mortgage Loans may be removed from the mortgage pool, as described under "The Mortgage Pool" in this prospectus supplement and some
Mortgage Loans may be added to the mortgage pool. As a result, the characteristics of the Mortgage Loans in each Loan Group on the Closing Date may differ from the characteristics presented in this prospectus supplement;
however, such differences are not expected to be material.

The Group I Mortgage Loans have the following characteristics as of the Cut-off
Date(1):

Loans with Prepayment Charges:             72.97%

Interest Only Loans:                        7.42%

Range of Remaining Terms to               178 months to
Maturity:                                 360 months

Weighted Average Remaining Term
to Maturity:                              357 months

Range of Original Principal               $19,125 to
Balances:                                 $520,000

Average Original Principal Balance:       $146,929

Range of Outstanding Principal            $19,080 to
Balances:                                 $519,625

Average Outstanding Principal Balance:    $146,796

Range of Mortgage Rates:                    5.000% to
                                           12.650%

Weighted Average Mortgage Rate:             7.167%

Range of Original Loan-to-Value Ratios:    16.07% to
                                          100.00%

Weighted Average Original Loan-to-Value
Ratio:                                     80.38%

Geographic Concentrations in Excess
of 5%:
California                                 32.81%
Florida                                    7.80%
Texas                                      7.52%
Illinois                                   5.20%

(1) All figures are approximate. Percentages and weighted averages are based on scheduled principal balances as of the Cut-off Date.

                                      S-3

Approximately 86.90% of the Group I Mortgage Loans, by aggregate scheduled principal balance as of the Cut-off Date, are adjustable-rate mortgage loans.
The adjustable-rate Group I Mortgage Loans have the following characteristics as of the Cut-off Date(1):

Weighted Average Gross Margin:              5.045%

Weighted Average Maximum Mortgage Rate:    13.133%

Weighted Average Minimum Mortgage Rate:     7.128%

Weighted Average Initial Periodic Rate
Cap:                                        1.084%

Weighted Average Subsequent Periodic
Rate Cap:                                   1.000%

Weighted Average Time Until Next
Adjustment Date:                          24 months

(1) All figures are approximate. Percentages and weighted averages are based on scheduled principal balances as of the Cut-off Date.

The Group II Mortgage Loans have the following characteristics as of the Cut-off
Date(1):

Loans with Prepayment Charges:             79.25%

Interest Only Loans:                       46.75%

Range of Remaining Terms to               179 months to
Maturity:                                 359 months

Weighted Average Remaining Term
to Maturity:                              358 months

Range of Original Principal               $25,200 to
Balances:                                 $1,000,000

Average Original Principal Balance:       $318,804

Range of Outstanding Principal            $25,188 to
Balances:                                 $999,204

Average Outstanding Principal Balance:    $318,634

Range of Mortgage Rates:                    4.700% to
                                           12.250%

Weighted Average Mortgage Rate:             6.861%

Range of Original Loan-to-Value Ratios:    36.67% to
                                          100.00%

Weighted Average Original Loan-to-Value
Ratio:                                    80.39%

Geographic Concentrations in Excess
of 5%:
California                                 64.82%

(1) All figures are approximate. Percentages and weighted averages are based on scheduled principal balances as of the Cut-off Date.

Approximately 95.72% of the Group II Mortgage Loans, by aggregate scheduled principal balance as of the Cut-off Date, are adjustable-rate mortgage loans.
The adjustable-rate Group II Mortgage Loans have the following characteristics as of the Cut-off Date(1):

Weighted Average Gross Margin:              5.056%

Weighted Average Maximum Mortgage Rate:    12.863%

Weighted Average Minimum Mortgage Rate:     6.859%

Weighted Average Initial Periodic Rate
Cap:                                        1.054%

Weighted Average Subsequent Periodic
Rate Cap:                                   1.000%

Weighted Average Time Until Next
Adjustment Date:                          23 months

(1) All figures are approximate. Percentages and weighted averages are based on scheduled principal balances as of the Cut-off Date.

Information about the characteristics of the Mortgage Loans in each Loan Group is described under "The Mortgage Pool" in this prospectus supplement. The Class
I-A1 Certificates and the Class I-A2 Certificates will generally represent interests in the Group I Mortgage Loans, and the Class II-A1 Certificates and
the Class II-A2 Certificates will generally represent interests in the Group II
Mortgage Loans. The Class A-3 Certificates, the Class M Certificates and the
Class B Certificates will represent interests in all of the Mortgage Loans.

Distribution Dates

The Trustee will make distributions on the certificates on the 25th day of each calendar month (or if the 25th day of a month is not a business day, then on the next business day) beginning in November 2004 to the persons in whose names such certificates are registered at the close of business on the related record date.
The "record date" for the Offered Certificates (for so long as they are book-entry certificates) for any distribution date is the business day immediately preceding such distribution date.

Payments on the Certificates

Interest Payments

The pass-through rates for the Offered Certificates will be calculated at the per annum rate of One-Month LIBOR plus the related number of basis points as set forth below, subject to the limitations described in this prospectus supplement.

                      Basis Points
                      ------------
        Class             (1)            (2)
        -----            -----          -------
        I-A1              20.0           40.0
        I-A2              51.0          102.0
        II-A1             27.0           54.0
        II-A2             53.0          106.0
        A-3               65.0          130.0
        M-1               80.0          120.0
        M-2              115.0          172.5
        M-3              135.0          202.5
        M-4              155.0          232.5
        M-5              200.0          300.0
        M-6              220.0          330.0
        M-7              250.0          375.0
        B                250.0          375.0

                                      S-4

-----
(1) For each Distribution Date up to and including the Optional Termination
Date. (2) For each Distribution Date after the Optional Termination Date.

We refer you to "Description of the Certificates--Pass-Through Rates" in this prospectus supplement for additional information.

The interest accrual period for the Offered Certificates for any distribution date is the period from the previous distribution date (or, in the case of the first accrual period, from the Closing Date) to the day prior to the current distribution date. Interest will be calculated for the Offered Certificates on the basis of the actual number of days in the accrual period, based on a 360-day year.

The Offered Certificates will accrue interest on their certificate principal balances outstanding immediately prior to each distribution date.

The Class C Certificates will accrue interest as provided in the pooling agreement. The Class P Certificates and the Residual Certificates will not accrue interest.

We refer you to "Description of the Certificates" in this prospectus supplement for additional information.

Principal Payments

Principal will be distributed to holders of the Offered Certificates on each distribution date in the priority, in the amounts and to the extent described herein under "Description of the Certificates--Allocation of Available Funds."

Payment Priorities

In general, on any distribution date, funds available for distribution from payments and other amounts received on the Mortgage Loans will be distributed as follows:

Interest Distributions

first,   to  pay  interest  on  the  Senior   Certificates  as  described  under
"Description  of  the  Certificates--Allocation  of  Available  Funds"  in  this prospectus supplement; and

second, to pay interest on the Offered Subordinate Certificates, but only in the order of priority, in the amounts and to the extent described under "Description of the Certificates--Allocation of Available Funds" in this prospectus supplement.

Principal Distributions

to pay principal on the Offered Certificates, but only in the order of priority, in the amounts and to the extent described under "Description of the
Certificates--Allocation of Available Funds" in this prospectus supplement.

We refer you to "Description of the Certificates--Allocation of Available Funds"
in this prospectus supplement for additional information.

Advances

The Master Servicer will make cash advances to cover delinquent payments of principal and interest to the extent it reasonably believes that the cash advances are recoverable from future payments on the Mortgage Loans. Advances are intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

We refer you to "The Pooling Agreement--Advances" in this prospectus supplement and "Description of the Securities--Advances by Master Servicer in Respect of
Delinquencies on the Trust Fund Assets" in the accompanying prospectus for additional information.

Optional Termination

The Master Servicer (or, if the Master Servicer fails to exercise such right, the NIMS Insurer, if any) may purchase all of the Mortgage Loans and retire the certificates when the aggregate stated principal balance of the Mortgage Loans and the REO Properties is equal to or less than 10% of the aggregate stated
principal balance of the Mortgage Loans as of the Cut-off Date, subject to certain limitations.

We refer you to "The Pooling Agreement--Termination" and "Description of the
Certificates--Pass-Through Rates" in this prospectus supplement and "Description of the Securities--Termination of the Trust Fund and Disposition of Trust Fund
Assets" in the accompanying prospectus for additional information.

                                      S-5

Credit Enhancement

1.   Subordination

o the rights of the Subordinate Certificates to receive distributions will be subordinated to the rights of the Senior Certificates;

o the rights of the Class M Certificates, the Class B Certificates and the Class
C Certificates to receive distributions will be subordinated to the rights of the Class A-3 Certificates;

o the rights of the Class M Certificates with higher numerical class designations to receive distributions will be subordinated to the rights of the
Class M Certificates with lower numerical class designations;

o the rights of the Class B Certificates and the Class C Certificates to receive distributions will be subordinated to the rights of the Class M Certificates;

o the rights of the Class C Certificates to receive distributions will be subordinated to the rights of the Class B Certificates;

in each case to the extent described in this prospectus supplement.

Subordination is intended to enhance the likelihood of regular distributions on the more senior classes of certificates in respect of interest and principal and to afford such certificates protection against realized losses on the Mortgage
Loans.

We refer you to "Description of the Certificates--Credit
Enhancement--Subordination" in this prospectus supplement for additional information.

2.   Excess Interest

The Mortgage Loans bear interest each month that in the aggregate is expected to exceed the amount needed to pay monthly interest on the certificates and to pay the fees and expenses of the trust. The excess interest from the Mortgage Loans each month will be available to absorb realized losses on the Mortgage Loans and to maintain overcollateralization at required levels as described in the pooling agreement.

We refer you to "Description of the Certificates--Allocation of Available Funds"
and "--Credit Enhancement--Excess Interest" in this
prospectus supplement for additional information.
3.   Overcollateralization

As of the Closing Date, the aggregate principal balance of the Mortgage Loans as of the Cut-off Date will exceed the aggregate certificate principal balance of the Class A Certificates, the Class M Certificates, the Class B Certificates and
the Class P Certificates on the Closing Date by approximately $4,415,433, which is equal to the original certificate principal balance of the Class C
Certificates. Such amount represents approximately 0.40% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, and is approximately equal to the amount of overcollateralization required to be provided under the pooling agreement. Excess interest generated by the Mortgage
Loans will be distributed as a payment of principal to the Offered Certificates then entitled to distributions of principal to the extent necessary to maintain the required level of overcollateralization. The required level of overcollateralization will not be permitted to step down. We cannot assure you that sufficient interest will be generated by the Mortgage Loans to maintain the required level of overcollateralization.

We refer you to "Description of the Certificates--Credit
Enhancement--Overcollateralization Provisions" in this prospectus supplement for additional information.

4.   Allocation of Losses

If, on any distribution date, excess interest and overcollateralization are not sufficient to absorb realized losses on the Mortgage Loans as described under
"Description of the Certificates--Credit Enhancement--Overcollateralization
Provisions" in this prospectus supplement, then realized losses on such Mortgage
Loans will be allocated to the Class A-3 Certificates, the Class M Certificates
and the Class B Certificates. If realized losses on the Mortgage Loans are allocated to the Class A-3 Certificates, the Class M Certificates and the Class
B Certificates, such losses will be allocated first, to the Class B
Certificates, second, to the Class M-7 Certificates, third, to the Class M-6
Certificates, fourth, to the Class M-5 Certificates, fifth, to the Class M-4
Certificates, sixth, to the Class M-3 Certificates, seventh, to the Class M-2
Certificates, eighth, to the Class M-1 Certificates and ninth, to the Class A-3
Certificates. The pooling agreement does not permit the allocation of realized losses on the Mortgage Loans to the Senior Certificates, the Class P
Certificates or the Residual Certificates; however, investors in the Senior
Certificates should be aware that under certain loss scenarios there will not be enough interest and principal on the Mortgage Loans to pay the Senior
Certificates all interest and principal amounts to which the Senior Certificates are then entitled.

                                      S-6

Once realized losses are allocated to the Class A-3 Certificates, the Class M
Certificates or the Class B Certificates, such amounts will not be reinstated
thereafter (other than the amounts reinstated due to a subsequent recovery on a liquidated Mortgage Loan). However, the amount of any realized losses allocated to the Class A-3 Certificates, the Class M Certificates or the Class B
Certificates may be paid to the holders of those certificates at a later date from net monthly excess cash flow, to the extent available, according to the priorities set forth under "Description of the Certificates--Credit
Enhancement--Excess Interest" in this prospectus supplement.

We refer you to "Description of the Certificates--Credit Enhancement--Allocation
of Losses" in this prospectus supplement for additional information.

5.   Cross-Collateralization

The trust provides for limited cross-collateralization of the Group I Senior
Certificates and the Group II Senior Certificates through the application of interest generated by one loan group to fund interest shortfalls on the Senior
Certificates primarily supported by the other loan group and through the application of principal generated by one loan group to fund certain distributions of principal on the Senior Certificates primarily supported by the other loan group.

We refer you to "Description of the Certificates--Allocation of Available Funds"
and "Credit Enhancement--Cross Collateralization" in this prospectus supplement for additional information.

6.   Primary Mortgage Insurance

Approximately 19.91% of the Group I Mortgage Loans and approximately 12.13% of the Group II Mortgage Loans (in each case by aggregate principal balance of the
Mortgage Loans in the related Loan Group as of the Cut-off Date), will be insured by an insurance policy issued by the PMI Insurer. However, such policy will provide only limited protection against losses on defaulted Mortgage Loans, and such policy will provide such limited protection only with respect to those
Mortgage Loans which are covered by such a policy.

We refer you to "Description of the Certificates--Credit Enhancement--The PMI
Policy" in this prospectus supplement for additional information.

Cap Agreement

The Offered Certificates will have the benefit of an interest rate cap agreement in respect of basis risk shortfalls for the 2nd distribution date through the
40th distribution date. The interest rate cap agreement requires the counterparty to make a cap payment to the trust to the extent LIBOR for any interest accrual period exceeds the related percentage set forth in Annex II attached hereto. Each such cap payment will be made monthly in an amount equal to the product of such excess (but LIBOR for purposes of calculating such excess will not exceed the related maximum LIBOR rate set forth in Annex II attached hereto) and the related cap scheduled notional amount based on the expected amortization of the Offered Certificates (but which will not exceed the outstanding certificate principal balance of the Offered Certificates), adjusted to an actual/360 basis. Cap payments, if any, made by the counterparty will be deposited in a reserve fund and will be available for distribution on the
Offered Certificates in respect of basis risk shortfall amounts, to the limited extent described in this prospectus supplement.

We refer you to "Description of the Certificates--The Cap Agreement" in this prospectus supplement for additional information.

Ratings

It is a condition of the issuance of the Offered Certificates that they be assigned ratings not lower than the following by Fitch, Inc. and Standard &
Poor's, a division of The McGraw- Hill Companies, Inc.

                          Fitch             S&P
                          ------           ------
I-A1                       AAA              AAA
I-A2                       AAA              AAA
II-A1                      AAA              AAA
II-A2                      AAA              AAA
A-3                        NR               AAA
M-1                        NR               AA+
M-2                        NR               AA
M-3                        NR               AA-
M-4                        NR               A+
M-5                        NR                A
M-6                        NR               A-
M-7                        NR              BBB+
B                          NR               BBB

A security rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by any of the rating agencies.

                                      S-7

We refer you to "Ratings" in this prospectus supplement and "Rating" in the accompanying prospectus for additional information.

Tax Status

One or more elections will be made to treat designated portions of the trust
(exclusive of the reserve fund, as described more fully herein) as real estate mortgage investment conduits for federal income tax purposes.

We refer you to "Material Federal Income Tax Consequences" in this prospectus supplement and "Material Federal Income Tax Consequences" in the accompanying prospectus for additional information.

Considerations for Benefit Plan Investors

It is expected that the Offered Certificates may be purchased by a pension or other employee benefit plan subject to the Employee Retirement Income Security
Act of 1974 or Section 4975 of the Internal Revenue Code of 1986, as amended, so long as certain conditions are met. A fiduciary of an employee benefit plan must determine that the purchase of a certificate is consistent with its fiduciary duties under applicable law and does not result in a nonexempt prohibited transaction under applicable law.

We refer you to "Considerations for Benefit Plan Investors" in this prospectus supplement and "Considerations for Benefit Plan Investors" in the accompanying prospectus for additional information.

Legal Investment

The Senior Certificates, the Class A-3 Certificates, the Class M-1 Certificates,
the Class M-2 Certificates and the Class M-3 Certificates will constitute
"mortgage related securities" for purposes of the Secondary Mortgage Market
Enhancement Act of 1984 ("SMMEA") for so long as they are rated not lower than the second highest rating category by one or more nationally recognized statistical rating organizations, and, as such, will be legal investment for certain entities to the extent provided in SMMEA and applicable state laws. The
Class M Certificates (other than the Class M-1 Certificates, the Class M-2
Certificates and the Class M-3 Certificates) and the Class B Certificates will not be "mortgage related securities" for purposes of SMMEA.

We refer you to "Legal Investment Considerations" in this prospectus supplement and "Legal Investment Matters" in the accompanying prospectus for additional information.

                                      S-8

                                  RISK FACTORS

         The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the Offered Certificates. You should also carefully consider the information set forth under "Risk Factors" in the accompanying prospectus.

Mortgage Loans  Originated  under the Seller's  Underwriting  Guidelines Carry a
Risk of High Delinquencies

         The Seller's business primarily consists of originating, purchasing, selling and, through its affiliate Washington Mutual Bank, FA ("WMBFA"), servicing mortgage loans secured by one- to four-family residences that generally do not conform to the underwriting guidelines typically applied by banks and other primary lending institutions, particularly with respect to a prospective borrower's credit history and debt-to-income ratio. Borrowers who qualify under the Seller's underwriting guidelines generally have equity in their property and repayment ability but may have a record of major derogatory credit items such as outstanding judgments or prior bankruptcies. The Seller originates mortgage loans based on its underwriting guidelines and does not determine whether such mortgage loans would be acceptable for purchase by
Federal National Mortgage Association ("Fannie Mae") or Federal Home Loan
Mortgage Corporation ("Freddie Mac").

         The Seller's underwriting guidelines are primarily intended to evaluate the applicant's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral for the mortgage loan. The Seller's considerations in underwriting a mortgage loan include a mortgagor's credit history, repayment ability and debt service-to-income ratio and the value and adequacy of the mortgaged property as collateral, as well as the type and use of the mortgaged property. The Seller's underwriting guidelines do not prohibit a mortgagor from obtaining secondary financing, from the Seller or from another source, at the time of origination of the Seller's first lien, which secondary financing would reduce the equity the mortgagor would otherwise have in the related mortgaged property as indicated in the Seller's loan-to-value ratio determination.

         As a result of such underwriting guidelines, the Mortgage Loans in the mortgage pool are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in a more traditional manner.

         Furthermore, changes in the values of mortgaged properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the Mortgage Loans than on mortgage loans originated in a more traditional manner. No assurance can be given that the values of the related mortgaged properties have remained or will remain at the levels in effect on the dates of origination of the related Mortgage Loans. See "Long Beach Mortgage
Company--Underwriting Guidelines" in this prospectus supplement.

Unpredictability of Prepayments and Effect on Yields

         Mortgagors may prepay their Mortgage Loans in whole or in part at any time. We cannot predict the rate at which mortgagors will repay their Mortgage
Loans. A prepayment of a Mortgage Loan generally will result in a prepayment on the certificates.

     o   If you purchase your certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

     o   If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

     o    The rate of  prepayments  on the  Mortgage  Loans may be  sensitive to prevailing  interest rates.  Generally,  if prevailing  interest rates decline  significantly  below  the  interest  rates on the  fixed-rate
          Mortgage Loans, those Mortgage Loans are more likely to prepay than if prevailing  rates remain above the  interest  rates on those  Mortgage
          Loans.  In  addition,  if  interest  rates  decline,   adjustable-rate
          Mortgage  Loan  prepayments  may increase due to the  availability  of fixed-rate mortgage loans or other  adjustable-rate  mortgage loans at lower interest rates.  Conversely,  if prevailing  interest rates rise significantly,  the  prepayments  on  fixed-rate  and  adjustable-rate
          Mortgage  Loans may decrease.  Furthermore,  adjustable-rate  Mortgage
          Loans may  prepay at  different  rates and in  response  to  different factors than fixed-rate Mortgage Loans; the inclusion of both types of mortgage  loans in the mortgage  pool may increase the  difficulty  in analyzing possible prepayment rates.

                                      S-9

     o   The prepayment behavior of the adjustable-rate Mortgage Loans and of the fixed-rate Mortgage Loans may respond to different factors, or may respond differently to the same factors. If, at the time of their first adjustment, the mortgage rates on any of the adjustable-rate Mortgage
         Loans would be subject to adjustment to a rate higher than the then prevailing mortgage rates available to the related mortgagors, such mortgagors may prepay their adjustable-rate Mortgage Loans. The adjustable-rate Mortgage Loans may also suffer an increase in defaults and liquidations following upward adjustments of their mortgage rates, especially following their initial adjustments.

     o   Approximately 72.97% of the Group I Mortgage Loans and approximately
         79.25% of the Group II Mortgage Loans (in each case by aggregate scheduled principal balance of the Mortgage Loans in the related Loan
         Group as of the Cut-off Date) require the mortgagor to pay a prepayment charge in certain instances if the mortgagor prepays the Mortgage Loan during a stated period, which may be from one year to three years after the Mortgage Loan was originated. A prepayment charge may or may not discourage a mortgagor from prepaying the related Mortgage Loan during the applicable period.

     o   The Seller may be required to purchase Mortgage Loans from the trust in the event certain breaches of representations and warranties occur and have not been cured. In addition, the Master Servicer has the option to purchase Mortgage Loans that become 90 days or more delinquent, which option is exercisable until the last day of the calendar quarter during which a Mortgage Loan became 90 days delinquent and is subject to certain limitations and conditions described in this prospectus supplement. If the Master Servicer does not exercise such option, the
         NIMS Insurer, if any, may purchase such Mortgage Loans at any time thereafter without restriction on the timing of such purchases. These purchases will have the same effect on the holders of the Offered
         Certificates as a prepayment of those Mortgage Loans.

     o   The Master Servicer (or, if the Master Servicer fails to exercise such right, the NIMS Insurer, if any) may purchase all of the Mortgage Loans and retire the certificates when the aggregate stated principal balance of the Mortgage Loans and the REO Properties is equal to or less than
         10% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date, subject to certain limitations. Such purchases will result in an earlier return of the principal on the certificates and will affect the yield on the Offered Certificates in a manner similar to the manner in which principal prepayments on the Mortgage
         Loans will affect the yield on the Offered Certificates.

     o   If the rate of default and the amount of losses on the Mortgage Loans is higher than you expect, then your yield may be lower than you expect.

     o   As a result of the absorption of realized losses on the Mortgage Loans by excess interest and overcollateralization as described herein and the availability of the PMI Policy, liquidations of defaulted Mortgage
         Loans, whether or not realized losses are incurred upon such liquidations, will result in an earlier return of the principal of the
         Offered Certificates and will influence the yield on the Offered
         Certificates in a manner similar to the manner in which principal prepayments on the Mortgage Loans will influence the yield on the
         Offered Certificates.

     o    The  overcollateralization  provisions  are  intended  to result in an
          accelerated   rate  of   principal   distributions   to  the   Offered
          Certificates then entitled to principal distributions at any time that the  overcollateralization  provided by the mortgage  pool falls below the required  level.  An earlier return of principal to the holders of the  Offered  Certificates  as a result  of the  overcollateralization provisions  will influence the yield on the Offered  Certificates in a manner  similar to the manner in which  principal  prepayments  on the
          Mortgage Loans will  influence the yield on the Offered  Certificates.
          In addition,  if the Senior Certificates are entitled to distributions of principal at any time that  overcollateralization is required to be restored to the required  level,  then the amounts  available for such purpose  will be  allocated  pro  rata  between  the  Group  I  Senior
          Certificates and the Group II Senior  Certificates based on the amount of principal actually received on the Group I Mortgage Loans and Group
          II Mortgage Loans,  respectively,  for the related  distribution date.
          This,  as well as the  relative  sizes  of the two  Loan  Groups,  may magnify the prepayment effect on the Senior Certificates caused by the relative rates of prepayments and defaults experienced by the two Loan
          Groups.

                                      S-10

     o    The multiple class  structure of the Offered  Certificates  will cause the  yield  of  certain  classes  of the  Offered  Certificates  to be particularly  sensitive  to  changes  in the rates of  prepayments  of
          Mortgage Loans. Because distributions of principal will be made to the classes of certificates  according to the priorities described in this
          prospectus   supplement,   the  yield  to   maturity  on  the  Offered
          Certificates  will be  sensitive  to the  rates of  prepayment  on the
          Mortgage Loans  experienced  both before and after the commencement of principal  distributions on such classes of Offered  Certificates.  In particular,  the Offered Subordinate Certificates will not receive any portion of the amount of principal  payable to the certificates  prior to the distribution  date in November 2007 or a later date as provided in the pooling agreement,  unless the certificate principal balance of the Senior  Certificates,  in the case of the Class A-3  Certificates, and of  the  Class  A  Certificates,  in  the  case  of  the  Class  M
          Certificates  and the Class B Certificates,  has been reduced to zero.
          Thereafter,  subject to the loss and  delinquency  performance  of the mortgage  pool,  the  Offered  Subordinate  Certificates  (unless  the certificate principal balance of the Senior Certificates,  in the case of the Class A-3 Certificates, and of the Class A Certificates, in the
          case of the Class M  Certificates  and the Class B  Certificates,  has
          been reduced to zero) may continue to receive no portion of the amount of principal then payable to the  certificates.  The weighted  average lives of the Offered Subordinate Certificates will therefore be longer than would  otherwise  be the case.  The effect on the market value of the Offered  Subordinate  Certificates  of changes in market  interest rates or market yields for similar  securities may be greater than for the Senior Certificates.

         See "Yield, Prepayment and Maturity Considerations" in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the Mortgage Loans.

The Subservicer Has Limited  Experience  Servicing  Mortgage Loans  Underwritten
Under the Seller's Underwriting Guidelines

         The Seller is the Master Servicer under the Pooling Agreement. In April
2001, the Seller transferred to WMBFA substantially all of its servicing portfolio and servicing operations, and in connection therewith, has appointed
WMBFA as a subservicer to perform, on behalf of the Master Servicer, the servicing functions that are required to be performed with respect to the
Mortgage Loans. WMBFA is an affiliate of the Seller. The Seller or WMBFA has serviced the Mortgage Loans since origination or acquisition by the Seller.

         While WMBFA is an experienced mortgage loan servicer, WMBFA had no experience prior to April 2001 servicing mortgage loans similar to the Mortgage
Loans. As a result, WMBFA has had limited experience servicing mortgage loans similar to the Mortgage Loans. WMBFA's limited experience in servicing mortgage loans similar to the Mortgage Loans may have negatively affected mortgage loans that have been serviced by WMBFA since the date of the servicing transfer from the Seller and could lead to a higher level of delinquencies and realized losses than would be the case if the Mortgage Loans were serviced by a servicer with more experience servicing mortgage loans similar to the Mortgage Loans.

         Because WMBFA commenced its servicing of mortgage loans similar to the
Mortgage Loans in April 2001, WMBFA has limited historical delinquency, bankruptcy, foreclosure or default experience that may be referred to for purposes of examining WMBFA's past performance in servicing mortgage loans similar to the Mortgage Loans. There can be no assurance that the delinquency experience of the mortgage loans serviced by Long Beach is or will be representative of WMBFA's performance in servicing the Mortgage Loans.

Delinquent Mortgage Loan Risk

         As of the Cut-off Date, there were no Group I Mortgage Loans or Group
II Mortgage Loans on which the monthly payment due thereon in September 2004 had not been received. However, investors in the Offered Certificates should realize that approximately 87.94% of the Group I Mortgage Loans and approximately 88.15%
of the Group II Mortgage Loans (in each case by aggregate scheduled principal balance of the Mortgage Loans in the related Loan Group as of the Cut-off Date)
have a first payment date occurring on or after October 2004 and, therefore, such Mortgage Loans could not, as of the date of this prospectus supplement, have been delinquent.

                                      S-11

Simultaneous Second Lien Risk

         With respect to approximately 45.80% of the Group I Mortgage Loans and approximately 56.91% of the Group II Mortgage Loans (in each case by aggregate scheduled principal balance of the Mortgage Loans in the related Loan Group as of the Cut-off Date), at the time of origination of such first lien Mortgage
Loan, the originator also originated a second lien mortgage loan which is not included in the trust. The weighted average original loan-to-value ratio of such
Mortgage Loans is approximately 79.95% with respect to such Group I Mortgage
Loans, and approximately 79.91%, with respect to such Group II Mortgage Loans, and the weighted average original combined loan-to-value ratio of such Mortgage
Loans (including the related simultaneous second lien) is approximately 99.54%, with respect to such Group I Mortgage Loans, and approximately 98.83%, with respect to such Group II Mortgage Loans. With respect to such Mortgage Loans, foreclosure frequency may be increased relative to Mortgage Loans that were originated without a simultaneous second lien because mortgagors with a simultaneous second lien have less equity in the mortgaged property. Investors should also note that any mortgagor may obtain secondary financing at any time subsequent to the date of origination of their Mortgage Loan from the Seller or from any other lender.

Potential Inadequacy of Credit Enhancement for the Offered Certificates

         The credit enhancement features described in the summary of this prospectus supplement are intended to enhance the likelihood that holders of the
Senior Certificates, and to a limited extent, the holders of the Offered
Subordinate Certificates, will receive regular payments of interest and principal. However, we cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to pay your certificates as a result of delinquencies or defaults on the Mortgage Loans. If delinquencies or defaults occur on the Mortgage Loans, neither the Master Servicer nor any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted Mortgage Loans if such advances are not likely to be recovered.

         If substantial losses occur as a result of defaults and delinquent payments on the Mortgage Loans, you may suffer losses.

         Furthermore, although a loan level primary mortgage insurance policy has been acquired on behalf of the trust from the PMI Insurer with respect to approximately 19.91% of the Group I Mortgage Loans and approximately 12.13% of the Group II Mortgage Loans (in each case by aggregate principal balance of the
Mortgage Loans in the related Loan Group as of the Cut-off Date), such policy will provide only limited protection against losses on defaulted Mortgage Loans, and such policy will provide such limited protection only with respect to those
Mortgage Loans which are covered by such a policy.

Effect of Creditworthiness of the PMI Insurer on Ratings of the Offered Certificates

         The ratings assigned to the Offered Certificates by the rating agencies will be based in part on the credit ratings assigned to Radian Guaranty Inc., as the insurer providing the primary mortgage insurance coverage on certain of the
Mortgage Loans as described in this prospectus supplement. The credit ratings assigned to Radian Guaranty Inc. could be qualified, reduced or withdrawn at any time. On January 15, 2004, S&P announced it had revised its outlook to negative from stable for Radian Group Inc., the parent company of Radian Guaranty Inc., but that such change in outlook would not affect the current financial strength rating assigned to Radian Guaranty Inc. Any qualification, reduction or withdrawal of the ratings assigned to Radian Guaranty Inc. could result in reduction of the ratings assigned to the Offered Certificates, which could in turn affect the liquidity and market value of the Offered Certificates.

Interest Generated by the Mortgage Loans May Be Insufficient to Maintain Overcollateralization

         The weighted average of the mortgage rates on the Mortgage Loans is expected to be higher than the weighted average pass-through rate on the Offered
Certificates. The Mortgage Loans are expected to generate more interest than is needed to pay interest owed on the Offered Certificates and to pay the fees and expenses of the trust. Any remaining interest generated by the Mortgage Loans will then be used to absorb losses that occur on the Mortgage Loans. After these financial obligations of the trust are covered, the available excess interest

                                      S-12

generated by the Mortgage Loans will be used to maintain overcollateralization at the required level determined as provided in the pooling agreement. We cannot assure you, however, that enough excess interest will be generated to absorb losses or to maintain the required level of overcollateralization. The factors described below, as well as the factors described in the next Risk Factor, will affect the amount of excess interest that the Mortgage Loans will generate:

     o   Every time a Mortgage Loan is prepaid in full or in part, excess interest may be reduced because the Mortgage Loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, may be generating less interest.

     o   Every time a Mortgage Loan is liquidated or written off, excess interest will be reduced because such Mortgage Loan will no longer be outstanding and generating interest.

     o   If the rates of delinquencies, defaults or losses on the Mortgage Loans turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to make required distributions on the Offered Certificates.

     o    The  adjustable-rate  Mortgage  Loans have mortgage  rates that adjust based on an index that is  different  from the index used to determine the pass-through rates on the Offered  Certificates and the fixed-rate
          Mortgage  Loans have mortgage  rates that do not adjust.  In addition, the first adjustment of the mortgage rates for approximately  0.26% of the Mortgage Loans (by aggregate  scheduled  principal  balance of the
          Mortgage Loans as of the Cut-off Date) will occur within six months of the date of  origination,  the first  adjustment of the mortgage rates for approximately 87.93% of the Mortgage Loans (by aggregate scheduled principal  balance of the Mortgage  Loans as of the Cut-off Date) will not occur  until two years  after the date of  origination,  the first adjustment  of the  mortgage  rates  for  approximately  2.08%  of the
          Mortgage  Loans  (by  aggregate  scheduled  principal  balance  of the
          Mortgage  Loans as of the  Cut-off  Date) will not occur  until  three years after the date of  origination  and the first  adjustment of the mortgage  rates  for  approximately  0.73% of the  Mortgage  Loans (by aggregate  scheduled principal balance of the Mortgage Loans as of the
          Cut-off  Date)  will not  occur  until  five  years  after the date of origination.  As a  result,  the  pass-through  rates  on the  Offered
          Certificates  may  increase  relative to the  weighted  average of the mortgage rates on the Group I Mortgage Loans (in the case of the Group
          I Senior  Certificates),  the Group II Mortgage  Loans (in the case of the Group II Senior  Certificates)  and all of the Mortgage  Loans (in
          the case of the Offered Subordinate Certificates), or the pass-through rate on such  certificates may remain constant as the weighted average of the  mortgage  rates on the Group I Mortgage  Loans (in the case of the Group I Senior Certificates),  the Group II Mortgage Loans (in the
          case of the  Group II  Senior  Certificates)  and all of the  Mortgage
          Loans (in the case of the Offered Subordinate  Certificates)  decline.
          In either case, this would require that more of the interest generated by the  Mortgage  Loans be applied to cover  interest  on the  Offered
          Certificates.

     o   If prepayments, defaults and liquidations occur more rapidly on the
         Mortgage Loans with relatively higher mortgage rates than on the
         Mortgage Loans with relatively lower mortgage rates, the amount of excess interest generated by the Mortgage Loans will be less than would otherwise be the case.

     o   If neither the Master Servicer nor the NIMS Insurer, if any, terminates the trust on the Optional Termination Date, then the pass-through rates on the Offered Certificates will, subject to the limitation described in the next Risk Factor below, increase. Any such increase will reduce the amount of excess interest that could become available for other purposes.

Effect of  Mortgage  Rates and Other  Factors on the  Pass-Through  Rates of the
Offered Certificates

         The Offered Certificates accrue interest at pass-through rates based on the One- Month LIBOR index plus specified margins, but all of such pass-through rates are subject to a limit. The limit on the pass-through rate for the Group I
Senior Certificates is based on the weighted average of the mortgage rates on the Group I Mortgage Loans. The limit on the pass-through rates for the Group II
Senior Certificates is based on the weighted average of the mortgage rates on the Group II Mortgage Loans. The limit on the pass-through rates for the Offered
Subordinate Certificates is based on the weighted average of the mortgage rates on all the Mortgage Loans. The mortgage rates on which the limits on the pass-through rates are based are net of certain fees and expenses of the trust.

         A variety of factors, in addition to those described in the previous
Risk Factor, could limit the pass-through rates and adversely affect the yield

                                      S-13

to maturity on the Offered Certificates. Some of these factors are described below:

     o    The mortgage rates on the  fixed-rate  Mortgage Loans will not adjust, and the mortgage rates on the adjustable rate Mortgage Loans generally are based on a Six-Month LIBOR index.  Generally,  the adjustable-rate
          Mortgage Loans have periodic and maximum limitations on adjustments to their mortgage rates,  and  approximately  0.26% of the Mortgage Loans
          (by aggregate  scheduled principal balance of the Mortgage Loans as of the Cut-off Date) will have their first  adjustment  within six months of the date of origination,  and approximately  90.74% of the Mortgage
          Loans (by aggregate  scheduled principal balance of the Mortgage Loans as of the Cut-off Date),  will not have the first  adjustment to their mortgage  rates  until two years,  three years or five years after the origination  thereof.  As a result of the  limits on the  pass-through rates for the Offered Certificates,  such certificates may accrue less interest than they would accrue if their pass-through rates were based solely on the One-Month LIBOR index plus the specified margins.

     o   Six-Month LIBOR may change at different times and in different amounts than One-Month LIBOR. As a result, it is possible that mortgage rates on certain of the adjustable-rate Mortgage Loans may decline while the pass-through rates on the Offered Certificates are stable or rising. It is also possible that the mortgage rates on the adjustable-rate
         Mortgage Loans and the pass-through rates for the Offered Certificates may decline or increase during the same period, but that the pass-through rates on these certificates may decline more slowly or increase more rapidly.

     o   The pass-through rates for the Offered Certificates adjust monthly while the mortgage rates on the adjustable-rate Mortgage Loans adjust less frequently and the mortgage rates on the fixed rate Mortgage Loans do not adjust. Consequently, the limits on the pass-through rates for the Offered Certificates may limit increases in the pass-through rates for such certificates for extended periods in a rising interest rate environment.

     o   If prepayments, defaults and liquidations occur more rapidly on the
         Mortgage Loans with relatively higher mortgage rates than on the
         Mortgage Loans with relatively lower mortgage rates, the pass-through rates on the Offered Certificates are more likely to be limited.

     o   The required payment by the trust of mortgage insurance premiums, payable on certain of the Mortgage Loans as described under
         "Description of the Certificates--Credit Enhancement--The PMI Policy"
         in this prospectus supplement, will result in the limit on the pass through rates on the Offered Certificates being lower than would be the case if the trust did not have such obligations.

         If the pass-through rates on the Offered Certificates are limited for any distribution date, the resulting basis risk shortfalls may be recovered on the same distribution date or on future distribution dates on a subordinated basis to the extent that on such distribution date or future distribution dates there are available funds remaining after certain other distributions on the
Offered Certificates and the payment of the fees and expenses of the trust.

         Amounts used to pay basis risk shortfalls on the Offered Certificates will be supplemented by any amount received by the Trustee under the Cap
Agreement, pursuant to which the counterparty thereunder will be obligated to make payments to the Trustee when one-month LIBOR exceeds the percentage set forth in the Cap Agreement, subject to the maximum rate as set forth in the Cap
Agreement. However, the amount received under the Cap Agreement may be insufficient to pay the holders of the Offered Certificates the full amount of interest which they would have received absent the limits on the pass-through rates.

Additional Risks Associated With the Offered Subordinate Certificates

         The weighted average lives of, and yields to maturity on, the Class B
Certificates, the Class M-7 Certificates, the Class M-6 Certificates, the Class
M-5 Certificates, the Class M-4 Certificates, the Class M-3 Certificates, the
Class M-2 Certificates, the Class M-1 Certificates and the Class A-3
Certificates will be more sensitive, in that order, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the Mortgage Loans. If the actual rate and severity of losses on Mortgage Loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such investor based on such assumption. The timing of losses on the Mortgage Loans will also affect

                                      S-14

an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of such Mortgage Loans are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized losses on the Mortgage
Loans, to the extent they exceed the amount of overcollateralization and excess interest following distributions of principal on the related distribution date, will reduce the certificate principal balance of the Class B Certificates, the
Class M-7 Certificates, the Class M-6 Certificates, the Class M-5 Certificates,
the Class M-4 Certificates, the Class M-3 Certificates, the Class M-2
Certificates, the Class M-1 Certificates and the Class A-3 Certificates, in that order. As a result of such reductions, less interest will accrue on such class of Offered Subordinate Certificates than would otherwise be the case. Once a realized loss is allocated to an Offered Subordinate Certificate, no principal or interest will be distributable with respect to such written down amount unless such written down amount is reinstated due to a subsequent recovery on a liquidated Mortgage Loan. However, the amount of any realized losses allocated to the Offered Subordinate Certificates may be paid to the Offered Subordinate
Certificates on a later distribution date, according to the priorities set forth under "Description of the Certificates--Credit Enhancement--Excess Interest" in
this prospectus supplement.

         Unless the certificate principal balance of each Senior Certificate has been reduced to zero, the Class A-3 Certificates will not be entitled to any principal distributions until November 2007 or a later date as provided in this prospectus supplement, or during any period in which delinquencies or cumulative realized losses on the related Mortgage Loans exceed certain levels, and unless the certificate principal balance of each Class A Certificate has been reduced to zero, neither the Class M Certificates nor the Class B Certificates will be entitled to any principal distributions until November 2007 or a later date as provided in this prospectus supplement, or during any period in which delinquencies or cumulative realized losses on the related Mortgage Loans exceed certain levels. As a result, the weighted average lives of the Offered
Subordinate Certificates will be longer than would otherwise be the case if distributions of principal were allocated among all of the certificates at the same time. As a result of the longer weighted average lives of the Offered
Subordinate Certificates, the holders of such certificates have a greater risk of suffering a loss on their investments. Further, because such certificates might not receive any principal if certain delinquency levels occur, it is possible for such certificates to receive no principal distributions even if no losses have occurred on the mortgage pool.

         In addition, the multiple class structure of the Offered Subordinate
Certificates causes the yield of such classes to be particularly sensitive to changes in the rates of prepayment of the Mortgage Loans. Because distributions of principal will be made to such certificates according to the priorities described in this prospectus supplement, the yield to maturity on the Offered
Subordinate Certificates will be sensitive to the rates of prepayment on the
Mortgage Loans experienced both before and after the commencement of principal distributions on such classes of certificates. The yield to maturity on the
Offered Subordinate Certificates will also be extremely sensitive to losses due to defaults on the Mortgage Loans (and the timing thereof), to the extent such losses are not covered by excess interest, overcollateralization or the Offered
Subordinate Certificates with a lower payment priority. Furthermore, as described in this prospectus supplement, the timing of receipt of principal and interest by the Offered Subordinate Certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

Prepayment Interest Shortfalls and Relief Act Shortfalls

         When a Mortgage Loan is prepaid, the mortgagor is charged interest on the amount prepaid only up to the date on which the prepayment is made, rather than for an entire month. This may result in a shortfall in interest collections available for payment on the next distribution date. The Master Servicer is required to cover a portion of the shortfall in interest collections that is attributable to prepayments, but only up to the amount of the Master Servicer's servicing fee for the related calendar month. In addition, certain shortfalls in interest collections arising from the application of the Servicemembers Civil
Relief Act of 2003 (the "Relief Act") will not be covered by the Master
Servicer.

         On any distribution date, any shortfalls resulting from the application of the Relief Act, and any prepayment interest shortfalls to the extent not covered by compensating interest paid by the Master Servicer, in each case regardless of which loan group experienced the shortfall, will be allocated, first, to the monthly interest distributable amount with respect to the Class C
Certificates, and thereafter, to the monthly interest distributable amounts with respect to the Offered Certificates, on a pro rata basis based on the respective amounts of interest accrued on such certificates for such distribution date. The holders of the Offered Certificates will not be entitled to reimbursement for prepayment interest shortfalls not covered by compensating interest or for shortfalls resulting from application of the Relief Act. If these shortfalls are allocated to the Offered Certificates the amount of interest paid on those certificates will be reduced, adversely affecting the yield on your investment.

                                      S-15

Delay in Receipt of Liquidation Proceeds;  Liquidation Proceeds May Be Less than
Mortgage Loan Balance

         Substantial delays could be encountered in connection with the liquidation of delinquent Mortgage Loans. Further, reimbursement of advances made on a Mortgage Loan, liquidation expenses such as legal fees, real estate taxes, hazard insurance and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable on the certificates. If a mortgaged property fails to provide adequate security for the related Mortgage Loan, you could incur a loss on your investment if the credit enhancements are insufficient to cover the loss.

High Loan-to-Value Ratios Increase Risk of Loss

         Mortgage loans with higher loan-to-value ratios may present a greater risk of loss than mortgage loans with loan-to-value ratios of 80% or below.
Approximately 24.32% of the Group I Mortgage Loans and approximately 19.97% of the Group II Mortgage Loans (in each case by aggregate scheduled principal balance of the Mortgage Loans in the related Loan Group as of the Cut-off Date)
had loan-to-value ratios at origination in excess of 80%, but no more than 100%.
Additionally, the Master Servicer's determination of the value of a mortgaged property used in the calculation of the loan-to-values ratios of the Mortgage
Loans may differ from the appraised value of such mortgaged properties or the actual value of such mortgaged properties. The primary mortgage insurance policy provided by the PMI Insurer will provide only limited protection against some of the risks associated with high loan to value ratios, and such policy will provide such limited protection only with respect to those Mortgage Loans which are covered by such a policy.

Interest Only Mortgage Loans

         Approximately 7.42% of the Group I Mortgage Loans and approximately
46.75% of the Group II Mortgage Loans (in each case, by aggregate scheduled principal balance of the Mortgage Loans in the related Loan Group as of the
Cut-off Date) require the mortgagors to make monthly payments only of accrued interest for the first two, three or five years following origination.

         After such interest only period, the mortgagor's monthly payment will be recalculated to cover both interest and principal so that the Mortgage Loan will amortize fully on or prior to its final payment date. If the monthly payment increases, the related mortgagor may not be able to pay the increased amount and may default on or may refinance the related Mortgage Loan to avoid the higher payment. Because no principal payments are required on such Mortgage
Loans during such interest only period, the Offered Certificates then entitled to distributions of principal will receive smaller principal distributions during such period than they would have received if the related mortgagors were required to make monthly payments of interest and principal for the entire lives of such Mortgage Loans. This slower rate of principal distributions may reduce the return on an investment in the related Offered Certificates that are purchased at a discount.

Geographic Concentration

         The chart presented under "Summary of Terms--Mortgage Loans" lists the states with the highest concentrations of Mortgage Loans. Mortgaged properties in California may be particularly susceptible to certain types of uninsurable hazards, such as earthquakes, floods, mudslides and other natural disasters not covered by standard hazard insurance policies for each mortgage loan or otherwise insured against for the benefit of the trust.

         In addition, the conditions below will have a disproportionate impact on the Mortgage Loans in general:

     o   Economic conditions in states with high concentrations of Mortgage
         Loans may affect the ability of mortgagors to repay their loans on time even if such conditions do not affect real property values.

     o   Declines in the residential real estate markets in the states with high concentrations of Mortgage Loans may reduce the values of properties located in those states, which would result in an increase in loan-to-value ratios.

     o   Any increase in the market value of properties located in the states with high concentrations of Mortgage Loans would reduce loan-to-value ratios and could, therefore, make alternative sources of financing available to mortgagors at lower interest rates, which could result in an increased rate of prepayment of the Mortgage Loans.

                                      S-16

         Several hurricanes, which struck the Southeastern United States in
August and September 2004, may have adversely affected mortgaged properties located in that area. The Seller will make a representation and warranty that each mortgaged property is free of material damage and is at least in average repair as of the Closing Date. In the event that a mortgaged property is materially damaged as of the Closing Date due to any of the hurricanes, the
Seller will be required to repurchase the related Mortgage Loan from the trust.
Any damage to a mortgaged property occurring after the Closing Date as a result of any hurricane, tornado or casualty will not cause a breach of this representation and warranty. We do not know how many mortgaged properties included in the mortgage pool have been or may be affected by the hurricanes.
Damages to mortgaged properties as a result of any of the hurricanes may or may not be covered by the related hazard insurance policies. No assurance can be given as to the effect of this event on the rate of delinquencies and losses on the Mortgage Loans secured by mortgaged properties that were or may be affected by any of the hurricanes. Any adverse impact as a result of these events may be borne by the holders of the Offered Certificates, particularly if the Seller fails to repurchase any Mortgage Loan that breaches this representation and warranty. Any repurchases of such Mortgage Loans will have the same effect on the holders of the Offered Certificates as a prepayment of those Mortgage Loans.

Violation of Various Federal and State Laws May Result in Losses on the Mortgage Loans

         Applicable state laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of the Seller. In addition, other state laws, municipal ordinances, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices (including predatory lending practices), and debt collection practices may apply to the origination, servicing and collection of the Mortgage
Loans.

         The Mortgage Loans are also subject to federal laws, including:

     o   the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the mortgagors regarding the terms of the Mortgage Loans;

     o   the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer
         Credit Protection Act, in the extension of credit; and

     o   the Fair Credit Reporting Act, which regulates the use and reporting of information related to the mortgagor's credit experience.

         Violations of certain provisions of these federal laws may limit the ability of the Master Servicer to collect all or part of the principal of or interest on the Mortgage Loans and in addition could subject the trust to damages and administrative enforcement. In particular, the Seller's failure to comply with certain requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject the trust (and other assignees of the
Mortgage Loans) to monetary penalties, and could result in the obligors'
rescinding the Mortgage Loans against either the trust or subsequent holders of the Mortgage Loans. See "Legal Aspects of the Mortgage Loans--Anti-Deficiency
Legislation and Other Limitations on Lenders" in the accompanying prospectus.

         The Seller will represent that as of the Closing Date each Mortgage
Loan is in compliance with applicable federal and state laws and regulations. In addition, the Seller will represent that none of the Mortgage Loans is subject to the Home Ownership and Equity Protection Act of 1994 ("HOEPA") or is
classified as a "high cost" loan as defined under any state or local law or regulation applicable to the originator of such Mortgage Loan. In the event of a breach of any of such representations, the Seller will be obligated to cure such breach or repurchase or replace the affected Mortgage Loan, in the manner and to the extent described under "The Pooling Agreement--Assignment of the Mortgage
Loans" in this prospectus supplement.

         In addition to HOEPA, a number of legislative proposals have been introduced at the federal, state and local level that are designed to discourage predatory lending practices. Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and require that mortgagors be given certain disclosures prior to the consummation of such mortgage loans. In some cases, state law may impose requirements and

                                      S-17

restrictions more stringent than those in HOEPA. The Seller's failure to comply with these laws could subject the trust, and other assignees of the Mortgage
Loans, to monetary penalties and could result in mortgagors exercising their rights to rescind their Mortgage Loans against either the trust or subsequent holders of the Mortgage Loans. Lawsuits have been brought in various states making claims against assignees of high cost mortgage loans for violations of state law. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

The Certificates Are Obligations of the Trust Only

         The certificates will not represent an interest in or obligation of the
Depositor, the Master Servicer, the Seller, the Subservicer, the Trustee or any
of their respective affiliates. None of the Offered Certificates or the underlying Mortgage Loans will be guaranteed or insured by any governmental agency or instrumentality, or by the Depositor, the Master Servicer, the
Subservicer, the Trustee or any of their respective affiliates. Proceeds of the assets included in the trust will be the sole source of payments on the Offered
Certificates, and there will be no recourse to the Depositor, the Master
Servicer, the Seller, the Subservicer, the Trustee or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Offered Certificates.

Lack of Liquidity

         Lehman Brothers Inc. and WaMu Capital Corp. (the "Underwriters") intend to make a secondary market in the classes of Offered Certificates actually purchased by them, but they have no obligation to do so. There is no assurance that such a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the Offered Certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

         The secondary markets for asset-backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

Reduction or Withdrawal of Ratings

         Each rating agency rating the Offered Certificates may change or withdraw its initial ratings at any time in the future if, in its judgment, circumstances warrant a change. No person is obligated to maintain the ratings at their initial levels. If a rating agency reduces or withdraws its rating on one or more classes of the Offered Certificates, the liquidity and market value of the affected certificates is likely to be reduced.

Certain Rights of the NIMS Insurer May  Negatively  Affect the Rights of Holders
of Offered Certificates

         A financial guaranty insurance policy or policies (collectively, a
"NIMS Policy") may be issued by the NIMS Insurer, if any, covering certain payments to be made on NIMS which may be issued by an affiliate of the Depositor or of Lehman Brothers Holdings Inc. or by one or more entities sponsored by an affiliate of the Depositor or of Lehman Brothers Holdings Inc. after the Closing
Date. The NIMS are not offered hereby and, if issued, the NIMS would be backed, in whole or in part, by cashflow received on the Class C Certificates and the
Class P Certificates, which are not offered hereby. The NIMS, if issued, would not be backed by the trust (other than by the interests therein represented by the Class C Certificates and the Class P Certificates) or by any of the Offered
Certificates.

         Notwithstanding the foregoing, pursuant to the terms of the pooling agreement, unless there exists a continuance of any failure by the NIMS Insurer, if any, to make a required payment under the NIMS Policy (any such event, a
"NIMS Insurer Default"), the NIMS Insurer will be entitled to exercise, among others, certain rights that preempt the rights of the holders of the Offered
Certificates, without the consent of such holders, and the holders of the
Offered Certificates may exercise such rights only with the prior written consent of the NIMS Insurer. Such rights are expected to include (i) the right to provide notices of Master Servicer defaults and the right to direct the
Trustee to terminate the rights and obligations of the Master Servicer under the pooling agreement in the event of a default by the Master Servicer; (ii) the

                                      S-18

right to remove the Trustee, any co-trustee or custodian pursuant to the pooling agreement; and (iii) the right to direct the Trustee to make investigations and take actions pursuant to the pooling agreement. In addition, unless a NIMS
Insurer Default exists, the NIMS Insurer's consent will be required prior to, among other things: (i) the appointment of any successor master servicer or the removal of the Trustee; (ii) the appointment and removal of any subservicer other than WMBFA or any co-trustee; or (iii) any amendment to the pooling agreement regardless of whether such amendment would affect the Class C
Certificates, the Class P Certificates or the Class R Certificates.

         Investors in the Offered Certificates should note that:

     o   any NIMS Policy will not cover, or benefit in any manner whatsoever, the Offered Certificates;

     o   the rights granted to any NIMS Insurer are extensive;

     o   the interests of any NIMS Insurer may be inconsistent with, and adverse to, the interests of the holders of the Offered Certificates, and the
         NIMS Insurer has no obligation or duty to consider the interests of the
         Offered Certificates in connection with the exercise or non-exercise of the NIMS Insurer's rights;

     o   any NIMS Insurer's exercise of the rights and consents set forth above may negatively affect the Offered Certificates, and the existence of such rights, whether or not exercised, may adversely affect the liquidity of the Offered Certificates relative to other asset-backed certificates backed by comparable mortgage loans and with comparable payment priorities and ratings; and

     o   there may be more than one series of notes insured by the NIMS Insurer and the NIMS Insurer will have the rights described in this prospectus supplement and set forth in the Pooling Agreement so long as any such series of notes remain outstanding.

Legal Actions are Pending Against the Seller

         Because the nature of the Seller's business involves the collection of numerous accounts, the validity of liens and compliance with state and federal lending laws, the Seller is subject to claims and legal actions in the ordinary course of its business. While it is impossible to estimate with certainty the ultimate legal and financial liability with respect to claims and actions, and while an adverse judgment in a claim or action could have a significant adverse financial effect on the Seller, the Seller believes that the aggregate amount of liabilities that it may face will not result in monetary damages which in the aggregate would have a material adverse effect on the financial condition or results of the Seller.

Terrorist  Attacks and Military Action Could  Adversely  Affect the Yield on the
Offered Certificates

         Since the terrorist attacks in the United States on September 11, 2001, there exists an increased likelihood of further terrorist activity in the United
States. In addition, current political and military tensions in the Middle East have resulted in a significant deployment of United States military personnel in the region. Investors should consider the possible effects of past and possible future terrorist attacks and any resulting military response by the United
States on the delinquency, default and prepayment experience of the Mortgage
Loans. In accordance with the servicing standard set forth in the pooling agreement, the Master Servicer may defer, reduce or forgive payments and delay foreclosure proceedings in respect of Mortgage Loans to mortgagors affected in some way by past and possible future events. In addition, the current deployment of United States military personnel in the Middle East and the activation of a substantial number of United States military reservists or members of the
National Guard may significantly increase the proportion of Mortgage Loans whose mortgage payments are reduced by the application of the Relief Act. See "Legal
Aspects of Mortgage Assets--Servicemembers Civil Relief Act" in the accompanying prospectus for additional information.

         The Relief Act provides relief to mortgagors who enter active military service and to mortgagors in reserve status who are called to active duty after the origination of their mortgage loan. The Relief Act provides generally that these mortgagors may not be charged interest on a mortgage loan in excess of 6%
per annum during the period of the mortgagor's active duty. These reductions are not required to be paid by the mortgagor at any future time, will not be advanced by the Master Servicer and will reduce accrued interest on each class of Offered Certificates on a pro rata basis. In addition, the Relief Act imposes limitations that would impair the ability of the Master Servicer to foreclose on an affected mortgage loan during the mortgagor's period of active duty status, and, under some circumstances during an additional period thereafter. Certain reductions in interest collections arising from the application of the Relief
Act or any state law providing for similar relief will not be covered by the
Master Servicer or any subservicer.

                                      S-19

Suitability of the Offered Certificates as Investments

         The Offered Certificates are not suitable investments for any investor that requires a regular or predictable schedule of monthly payments or payment on any specific date. The Offered Certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

                                      S-20

                                THE MORTGAGE POOL

         The information set forth in the following paragraphs has been provided by the Seller. Neither the Depositor nor any other affiliate of the Seller, nor any of the Trustee, the NIMS Insurer, if any, the Underwriters, the Subservicer
or any of their respective affiliates has made or will make any representation as to the accuracy or completeness of such information.

         The statistical information presented in this prospectus supplement relates to the Mortgage Loans and related mortgaged properties in each Loan
Group as of the Cut-off Date. On the Closing Date, the mortgage pool will consist of approximately 5,638 Mortgage Loans with an aggregate Scheduled
Principal Balance as of the Cut-off Date of approximately $1,104,297,532 consisting of approximately 4,028 Group I Mortgage Loans with an aggregate
Scheduled Principal Balance as of the Cut-off Date of approximately $591,296,045 and approximately 1,610 Group II Mortgage Loans with an aggregate Scheduled
Principal Balance as of the Cut-off Date of approximately $513,001,487. Prior to the Closing Date, Mortgage Loans may be removed from the mortgage pool as a result of incomplete documentation, delinquency, payment in full, insufficient collateral value or otherwise if the Depositor deems such removal necessary or desirable, and may be prepaid at any time, and some Mortgage Loans may be added to the mortgage pool. As a result, the characteristics of the Mortgage Loans on the Closing Date may differ from the characteristics presented in this prospectus supplement; however, such differences are not expected to be material.

         Unless otherwise noted, all statistical percentages or weighted averages set forth in this prospectus supplement are measured as a percentage of the aggregate Scheduled Principal Balance as of the Cut-off Date of the Mortgage
Loans in the applicable Loan Group, or of the indicated subset of the Mortgage
Loans in the applicable Loan Group. The "Principal Balance" of a Mortgage Loan
as of any date is equal to the principal balance of such Mortgage Loan at its origination, less the sum of scheduled and unscheduled payments in respect of principal made on such Mortgage Loan. The "Scheduled Principal Balance" of a
Mortgage Loan as of any date is equal to the principal balance of such Mortgage
Loan at its origination, less the sum of all scheduled payments in respect of principal due on such Mortgage Loan on or before such date, whether or not received.

General

         Long Beach Mortgage Loan Trust 2004-6 (the "Trust") will consist of a pool of residential mortgage loans (the "Mortgage Loans" or the "Mortgage
Pool"). Such pool will, in turn, consist of the Group I Mortgage Loans, which consist of fixed-rate and adjustable-rate, first lien residential mortgage loans with principal balances that conform to Fannie Mae and Freddie Mac loan limits, and the Group II Mortgage Loans, which consist of fixed-rate and adjustable-rate, first lien residential mortgage loans with principal balances that may or may not conform to Fannie Mae and Freddie Mac loan limits. The
Mortgage Loans have original terms to maturity ranging from 10 years to 30 years and an aggregate Scheduled Principal Balance as of the Cut-off Date of
approximately $1,104,297,532. All of the Mortgage Loans will be secured by first mortgages or deeds of trust or other similar security instruments (each, a
"Mortgage"). The Mortgages create first liens on one- to four-family residential properties consisting of attached or detached one- to four-family dwelling units and individual condominium units (each, a "Mortgaged Property").

         The Depositor will purchase the Mortgage Loans from the Seller pursuant to the Mortgage Loan Purchase Agreement (the "Mortgage Loan Purchase Agreement")
between the Seller and the Depositor. Pursuant to the Pooling and Servicing
Agreement, dated as of October 1, 2004 (the "Pooling Agreement"), among the
Depositor, the Master Servicer and the Trustee, the Depositor will cause the
Mortgage Loans to be assigned to the Trustee for the benefit of the
Certificateholders. See "The Pooling Agreement" in this prospectus supplement.

         Each of the Mortgage Loans was, or will be, selected from the Seller's portfolio of mortgage loans. The Mortgage Loans were, or will be, originated by the Seller or acquired by the Seller in the secondary market or from one of its affiliates in the ordinary course of its business and were, or will be, underwritten or re-underwritten by the Seller generally in accordance with its underwriting guidelines as described under "Long Beach Mortgage
Company--Underwriting Guidelines" in this prospectus supplement.

         Under the Mortgage Loan Purchase Agreement, the Seller will make certain representations and warranties to the Depositor (which will be assigned to the Trustee) relating to, among other things, the due execution and enforceability of the Mortgage Loan Purchase Agreement and certain characteristics of the Mortgage Loans. Subject to certain limitations, the
Seller will be obligated to repurchase or substitute a similar mortgage loan for

                                      S-21

any Mortgage Loan as to which there exists deficient documentation or an uncured breach of any such representation or warranty, if such breach of any such representation or warranty materially and adversely affects the
Certificateholders' interests in such Mortgage Loan. The Depositor will make no representations or warranties with respect to the Mortgage Loans and will have no obligation to repurchase or substitute Mortgage Loans with deficient documentation or that are otherwise defective. The Seller will have no obligation with respect to the Certificates in its capacity as Seller other than the repurchase or substitution obligations described above.

         No proceeds from any Mortgage Loan were, or will be, used to finance single-premium credit insurance policies.

         Each Mortgage Loan will accrue interest at the fixed rate or adjustable rate calculated as specified under the terms of the related mortgage note (each such rate, a "Mortgage Rate").

         Approximately 9.00% of the Mortgage Loans are fixed-rate Mortgage Loans that have Mortgage Rates that are fixed for the life of the related Mortgage
Loan.

         Approximately 91.00% of the Mortgage Loans are adjustable-rate Mortgage
Loans. Each adjustable-rate Mortgage Loan accrues interest at a Mortgage Rate that adjusts from time to time as described below. Generally, the adjustable-rate Mortgage Loans provide for semi-annual adjustment to the
Mortgage Rate thereon and for corresponding adjustments to the monthly payment amount due thereon, in each case on each adjustment date applicable thereto
(each such date, an "Adjustment Date"); provided, that the first adjustment for the adjustable-rate Mortgage Loans will occur within an initial period of six months, in the case of approximately 0.26% of the Mortgage Loans, two years, in the case of approximately 87.93% of the Mortgage Loans, three years, in the case of approximately 2.08% of the Mortgage Loans and five years, in the case of approximately 0.73% of the Mortgage Loans. On each Adjustment Date for each adjustable-rate Mortgage Loan, the Mortgage Rate thereon will be adjusted to equal the sum, rounded to the nearest or next highest multiple of 0.125%, of
Six-Month LIBOR and a related fixed percentage amount set forth in the mortgage note (the "Gross Margin").

         The Mortgage Rate on each adjustable-rate Mortgage Loan will not decrease or increase on the first related Adjustment Date by more than a stated
percentage specified in the related mortgage note on the first related
Adjustment Date (the "Initial Periodic Rate Cap") and will not increase or decrease by more than a stated percentage specified in the related mortgage note on any Adjustment Date thereafter (the "Subsequent Periodic Rate Cap"). The adjustable-rate Mortgage Loans have a weighted average Initial Periodic Rate Cap of approximately 1.069% per annum and a weighted average Subsequent Periodic
Rate Cap of approximately 1.000% per annum. Each Mortgage Rate on each adjustable-rate Mortgage Loan will not exceed a specified maximum Mortgage Rate over the life of such Mortgage Loan (the "Maximum Mortgage Rate") or be less than a specified minimum Mortgage Rate over the life of such Mortgage Loan (the
"Minimum Mortgage Rate"). Effective with the first monthly payment due on each adjustable-rate Mortgage Loan after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding Scheduled Principal Balance of the related Mortgage Loan over its remaining term, and pay interest at the Mortgage Rate as so adjusted. Due to the application of the Periodic Rate Caps and the Maximum Mortgage Rates, the
Mortgage Rate on each such adjustable-rate Mortgage Loan, as adjusted on any related Adjustment Date, may be less than the sum of the Index and the related
Gross Margin, rounded as described in this prospectus supplement. None of the adjustable-rate Mortgage Loans permits the related mortgagor to convert the adjustable Mortgage Rate thereon to a fixed Mortgage Rate.

         With respect to the adjustable-rate Mortgage Loans, the "Index" is generally the average of interbank offered rates for six-month U.S. dollar deposits in the London market based on quotations of major banks, and most recently available as of a day specified in the related note as published in the
Western Edition of The Wall Street Journal ("Six-Month LIBOR"). If the Index
becomes unpublished or is otherwise unavailable, the Master Servicer will select an alternative index which is based upon comparable information.

         Approximately 24.67%, 0.70% and 0.33% of the Mortgage Loans require the mortgagors to make monthly payments only of accrued interest for the first two, three and five years, respectively, following origination. At the end of such periods, the monthly payments on each such interest only Mortgage Loan will be recalculated to provide for amortization of the Principal Balance by the maturity date and payment of interest at the then-current Mortgage Rate. With

                                      S-22

respect to such Mortgage Loans, the related mortgage rate is fixed for the related interest only period following origination and adjusts based on
Six-Month LIBOR with semi-annual adjustments thereafter.

         Approximately 75.89% of the Mortgage Loans provide for payment by the mortgagor of a prepayment charge in limited circumstances on certain prepayments. Generally, each Mortgage Loan having a prepayment charge provision provides for payment of a prepayment charge on certain partial prepayments and prepayments in full made during the 36 months from the first Due Date of such
Mortgage Loan. The amount of such prepayment charge is generally equal to: (a)
3% of the original Principal Balance of the Mortgage Loan if the prepayment is received on or before the first anniversary of the first Due Date of the
Mortgage Loan; (b) 2% of the original Principal Balance of the Mortgage Loan if the prepayment is received after the first anniversary of the first Due Date of the Mortgage Loan but on or before the second anniversary of the first Due Date of the Mortgage Loan; and (c) 1% of the original Principal Balance of the
Mortgage Loan if the prepayment is received after the second anniversary of the first Due Date of the Mortgage Loan but on or before the third anniversary of the first Due Date of the Mortgage Loan. The holders of the Class P Certificates will be entitled to all prepayment charges received on the Mortgage Loans, and such amounts will not be available for distribution on the other classes of
Certificates. Under certain circumstances, as described in the Pooling
Agreement, the Master Servicer may waive the payment of any otherwise applicable prepayment charge. Investors should conduct their own analysis of the effect, if any, that the prepayment charges, and decisions by the Master Servicer with respect to the waiver thereof, may have on the prepayment performance of the
Mortgage Loans. The Depositor makes no representations as to the effect that the prepayment charges, and decisions by the Master Servicer with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans.

         Approximately 22.30% of the Mortgage Loans had loan-to-value ratios at origination in excess of 80%. No Mortgage Loan had a loan-to-value ratio at origination in excess of 100%, and the weighted average loan-to-value ratio of the Mortgage Loans at origination was approximately 80.38%. There can be no assurance that the loan-to-value ratio of any Mortgage Loan determined at any time after origination is less than or equal to its original loan-to-value ratio. Additionally, the Master Servicer's determination of the value of a
Mortgaged Property used in the calculation of the loan-to-value ratios of the
Mortgage Loans may differ from the appraised value of such Mortgaged Property or the actual value of such Mortgaged Property. Approximately 16.30% of the
Mortgage Loans are PMI Mortgage Loans as described under "Description of the
Certificates--PMI Policy" in this prospectus supplement.

         All of the Mortgage Loans have a scheduled payment due each month (the
"Due Date") on the first day of the month.

         The weighted average remaining term to maturity of the Mortgage Loans was approximately 357 months as of the Cut-off Date. None of the Mortgage Loans had a first Due Date prior to April 1, 2004 or after November 1, 2004 or will have a remaining term to maturity of less than 178 months or greater than 360 months as of the Cut-off Date. The latest maturity date of any Mortgage Loan is
October 1, 2034.

         The Class I-A1 Certificates and the Class I-A2 Certificates will generally represent interests in the Group I Mortgage Loans, and the Class II-A1
Certificates and the Class II-A2 Certificates will generally represent interests in the Group II Mortgage Loans. The Offered Subordinate Certificates will represent interests in all Mortgage Loans. Information about the characteristics of the Mortgage Loans in each such group is described under "The Group I
Mortgage Loans" and "The Group II Mortgage Loans" below.

The Group I Mortgage Loans

         The Group I Mortgage Loans consist of approximately 4,028 Mortgage
Loans and have an aggregate Scheduled Principal Balance as of the Cut-off Date of approximately $591,296,045. The Group I Mortgage Loans are secured by first liens on the related Mortgaged Property.

         Approximately 13.10% of the Group I Mortgage Loans are fixed-rate
Mortgage Loans, and approximately 86.90% of the Group I Mortgage Loans are adjustable-rate Mortgage Loans. The first adjustment for the adjustable-rate
Group I Mortgage Loans will occur within an initial period of six months, in the case of approximately 0.18% of the Group I Mortgage Loans, two years, in the case of approximately 83.38% of the Group I Mortgage Loans, three years, in the

                                      S-23

case of approximately 2.44% of the Group I Mortgage Loans and five years, in the case of approximately 0.89% of the Group I Mortgage Loans. The adjustable-rate
Group I Mortgage Loans have a weighted average Initial Periodic Rate Cap of approximately 1.084% per annum and a weighted average Subsequent Periodic Rate
Cap of approximately 1.000% per annum.

         Approximately 6.96%, 0.31% and 0.15% of the Group I Mortgage Loans have interest only-periods of two, three and five years, respectively, following the date of origination.

         Approximately 72.97% of the Group I Mortgage Loans provide for payment by the mortgagor of a prepayment charge in limited circumstances on certain prepayments.

         Approximately 24.32% of the Group I Mortgage Loans had loan-to-value ratios at origination in excess of 80%. No Group I Mortgage Loan had a loan-to-value ratio at origination in excess of 100%, and the weighted average loan-to-value ratio of the Group I Mortgage Loans at origination was approximately 80.38%. Approximately 19.91% of the Group I Mortgage Loans are PMI
Mortgage Loans as described under "Description of the Certificates--PMI Policy"
in this prospectus supplement.

         The weighted average remaining term to maturity of the Group I Mortgage
Loans was approximately 357 months as of the Cut-off Date. None of the Group I
Mortgage Loans had a first Due Date prior to April 1, 2004 or after November 1,
2004 or will have a remaining term to maturity of less than 178 months or greater than 360 months as of the Cut-off Date. The latest maturity date of any
Group I Mortgage Loan is October 1, 2034.

         The average Principal Balance of the Group I Mortgage Loans at origination was approximately $146,929. The average Scheduled Principal Balance of the Group I Mortgage Loans as of the Cut-off Date was approximately $146,796.
No Group I Mortgage Loan had a Scheduled Principal Balance as of the Cut-off
Date greater than $519,625 or less than $19,080.

         The Group I Mortgage Loans that have credit scores had a weighted average credit score of approximately 638. The credit scores for the Group I
Mortgage Loans that have credit scores ranged from a minimum credit score of 500 to a maximum credit score of 814. See "Long Beach Mortgage Company--Underwriting
Guidelines."

         The Group I Mortgage Loans had Mortgage Rates as of the Cut-off Date of
not less than 5.000% per annum and not more than 12.650% per annum and the weighted average Mortgage Rate of the Group I Mortgage Loans was approximately
7.167% per annum as of the Cut-off Date.

         As of the Cut-off Date, the adjustable-rate Group I Mortgage Loans had
Gross Margins ranging from 4.250% per annum to 7.450% per annum, Minimum
Mortgage Rates ranging from 4.990% per annum to 11.250% per annum and Maximum
Mortgage Rates ranging from 11.000% per annum to 17.250% per annum. As of the
Cut-off Date, the adjustable-rate Group I Mortgage Loans had a weighted average
Gross Margin of approximately 5.045% per annum, a weighted average Minimum
Mortgage Rate of approximately 7.128% per annum and a weighted average Maximum
Mortgage Rate of approximately 13.133% per annum. The first Adjustment Date following the Cut-off Date on any adjustable-rate Group I Mortgage Loan will occur on February 1, 2005, and the weighted average time until the first
Adjustment Date for the adjustable-rate Group I Mortgage Loans following the
Cut-off Date is approximately 24 months.

         The Group I Mortgage Loans are expected to have the following characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):
                                      S-24

                         Scheduled Principal Balances as of the Cut-off Date of the Group I Mortgage Loans(1)

                                                                                                     % of Aggregate
                                                                      Scheduled Principal          Scheduled Principal
                                               Number of               Balance as of the            Balance as of the
   Scheduled Principal Balance ($)           Mortgage Loans              Cut-off Date                 Cut-off Date

        0.01 - 50,000.00...........                206               $    8,675,505.82                     1.47%
   50,000.01 -100,000.00...........              1,056                   78,744,251.14                    13.32
  100,000.01 -150,000.00...........              1,070                  133,397,014.28                    22.56
  150,000.01 -200,000.00...........                726                  126,298,679.92                    21.36
  200,000.01 -250,000.00...........                515                  115,432,131.91                    19.52
  250,000.01 -300,000.00...........                396                  108,008,312.19                    18.27
  300,000.01 -350,000.00...........                 37                   12,072,426.49                     2.04
  350,000.01 -400,000.00...........                 16                    5,913,791.54                     1.00
  400,000.01 -450,000.00...........                  2                      823,021.92                     0.14
  450,000.01 -500,000.00...........                  3                    1,411,284.85                     0.24
  500,000.01 -550,000.00...........                  1                      519,625.52                     0.09
                                                 -----                  ---------------                   ------
         Total.....................              4,028                 $591,296,045.58                   100.00%
                                                 =====                 ===============                   ======

--------------------------
(1)  The average Scheduled Principal Balance as of the Cut-off Date of the Group
     I Mortgage Loans was approximately $146,796. The principal balances of all of the Group I Mortgage Loans conform to Fannie Mae and Freddie Mac loan limits.

           Original Terms to Maturity of the Group I Mortgage Loans(1)

                                                                                                     % of Aggregate
                                                                      Scheduled Principal          Scheduled Principal
                                               Number of               Balance as of the            Balance as of the
        Original Term (months)               Mortgage Loans              Cut-off Date                 Cut-off Date

180................................                 77               $    7,683,661.46                     1.30%
360................................              3,951                  583,612,384.12                    98.70
                                                 -----                  ---------------                   ------
         Total.....................              4,028                 $591,296,045.58                   100.00%
                                                 =====                 ===============                   ======

--------------------------
(1) The weighted average original term to maturity of the Group I Mortgage Loans was approximately 358 months.

          Remaining Terms to Maturity of the Group I Mortgage Loans(1)

                                                                                                     % of Aggregate
                                                                      Scheduled Principal          Scheduled Principal
                                               Number of               Balance as of the            Balance as of the
       Remaining Terms (months)              Mortgage Loans              Cut-off Date                 Cut-off Date

171 - 180..........................                 77               $    7,683,661.46                     1.30%
301 - 360..........................              3,951                  583,612,384.12                    98.70
                                                 -----                  ---------------                   ------
         Total.....................              4,028                 $591,296,045.58                   100.00%
                                                 =====                 ===============                   ======

--------------------------
(1) The weighted average remaining term to maturity of the Group I Mortgage
Loans was approximately 357 months.

                                      S-25

                  Property Types of the Group I Mortgage Loans

                                                                                                     % of Aggregate
                                                                      Scheduled Principal          Scheduled Principal
                                               Number of               Balance as of the            Balance as of the
            Property Type                    Mortgage Loans              Cut-off Date                 Cut-off Date

Single Family......................              2,981                 $420,808,547.09                    71.17%
PUD(1).............................                448                   70,944,875.80                    12.00
2-4 Units..........................                281                   53,655,027.85                     9.07
Condominium........................                303                   44,393,224.57                     7.51
Townhouse..........................                 15                    1,494,370.27                     0.25
                                                 -----                  ---------------                   ------
         Total.....................              4,028                 $591,296,045.58                   100.00%
                                                 =====                 ===============                   ======

--------------------------
(1) PUD refers to a home or "unit" in a Planned Unit Development.

                Occupancy Status of the Group I Mortgage Loans(1)

                                                                                                     % of Aggregate
                                                                      Scheduled Principal          Scheduled Principal
                                               Number of               Balance as of the            Balance as of the
           Occupancy Status                  Mortgage Loans              Cut-off Date                 Cut-off Date

Owner Occupied.....................              3,413                 $529,080,591.49                    89.48%
Non-Owner Occupied.................                583                   57,501,066.23                     9.72
Second Home........................                 32                    4,714,387.86                     0.80
                                                 -----                  ---------------                   ------
         Total.....................              4,028                 $591,296,045.58                   100.00%
                                                 =====                 ===============                   ======

--------------------------
(1) Occupancy as represented by the mortgagor at the time of origination.

                      Purpose of the Group I Mortgage Loans

                                                                                                     % of Aggregate
                                                                      Scheduled Principal          Scheduled Principal
                                               Number of               Balance as of the            Balance as of the
               Purpose                       Mortgage Loans              Cut-off Date                 Cut-off Date

Cash Out Refinance.................              1,535                 $222,982,705.13                    37.71%
Purchase...........................              2,302                  341,459,191.03                    57.75
Rate/Term Refinance................                191                   26,854,149.42                     4.54
                                                 -----                  ---------------                   ------
         Total.....................              4,028                 $591,296,045.58                   100.00%
                                                 =====                 ===============                   ======

--------------------------

                                      S-26

         Original Loan-to-Value Ratios of the Group I Mortgage Loans(1)

                                                                                                     % of Aggregate
                                                                      Scheduled Principal          Scheduled Principal
     Original Loan-to-Value Ratio              Number of               Balance as of the            Balance as of the
                 (%)                         Mortgage Loans              Cut-off Date                 Cut-off Date

 10.01 - 20.00.....................                  1             $         89,931.17                     0.02%
 20.01 - 30.00.....................                  8                      478,222.69                     0.08
 30.01 - 40.00.....................                 31                    3,604,019.14                     0.61
 40.01 - 50.00.....................                 46                    5,882,324.13                     0.99
 50.01 - 60.00.....................                 58                    8,453,663.01                     1.43
 60.01 - 70.00.....................                216                   31,281,595.87                     5.29
 70.01 - 80.00.....................              2,684                  397,721,812.32                    67.26
 80.01 - 90.00.....................                698                  102,526,205.89                    17.34
 90.01 -100.00.....................                286                   41,258,271.36                     6.98
                                                 -----                  ---------------                   ------
         Total.....................              4,028                 $591,296,045.58                   100.00%
                                                 =====                 ===============                   ======

--------------------------
(1) The weighted average original loan-to-value ratio of the Group I Mortgage
Loans as of the Cut-off Date was approximately 80.38%.

                                      S-27

                     Geographic Distribution of the Mortgaged Properties relating to the Group I Mortgage Loans(1)

                                                                                                     % of Aggregate
                                                                      Scheduled Principal          Scheduled Principal
                                               Number of               Balance as of the            Balance as of the
               Location                      Mortgage Loans              Cut-off Date                 Cut-off Date

Alabama............................                 49               $    4,361,080.85                     0.74%
Alaska.............................                 15                    2,685,262.30                     0.45
Arizona............................                 36                    4,503,642.81                     0.76
Arkansas...........................                 30                    3,298,241.15                     0.56
California.........................                952                  193,980,268.66                    32.81
Colorado...........................                166                   26,159,217.28                     4.42
Connecticut........................                 52                    8,562,649.67                     1.45
Delaware...........................                  2                      277,727.44                     0.05
District Of Columbia...............                  6                    1,396,290.03                     0.24
Florida............................                344                   46,097,923.74                     7.80
Georgia............................                135                   16,674,510.79                     2.82
Hawaii.............................                  4                    1,052,829.67                     0.18
Idaho..............................                  4                      396,794.16                     0.07
Illinois...........................                208                   30,769,010.88                     5.20
Indiana............................                 47                    3,261,683.55                     0.55
Iowa...............................                 17                    1,548,598.00                     0.26
Kansas.............................                  4                      355,023.66                     0.06
Kentucky...........................                 29                    2,376,831.32                     0.40
Louisiana..........................                 50                    4,234,217.51                     0.72
Maine..............................                  3                      258,982.82                     0.04
Maryland...........................                 64                   10,876,524.35                     1.84
Massachusetts......................                 46                    9,193,726.86                     1.55
Michigan...........................                138                   13,568,379.61                     2.29
Minnesota..........................                 28                    4,683,682.23                     0.79
Missouri...........................                 52                    4,502,874.89                     0.76
Montana............................                  4                      659,028.17                     0.11
Nebraska...........................                 29                    2,777,262.02                     0.47
Nevada.............................                 37                    6,468,821.61                     1.09
New Hampshire......................                 12                    2,297,663.94                     0.39
New Jersey.........................                 58                   10,684,303.30                     1.81
New Mexico.........................                 12                    1,299,389.63                     0.22
New York...........................                 80                   18,102,221.02                     3.06
North Carolina.....................                 82                    8,447,649.79                     1.43
North Dakota.......................                  1                       72,353.35                     0.01
Ohio...............................                 82                    6,847,006.36                     1.16
Oklahoma...........................                 39                    3,151,590.36                     0.53
Oregon.............................                112                   15,703,785.94                     2.66
Pennsylvania.......................                 75                    6,945,808.82                     1.17
Rhode Island.......................                 15                    2,946,952.27                     0.50
South Carolina.....................                 30                    3,121,819.43                     0.53
South Dakota.......................                  1                      105,541.10                     0.02
Tennessee..........................                 94                    8,599,833.25                     1.45
Texas..............................                419                   44,439,384.88                     7.52
Utah...............................                 62                    8,472,667.13                     1.43
Vermont............................                  3                      491,617.05                     0.08
Virginia...........................                 69                   11,435,712.32                     1.93
Washington.........................                182                   28,248,778.74                     4.78
West Virginia......................                 11                    1,013,366.65                     0.17
Wisconsin..........................                 29                    2,756,502.60                     0.47
Wyoming............................                  9                    1,131,011.62                     0.19
                                                 -----                  ---------------                   ------
         Total.....................              4,028                 $591,296,045.58                   100.00%
                                                 =====                 ===============                   ======

--------------------------
(1) The greatest ZIP Code geographic concentration of the Group I Mortgage Loans was approximately 0.45% in the 94621 ZIP Code.

                                      S-28

              Documentation Level of the Group I Mortgage Loans(1)

                                                                                                     % of Aggregate
                                                                      Scheduled Principal          Scheduled Principal
                                               Number of               Balance as of the            Balance as of the
         Documentation Level                 Mortgage Loans              Cut-off Date                 Cut-off Date

Full Documentation.................              2,859                 $397,814,194.13                    67.28%
Stated Income Documentation........              1,153                  190,868,186.97                    32.28
Limited Documentation..............                 16                    2,613,664.48                     0.44
                                                 -----                  ---------------                   ------
         Total.....................              4,028                 $591,296,045.58                   100.00%
                                                 =====                 ===============                   ======

--------------------------
(1) For a description of each Documentation Level, see "Long Beach Mortgage
Company--Underwriting Guidelines" herein.

                 Credit Grade for the Group I Mortgage Loans(1)

                                                                                                     % of Aggregate
                                                                      Scheduled Principal          Scheduled Principal
                                               Number of               Balance as of the            Balance as of the
             Credit Grade                    Mortgage Loans              Cut-off Date                 Cut-off Date

AA.................................                657                $  90,193,325.81                    15.25%
A..................................              3,008                  445,768,208.26                    75.39
A-.................................                117                   17,783,816.84                     3.01
B+.................................                 57                    7,602,917.17                     1.29
B..................................                106                   15,977,694.08                     2.70
C..................................                 79                   13,253,651.73                     2.24
D..................................                  4                      716,431.69                     0.12
                                                 -----                  ---------------                   ------
         Total.....................              4,028                 $591,296,045.58                   100.00%
                                                 =====                 ===============                   ======

--------------------------
(1) For a description of Credit Grade, see "Long Beach Mortgage Company--Risk
Categories" herein.

                                      S-29

                 Credit Scores for the Group I Mortgage Loans(1)

                                                                                                     % of Aggregate
                                                                      Scheduled Principal          Scheduled Principal
                                               Number of               Balance as of the            Balance as of the
             Credit Score                    Mortgage Loans              Cut-off Date                 Cut-off Date

451 - 500..........................                  4              $       613,997.73                     0.10%
501 - 550..........................                419                   59,070,275.91                     9.99
551 - 600..........................                875                  113,758,781.33                    19.24
601 - 650..........................              1,068                  150,152,274.00                    25.39
651 - 700..........................              1,109                  174,973,676.12                    29.59
701 - 750..........................                433                   73,650,597.80                    12.46
751 - 800..........................                117                   18,472,541.96                     3.12
801 - 814..........................                  3                      603,900.73                     0.10
                                                 -----                  ---------------                   ------
         Total.....................              4,028                 $591,296,045.58                   100.00%
                                                 =====                 ===============                   ======

--------------------------
(1) The weighted average credit score of the Group I Mortgage Loans that had credit scores was approximately 638.

             Current Mortgage Rates of the Group I Mortgage Loans(1)

                                                                                                     % of Aggregate
                                                                      Scheduled Principal          Scheduled Principal
                                               Number of               Balance as of the            Balance as of the
      Current Mortgage Rate (%)              Mortgage Loans              Cut-off Date                 Cut-off Date

  4.501 - 5.000....................                  1              $       279,663.57                     0.05%
  5.001 - 5.500....................                 44                    8,530,195.34                     1.44
  5.501 - 6.000....................                254                   50,085,527.92                     8.47
  6.001 - 6.500....................                575                  104,387,859.90                    17.65
  6.501 - 7.000....................                829                  136,385,367.30                    23.07
  7.001 - 7.500....................                707                   99,785,130.40                    16.88
  7.501 - 8.000....................                692                   88,158,055.55                    14.91
  8.001 - 8.500....................                369                   45,661,060.88                     7.72
  8.501 - 9.000....................                302                   35,242,069.87                     5.96
  9.001 - 9.500....................                176                   17,339,182.99                     2.93
  9.501 -10.000....................                 41                    2,823,678.35                     0.48
 10.001 -10.500....................                 17                    1,288,354.83                     0.22
 10.501 -11.000....................                 10                      691,900.80                     0.12
 11.001 -11.500....................                  5                      294,310.52                     0.05
 11.501 -12.000....................                  5                      268,256.04                     0.05
 12.501 -13.000....................                  1                       75,431.32                     0.01
                                                 -----                  ---------------                   ------
         Total.....................              4,028                 $591,296,045.58                   100.00%
                                                 =====                 ===============                   ======

--------------------------
(1)  The weighted average current Mortgage Rate of the Group I Mortgage Loans as of the Cut-off Date was approximately 7.167% per annum.

                                      S-30

                                Maximum Mortgage Rates of the Adjustable-Rate Group I Mortgage Loans(1)

                                                                                                     % of Aggregate
                                                                      Scheduled Principal          Scheduled Principal
                                               Number of               Balance as of the            Balance as of the
      Maximum Mortgage Rate (%)              Mortgage Loans              Cut-off Date                 Cut-off Date

10.001 - 11.000....................                  1              $       279,663.57                     0.05%
11.001 - 12.000....................                271                   54,057,601.62                    10.52
12.001 - 13.000....................              1,221                  212,179,628.95                    41.29
13.001 - 14.000....................              1,140                  158,252,950.22                    30.80
14.001 - 15.000....................                580                   72,124,684.84                    14.04
15.001 - 16.000....................                162                   16,208,964.67                     3.15
16.001 - 17.000....................                  7                      592,496.16                     0.12
17.001 - 18.000....................                  1                      135,954.08                     0.03
                                                 -----                  ---------------                   ------
         Total.....................              3,383                 $513,831,944.11                   100.00%
                                                 =====                 ===============                   ======

--------------------------
(1)  The weighted average Maximum Mortgage Rate of the adjustable-rate Group I
     Mortgage Loans as of the Cut-off Date was approximately 13.133% per annum.

                                Minimum Mortgage Rates of the Adjustable-Rate Group I Mortgage Loans(1)

                                                                                                     % of Aggregate
                                                                      Scheduled Principal          Scheduled Principal
                                               Number of               Balance as of the            Balance as of the
      Minimum Mortgage Rate (%)              Mortgage Loans              Cut-off Date                 Cut-off Date

  4.001 - 5.000....................                  2              $       421,670.74                     0.08%
  5.001 - 6.000....................                272                   54,207,680.81                    10.55
  6.001 - 7.000....................              1,228                  213,210,951.36                    41.49
  7.001 - 8.000....................              1,136                  157,729,819.59                    30.70
  8.001 - 9.000....................                576                   71,617,727.06                    13.94
  9.001 -10.000....................                162                   16,010,943.97                     3.12
 10.001 -11.000....................                  6                      497,196.50                     0.10
 11.001 -12.000....................                  1                      135,954.08                     0.03
                                                 -----                  ---------------                   ------
         Total.....................              3,383                 $513,831,944.11                   100.00%
                                                 =====                 ===============                   ======

--------------------------
(1)  The weighted average Minimum Mortgage Rate of the adjustable-rate Group I
     Mortgage Loans as of the Cut-off Date was approximately 7.128% per annum.

                                      S-31

         Gross Margins of the Adjustable-Rate Group I Mortgage Loans(1)

                                                                                                     % of Aggregate
                                                                      Scheduled Principal          Scheduled Principal
                                               Number of               Balance as of the            Balance as of the
           Gross Margin (%)                  Mortgage Loans              Cut-off Date                 Cut-off Date

4.001 - 4.500......................                341                $  53,585,307.78                    10.43%
4.501 - 5.000......................              2,720                  408,571,499.30                    79.51
5.501 - 6.000......................                187                   27,206,168.30                     5.29
6.001 - 6.500......................                  1                      162,394.25                     0.03
6.501 - 7.000......................                133                   24,229,858.77                     4.72
7.001 - 7.500......................                  1                       76,715.71                     0.01
                                                 -----                  ---------------                   ------
         Total.....................              3,383                 $513,831,944.11                   100.00%
                                                 =====                 ===============                   ======

--------------------------
(1)  The weighted average Gross Margin of the adjustable-rate Group I Mortgage
     Loans as of the Cut-off Date was approximately 5.045% per annum.

                                 Next Adjustment Dates for the Adjustable-Rate Group I Mortgage Loans

                                                                                                     % of Aggregate
                                                                      Scheduled Principal          Scheduled Principal
                                               Number of               Balance as of the            Balance as of the
         Next Adjustment Date                Mortgage Loans              Cut-off Date                 Cut-off Date

February 2005......................                  2              $       379,674.15                     0.07%
March 2005.........................                  5                      697,602.68                     0.14
July 2006..........................                  5                      905,775.23                     0.18
August 2006........................                352                   57,327,652.01                    11.16
September 2006.....................              2,872                  434,600,311.32                    84.58
October 2006.......................                  1                      180,000.00                     0.04
March 2007.........................                  1                       58,631.58                     0.01
August 2007........................                 10                    1,794,300.87                     0.35
September 2007.....................                 92                   12,596,403.53                     2.45
August 2009........................                  4                      666,706.68                     0.13
September 2009.....................                 39                    4,624,886.06                     0.90
                                                 -----                  ---------------                   ------
         Total.....................              3,383                 $513,831,944.11                   100.00%
                                                 =====                 ===============                   ======

--------------------------

                                      S-32

                              Initial Periodic Rate Caps of the Adjustable-Rate Group I Mortgage Loans(1)

                                                                                                     % of Aggregate
                                                                      Scheduled Principal          Scheduled Principal
                                               Number of               Balance as of the            Balance as of the
    Initial Periodic Rate Cap (%)            Mortgage Loans              Cut-off Date                 Cut-off Date

1.000..............................              3,225                 $492,202,315.38                    95.79%
3.000..............................                158                   21,629,628.73                     4.21
                                                 -----                  ---------------                   ------
         Total.....................              3,383                 $513,831,944.11                   100.00%
                                                 =====                 ===============                   ======

--------------------------
(1) Relates solely to initial rate adjustments. The weighted average Initial
Periodic Rate Cap of the adjustable-rate Group I Mortgage Loans as of the
Cut-off Date was approximately 1.084%.

                            Subsequent Periodic Rate Caps of the Adjustable-Rate Group I Mortgage Loans(1)

                                                                                                     % of Aggregate
                                                                      Scheduled Principal          Scheduled Principal
                                               Number of               Balance as of the            Balance as of the
   Subsequent Periodic Rate Cap (%)          Mortgage Loans              Cut-off Date                 Cut-off Date

1.000..............................              3,383                 $513,831,944.11                   100.00%
                                                 -----                  ---------------                   ------
         Total.....................              3,383                 $513,831,944.11                   100.00%
                                                 =====                 ===============                   ======

--------------------------
(1) Relates to all rate adjustments subsequent to initial rate adjustments.

The Group II Mortgage Loans

         The Group II Mortgage Loans consist of approximately 1,610 Mortgage
Loans and have an aggregate Scheduled Principal Balance as of the Cut-off Date of approximately $513,001,487. The Group II Mortgage Loans are secured by first liens on the related Mortgaged Property.

         Approximately 4.28% of the Group II Mortgage Loans are fixed-rate
Mortgage Loans, and approximately 95.72% of the Group II Mortgage Loans are adjustable-rate Mortgage Loans. The first adjustment for the adjustable rate
Group II Mortgage Loans will occur within an initial period of six months, in the case of approximately 0.35% of the Group II Mortgage Loans, two years, in the case of approximately 93.17% of the Group II Mortgage Loans, three years, in the case of approximately 1.67% of the Group II Mortgage Loans and five years, in the case of approximately 0.54% of the Group II Mortgage Loans. The adjustable-rate Group II Mortgage Loans have a weighted average Initial Periodic
Rate Cap of approximately 1.054% per annum and a weighted average Subsequent
Periodic Rate Cap of approximately 1.000% per annum.

         Approximately 45.07%, 1.14% and 0.54% of the Group II Mortgage Loans
have interest only-periods of two, three and five years, respectively, following the date of origination.

         Approximately 79.25% of the Group II Mortgage Loans provide for payment by the mortgagor of a prepayment charge in limited circumstances on certain prepayments.

         Approximately 19.97% of the Group II Mortgage Loans had loan-to-value ratios at origination in excess of 80%. No Group II Mortgage Loan had a loan-to-value ratio at origination in excess of 100%, and the weighted average loan-to-value ratio of the Group II Mortgage Loans at origination was approximately 80.39%. Approximately 12.13% of the Group II Mortgage Loans are
PMI Mortgage Loans as described under "Description of the Certificates--PMI
Policy" in this prospectus supplement.

         The weighted average remaining term to maturity of the Group II
Mortgage Loans was approximately 358 months as of the Cut-off Date. None of the
Group II Mortgage Loans had a first Due Date prior to August 1, 2004, or after
October 1, 2004 or will have a remaining term to maturity of less than 179

                                      S-33

months or greater than 359 months as of the Cut-off Date. The latest maturity date of any Group II Mortgage Loan is September 1, 2034.

         The average Principal Balance of the Group II Mortgage Loans at origination was approximately $318,804. The average Scheduled Principal Balance of the Group II Mortgage Loans as of the Cut-off Date was approximately
$318,634. No Group II Mortgage Loans had a Principal Balance as of the Cut-off
Date greater than $999,204 or less than $25,188.

         The Group II Mortgage Loans that have credit scores had a weighted average credit score of approximately 635. The credit scores for the Group II
Mortgage Loans that have credit scores ranged from a minimum credit score of 501 to a maximum credit score of 798. See "Long Beach Mortgage Company--Underwriting
Guidelines."

         The Group II Mortgage Loans had Mortgage Rates as of the Cut-off Date
of not less than 4.700% per annum and not more than 12.250% per annum and the weighted average Mortgage Rate of the Group II Mortgage Loans was approximately
6.861% per annum as of the Cut-off Date.

         As of the Cut-off Date, the adjustable-rate Group II Mortgage Loans had
Gross Margins ranging from 4.250% per annum to 7.600% per annum, Minimum
Mortgage Rates ranging from 4.700% per annum to 12.250% per annum and Maximum
Mortgage Rates ranging from 10.700% per annum to 18.250% per annum. As of the
Cut-off Date, the adjustable-rate Group II Mortgage Loans had a weighted average
Gross Margin of approximately 5.056% per annum, a weighted average Minimum
Mortgage Rate of approximately 6.859% per annum and a weighted average Maximum
Mortgage Rate of approximately 12.863% per annum. The first Adjustment Date following the Cut-off Date on any adjustable-rate Group II Mortgage Loan occurs on March 1, 2004, and the weighted average time until the first Adjustment Date for the adjustable-rate Group II Mortgage Loans following the Cut-off Date is 23 months.

         The Group II Mortgage Loans are expected to have the following characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):

                                      S-34

                         Scheduled Principal Balances as of the Cut-off Date of the Group II Mortgage Loans(1)

                                                                                                     % of Aggregate
                                                                      Scheduled Principal          Scheduled Principal
                                               Number of               Balance as of the            Balance as of the
        Principal Balance ($)                Mortgage Loans              Cut-off Date                 Cut-off Date

        0.01 -   50,000.00.........                 62               $    2,617,656.85                     0.51%
   50,000.01 -  100,000.00.........                 84                    6,394,465.04                     1.25
  100,000.01 -  150,000.00.........                142                   17,706,988.02                     3.45
  150,000.01 -  200,000.00.........                155                   26,963,110.94                     5.26
  200,000.01 -  250,000.00.........                100                   22,449,860.85                     4.38
  250,000.01 -  300,000.00.........                 93                   25,588,448.37                     4.99
  300,000.01 -  350,000.00.........                276                   89,433,418.00                    17.43
  350,000.01 -  400,000.00.........                264                   99,180,486.12                    19.33
  400,000.01 -  450,000.00.........                132                   56,039,539.05                    10.92
  450,000.01 -  500,000.00.........                112                   53,360,118.89                    10.40
  500,000.01 -  550,000.00.........                 61                   31,981,270.70                     6.23
  550,000.01 -  600,000.00.........                 65                   37,661,852.43                     7.34
  600,000.01 -  650,000.00.........                 31                   19,496,230.26                     3.80
  650,000.01 -  700,000.00.........                 17                   11,499,231.99                     2.24
  700,000.01 -  750,000.00.........                  9                    6,630,742.73                     1.29
  750,000.01 -  800,000.00.........                  1                      774,439.07                     0.15
  800,000.01 -  850,000.00.........                  3                    2,489,765.75                     0.49
  850,000.01 -  900,000.00.........                  2                    1,734,657.68                     0.34
  950,000.01 -1,000,000.00.........                  1                      999,204.26                     0.19
                                                 -----                  ---------------                   ------
         Total.....................              1,610                 $513,001,487.00                   100.00%
                                                 =====                 ===============                   ======

--------------------------
(1) The average Scheduled Principal Balance as of the Cut-off Date of the Group
II Mortgage Loans was approximately $318,634.

          Original Terms to Maturity of the Group II Mortgage Loans(1)

                                                                                                     % of Aggregate
                                                                      Scheduled Principal          Scheduled Principal
                                               Number of               Balance as of the            Balance as of the
        Original Term (months)               Mortgage Loans              Cut-off Date                 Cut-off Date

180................................                  2               $    1,047,223.02                     0.20%
240................................                  8                      706,526.05                     0.14
360................................              1,600                  511,247,737.93                    99.66
                                                 -----                  ---------------                   ------
         Total.....................              1,610                 $513,001,487.00                   100.00%
                                                 =====                 ===============                   ======

--------------------------
(1) The weighted average original term to maturity of the Group II Mortgage
Loans was approximately 359 months.

                                      S-35

          Remaining Terms to Maturity of the Group II Mortgage Loans(1)

                                                                                                     % of Aggregate
                                                                      Scheduled Principal          Scheduled Principal
                                               Number of               Balance as of the            Balance as of the
       Remaining Term (months)               Mortgage Loans              Cut-off Date                 Cut-off Date

171 - 180..........................                  2               $    1,047,223.02                     0.20%
181 - 240..........................                  8                      706,526.05                     0.14
301 - 360..........................              1,600                  511,247,737.93                    99.66
                                                 -----                  ---------------                   ------
         Total.....................              1,610                 $513,001,487.00                   100.00%
                                                 =====                 ===============                   ======

--------------------------
(1) The weighted average remaining term to maturity of the Group II Mortgage
Loans was approximately 358 months.

                  Property Types of the Group II Mortgage Loans

                                                                                                     % of Aggregate
                                                                      Scheduled Principal          Scheduled Principal
                                               Number of               Balance as of the            Balance as of the
            Property Type                    Mortgage Loans              Cut-off Date                 Cut-off Date

Single Family......................              1,221                 $387,218,638.20                    75.48%
PUD(1).............................                211                   68,232,705.30                    13.30
2-4 Units..........................                 64                   24,247,093.20                     4.73
Condominium........................                109                   32,095,266.37                     6.26
Townhouse..........................                  5                    1,207,783.93                     0.24
                                                 -----                  ---------------                   ------
         Total.....................              1,610                 $513,001,487.00                   100.00%
                                                 =====                 ===============                   ======

--------------------------
(1) PUD refers to a home or "unit" in a Planned Unit Development.

               Occupancy Status of the Group II Mortgage Loans(1)

                                                                                                     % of Aggregate
                                                                      Scheduled Principal          Scheduled Principal
                                               Number of               Balance as of the            Balance as of the
           Occupancy Status                  Mortgage Loans              Cut-off Date                 Cut-off Date

Owner Occupied.....................              1,558                 $500,364,275.06                    97.54%
Non-Owner Occupied.................                 46                   10,106,082.78                     1.97
Second Home........................                  6                    2,531,129.16                     0.49
                                                 -----                  ---------------                   ------
         Total.....................              1,610                 $513,001,487.00                   100.00%
                                                 =====                 ===============                   ======

--------------------------
(1) Occupancy as represented by the mortgagor at the time of origination.

                                      S-36

                     Purpose of the Group II Mortgage Loans

                                                                                                     % of Aggregate
                                                                      Scheduled Principal          Scheduled Principal
                                               Number of               Balance as of the            Balance as of the
               Purpose                       Mortgage Loans              Cut-off Date                 Cut-off Date

Cash Out Refinance.................                543                 $171,443,988.47                    33.42%
Purchase...........................                987                  316,650,245.47                    61.73
Rate/Term Refinance................                 80                   24,907,253.06                     4.86
                                                 -----                  ---------------                   ------
         Total.....................              1,610                 $513,001,487.00                   100.00%
                                                 =====                 ===============                   ======

--------------------------

         Original Loan-to-Value Ratios of the Group II Mortgage Loans(1)

                                                                                                     % of Aggregate
                                                                      Scheduled Principal          Scheduled Principal
                                               Number of               Balance as of the            Balance as of the
   Original Loan-to-Value Ratio (%)          Mortgage Loans              Cut-off Date                 Cut-off Date

 30.01 - 40.00.....................                  3              $       518,742.42                     0.10%
 40.01 - 50.00.....................                  7                    1,415,684.39                     0.28
 50.01 - 60.00.....................                 27                    6,603,619.93                     1.29
 60.01 - 70.00.....................                 73                   19,923,104.10                     3.88
 70.01 - 80.00.....................              1,181                  382,100,230.28                    74.48
 80.01 - 90.00.....................                252                   83,845,287.04                    16.34
 90.01 -100.00.....................                 67                   18,594,818.84                     3.62
                                                 -----                  ---------------                   ------
         Total.....................              1,610                 $513,001,487.00                   100.00%
                                                 =====                 ===============                   ======

--------------------------
 (1) The weighted average original loan-to-value ratio of the Group II Mortgage
Loans as of the Cut-off Date was approximately 80.39%.

                                      S-37

                    Geographic Distribution of the Mortgaged Properties relating to the Group II Mortgage Loans(1)

                                                                                                     % of Aggregate
                                                                      Scheduled Principal          Scheduled Principal
                                               Number of               Balance as of the            Balance as of the
               Location                      Mortgage Loans              Cut-off Date                 Cut-off Date

Alabama............................                  6              $       377,842.41                     0.07%
Alaska.............................                  1                      279,766.67                     0.05
Arizona............................                 26                    5,228,064.13                     1.02
Arkansas...........................                  3                      234,404.08                     0.05
California.........................                889                  332,514,941.30                    64.82
Colorado...........................                 82                   18,298,252.38                     3.57
Connecticut........................                 11                    3,790,361.57                     0.74
District Of Columbia...............                  3                    1,336,028.60                     0.26
Florida............................                 78                   19,755,835.99                     3.85
Georgia............................                 22                    6,381,170.89                     1.24
Hawaii.............................                  2                    1,328,739.65                     0.26
Idaho..............................                  2                      984,891.87                     0.19
Illinois...........................                 33                    9,938,643.51                     1.94
Indiana............................                  6                      342,193.11                     0.07
Iowa...............................                  6                      603,972.61                     0.12
Kansas.............................                  3                      199,512.26                     0.04
Kentucky...........................                  1                      116,951.98                     0.02
Louisiana..........................                  8                      697,297.96                     0.14
Maine..............................                  1                       43,987.37                     0.01
Maryland...........................                 21                    6,101,716.41                     1.19
Massachusetts......................                  7                    2,245,167.40                     0.44
Michigan...........................                 22                    6,292,394.92                     1.23
Minnesota..........................                 13                    3,999,924.20                     0.78
Missouri...........................                  7                      349,949.96                     0.07
Nebraska...........................                  2                       56,362.04                     0.01
Nevada.............................                 18                    5,406,407.51                     1.05
New Jersey.........................                 16                    5,073,241.29                     0.99
New Mexico.........................                  2                      644,624.50                     0.13
New York...........................                 56                   22,473,650.13                     4.38
North Carolina.....................                 15                    2,043,629.30                     0.40
Ohio...............................                 14                    2,774,512.89                     0.54
Oklahoma...........................                  4                    1,278,992.52                     0.25
Oregon.............................                 22                    5,460,701.76                     1.06
Pennsylvania.......................                  9                    1,982,716.60                     0.39
Rhode Island.......................                  4                    1,022,921.73                     0.20
South Carolina.....................                  5                      758,982.30                     0.15
Tennessee..........................                 16                    1,884,095.51                     0.37
Texas..............................                 51                    9,869,948.63                     1.92
Utah...............................                  8                    2,367,189.75                     0.46
Virginia...........................                 25                    8,232,989.31                     1.60
Washington.........................                 78                   17,648,194.31                     3.44
West Virginia......................                  1                      323,782.16                     0.06
Wisconsin..........................                 10                    2,194,260.05                     0.43
Wyoming............................                  1                       62,273.48                     0.01
                                                 -----                  ---------------                   ------
         Total.....................              1,610                 $513,001,487.00                   100.00%
                                                 =====                 ===============                   ======

--------------------------
(1) The greatest ZIP code geographic concentration of the Group II Mortgage
Loans was approximately 0.93% in the 94014 ZIP Code.

                                      S-38

              Documentation Level of the Group II Mortgage Loans(1)

                                                                                                     % of Aggregate
                                                                      Scheduled Principal          Scheduled Principal
                                               Number of               Balance as of the            Balance as of the
         Documentation Level                 Mortgage Loans              Cut-off Date                 Cut-off Date

Full Documentation.................              1,191                 $354,571,539.88                    69.12%
Stated Income Documentation........                407                  155,010,597.92                    30.22
Limited Documentation..............                 12                    3,419,349.20                     0.67
                                                 -----                  ---------------                   ------
         Total.....................              1,610                 $513,001,487.00                   100.00%
                                                 =====                 ===============                   ======

--------------------------
(1) For a description of each Documentation Level, see "Long Beach Mortgage
Company--Underwriting Guidelines" herein.

                 Credit Grade for the Group II Mortgage Loans(1)

                                                                                                     % of Aggregate
                                                                      Scheduled Principal          Scheduled Principal
                                               Number of               Balance as of the            Balance as of the
             Credit Grade                    Mortgage Loans              Cut-off Date                 Cut-off Date

AA.................................                106                $  45,400,582.74                     8.85%
A..................................              1,330                  427,663,274.96                    83.36
A-.................................                 31                    8,861,094.18                     1.73
B+.................................                 28                    7,566,260.35                     1.47
B..................................                 47                   12,325,425.78                     2.40
C..................................                 45                    8,321,765.58                     1.62
D..................................                 23                    2,863,083.41                     0.56
                                                 -----                  ---------------                   ------
         Total.....................              1,610                 $513,001,487.00                   100.00%
                                                 =====                 ===============                   ======

--------------------------
(1) For a description of Credit Grade, see "Long Beach Mortgage Company--Risk
Categories" herein.

                                      S-39

                Credit Scores for the Group II Mortgage Loans(1)

                                                                                                     % of Aggregate
                                                                      Scheduled Principal          Scheduled Principal
                                               Number of               Balance as of the            Balance as of the
             Credit Score                    Mortgage Loans              Cut-off Date                 Cut-off Date

501 - 550..........................                194                $  40,701,696.14                     7.93%
551 - 600..........................                345                   99,984,752.64                    19.49
601 - 650..........................                570                  174,480,125.13                    34.01
651 - 700..........................                343                  131,038,573.21                    25.54
701 - 750..........................                124                   52,180,480.65                    10.17
751 - 800..........................                 34                   14,615,859.23                     2.85
                                                 -----                  ---------------                   ------
         Total.....................              1,610                 $513,001,487.00                   100.00%
                                                 =====                 ===============                   ======

--------------------------
(1) The weighted average credit score of the Group II Mortgage Loans that had credit scores was approximately 635.

            Current Mortgage Rates of the Group II Mortgage Loans(1)

                                                                                                     % of Aggregate
                                                                      Scheduled Principal          Scheduled Principal
                                               Number of               Balance as of the            Balance as of the
      Current Mortgage Rate (%)              Mortgage Loans              Cut-off Date                 Cut-off Date

  4.501 - 5.000....................                  2              $       625,797.19                     0.12%
  5.001 - 5.500....................                 28                   10,599,433.07                     2.07
  5.501 - 6.000....................                180                   67,965,902.68                    13.25
  6.001 - 6.500....................                359                  129,292,705.51                    25.20
  6.501 - 7.000....................                418                  139,095,132.61                    27.11
  7.001 - 7.500....................                233                   78,040,971.08                    15.21
  7.501 - 8.000....................                135                   43,650,614.35                     8.51
  8.001 - 8.500....................                 53                   18,056,448.37                     3.52
  8.501 - 9.000....................                 22                    6,824,686.46                     1.33
  9.001 - 9.500....................                 11                    3,236,702.77                     0.63
  9.501 -10.000....................                 83                    8,260,928.81                     1.61
 10.001 -10.500....................                 48                    4,025,607.31                     0.78
 10.501 -11.000....................                 16                    1,461,329.67                     0.28
 11.001 -11.500....................                 10                      935,411.60                     0.18
 11.501 -12.000....................                 10                      768,941.23                     0.15
 12.001 -12.500....................                  2                      160,874.29                     0.03
                                                 -----                  ---------------                   ------
         Total.....................              1,610                 $513,001,487.00                   100.00%
                                                 =====                 ===============                   ======

--------------------------
(1)  The weighted average current Mortgage Rate of the Group II Mortgage Loans as of the Cut-off Date was approximately 6.861% per annum.

                                      S-40

                               Maximum Mortgage Rates of the Adjustable-Rate Group II Mortgage Loans(1)

                                                                                                     % of Aggregate
                                                                      Scheduled Principal          Scheduled Principal
                                               Number of               Balance as of the            Balance as of the
      Maximum Mortgage Rate (%)              Mortgage Loans              Cut-off Date                 Cut-off Date

10.001 - 11.000....................                  2              $       625,797.19                     0.13%
11.001 - 12.000....................                203                   76,392,484.33                    15.56
12.001 - 13.000....................                746                  254,525,911.86                    51.83
13.001 - 14.000....................                352                  116,431,239.28                    23.71
14.001 - 15.000....................                 75                   24,917,021.40                     5.07
15.001 - 16.000....................                 90                   10,904,974.67                     2.22
16.001 - 17.000....................                 63                    5,449,768.56                     1.11
17.001 - 18.000....................                 19                    1,662,001.17                     0.34
18.001 - 19.000....................                  2                      160,874.29                     0.03
                                                 -----                  ---------------                   ------
         Total.....................              1,552                 $491,070,072.75                   100.00%
                                                 =====                 ===============                   ======

--------------------------
(1)  The weighted average Maximum Mortgage Rate of the adjustable-rate Group II
     Mortgage Loans as of the Cut-off Date was approximately 12.863% per annum.

                               Minimum Mortgage Rates of the Adjustable-Rate Group II Mortgage Loans(1)

                                                                                                     % of Aggregate
                                                                      Scheduled Principal          Scheduled Principal
                                               Number of               Balance as of the            Balance as of the
      Minimum Mortgage Rate (%)              Mortgage Loans              Cut-off Date                 Cut-off Date

  4.001 - 5.000....................                  2              $       625,797.19                     0.13%
  5.001 - 6.000....................                204                   77,103,747.98                    15.70
  6.001 - 7.000....................                746                  254,353,751.58                    51.80
  7.001 - 8.000....................                353                  116,679,527.72                    23.76
  8.001 - 9.000....................                 73                   24,129,629.59                     4.91
  9.001 -10.000....................                 90                   10,904,974.67                     2.22
 10.001 -11.000....................                 63                    5,449,768.56                     1.11
 11.001 -12.000....................                 19                    1,662,001.17                     0.34
 12.001 -13.000....................                  2                      160,874.29                     0.03
                                                 -----                  ---------------                   ------
         Total.....................              1,552                 $491,070,072.75                   100.00%
                                                 =====                 ===============                   ======

--------------------------
(1)  The weighted average Minimum Mortgage Rate of the adjustable-rate Group II
     Mortgage Loans as of the Cut-off Date was approximately 6.859% per annum.

                                      S-41

         Gross Margins of the Adjustable-Rate Group II Mortgage Loans(1)

                                                                                                     % of Aggregate
                                                                      Scheduled Principal          Scheduled Principal
                                               Number of               Balance as of the            Balance as of the
           Gross Margin (%)                  Mortgage Loans              Cut-off Date                 Cut-off Date

4.001 - 4.500......................                 85                $  35,416,427.14                     7.21%
4.501 - 5.000......................              1,289                  410,750,970.45                    83.64
5.501 - 6.000......................                 87                   24,034,339.77                     4.89
6.001 - 6.500......................                  1                      499,695.47                     0.10
6.501 - 7.000......................                 88                   20,050,692.67                     4.08
7.001 - 7.500......................                  1                      121,947.25                     0.02
7.501 - 8.000......................                  1                      196,000.00                     0.04
                                                 -----                  ---------------                   ------
         Total.....................              1,552                 $491,070,072.75                   100.00%
                                                 =====                 ===============                   ======

--------------------------
(1)  The weighted average Gross Margin of the adjustable-rate Group II Mortgage
     Loans as of the Cut-off Date was approximately 5.056% per annum.

                                 Next Adjustment Dates for the Adjustable-Rate Group II Mortgage Loans

                                                                                                     % of Aggregate
                                                                      Scheduled Principal          Scheduled Principal
                                               Number of               Balance as of the            Balance as of the
         Next Adjustment Date                Mortgage Loans              Cut-off Date                 Cut-off Date

March 2005.........................                  5               $    1,788,976.72                     0.36%
July 2006..........................                  2                      485,434.67                     0.10
August 2006........................                175                   55,925,463.14                    11.39
September 2006.....................              1,332                  421,543,146.81                    85.84
August 2007........................                  6                    1,393,185.73                     0.28
September 2007.....................                 21                    7,178,734.10                     1.46
August 2009........................                  5                      997,670.88                     0.20
September 2009.....................                  6                    1,757,460.70                     0.36
                                                 -----                  ---------------                   ------
         Total.....................              1,552                 $491,070,072.75                   100.00%
                                                 =====                 ===============                   ======

                                      S-42

                             Initial Periodic Rate Caps of the Adjustable-Rate Group II Mortgage Loans(1)

                                                                                                     % of Aggregate
                                                                      Scheduled Principal          Scheduled Principal
                                               Number of               Balance as of the            Balance as of the
    Initial Periodic Rate Cap (%)            Mortgage Loans              Cut-off Date                 Cut-off Date

1.000..............................              1,513                 $477,932,757.58                    97.32%
3.000..............................                 39                   13,137,315.17                     2.68
                                                 -----                  ---------------                   ------
         Total.....................              1,552                 $491,070,072.75                   100.00%
                                                 =====                 ===============                   ======

--------------------------
(1) Relates solely to initial rate adjustments. The weighted average Initial
Periodic Rate Cap of the adjustable-rate Group II Mortgage Loans as of the
Cut-off Date was approximately 1.054%.

                            Subsequent Periodic Rate Caps of the Adjustable-Rate Group II Mortgage Loans(1)

                                                                                                     % of Aggregate
                                                                      Scheduled Principal          Scheduled Principal
                                               Number of               Balance as of the            Balance as of the
   Subsequent Periodic Rate Cap (%)          Mortgage Loans              Cut-off Date                 Cut-off Date

1.000..............................              1,552                 $491,070,072.75                   100.00%
                                                 -----                  ---------------                   ------
         Total.....................              1,552                 $491,070,072.75                   100.00%
                                                 =====                 ===============                   ======

--------------------------
(1) Relates to all rate adjustments subsequent to initial rate adjustments.

                                      S-43

                           LONG BEACH MORTGAGE COMPANY

General

         The information set forth in the following paragraphs has been provided by the Master Servicer. None of the Depositor, the Subservicer (except with respect to the information set forth in "--Washington Mutual Bank, FA"), the
Trustee, the NIMS Insurer, if any, the Underwriters or any of their affiliates has made or will make any representation as to the accuracy or completeness of such information.

         The Master Servicer, a Delaware corporation, is a specialty finance company engaged in the business of originating, purchasing, selling and, through
WMBFA, servicing mortgage loans secured by one- to four-family residences that generally do not conform to the underwriting guidelines typically applied by banks and other primary lending institutions, particularly with respect to a prospective borrower's credit history and debt-to-income ratio. Borrowers who qualify under the Master Servicer's underwriting guidelines generally have equity in their property and repayment ability but may have a record of major derogatory credit items such as outstanding judgments or prior bankruptcies. The
Master Servicer originates mortgage loans based on its underwriting guidelines and does not determine whether such mortgage loans would be acceptable for purchase by Fannie Mae or Freddie Mac. The Master Servicer began originating mortgage loans in 1988.

         The Master Servicer and WMBFA are each approved as a seller/servicer for Fannie Mae and as a servicer for Freddie Mac. The Master Servicer is also approved as a non-supervised mortgagee by the U.S. Department of Housing and
Urban Development.

         In October 1999, Washington Mutual, Inc. ("WM"), a publicly traded financial services company headquartered in Seattle, Washington, acquired the parent company of the Master Servicer. As a result of this transaction, the
Master Servicer became a wholly-owned subsidiary of WM.

         In April 2001, the Master Servicer transferred to WMBFA substantially all of its servicing portfolio and servicing operations, and in connection therewith, appointed WMBFA as a subservicer to perform, on behalf of the Master
Servicer, the servicing functions that are required to be performed with respect to the Mortgage Loans. The servicing functions being performed by WMBFA are performed by servicing personnel, many of whom were formerly employed by the
Master Servicer. See "Risk Factors--The Subservicer Has Limited Experience
Servicing Mortgage Loans Underwritten Under the Seller's Underwriting
Guidelines" in this prospectus supplement.

         Washington Mutual Bank, FA. Washington Mutual Bank, FA, the
subservicer, is a federally chartered savings bank. The primary mortgage loan servicing office of WMBFA is located at 19850 Plummer Street, Chatsworth,
California 91311. Its telephone number is (818) 775-2278. WMBFA is subject to regulation and examination by the Office of Thrift Supervision ("OTS"), which is its primary regulator. Its deposit accounts are insured by the FDIC primarily through the Savings Association Insurance Fund. As a result, the FDIC also has some authority to regulate WMBFA. WMBFA is a wholly-owned subsidiary of WM.

         Lending Activities and Loan Sales. The Master Servicer originates real estate loans through its network of offices and loan origination centers. The
Master Servicer also participates in secondary market activities by originating and selling mortgage loans, the majority of which continue to be serviced by
WMBFA. In other cases, the Master Servicer's whole loan sale agreements provide for the transfer of servicing rights.

         The Master Servicer's primary lending activity is funding loans to enable mortgagors to purchase or refinance residential real property, which loans are secured by first or second liens on the related real property. The
Master Servicer's single-family real estate loans are predominantly
"conventional" mortgage loans, meaning that they are not insured by the Federal
Housing Administration or partially guaranteed by the U.S. Department of
Veterans Affairs.

         The following table summarizes the Master Servicer's one- to four-family residential mortgage loan origination activity for the periods shown below.

                                      S-44

                                                               Year ended December 31,
                             --------------------------------------------------------------------------------------------
                                 2000(1)             2001               2002               2003             2004(2)
                             ----------------- ------------------ ------------------ ------------------ -----------------
                                                               (Dollars in Thousands)
Originations and
   Purchases..........          $3,859,472        $5,537,589         $8,650,316         $11,497,312        $6,621,231

(1)  Excludes $475,125,156 of loans which were originated and sold to Washington
     Mutual, Inc. in 1999 and were subsequently repurchased in 2000 and sold.
(2)  Through June 30, 2004.

         Loan Servicing; The Subservicing Agreement. The Master Servicer and
WMBFA are parties to a subservicing agreement dated as of April 9, 2001 (the
"Subservicing Agreement") pursuant to which the Master Servicer appointed WMBFA, effective April 9, 2001, to service all of the mortgage loans the Master
Servicer originates that are retained in the Master Servicer's loan servicing portfolio, except certain loans that were delinquent at the time, and at least a majority of the loans originated by the Master Servicer that have been sold to investors. All mortgage loans including the mortgage loans that were delinquent on April 9, 2001 are currently being serviced by WMBFA pursuant to the
Subservicing Agreement. Servicing includes collecting and remitting loan payments, accounting for principal and interest, contacting delinquent mortgagors, and supervising foreclosure in the event of unremedied defaults. All of the Mortgage Loans are serviced by WMBFA.

         The Master Servicer's and WMBFA's servicing activities are examined periodically by applicable regulatory authorities. Certain financial records of each of the Master Servicer and WMBFA relating to their loan servicing activities are reviewed annually as part of the audit of the Master Servicer's and WMBFA's financial statements conducted by their independent accountants.

         Collection Procedures. WMBFA's collection procedures are substantially similar to those formerly used by the Master Servicer. When a mortgagor fails to make a required payment on a residential mortgage loan, WMBFA attempts to cause the deficiency to be cured by communicating with the mortgagor. In most cases, deficiencies are cured promptly. Pursuant to WMBFA's customary procedures for residential mortgage loans serviced by it for its own account, WMBFA generally mails a notice of intent to foreclose to the mortgagor after the loan is delinquent two payments and, within one month thereafter, if the loan remains delinquent, typically institutes appropriate legal action to foreclose on the property securing the loan. If foreclosed, the property is sold at public or private sale and may be purchased by the Master Servicer or WMBFA. In
California, real estate lenders are generally unable as a practical matter to obtain a deficiency judgment against the mortgagor on a loan secured by single-family real estate.

         Loan Servicing Portfolio, Delinquency and Loss Experience. The
following table sets forth the delinquency and loss experience at the dates indicated for the Master Servicer's total loan servicing portfolio. The information set forth in the table reflects the delinquency and loan loss experience of the Master Servicer's loan servicing portfolio since WMBFA began servicing this portfolio in April 2001:

                                      S-45

                                                       As of             As of              As of             As of
                                                   June 30, 2004   December 31, 2003  December 31, 2002    December 31,
                                                                                                               2001

                                                  ------------------------------------------------------------------------
                                                                           (Dollars in Thousands)

Total Outstanding Principal Balance.........      $20,886,411       $19,263,657        $14,228,059        $9,264,325
Number of Loans ............................         146,524            136,081            104,674            75,293
DELINQUENCY
Period of Delinquency:
31-60 Days
   Principal Balance........................        $456,691           $486,059           $507,885          $403,817
   Number of Loans..........................           4,143              4,274              4,363             3,549
   Delinquency as a Percentage of Total
     Outstanding Principal Balance..........           2.19%              2.52%              3.57%             4.36%
   Delinquency as a Percentage of Number of
       Loans................................           2.83%              3.14%              4.17%             4.71%
61-90 Days
   Principal Balance........................        $196,091           $211,392           $209,501          $189,932
   Number of Loans..........................           1,742              1,808              1,829             1,712
   Delinquency as a Percentage of Total
     Outstanding Principal Balance..........           0.94%              1.10%              1.47%             2.05%
   Delinquency as a Percentage of Number of
   Loans....................................           1.19%              1.33%              1.75%             2.27%
91 Days or More
   Principal Balance........................      $1,041,729         $1,155,663         $1,017,329          $775,987
   Number of Loans..........................           9,380             10,597              9,676             7,436
   Delinquency as a Percentage of Total
     Outstanding Principal Balance..........           4.99%              6.00%              7.15%             8.38%
   Delinquency as a Percentage of Number of
     Loans..................................           6.40%              7.79%              9.24%             9.88%
Total Delinquencies
   Principal Balance........................      $1,694,511         $1,853,115         $1,734,715        $1,369,736
   Number of Loans..........................          15,265             16,679             15,868            12,697
   Delinquency as a Percentage of Total
      Outstanding Principal Balance.........           8.11%              9.62%             12.19%            14.79%
   Delinquency as a Percentage of Number of
Loans                                                 10.42%             12.26%             15.16%            16.86%
FORECLOSURES PENDING(1)
   Principal Balance........................        $576,073           $593,138           $452,175          $459,500
   Number of Loans..........................           5,000              5,276              4,292             4,530
   Foreclosures Pending as a Percentage of
      Total Outstanding Principal Balances..           2.76%              3.08%              3.18%             4.96%
   Foreclosures Pending as a Percentage of
      Number of Loans.......................           3.41%              3.88%              4.10%             6.02%
NET LOAN LOSSES
      for the indicated six months ending
      June 30, 2004 and the indicated years
      ending December 31, 2003, 2002 and
      2001(2)...............................        $132,586           $144,482            $60,747           $20,264
NET LOAN LOSSES as a Percentage of Total
      Outstanding Principal Balance.........           0.63%              0.75%              0.43%             0.22%

(1)  Includes mortgage loans which are in foreclosure but as to which title to the mortgaged property has not been acquired, at the dates indicated.
     Foreclosures pending are included in the delinquencies set forth above.
(2)  Net Loan Losses is calculated for loans conveyed to REMIC trust funds as the aggregate of the net loan loss for all such loans liquidated during the period indicated. The Net Loan Loss for any such loan is equal to the difference between (a) the principal balance plus accrued interest through the date of liquidation plus all liquidation expenses related to such loan and (b) all amounts received in connection with the liquidation of such loan. The majority of residential loans reflected in this table have been conveyed to REMIC trust funds.

                                      S-46

         As of June 30, 2004, 3,949 one- to four-family residential properties relating to loans in the Master Servicer's loan servicing portfolio had been acquired through foreclosure or deed in lieu of foreclosure and were not liquidated.

         The delinquency and loss experience of the Mortgage Loans is unlikely to correspond to the delinquency and loss experience of the Master Servicer's loan servicing portfolio set forth in the foregoing table. The statistics shown above represent the delinquency and loss experience for the Master Servicer's total loan servicing portfolio only for the periods presented, whereas the aggregate delinquency and loss experience on the Mortgage Loans will depend on the results obtained over the life of the Trust. In addition, the statistics shown above should not be considered as a basis of assessing the likelihood, amount or severity of losses on the Mortgage Loans. If the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies, foreclosures and losses could be higher than those previously experienced by the Master Servicer and WMBFA. In addition, adverse economic conditions (which may or may not affect real property values)
may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the Mortgage Loans.

         The delinquency and loss experience percentages set forth above in the immediately preceding table are calculated on the basis of the total mortgage loans serviced at the dates indicated. However, because the total outstanding principal balance of residential loans serviced by the Master Servicer, and since April 2001 by WMBFA, has increased from $9,264,325,000 at December 31,
2001 to $20,886,411,000 at June 30, 2004, the total outstanding principal balance of originated loans serviced at the dates indicated includes many loans that will not have been outstanding long enough to give rise to some or all of the indicated periods of delinquency. In the absence of such substantial and continual additions of newly originated loans to the total amount of loans serviced, the percentages indicated above would be higher and could be substantially higher. The actual delinquency percentages with respect to the
Mortgage Loans may be expected to be substantially higher than the delinquency percentages indicated above because the composition of the Mortgage Loans will not change. In addition, the Mortgage Loans may be more recently originated and not included in the information regarding the delinquency and loss experience of the loan servicing portfolio.

Underwriting Guidelines

         The Mortgage Loans have been, or will be, acquired by the Depositor from the Seller (referred to in this Section as "Long Beach"). All of the
Mortgage Loans were, or will be, originated, acquired or re-underwritten upon acquisition by Long Beach generally in accordance with the underwriting guidelines described below.

         The information regarding Long Beach's underwriting guidelines has been provided by Long Beach. None of the Depositor, the Subservicer, the Trustee, the
Underwriters, or any of their affiliates has made any independent investigation of such information or has made or will make any representation as to the accuracy or completeness of such information.

         The Mortgage Loans were, or will be, originated or re-underwritten, in the case of Mortgage Loans acquired by Long Beach from WMBFA, Washington Mutual
Bank ("WMB") or Washington Mutual Bank fsb ("WMB fsb") (the "WAMU Loans"),
generally in accordance with guidelines established by Long Beach under its Full
Documentation ("Full Doc"), Limited Documentation ("Limited Doc") or Stated
Income Documentation ("Stated Income") residential loan programs. Long Beach's underwriting guidelines are primarily intended to evaluate the mortgagor's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. On a case-by-case basis and only with the approval of a lending officer with appropriate risk level authority, Long Beach may determine that, based upon compensating factors, a prospective mortgagor not strictly qualifying under its underwriting risk category guidelines warrants an underwriting exception. Compensating factors may include, but are not limited to, low loan-to-value ratio, low debt-to-income ratio, good credit history, stable employment and time in residence at the applicant's current address. It is expected that a substantial number of the Mortgage Loans to be included in the Mortgage Pool will represent exceptions to the underwriting guidelines.

         Under Long Beach's programs, during the underwriting or re-underwriting process, Long Beach reviews and verifies the loan applicant's sources of income
(only under the Full Doc residential loan program), calculates the amount of income from all such sources indicated on the loan application, reviews the credit history of the applicant and calculates the debt-to-income ratio to determine the applicant's ability to repay the loan, and determines whether the mortgaged property complies with Long Beach's underwriting guidelines. Long
Beach applies its underwriting guidelines in accordance with a procedure which complies with applicable federal and state laws and regulations and requires (i)

                                      S-47

an appraisal of the mortgaged property which generally conforms to Fannie Mae and Freddie Mac standards and (ii) a review of that appraisal. The appraisal review may be conducted by a representative of Long Beach or WMBFA and, depending upon the original principal balance and loan-to-value ratio of the mortgaged property, may include an administrative review, technical review, desk review or field review of the original appraisal or a drive-by review appraisal of the mortgaged property. In re-underwriting the WAMU loans under its underwriting guidelines, Long Beach did not obtain a new appraisal for the mortgaged properties securing the WAMU Loans but completed a desk review of the original appraisals for each of such mortgaged properties.

         Long Beach's first mortgage underwriting guidelines permit first lien mortgage loans with loan-to-value ratios at origination of up to 100%, or 80% if at the time of origination of the first lien mortgage loan, the originator also originated a second lien mortgage loan. The maximum allowable loan-to-value ratio varies based upon the residential loan program, income documentation, property type, creditworthiness and debt service-to-income ratio of the mortgagor and the overall risks associated with the loan decision. Under the residential loan programs, the maximum combined loan-to-value ratio, including any second liens subordinate to Long Beach's first lien, is generally 100% for owner occupied mortgaged properties and 90% for non-owner occupied mortgaged properties.

         All of the Mortgage Loans are either originated under Long Beach's underwriting programs based on loan application packages submitted through mortgage brokerage companies, purchased from approved originators or purchased from WMBFA, WMB or WMB fsb. Loan application packages submitted through mortgage brokerage companies, containing relevant credit, property and underwriting information on the loan request, are compiled by the mortgage brokerage company and submitted to Long Beach for approval and funding. The mortgage brokerage companies receive a portion of the loan origination fee charged to the mortgagor at the time the loan is made. No single mortgage brokerage company accounts for more than 5%, measured by outstanding principal balance, of the mortgage loans originated by Long Beach.

         Each prospective mortgagor completes an application, which includes information with respect to the applicant's liabilities, income, credit history and employment history, as well as certain other personal information. Long
Beach obtains a credit report on each applicant from a credit reporting company or, in the case of the WAMU Loans and mortgage loans purchased from correspondent originators, reviews the credit report on the mortgagor obtained when the mortgage loan was originated. The report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, repossession, suits or judgments. The applicant must generally provide to Long
Beach or the originator a letter explaining all late payments on mortgage debt.
Under the Full Doc residential loan program, self-employed individuals are generally required to submit their most recent federal income tax return. As part of its quality control system, Long Beach re-verifies information with respect to the foregoing matters that has been provided by the mortgage brokerage company prior to funding a loan and WMBFA, as subservicer, periodically audits files based on a statistical sample of closed loans. In the course of its pre-funding audit, Long Beach re-verifies the income of each mortgagor or, for a self-employed individual, reviews the income documentation obtained under the Full Doc and Limited Doc residential loan programs. Long
Beach generally requires the evidence of funds available for the down payment.
In the course of its re-underwriting of the WAMU Loans, Long Beach reviews the mortgagor's application completed in connection with the origination of the mortgage loan but does not re-verify any of the information included in such application.

         The mortgaged properties are appraised by licensed independent appraisers who have satisfied WMBFA's appraiser screening process. In most cases, properties in below average condition, including properties requiring major deferred maintenance, are not acceptable under the Long Beach underwriting programs. Each appraisal includes a market data analysis based on recent sales of comparable homes in the area and, where deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. Every independent appraisal is reviewed by a representative of Long Beach or WMBFA before the loan is funded or re-underwritten.

         Long Beach uses a credit scoring methodology as part of its underwriting and re-underwriting process. The credit scoring methodology assesses a prospective borrower's ability to repay a mortgage loan based upon predetermined mortgage loan characteristics and credit risk factors. The credit scoring methodology generates a credit score (also known as a FICO score)
ranging from around 250 to 900, with a higher score indicating a borrower with a relatively more favorable credit history. The credit score is based upon such factors as the prospective borrower's payment history, delinquencies on accounts, levels of outstanding debt, length of credit history and types of credit and bankruptcy experience.

                                      S-48

         Long Beach originates or acquires mortgage loans that generally do not conform to the underwriting guidelines typically applied by banks and other primary lending institutions, particularly with respect to a prospective borrower's credit history and debt-to-income ratio. Borrowers who qualify under
Long Beach's underwriting guidelines generally have equity in their property and repayment ability but may have a record of major derogatory credit items such as outstanding judgments or prior bankruptcies. Long Beach originates mortgage loans based on its underwriting guidelines and does not determine whether such mortgage loans would be acceptable for purchase by Fannie Mae or Freddie Mac.
Long Beach's underwriting guidelines establish the maximum permitted loan-to-value ratio for each loan type based upon these and other risk factors.

         Under the Limited Doc and Stated Income residential loan programs, the mortgagor's employment and income sources must be stated on the mortgagor's application. The mortgagor's income as stated must be reasonable for the related occupation and such determination as to reasonableness is subject to the loan underwriter's discretion. However, the mortgagor's income as stated on the application is not independently verified. Verification of employment is required for salaried mortgagors. Maximum loan-to-value ratios are generally lower under the Limited Doc and Stated Income residential loan programs than those permitted under the Full Doc residential loan program. Except as otherwise stated above, the same mortgage credit, consumer credit and collateral property underwriting guidelines that apply to the Full Doc residential loan program apply to the Limited Doc and Stated Income residential loan programs.

         Long Beach requires that all mortgage loans in its underwriting programs have title insurance and be secured by liens on real property. Long
Beach also requires that fire and extended coverage casualty insurance be maintained on the secured property in an amount at least equal to the principal balance of the mortgage loan or the replacement cost of the property, whichever is less. Long Beach does not require that the mortgage loans originated or re-underwritten under its underwriting programs be covered by a primary mortgage insurance policy.

Long Beach's Risk Categories

         Under Long Beach's underwriting programs, various risk categories are used to grade the likelihood that the mortgagor will satisfy the repayment conditions of the mortgage loan. These risk categories establish the maximum permitted loan-to-value ratio and loan amount, given the occupancy status of the mortgaged property and the mortgagor's credit history and debt ratio. In general, higher credit risk mortgage loans are graded in categories which permit higher debt ratios and more (or more recent) major derogatory credit items such as outstanding judgments or prior bankruptcies; however, Long Beach's underwriting programs establish lower maximum loan-to-value ratios and maximum loan amounts for loans graded in such categories.

         Long Beach's underwriting guidelines have the following categories and criteria for grading the potential likelihood that an applicant will satisfy the repayment obligations of a mortgage loan:

         Credit Grade: "AA". Under the "AA" risk category, open or unpaid collections, charge-offs, judgments, garnishments, liens or derogatory public records in the last two years are permitted provided there are no more than two such accounts with an aggregate balance of $1,000. Minor credit derogatory items are acceptable. The borrower must have a credit report reflecting a two year credit history and a prior mortgage or rental history evidencing no 30-day late payments during the last 12 months. First time homebuyers are acceptable. No bankruptcy filings may have occurred and no discharge may have occurred during the previous four years (two years for medical-related bankruptcies with proper documentation). There must be a minimum of four years between the cure date of any foreclosure and the loan application date and credit must have been satisfactorily re-established. No open lawsuits in the prior two years are permitted; however, the borrower may be a plaintiff in a lawsuit if a reasonable explanation is provided. For loans with principal balances that conform to the

                                      S-49

Fannie Mae loan limits there is no limit on the number of properties owned by the borrower as a primary residence, second home and non-owner occupied properties. Where the borrower owns more than eight financed properties the borrower must have verified cash reserves equal to at least six months PITI for each new loan for a non-owner occupied property financed by Long Beach. For loans with principal balances that do not conform to the Fannie Mae loan limits the borrower may finance no more than eight other properties consisting of one-to-four units. Maximum qualifying debt service-to-income ratio is 50/50. A maximum loan-to-value ratio of 95% is permitted for owner occupied mortgaged property and a maximum loan-to-value ratio of 90% is permitted for second home and non-owner occupied mortgaged property.

         Credit Grade: "A". Under the "A" risk category, no bankruptcy filings may have occurred during the preceding one year and no discharge or notice of default filings may have occurred during the preceding three years. A maximum of one 30-day late payment within the last 12 months is permitted on an existing mortgage loan. The existing mortgage loan must be current at funding. A maximum of one rolling 30-day late payment is allowed. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 90% is permitted for owner occupied purchase money and/or refinance mortgage loans on single-family, two-unit and condominium properties, and a maximum loan-to-value ratio of 85% is permitted on an owner occupied mortgaged property consisting of three-to-four units or second homes. A maximum loan-to-value ratio of 80% is permitted for non-owner occupied purchase money and/or refinance mortgage loans on single-family, two-unit and condominium properties, and a maximum loan-to-value ratio of 75% is permitted on a non-owner occupied mortgaged property consisting of three-to-four units. Generally, the debt service-to-income ratio maximum may be 55% based on the mortgagor's net disposable income and if the loan-to-value ratio is less than or equal to 90%.
In addition, the applicant must have a credit score of 500 or higher (550 or higher for interest only mortgage loans).

         Credit Grade: "A-". Under the "A-" risk category, no bankruptcy filings may have occurred during the preceding one year and no discharge or notice of default filings may have occurred during the preceding two years. A maximum of two 30-day late payments within the last 12 months is permitted on an existing mortgage loan. The existing mortgage loan must be current at funding. A maximum of two rolling 30-day late payments is allowed. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 90% is permitted for owner occupied purchase money and/or refinance mortgage loans on single-family, two-unit and condominium properties, and a maximum loan-to-value ratio of 85% is permitted on an owner occupied mortgaged property consisting of three-to-four units or second homes. A maximum loan-to-value ratio of 80% is permitted for non-owner occupied purchase money and/or refinance mortgage loans on single-family, two-unit and condominium properties, and a maximum loan-to-value ratio of 75% is permitted on a non-owner occupied mortgaged property consisting of three-to-four units. Generally, the debt service-to-income ratio maximum may be 55% based on the mortgagor's net disposable income and if the loan-to-value ratio is less than or equal to 90%.
In addition, the applicant must have a credit score of 500 or higher (550 or higher for interest only mortgage loans).

         Credit Grade: "B+". Under the "B+" risk category, no bankruptcy filings may have occurred during the preceding 24 months and no discharge or notice of default filings may have occurred during the preceding two years. A maximum of three 30-day late payments within the last 12 months is permitted on an existing mortgage loan. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 90% is permitted for owner occupied purchase money and/or refinance mortgage loans on single-family, two-unit and condominium properties, and a maximum loan-to-value ratio of 80% is permitted on an owner occupied mortgaged property consisting of three-to-four units or second homes. A maximum loan-to-value ratio of 80% is permitted for non-owner occupied purchase money and/or refinance mortgage loans on single-family, two-unit and condominium properties, and a maximum loan-to-value ratio of 70% is permitted on a non-owner occupied mortgaged property consisting of three-to-four units or second homes.
Generally, the debt service-to-income ratio must be 55% or less based on the mortgagor's net disposable income and/or loan-to-value ratio. In addition, the applicant must have a credit score of 500 or higher (550 or higher for interest only mortgage loans).

         Credit Grade: "B". Under the "B" risk category, no bankruptcy filings may have occurred during the preceding 18 months and no discharge or notice of default filings may have occurred during the preceding two years. A maximum of one 60-day late payment within the last 12 months is permitted on an existing mortgage loan. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 85% is permitted for owner occupied purchase money and/or refinance mortgage loans on single-family, two-unit and condominium properties, and a maximum loan-to-value ratio of 80% is permitted on an owner occupied mortgaged property consisting of three-to-four units or second homes. A maximum loan-to-value ratio of 80% is permitted for non-owner occupied purchase money and/or refinance mortgage loans on single-family, two-unit and condominium properties, and a maximum loan-to-value ratio of 70% is permitted on a non-owner occupied mortgaged property consisting of three-to-four units or second homes.
Generally, the debt service-to-income ratio must be 55% or less based on the mortgagor's net disposable income and/or loan-to-value ratio. In addition, the applicant must have a credit score of 500 or higher (550 or higher for interest only mortgage loans).

         Credit Grade: "C". Under the "C" risk category, the applicant may have experienced significant credit problems in the past. A maximum of four 60-day late payments and no 90-day late payments, or three 60-day late payments and one
90-day late payment, within the last 12 months is permitted on an existing mortgage loan. An existing mortgage loan is not required to be current at the time the application is submitted, but cannot be more than 60 days delinquent at funding. No bankruptcy, discharge or notice of default filings may have occurred during the preceding twelve months. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 80% is permitted for owner occupied purchase money and/or refinance mortgage loans on single-family, two-unit and condominium properties, and a maximum loan-to-value ratio of 70% is permitted on an owner occupied mortgaged property consisting of three-to-four units or second homes. A maximum loan-to-value ratio of 70% is permitted for non-owner occupied purchase money and/or refinance mortgage loans on single-family, two-unit and condominium properties, and a maximum loan-to-value ratio of 65% is permitted on a non-owner occupied mortgaged property consisting of three-to-four units or second homes. Generally, the debt service-to-income ratio must not exceed 55%.

                                      S-50

         Credit Grade: "D". Under the "D" risk category, the applicant may have experienced significant credit problems in the past. The applicant may be in bankruptcy or have a notice of default or foreclosure, and in any such case must provide a reasonable explanation including why the problem no longer exists. All debts in bankruptcy must be paid off or discharged or the proceeding dismissed prior to the funding of the mortgage loan. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 65% is permitted for owner occupied purchase money and/or refinance mortgage loans on single-family, two-unit and condominium properties, and a maximum loan-to-value ratio of 60% is permitted on an owner occupied mortgaged property consisting of three-to-four units or second homes. A maximum loan-to-value ratio of 60% is permitted for non-owner occupied purchase money and/or refinance mortgage loans on single-family, two-unit and condominium properties, and a maximum loan-to-value ratio of 50% is permitted on a non-owner occupied mortgaged property consisting of three-to-four units or second homes. Generally, the debt service-to-income ratio must not exceed 55%.

         There can be no assurance that every Mortgage Loan was originated in conformity with the applicable underwriting guidelines in all material respects.
Long Beach's underwriting guidelines include a set of specific criteria pursuant to which the underwriting evaluation is made. The application of Long Beach's underwriting guidelines does not imply that each specific criterion was satisfied with respect to every Mortgage Loan. Rather, a Mortgage Loan will be considered to be originated in accordance with a given set of underwriting guidelines if, based on an overall qualitative evaluation, the Mortgage Loan is in substantial compliance with those underwriting guidelines. For example, a
Mortgage Loan may be considered to comply with a set of underwriting guidelines, even if one or more specific criteria included in those underwriting guidelines were not satisfied, if other factors compensated for the criteria that were not satisfied or if the Mortgage Loan is considered to be in substantial compliance with the underwriting guidelines.

         The Seller will make representations and warranties as of the Closing
Date with respect to the Mortgage Loans, and will be obligated to replace or repurchase any such Mortgage Loan in respect of which a breach of the representations and warranties it has made has occurred (other than those breaches which have been cured) if such breach of any such representation or warranty materially and adversely affects the value of any Mortgage Loan or the
Certificateholders' interests in such Mortgage Loan.

                                      S-51

                              THE POOLING AGREEMENT

General

         The Certificates will be issued pursuant to the Pooling Agreement. The
Trust created under the Pooling Agreement will consist of (i) all of the
Depositor's right, title and interest in the Mortgage Loans, the related mortgage notes, Mortgages and other related documents, (ii) all scheduled payments on the Mortgage Loans due after the Cut-off Date and all unscheduled collections of principal in respect of the Mortgage Loans received after the
Cut-off Date (other than the portion of such collections due on or prior to the
Cut-off Date), together with any proceeds thereof, (iii) any Mortgaged
Properties acquired on behalf of Certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received thereon, (iv) the rights of the
Trustee under all insurance policies, including the PMI Policy in connection with certain of the Mortgage Loans, required to be maintained pursuant to the
Pooling Agreement, (v) the Reserve Fund and the rights of the Trustee under the
Cap Agreement and (vi) certain rights of the Depositor under the Mortgage Loan
Purchase Agreement. The Offered Certificates will be transferable and exchangeable at the corporate trust offices of the Trustee.

         The NIMS Insurer, if any, will be a third party beneficiary of the
Pooling Agreement and will have certain other rights. See "Risk Factors--Certain
Rights of the NIMS Insurer May Adversely Affect the Rights of Holders of the
Offered Certificates."

Assignment of the Mortgage Loans

         On the Closing Date, the Depositor will transfer to the Trust all of its right, title and interest in and to each Mortgage Loan, the related mortgage note, Mortgage, assignment of mortgage in recordable form in blank or to the
Trustee and other related documents (collectively, the "Related Documents"), including all scheduled payments with respect to each such Mortgage Loan due after the Cut-off Date and all unscheduled collections of principal in respect of the Mortgage Loans received after the Cut-off Date (other than the portion of such collections due on or prior to the Cut-off Date). The Trustee, concurrently with such transfer and deposit, will deliver the Certificates to the Depositor.
Each Mortgage Loan transferred to the Trust will be identified on a schedule (as amended from time to time, the "Mortgage Loan Schedule") delivered to the
Trustee pursuant to the Pooling Agreement. The Mortgage Loan Schedule will include information such as the Scheduled Principal Balance of each Mortgage
Loan as of the Cut-off Date, its Mortgage Rate as well as other information with respect to each Mortgage Loan.

         The Pooling Agreement will require that, within the time period specified therein, the Depositor will deliver or cause to be delivered to the
Trustee (or another custodian, as the Trustee's agent for such purpose) the mortgage notes endorsed to the Trustee on behalf of the Certificateholders and the Related Documents. In lieu of delivery of an original of certain of the
Related Documents, if such original is not available or lost, the Depositor may deliver or cause to be delivered true and correct copies thereof, together with, in the case of a lost mortgage note, a lost note affidavit executed by the
Seller. The assignments of mortgage are generally required to be recorded by or on behalf of the Depositor in the appropriate offices for real property records;
provided, however, that such assignments of mortgage are required to be recorded unless each Rating Agency determines that such recording is not required in order for such Rating Agency to assign the initial rating to the Offered
Certificates and the NIMS; provided further, however, upon the occurrence of certain events set forth in the Pooling Agreement, each such assignment of mortgage will be recorded by the Master Servicer or the Trustee as set forth in the Pooling Agreement. The Depositor expects that the Rating Agencies will determine that no such recordation is required and that the assignments of mortgage for substantially all of the Mortgage Loans will not initially be recorded. Any cost associated with the recording of such assignments of mortgage will be borne by the Seller without reimbursement; provided, however, if the
Seller fails to pay the cost of recording, such expense will be paid by the
Master Servicer or the Trustee, as applicable, and will be reimbursable to such party (other than the Master Servicer so long as the Seller is also the Master
Servicer) by the Trust prior to any distribution to Certificateholders.

         On or prior to the Closing Date, the Trustee will review the Mortgage
Loans and the Related Documents to the limited extent required pursuant to the
Pooling Agreement. If at any time any Mortgage Loan or Related Document is found to be defective in any material respect and such defect is not cured within 90 days following notification thereof to the Seller by the Trustee, the Seller will be obligated to either (i) substitute for such Mortgage Loan a Qualified
Substitute Mortgage Loan, provided that such substitution is permitted only within two years of the Closing Date and may not be made unless an opinion of

                                      S-52

counsel is provided to the effect that such substitution will not disqualify any of the REMICs as a REMIC or result in a prohibited transaction tax under the
Code, or (ii) purchase such Mortgage Loan at a price (the "Purchase Price")
equal to the Stated Principal Balance of such Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest thereon, computed at the applicable Mortgage Rate through the end of the calendar month in which the purchase is effected, plus the amount of any unreimbursed Advances and Servicing
Advances made by the Master Servicer, plus in the case of a Mortgage Loan required to be purchased because such Mortgage Loan is in breach of the representation that it is in compliance with certain predatory and abusive-lending laws, any additional costs or damages in excess of the amounts to be paid pursuant to this clause (ii) incurred by the Trust as assignee or purchaser of such Mortgage Loan. The Purchase Price will be required to be remitted to the Master Servicer for deposit in the Collection Account on or prior to the next succeeding Determination Date after such obligation arises.
The obligation of the Seller to repurchase or substitute for a Deleted Mortgage
Loan is the sole remedy regarding any defects in the Mortgage Loans and Related
Documents available to the Trustee or the Certificateholders.

         In connection with the substitution of a Qualified Substitute Mortgage
Loan, the Seller will be required to deposit in the Collection Account on or prior to the next succeeding Determination Date after such obligation arises an amount (the "Substitution Adjustment") equal to the excess of the Purchase Price of the related Deleted Mortgage Loan over the Stated Principal Balance of such
Qualified Substitute Mortgage Loan together with one month's interest on such
Stated Principal Balance at the applicable net Mortgage Rate and all related
Advances and Servicing Advances.

         A "Qualified Substitute Mortgage Loan" is a mortgage loan substituted by the Seller for a Deleted Mortgage Loan which must, on the date of such substitution, (i) have an outstanding Scheduled Principal Balance (or in the case of a substitution of more than one Mortgage Loan for a Deleted Mortgage
Loan, an aggregate Scheduled Principal Balance) not in excess of, and not more than 5% less than, the Scheduled Principal Balance of the Deleted Mortgage Loan;
(ii) have a Mortgage Rate not less than the Mortgage Rate of the Deleted
Mortgage Loan and not more than 1% in excess of the Mortgage Rate of such
Deleted Mortgage Loan; (iii) with respect to an adjustable-rate Mortgage Loan, have a Maximum Mortgage Rate not greater than, and a Minimum Mortgage Rate not less than, those of the Deleted Mortgage Loan, have a Gross Margin equal to or greater than that of the Deleted Mortgage Loan and have a next Adjustment Date not more than two months later than the next Adjustment Date on the Deleted
Mortgage Loan; (iv) have a lien priority equal to or superior to that of the
Deleted Mortgage Loan; (v) have a remaining term to maturity not more than one year earlier and not later than the remaining term to maturity of the Deleted
Mortgage Loan; (vi) have a loan-to-value ratio equal to or lower than the loan-to-value ratio of the Deleted Mortgage Loan; (vii) comply with each representation and warranty as to the Mortgage Loans set forth in the Mortgage
Loan Purchase Agreement (deemed to be made as of the date of substitution);
(viii) have been underwritten or re-underwritten by the Seller in accordance with the same or more favorable underwriting guidelines as the Deleted Mortgage
Loan being replaced; (ix) have a risk grading of at least equal to the risk grading assigned on the Deleted Mortgage Loan; (x) be current (with no contractual delinquencies outstanding) as of the date of substitution; (xi) be secured by the same property type as the Deleted Mortgage Loan; (xii) with respect to Qualified Substitute Mortgage Loans substituted for Deleted Mortgage
Loans that are Group I Mortgage Loans, have had an original Principal Balance that conformed to Fannie Mae and Freddie Mac loan limits as of the date of its origination; (xiii) be covered by the PMI Policy if the Deleted Mortgage Loan being replaced was covered by the PMI Policy; and (xiv) satisfy certain other conditions specified in the Pooling Agreement.

         The Seller will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the
Trustee with respect to each Mortgage Loan (e.g., aggregate Scheduled Principal
Balance as of the Cut-off Date and Mortgage Rate). In addition, the Seller will represent and warrant on the Closing Date that, among other things: (i) at the time of transfer to the Depositor, the Seller has transferred or assigned all of its right, title and interest in each Mortgage Loan and the Related Documents, free of any lien, and (ii) each Mortgage Loan complied, at the time of origination, in all material respects with applicable state and federal laws.
Upon discovery of a breach of any such representation and warranty which materially and adversely affects the value of any Mortgage Loan or the interests of the Certificateholders in the related Mortgage Loan and Related Documents, the Seller will have a period of 90 days after the earlier of discovery or receipt of written notice of the breach to effect a cure. If the breach cannot be cured within the 90-day period, the Seller will be obligated to (i)
substitute for such Mortgage Loan a Qualified Substitute Mortgage Loan or (ii)
purchase such Mortgage Loan from the Trust. The same procedure and limitations that are set forth above for the substitution or purchase of Mortgage Loans as a result of deficient documentation relating thereto will apply to the substitution or purchase of a Mortgage Loan as a result of a breach of a representation or warranty in the Mortgage Loan Purchase Agreement that materially and adversely affects the interests of the Certificateholders.

                                      S-53

         Mortgage Loans required to be substituted for or purchased by the
Seller as described in the preceding paragraphs are referred to as "Deleted
Mortgage Loans." The Master Servicer will be required under the Pooling
Agreement to furnish, or cause to be furnished, information regarding its borrower credit files to reporting agencies in compliance with the Fair Credit
Reporting Act and the applicable implementing regulations in a timely manner.

         Pursuant to the Pooling Agreement, the Master Servicer will be responsible for the servicing and administration of the Mortgage Loans as more fully set forth therein.

Payments on Mortgage Loans; Deposits to Collection Account and Distribution Account

         The Master Servicer will establish and maintain or cause to be maintained a separate trust account (the "Collection Account") for the benefit of the Certificateholders. The Collection Account will be an Eligible Account
(as defined in the Pooling Agreement). Upon receipt by the Master Servicer of amounts in respect of the Mortgage Loans (excluding amounts representing the
Servicing Fee or other servicing compensation, reimbursement for Advances and
Servicing Advances and Insurance Proceeds to be applied to the restoration or repair of a Mortgaged Property or similar items), the Master Servicer will deposit such amounts in the Collection Account. Amounts so deposited may be invested in Permitted Investments (as described in the Pooling Agreement)
maturing no later than one business day prior to the date on which the amount on deposit therein is required to be deposited in the Distribution Account. The
Trustee will establish an account (the "Distribution Account") into which will be deposited amounts withdrawn from the Collection Account for distribution to
Certificateholders on a Distribution Date and payment of certain fees and expenses of the Trust. The Distribution Account will be an Eligible Account.
Amounts on deposit therein may be invested in Permitted Investments maturing on or before the business day prior to the related Distribution Date unless such
Permitted Investments are invested in investments managed or advised by the
Trustee or an affiliate thereof, in which case such Permitted Investments may mature on the related Distribution Date.

Advances

         Subject to the following limitations, the Master Servicer will be obligated to advance or cause to be advanced on or before each Distribution Date its own funds, or funds in the Collection Account that are not included in the
Available Funds for such Distribution Date, in an amount equal to the aggregate of all payments of principal and interest (net of Servicing Fees) that were due during the related Due Period on the Mortgage Loans and that were delinquent on the related Determination Date, plus certain amounts representing assumed payments not covered by any current net income on the Mortgaged Properties acquired by foreclosure or deed in lieu of foreclosure (any such advance, an
"Advance" and together, the "Advances").

         Advances are required to be made only to the extent they are deemed by the Master Servicer to be recoverable from related late collections, Insurance
Proceeds, condemnation proceeds or liquidation proceeds. The purpose of making such Advances is to maintain a regular cashflow to the Certificateholders, rather than to guarantee or insure against losses. The Master Servicer will not be required, however, to make any Advances with respect to reductions in the amount of the monthly payments on the Mortgage Loans due to bankruptcy proceedings or the application of the Relief Act. Subject to the recoverability standard above, the Master Servicer's obligation to make Advances as to any
Mortgage Loan will continue until the Mortgage Loan is paid in full or until the recovery of all liquidation proceeds and Insurance Proceeds thereon.

         All Advances will be reimbursable to the Master Servicer from late collections, Insurance Proceeds, condemnation proceeds and liquidation proceeds from the related Mortgage Loan unless such amounts are deemed to be nonrecoverable by the Master Servicer from the proceeds of the related Mortgage
Loan, in which event reimbursement will be made to the Master Servicer from general funds in the Collection Account. The Master Servicer may recover from amounts in the Collection Account the amount of any Advance that remains unreimbursed to the Master Servicer from the related liquidation proceeds after the final liquidation of the related Mortgage Loan or at such other time that such Advance is determined by the Master Servicer to be nonrecoverable from the proceeds of the related Mortgage Loan, and such reimbursement amount will not be available for remittance to the Trustee for distribution on the Certificates. In the event the Master Servicer fails in its obligation to make any required
Advance, the Trustee in its capacity as successor Master Servicer, will be obligated to make any such Advance, to the extent required in the Pooling
Agreement.

                                      S-54

         In the course of performing its servicing obligations, the Master
Servicer will pay all reasonable and customary "out-of-pocket" costs and expenses (including reasonable attorneys' fees and disbursements) incurred in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration, inspection and protection of the
Mortgaged Properties, (ii) environmental audit reports, (iii) any enforcement or judicial proceedings, including foreclosures, (iv) the management and liquidation of Mortgaged Properties acquired in satisfaction of the related mortgage and (v) certain insurance premiums and certain ongoing expenses associated with the Mortgage Pool and incurred by the Master Servicer in connection with its responsibilities under the Pooling Agreement. Each such expenditure will constitute a "Servicing Advance."

         The Master Servicer's right to reimbursement for Servicing Advances is limited to late collections on the related Mortgage Loan, including liquidation proceeds, condemnation proceeds, released mortgaged property proceeds, Insurance
Proceeds and such other amounts as may be collected by the Master Servicer from the related mortgagor or otherwise relating to the Mortgage Loan in respect of which such unreimbursed amounts are owed, unless such amounts are deemed to be nonrecoverable by the Master Servicer from the proceeds of the related Mortgage
Loan, in which event reimbursement will be made to the Master Servicer from general funds in the Collection Account.

         The Pooling Agreement provides that the Trustee at the direction of the
Master Servicer, on behalf of the Trust and with the consent of the parties set forth in the Pooling Agreement, may enter into a facility with any person which provides that such person (an "Advancing Person") may fund Advances and/or
Servicing Advances, although no such facility may reduce or otherwise affect the
Master Servicer's obligation to fund such Advances and/or Servicing Advances.
Any Advances and/or Servicing Advances made by an Advancing Person will be reimbursed to the Advancing Person in the same manner as reimbursements would be made to the Master Servicer.

Servicing and Other Compensation and Payment of Expenses

         The principal compensation to be paid to the Master Servicer in respect of its servicing activities (the "Servicing Fee") for the Mortgage Loans will be at the "Servicing Fee Rate" of 0.50% per annum on the Principal Balance of each
Mortgage Loan. As additional servicing compensation, the Master Servicer is entitled to retain all service-related fees, including assumption fees, modification fees, extension fees, late payment charges, non-sufficient fund fees and other ancillary fees (but not prepayment charges, which will be distributed to the holders of the Class P Certificates), to the extent collected from mortgagors, together with any interest or other income earned on funds held in the Collection Account and any servicing accounts. The Master Servicer is obligated to deposit into the Collection Account the amount of any Prepayment
Interest Shortfall (payments made by the Master Servicer in satisfaction of such obligation, "Compensating Interest") but only in an amount up to its Servicing
Fee for the related Distribution Date. The Master Servicer will be solely responsible for subservicing fees payable to WMBFA which shall be paid from the
Servicing Fee.

         The "Determination Date" with respect to any Distribution Date will be the 15th day of the calendar month in which such Distribution Date occurs or, if such 15th day is not a business day, the business day immediately preceding such
15th day. With respect to any Determination Date and each Mortgage Loan as to which a principal prepayment was applied during the portion of the related
Prepayment Period, the "Prepayment Interest Shortfall" is an amount equal to the interest at the applicable Mortgage Rate (net of the Servicing Fee Rate) on the
amount of such principal prepayment for the lesser of (i) the number of days from the date on which the principal prepayment is applied until the last day of such Prepayment Period and (ii) 30 days.

Events of Default

         In addition to those Events of Default described under "Description of the Securities--Events of Default under the Governing Agreement and Rights Upon
Events of Default" in the accompanying prospectus, upon the occurrence of certain loss and/or delinquency triggers with respect to the Mortgage Loans, the
Master Servicer may be removed as master servicer of the Mortgage Loans in accordance with the terms of the Pooling Agreement. In addition, as set forth in the Pooling Agreement, the failure of the Master Servicer to continue to engage
WMBFA or another eligible subservicer as the subservicer of the Mortgage Loans will constitute an event of default of the Master Servicer, whereupon the Master
Servicer may be removed as master servicer of the Mortgage Loans in accordance with the terms of the Pooling Agreement.

                                      S-55

         Any successor to the Master Servicer appointed under the Pooling
Agreement, which may be the Trustee, must be a housing loan servicing institution acceptable to each Rating Agency and the NIMS Insurer, if any, with a net worth at the time of such appointment of at least $15,000,000, and meet the other requirements set forth in the Pooling Agreement. We refer you to
"Description of the Securities--Events of Default under the Governing Agreement and Rights Upon Events of Default" in the accompanying prospectus.

The Trustee

         Deutsche Bank National Trust Company, a national banking association organized and existing under the laws of the United States, will be named
Trustee pursuant to the Pooling Agreement. The Trustee's offices for notices under the Pooling Agreement are located at 1761 East St. Andrew Place, Santa
Ana, California 92705-4934, Attention: LB0406, and its telephone number is (714)
247-6000. The principal compensation to be paid to the Trustee in respect of its obligations under the Pooling Agreement (the "Trustee Fee") will be paid monthly, as well as certain investment income earnings on amounts on deposit in the Distribution Account. The Pooling Agreement will provide that the Trustee and any director, officer, employee or agent of the Trustee will be indemnified by the Trust and will be held harmless against any loss, liability or expense incurred by the Trustee arising out of or in connection with the acceptance or administration of its obligations and duties under the Pooling Agreement, other than any loss, liability or expense (i) resulting from the Master Servicer's actions or omissions in connection with the Pooling Agreement (for which the
Master Servicer is required to indemnify the Trustee under the terms of the
Pooling Agreement), (ii) that constitutes a specific liability of the Trustee under certain specific sections of the Pooling Agreement or (iii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the
Trustee's duties under the Pooling Agreement or as a result of a breach, or by reason of reckless disregard, of the Trustee's obligations and duties under the
Pooling Agreement.

         The indemnification provided to the Trustee in the Pooling Agreement will not include expenses, disbursements and advances incurred or made by the
Trustee, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the Trustee's performance in accordance with the provisions of the Pooling Agreement.

         Moreover, the indemnification provided to the Trustee in the Pooling
Agreement will be subject to monthly and aggregate limits in the case of certain legal counsel fees and expenses associated with certain third party claims. The failure of the Trustee to incur this type of expense in excess of the limits set forth in the Pooling Agreement could result in greater harm, loss or liability being incurred by the Trust than might otherwise be the case. By accepting their
Certificates, the Certificateholders agree to hold the Trustee harmless for any consequences to the Certificateholders resulting from any failure of the Trustee to incur, in excess of the specified limits, any expenses that are limited by the Pooling Agreement.

Voting Rights

         At all times, 98% of all voting rights will be allocated among the holders of the Class A Certificates, the Class M Certificates, the Class B
Certificates and the Class C Certificates in proportion to the then outstanding
Certificate Principal Balances of their respective Certificates. At all times,
1% of all voting rights will be allocated to the holders of the Class P
Certificates and 1% of all voting rights will be allocated to the holders of the
Class R Certificates, provided that, if and for so long as the Class C
Certificates and the Class P Certificates are held by one or more foreign entities and serve as collateral for the NIMS, the total combined voting power of the Class C Certificates and the Class P Certificates will not exceed 8.9%.
The voting rights allocated to any class of Certificates will be allocated among all Certificateholders of such class in proportion to the outstanding percentage interests of such holders in such class.

Amendment

         The Pooling Agreement may be amended under the circumstances set forth under "Description of the Securities--Amendment of the Governing Agreements" in
the accompanying prospectus, subject to certain rights of the NIMS Insurer, if any. The Pooling Agreement may also be amended as necessary or desirable in order to maintain the qualification of the trust fund as a REMIC and for related purposes.

                                      S-56

Termination

         The Master Servicer (or if the Master Servicer fails to exercise such rights, the NIMS Insurer, if any) will have the right to repurchase all of the
Mortgage Loans and REO Properties and thereby effect the early retirement of the
Certificates, on any Distribution Date on which the aggregate Stated Principal
Balance of such Mortgage Loans and REO Properties is equal to or less than 10%
of the aggregate Stated Principal Balance of the Mortgage Loans as of the
Cut-off Date. The first such Distribution Date is referred to in this prospectus supplement as the "Optional Termination Date." In the event that the option is exercised by the Master Servicer, the repurchase will be made at a price (the
"Master Servicer Termination Price") generally equal to the par value of the
Mortgage Loans and the appraised value of any REO Properties plus accrued interest for each Mortgage Loan at the related Mortgage Rate to but not including the first day of the month in which such repurchase price is paid. The
Master Servicer will have the right to exercise such option only if the Master
Servicer Termination Price is equal to or less than the fair market value of all the Mortgage Loans and REO Properties in the Trust (as determined by the Master
Servicer) plus accrued interest for each Mortgage Loan at the related Mortgage
Rate to but not including the first day of the month in which such Master
Servicer Termination Price is paid. Additionally, if NIMS are outstanding or amounts are owed to the NIMS Insurer, the Master Servicer will have the right to exercise such option only if the amount of the Master Servicer Termination Price will result in distributions on the Class C Certificates sufficient to cause the
NIMS to be retired and to result in the NIMS Insurer being paid the amounts owed to it and only if the NIMS Insurer (or all of the NIMS holders if there is no
NIMS Insurer) consents to the purchase. In the event that the option is exercised by the NIMS Insurer, the repurchase will be made at a price (the
"Insurer Termination Price") generally equal to the greater of (i) the par value of the Mortgage Loans and the appraised value of any REO Properties and (ii) the fair market value of all the Mortgage Loans and REO Properties in the Trust (as
determined by the NIMS Insurer), in each case plus accrued interest for each
Mortgage Loan at the related Mortgage Rate to but not including the first day of the month in which such repurchase price is paid. Each of the Master Servicer
Termination Price and the Insurer Termination Price is referred to in this prospectus supplement as the "Termination Price." If NIMS are outstanding or amounts are owed to the NIMS Insurer, the Insurer Termination Price will also include any amount necessary to result in distributions on the Class C
Certificates sufficient to cause the NIMS to be retired and to result in the
NIMS Insurer being paid the amounts owed to it. In the event the Master Servicer or the NIMS Insurer exercises this option, the portion of the related
Termination Price allocable to the Offered Certificates will be distributed in accordance with the priorities described under "Description of the
Certificates--Allocation of Available Funds" and "--Credit Enhancement--Excess
Interest" in this prospectus supplement. The distribution of the related
Termination Price allocable to the Offered Certificates will result in the following amounts, to the extent of available funds, being distributed on the
Offered Certificates:

         (i)      100% of the then outstanding Certificate Principal Balance of the Offered Certificates, plus

         (ii)     interest for the final Accrual Period on the then outstanding
                  Certificate Principal Balance of the Offered Certificates at
                  the then applicable Pass-Through Rate for each class of the
                  Offered Certificates, plus

         (iii)    any previously accrued but unpaid interest thereon to which the holders of the Offered Certificates are entitled, together with the amount of any Net WAC Rate Carryover Amounts, plus

         (iv)     in the case of the Offered Subordinate Certificates, any
                  previously unpaid Allocated Realized Loss Amount.

Master Servicer Alternatives to Foreclosure

         The Master Servicer may foreclose on any delinquent Mortgage Loan or, subject to certain limitations set forth in the Pooling Agreement, work out an agreement with the mortgagor, which may involve waiving or modifying any term of the Mortgage Loan; provided that in the judgment of the Master Servicer, any such modification or waiver could reasonably be expected to result in collections and other recoveries in respect of such Mortgage Loan in excess of
Net Liquidation Proceeds that would be recovered upon the foreclosure of, or other realization upon, such Mortgage Loan. If the Master Servicer extends the payment period or accepts a lesser amount than stated in the mortgage note in satisfaction of the mortgage note, your yield may be reduced.

                                      S-57

Optional Purchase of Defaulted Loans

         As to any Mortgage Loan which is 90 days or more in default, the Master
Servicer may, at its option, which option expires as of the last day of the calendar quarter during which such Mortgage Loan becomes 90 days in default, purchase such Mortgage Loan from the Trust at the Purchase Price for such
Mortgage Loan. However, the Master Servicer must first purchase the Mortgage
Loan with respect to which the option to purchase has not expired and that, as of the time of such purchase, has been in default for the longest period before purchasing Mortgage Loans that have been in default for shorter periods. In the event the Master Servicer does not exercise its option to purchase such Mortgage
Loan, the NIMS Insurer, if any, will be entitled to purchase such Mortgage Loan at any time thereafter.

                                      S-58

                         DESCRIPTION OF THE CERTIFICATES

General

         The Offered Certificates will be issued pursuant to the Pooling
Agreement. Summaries of the specific terms and provisions pursuant to which such
Certificates will be issued are set forth below. The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling Agreement. When particular provisions or terms used in the Pooling Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

         The Trust will issue (i) the Class I-A1 Certificates and the Class I-A2
Certificates (together, the "Group I Senior Certificates"), (ii) the Class II-A1
Certificates and the Class II-A2 Certificates (together, the "Group II Senior
Certificates," and together with the Group I Senior Certificates, the "Senior
Certificates"), (iii) the Class A-3 Certificates, together with the Senior
Certificates, the "Class A Certificates," (iv) the Class M-1 Certificates, the
Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates,
the Class M-5 Certificates, the Class M-6 Certificates and the Class M-7
Certificates (collectively, the "Class M Certificates"), (v) the Class B
Certificates, collectively with the Class A-3 Certificates and the Class M
Certificates, the "Offered Subordinate Certificates," (vi) the Class C
Certificates, (vii) the Class P Certificates and (viii) the Class R
Certificates, the Class R-CX Certificates and the Class R-PX Certificates
(collectively, the "Residual Certificates"). The Class A Certificates, the Class
M Certificates, the Class B Certificates, the Class C Certificates, the Class P
Certificates and the Residual Certificates are collectively referred to in this prospectus supplement as the "Certificates." Only the Class A Certificates, the
Class M Certificates and the Class B Certificates are offered by this prospectus supplement.

         The Class I-A1 Certificates and the Class I-A2 Certificates will generally represent interests in the Group I Mortgage Loans, and the Class II-A1
Certificates and the Class II-A2 Certificates will generally represent interests in the Group II Mortgage Loans. The Offered Subordinate Certificates will represent interests in all of the Mortgage Loans. The Offered Subordinate
Certificates and the Class C Certificates are collectively referred to in this prospectus supplement as the "Subordinate Certificates."

         The Class A Certificates, the Class M Certificates and the Class B
Certificates will have the Original Certificate Principal Balances specified on the cover hereof. The Original Certificate Principal Balance of the Class C
Certificates will be approximately $4,415,433, which is equal to the excess of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date
over the Original Certificate Principal Balances of the Class A Certificates,
the Class M Certificates, the Class B Certificates and the Class P Certificates.
The Class P Certificates will have an Original Certificate Principal Balance of
$100 and will not bear interest. The Class P Certificates will be entitled to all prepayment charges received in respect of the related Mortgage Loans and such amounts will not be available for distribution to the holders of the
Offered Certificates. The Residual Certificates will not have Original
Certificate Principal Balances and will not bear interest.

         The Offered Certificates will be issued in book-entry form as described below. The Offered Certificates will be issued in minimum denominations of
$25,000 Original Certificate Principal Balance and integral multiples of $1.00 in excess thereof. The assumed final maturity date for the Offered Certificates for tax purposes is the Distribution Date in November 2034. The assumed final
Distribution Date for the Offered Certificates is in November 2034, although the actual final Distribution Date may occur earlier or later than the assumed final
Distribution Date.

         Distributions on the Offered Certificates will be made by the Trustee on the 25th day of each month, or if such day is not a business day, on the first business day thereafter, commencing in November 2004 (each, a
"Distribution Date"), to the persons in whose names such Certificates are registered at the close of business on the related Record Date. The "Record
Date" for the Offered Certificates and any Distribution Date (for so long as they are Book-Entry Certificates) is the business day immediately preceding such
Distribution Date.

         A NIMS Policy may be issued by the NIMS Insurer covering certain payments to be made on NIMS which may be issued by an affiliate of the Depositor or of Lehman Brothers Holdings Inc. or by one or more entities sponsored by an affiliate of the Depositor or of Lehman Brothers Holdings Inc. after the Closing
Date. The NIMS are not offered hereby and, if issued, the NIMS would be backed, in whole or in part, by cashflow received on the Class C Certificates and the
Class P Certificates, which are not offered hereby. The NIMS, if issued, would not be backed by the Trust (other than by the interests therein represented by the Class C Certificates and the Class P Certificates) or by any of the Offered
Certificates.

                                      S-59

Book Entry Certificates

         The Offered Certificates will be book-entry Certificates (for so long as they are registered in the name of the applicable depository or its nominee, the "Book-Entry Certificates"). Persons acquiring beneficial ownership interests in the Book-Entry Certificates ("Certificate Owners") will hold such
Certificates through The Depository Trust Company ("DTC") in the United States,
or, upon request, through Clearstream Banking Luxembourg, formerly known as
Cedelbank SA ("Clearstream"), or the Euroclear System ("Euroclear") in Europe,
if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates which equal the aggregate Certificate
Principal Balance of such Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for Clearstream and JP Morgan Chase Bank will act as depositary for
Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations of $25,000.
Except as described below, no Certificate Owner acquiring a Book-Entry
Certificate (each, a "beneficial owner") will be entitled to receive a physical certificate representing such Certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only
"Certificateholder" of the Offered Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the Pooling Agreement. Certificate Owners are only permitted to exercise their rights indirectly through DTC and participants of DTC ("DTC
Participants").

         The Certificate Owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the
Certificate Owner's account for such purpose. In turn, the Financial
Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial
Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC Participant and on
the records of Clearstream or Euroclear, as appropriate).

         Certificate Owners will receive all distributions of principal of and interest on the Book-Entry Certificates from the Trustee through DTC and DTC
Participants. While the Book-Entry Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among DTC Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of, and interest on, the Book-Entry Certificates. DTC
Participants and indirect participants with whom Certificate Owners have accounts with respect to Book-Entry Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates representing their respective interests in the
Book-Entry Certificates, the Rules provide a mechanism by which Certificate
Owners will receive distributions and will be able to transfer their interest.

         Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Book-Entry
Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not DTC
Participants may transfer ownership of Book-Entry Certificates only through DTC
Participants and indirect participants by instructing such DTC Participants and indirect participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry
Certificates, which account is maintained with their respective DTC
Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective DTC Participants at DTC will be debited and credited. Similarly, the DTC Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

         Because of time zone differences, credits of securities received in
Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions

                                      S-60

in such securities settled during such processing will be reported to the relevant Euroclear Participants or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a
DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates, see "Federal Income
Tax Consequences--REMICs--Backup Withholding With Respect to REMIC Certificates"
and "--Foreign Investors in REMIC Certificates" in the accompanying prospectus and "Global Clearance, Settlement and Tax Documentation Procedures--Certain U.S.
Federal Income Tax Documentation Requirements" in Annex I hereto.

         Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream
Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the
Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to
DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

         DTC which is a New York-chartered limited purpose trust company, performs services for its DTC Participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry
Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the Rules, as in effect from time to time.

         Clearstream, 67 Bd Grande-Duchesse Charlotte, L-133l Luxembourg, a
Luxembourg limited liability company, was formed in January 2000 through the merger of Cedel International and Deutsche Boerse Clearing, the shareholders of which comprise 93 of the world's major financial institutions.

         Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Institute Monetaire Luxembourgeois, "IML," the
Luxembourg Monetary Authority, which supervises Luxembourg banks.

         Clearstream holds securities for its customers ("Clearstream
Participants") and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts.
Clearstream provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in several countries through established depository and custodial relationships.
Clearstream has established an electronic bridge with the Euroclear Operator in
Brussels to facilitate settlement of trades between systems. Clearstream currently accepts over 70,000 securities issues on its books.

         Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's United States customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 3,000 customers located in over 60 countries, including all major
European countries, Canada, and the United States. Indirect access to
Clearstream is available to other institutions which clear through or maintain a custodial relationship with an account holder of Clearstream.

         Euroclear was created in 1968 to hold securities for its participants
("Euroclear Participants") and to clear and settle transactions between
Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and

                                      S-61

cash. The Euroclear System is owned by Euroclear plc and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium (the "Euroclear Operator"). The Euroclear
Operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium.

         The Euroclear Operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and participants of certain other securities intermediaries, through electronic book-entry changes in accounts of such participants or other securities intermediaries. The Euroclear Operator provides
Euroclear Participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing, and related services.

         Non-Participants of Euroclear may hold and transfer book-entry interests in the Book-Entry Certificates through accounts with a Euroclear
Participant or any other securities intermediary that holds a book-entry interest in the Book- Entry Certificates through one or more securities intermediaries standing between such other securities intermediary and the
Euroclear Operator.

         Securities clearance accounts and cash accounts with the Euroclear
Operator are governed by the Terms and Conditions Governing Use of Euroclear and
the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in
Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.
The Euroclear Operator acts under the Terms and Conditions only on behalf of
Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

         Distributions on the Book-Entry Certificates will be made on each
Distribution Date by the Trustee to Cede & Co. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC
Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such payments to the Certificate Owners of the Book-Entry Certificates that it represents and to each Financial
Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Certificate Owners of the Book-Entry
Certificates that it represents.

         Under a book-entry format, Certificate Owners of the Book-Entry
Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede & Co. Distributions with respect to Certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in
accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations.
See "Federal Income Tax Consequences--REMICs--Backup Withholding With Respect to
REMIC Certificates" and "--Foreign Investors in REMIC Certificates" in the
accompanying prospectus. Because DTC can only act on behalf of Financial
Intermediaries, the ability of a Certificate Owner to pledge Book-Entry
Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry
Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

         Monthly and annual reports on the Trust will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to Certificate Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such Certificate Owners are credited.

         DTC has advised the Trustee that, unless and until Definitive
Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Pooling Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the
Book-Entry Certificates are credited, to the extent that such actions are taken

                                      S-62

on behalf of Financial Intermediaries whose holdings include such Book-Entry
Certificates. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the
Pooling Agreement on behalf of a Clearstream Participant or Euroclear
Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related DTC
Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

         Definitive Certificates will be issued to Certificate Owners of the
Book-Entry Certificates, or their nominees, rather than to DTC or its nominee, only if (a) DTC or the Depositor advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book- Entry Certificates and the
Depositor or the Trustee is unable to locate a qualified successor, (b) the
Depositor notifies the Trustee and DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the participants with a position in the Book-Entry Certificates agree to initiate such termination or (c) after the occurrence of a Master Servicer Event of
Default (as defined in the Pooling Agreement), Certificate Owners having percentage interests aggregating not less than 51% of the Book-Entry
Certificates advise the Trustee and DTC through the Financial Intermediaries and the DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of
Certificate Owners.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all Certificate
Owners of the occurrence of such event and the availability through DTC of
Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration at the office of the Trustee's agent located at DTC transfer agent services, 55 Water Street, Jeanette Park Entrance, New York, New York
10044 or such other address as the Trustee may designate from time to time, the
Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Pooling Agreement.

         Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Certificates among DTC
Participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         None of the Depositor, the Master Servicer or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by
Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Allocation of Available Funds

         Distributions with respect to the Offered Certificates will be made on each Distribution Date primarily from Available Funds. With respect to any
Distribution Date, "Available Funds" will be equal to the sum of the following amounts with respect to the Mortgage Loans, net of amounts reimbursable therefrom to the Master Servicer or the Trustee: (i) the aggregate amount of monthly payments on the Mortgage Loans due on the related Due Date and received by the Determination Date (as defined in the Pooling Agreement), after deduction of the Servicing Fee and Trustee Fee for such Distribution Date and any accrued and unpaid Servicing Fees and Trustee Fees in respect of any prior Distribution
Dates and the PMI Insurer Fee, if applicable, for such Distribution Date, (ii)
certain unscheduled payments in respect of the Mortgage Loans, including any prepayments, Insurance Proceeds, Net Liquidation Proceeds, Subsequent
Recoveries, Termination Price deposits and proceeds from repurchases of and substitutions for such Mortgage Loans occurring during the related Prepayment
Period, excluding prepayment charges, and (iii) payments from the Master
Servicer in connection with Advances and Prepayment Interest Shortfalls for such
Distribution Date. The holders of the Class P Certificates will be entitled to all prepayment charges received on the Mortgage Loans and such amounts will not be part of Available Funds or available for distribution with respect to the
Offered Certificates.

         The Class I-A1 Certificates and the Class I-A2 Certificates will generally represent interests in the Group I Mortgage Loans, and the Class II-A1
Certificates and the Class II-A2 Certificates will generally represent interests in the Group II Mortgage Loans. The Offered Subordinate Certificates will represent interests in all of the Mortgage Loans.

         Interest Distributions on the Offered Certificates

         On each Distribution Date, the Trustee will withdraw from the
Distribution Account that portion of Available Funds equal to the Group I

                                      S-63

Interest Remittance Amount and the Group II Interest Remittance Amount for such
Distribution Date, and make the following disbursements and transfers in the order of priority described below, in each case to the extent of the Group I
Interest Remittance Amount or the Group II Interest Remittance Amount, as
applicable, remaining for such Distribution Date:

(i) the Group I Interest Remittance Amount will be distributed as follows:

(A) first, concurrently, to the Class I-A1 Certificates and the Class I-A2
Certificates, the Monthly Interest Distributable Amount and any Unpaid Interest
Shortfall Amount for such classes, in each case allocated between the Class I-A1
Certificates and the Class I-A2 Certificates, pro rata, based on their respective entitlements; and

(B) second, concurrently, to the Class II-A1 Certificates and the Class II-A2
Certificates, the Monthly Interest Distributable Amount and any Unpaid Interest
Shortfall Amount for such classes, in each case, to the extent not paid pursuant to clause (ii)(A) below, allocated between the Class II-A1 Certificates and the
Class II-A2 Certificates, pro rata, based on their respective entitlements.

(ii) the Group II Interest Remittance Amount will be distributed as follows:

(A) first, concurrently, to the Class II-A1 Certificates and the Class II-A2
Certificates, the Monthly Interest Distributable Amount and any Unpaid Interest
Shortfall Amount for such classes, in each case allocated between the Class
II-A1 Certificates and the Class II-A2 Certificates, pro rata, based on their respective entitlements; and

(B) second, concurrently, to the Class I-A1 Certificates and the Class I-A2
Certificates, the Monthly Interest Distributable Amount and any Unpaid Interest
Shortfall Amount for such classes, in each case, to the extent not paid pursuant to clause (i)(A) above, allocated between the Class I-A1 Certificates and the
Class I-A2 Certificates, pro rata, based on their respective entitlements.

(iii) the sum of any Group I Interest Remittance Amount and Group II Interest
Remittance Amount remaining undistributed following the distributions pursuant to clauses (i) and (ii) above will be distributed as follows:

first, to the Class A-3 Certificates, the Monthly Interest Distributable Amount
and any Unpaid Interest Shortfall Amount for such class;

second, to the Class M-1 Certificates, the related Monthly Interest Distributable Amount;

third, to the Class M-2 Certificates, the related Monthly Interest Distributable Amount;

fourth, to the Class M-3 Certificates, the related Monthly Interest Distributable Amount;

fifth, to the Class M-4 Certificates, the related Monthly Interest Distributable Amount;

sixth, to the Class M-5 Certificates, the related Monthly Interest Distributable Amount;

seventh, to the Class M-6 Certificates, the related Monthly Interest Distributable Amount;

eighth, to the Class M-7 Certificates, the related Monthly Interest Distributable Amount; and

ninth, to the Class B Certificates, the related Monthly Interest Distributable Amount.

 Any Group I Interest Remittance Amount and Group II Interest Remittance Amount
remaining undistributed following these distributions will be used in determining the amount of Net Monthly Excess Cashflow, if any, for such
Distribution Date.

 On any Distribution Date, any shortfalls resulting from the application of the
Relief Act and any Prepayment Interest Shortfalls to the extent not covered by
Compensating Interest paid by the Master Servicer will be allocated, first, to the Monthly Interest Distributable Amount with respect to the Class C

                                      S-64

Certificates and thereafter, to the Monthly Interest Distributable Amounts with respect to the Offered Certificates, on a pro rata basis based on the respective amounts of interest accrued on such Certificates for such Distribution Date.

 If on any Distribution Date, the Offered Certificates do not receive the related Monthly Interest Distributable Amount and the related Unpaid Interest
Shortfall Amount, if any, then such unpaid amounts will be recoverable by the holders of such classes, with interest thereon, on future Distribution Dates, as
Unpaid Interest Shortfall Amounts, subject to the priorities described in this prospectus supplement.

 Principal Distributions on the Offered Certificates

 On each Distribution Date (a) prior to the Stepdown Date or (b) on which a
Trigger Event is in effect, the Offered Certificates will be entitled to receive distributions in respect of principal to the extent of the Group I Principal
Distribution Amount and the Group II Principal Distribution Amount in the
following amounts and order of priority:

(i) first,

(A) (x) an amount equal to the Group I Principal Distribution Amount will be distributed as follows:

  (I) to the Class I-A1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; then

  (II) to the Class I-A2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and then

 (y) any portion of the Group II Principal Distribution Amount distributable pursuant to clause (B)(x), below, that remains following distribution to the
Group II Senior Certificates will be distributed as set forth in clause (A)(x), above;

(B) (x) an amount equal to the Group II Principal Distribution Amount will be distributed as follows:

(I) to the Class II-A1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; then

(II) to the Class II-A2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and then

 (y) any portion of the Group I Principal Distribution Amount distributable pursuant to clause (A)(x), above, that remains following distribution to the
Group I Senior Certificates, will be distributed as set forth in clause (B)(x), above.

(ii) second, the sum of any Group I Principal Distribution Amount and Group II
Principal Distribution Amount remaining undistributed following the distributions pursuant to clause (i) above will be distributed in the following order of priority:

first, to the Class A-3  Certificates,  until the Certificate  Principal Balance thereof has been reduced to zero;

second, to the Class M-1 Certificates,  until the Certificate  Principal Balance thereof has been reduced to zero;

third, to the Class M-2  Certificates,  until the Certificate  Principal Balance thereof has been reduced to zero;

                                      S-65

fourth, to the Class M-3 Certificates,  until the Certificate  Principal Balance thereof has been reduced to zero;

fifth, to the Class M-4  Certificates,  until the Certificate  Principal Balance thereof has been reduced to zero;

sixth, to the Class M-5  Certificates,  until the Certificate  Principal Balance thereof has been reduced to zero;

seventh, to the Class M-6 Certificates,  until the Certificate Principal Balance thereof has been reduced to zero;

eighth, to the Class M-7 Certificates,  until the Certificate  Principal Balance thereof has been reduced to zero; and

ninth, to the Class B Certificates, until the Certificate Principal Balance thereof has been reduced to zero.

 Any principal remaining undistributed following these distributions will be used in determining the amount of Net Monthly Excess Cashflow, if any, for such
Distribution Date.

 On each Distribution Date (a) on or after the Stepdown Date and (b) on which a
Trigger Event is not in effect, the Offered Certificates will be entitled to receive distributions in respect of principal to the extent of the Group I
Principal Distribution Amount and the Group II Principal Distribution Amount in
the following amounts and order of priority (the "Post-Stepdown Monthly
Principal Distribution"):

(i) first,

(A) the Group I Principal Distribution Amount will be distributed as follows:

 first, to the Group I Senior Certificates, the Group I Senior Principal
Distribution Amount, to be distributed as follows:

(I) to the Class I-A1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; then

(II) to the Class I-A2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and then

 second, to the Group II Senior Certificates, the Group II Senior Principal
Distribution Amount, to the extent not paid pursuant to clause (i)(B) below to be distributed as follows:

(I) to the Class II-A1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and then

(II) to the Class II-A2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero.

(B) the Group II Principal Distribution Amount will be distributed as follows:

 first, to the Group II Senior Certificates, the Group II Senior Principal
Distribution Amount, to be distributed as follows:

(I) to the Class II-A1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; then

                                      S-66

(II) to the Class II-A2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and then

 second, to the Group I Senior Certificates, the Group I Senior Principal
Distribution Amount, to the extent not paid pursuant to clause (i)(A) above to be distributed as follows:

(I) to the Class I-A1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and then

(II) to the Class I-A2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero.

(ii) second, the sum of any Group I Principal Distribution Amount and Group II
Principal Distribution Amount remaining undistributed following the distribution pursuant to clause (i) above will be distributed in the following order of priority:

first, to the Class A-3 Certificates, the Class A-3 Principal Distribution
Amount, until the Certificate Principal Balance thereof has been reduced to zero;

second, to the Class M-1 Certificates, the Class M-1 Principal Distribution
Amount, until the Certificate Principal Balance thereof has been reduced to zero;

third, to the Class M-2 Certificates, the Class M-2 Principal Distribution
Amount, until the Certificate Principal Balance thereof has been reduced to zero;

fourth, to the Class M-3 Certificates, the Class M-3 Principal Distribution
Amount, until the Certificate Principal Balance thereof has been reduced to zero;

fifth, to the Class M-4 Certificates, the Class M-4 Principal Distribution
Amount, until the Certificate Principal Balance thereof has been reduced to zero;

sixth, to the Class M-5 Certificates, the Class M-5 Principal Distribution
Amount, until the Certificate Principal Balance thereof has been reduced to zero;

seventh, to the Class M-6 Certificates, the Class M-6 Principal Distribution
Amount, until the Certificate Principal Balance thereof has been reduced to zero;

eighth, to the Class M-7 Certificates, the Class M-7 Principal Distribution
Amount, until the Certificate Principal Balance thereof has been reduced to zero; and

ninth, to the Class B Certificates, the Class B Principal Distribution Amount,
until the Certificate Principal Balance thereof has been reduced to zero.

         Any principal remaining undistributed following these distributions will be used in determining the amount of Net Monthly Excess Cashflow, if any, for such Distribution Date.

         The allocation of distributions in respect of principal to the Senior
Certificates on each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event has occurred, will have the effect of accelerating the amortization of the Senior Certificates while, in the absence of Realized
Losses, increasing the respective percentage interest in the principal balance of the Mortgage Loans evidenced by the Subordinate Certificates. Increasing the respective percentage interest in the Trust of the Subordinate Certificates relative to that of the Senior Certificates is intended to preserve the availability of the subordination provided by the Subordinate Certificates.
After the aggregate Certificate Principal Balance of the Senior Certificates has
been reduced to zero, the allocation of distributions in respect of principal to the Class A-3 Certificates on each Distribution Date (a) prior to the Stepdown
Date or (b) on which a Trigger Event has occurred, will have the effect of accelerating the amortization of the Class A-3 Certificates while, in the absence of Realized Losses, increasing the respective percentage interest in the principal balance of the Mortgage Loans evidenced by the Class M Certificates, the Class B Certificates and the Class C Certificates. Increasing the respective percentage interest in the Trust of the Class M Certificate, Class B

                                      S-67

Certificates and the Class C Certificates relative to that of the Class A-3
Certificates is intended to preserve the availability of the subordination provided by the Class M Certificates, the Class B Certificates and the Class C
Certificates.

Credit Enhancement

         The credit enhancement provided for the benefit of the holders of the
Offered Certificates consists of subordination, excess interest, overcollateralization, allocation of losses, cross-collateralization and the PMI
Policy, each as described in this prospectus supplement.

         Subordination

         The rights of the Subordinate Certificates to receive distributions will be subordinated, to the extent described in this prospectus supplement, to the rights of the Senior Certificates. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Senior Certificates of the full amount of their scheduled monthly payments of interest and principal, and to afford such holders protection against Realized Losses.

         The protection afforded to the Senior Certificates by means of the subordination of the Subordinate Certificates will be accomplished by (i) the preferential right of the Senior Certificates to receive on any Distribution
Date, prior to distributions on the Subordinate Certificates, distributions in respect of interest and principal, subject to funds available for such distributions and (ii) if necessary, the right of the Senior Certificates to receive future distributions of amounts that would otherwise be payable to the
Subordinate Certificates.

         The Class A-3 Certificates, the Class M-1 Certificates, the Class M-2
Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class
M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates and
then, the Class B Certificates will have the right to receive distributions in respect of the Mortgage Loans in that order. The rights of the Offered
Subordinate Certificates to receive distributions in respect of the Mortgage
Loans will be senior to the rights of the Class C Certificates to the extent described in this prospectus supplement. This subordination is intended to enhance the likelihood of regular receipt by the more senior classes of
Certificates of distributions in respect of interest and principal and to afford such classes of Certificates protection against Realized Losses.

         Excess Interest

         The weighted average net Mortgage Rate for the Mortgage Loans is generally expected to be higher than the weighted average of the Pass-Through
Rates on the Offered Certificates. As a result of the foregoing and as a result of overcollateralization, interest collections on the Mortgage Loans are expected to be generated in excess of the amount of interest payable to the
Offered Certificates and the related fees and expenses payable by the Trust. The
Pooling Agreement requires that, on each Distribution Date, any Net Monthly
Excess Cashflow be applied on such Distribution Date as an accelerated payment of principal on the class or classes of Certificates then entitled to receive distributions in respect of principal, but only to the limited extent hereafter set forth.

         With respect to any Distribution Date, any Net Monthly Excess Cashflow
will be paid in the following order of priority, in each case to the extent of the Net Monthly Excess Cashflow remaining undistributed:

         (i) to the Certificates then entitled to receive distributions in respect of principal, in an amount equal to the sum of any Extra Principal
Distribution Amount and the Remaining Principal Distribution Amount for such
Distribution Date, payable to such Certificates as part of the Group I Principal
Distribution Amount or the Group II Principal Distribution Amount, as
applicable, as described under "Allocation of Available Funds--Principal
Distributions on the Offered Certificates" above;

         (ii) concurrently, to the Senior Certificates, in an amount equal to the Unpaid Interest Shortfall Amount, if any, for such classes for such
Distribution Date to the extent remaining unpaid after distribution of the Group
I Interest Remittance Amount and the Group II Interest Remittance Amount on such
Distribution Date, allocated among such classes pro rata, based on their respective entitlements;

                                      S-68

         (iii) to the Class A-3 Certificates, in an amount equal to the Unpaid
Interest Shortfall Amount, if any, for such class for such Distribution Date to the extent remaining unpaid after distribution of the Group I Interest
Remittance Amount and the Group II Interest Remittance Amount on such
Distribution Date;

         (iv) to the Class A-3 Certificates, in an amount equal to the Allocated
Realized Loss Amount, if any, for such class for such Distribution Date;

         (v) to the Class M-1 Certificates, in an amount equal to the Unpaid
Interest Shortfall Amount, if any, for such class for such Distribution Date;

         (vi) to the Class M-1 Certificates, in an amount equal to the Allocated
Realized Loss Amount, if any, for such class for such Distribution Date;

         (vii) to the Class M-2 Certificates, in an amount equal to the Unpaid
Interest Shortfall Amount, if any, for such class for such Distribution Date;

         (viii) to the Class M-2 Certificates, in an amount equal to the
Allocated Realized Loss Amount, if any, for such class for such Distribution
Date;

         (ix) to the Class M-3 Certificates, in an amount equal to the Unpaid
Interest Shortfall Amount, if any, for such class for such Distribution Date;

         (x) to the Class M-3 Certificates, in an amount equal to the Allocated
Realized Loss Amount, if any, for such class for such Distribution Date;

         (xi) to the Class M-4 Certificates, in an amount equal to the Unpaid
Interest Shortfall Amount, if any, for such class for such Distribution Date;

         (xii) to the Class M-4 Certificates, in an amount equal to the
Allocated Realized Loss Amount, if any, for such class for such Distribution
Date;

         (xiii) to the Class M-5 Certificates, in an amount equal to the Unpaid
Interest Shortfall Amount, if any, for such class for such Distribution Date;

         (xiv) to the Class M-5 Certificates, in an amount equal to the
Allocated Realized Loss Amount, if any, for such class for such Distribution
Date;

         (xv) to the Class M-6 Certificates, in an amount equal to the Unpaid
Interest Shortfall Amount, if any, for such class for such Distribution Date;

         (xvi) to the Class M-6 Certificates, in an amount equal to the
Allocated Realized Loss Amount, if any, for such class for such Distribution
Date;

         (xvii) to the Class M-7 Certificates, in an amount equal to the Unpaid
Interest Shortfall Amount, if any, for such class for such Distribution Date;

         (xviii) to the Class M-7 Certificates, in an amount equal to the
Allocated Realized Loss Amount, if any, for such class for such Distribution
Date;

         (xix) to the Class B Certificates, in an amount equal to the Unpaid
Interest Shortfall Amount, if any, for such class for such Distribution Date;

         (xx) to the Class B Certificates, in an amount equal to the Allocated
Realized Loss Amount, if any, for such class for such Distribution Date;

                                      S-69

         (xxi) to the Reserve Fund, the amount equal to the difference between
(x) any excess of the Net WAC Rate Carryover Amount with respect to the Offered
Certificates for such Distribution Date over any amounts on deposit in the
Reserve Fund on such Distribution Date with respect to the Cap Agreement, and
(y) any amounts deposited in the Reserve Fund pursuant to this clause (xxi) that were not distributed on the prior Distribution Dates;

         (xxii) if such Distribution Date follows the Prepayment Period during which occurs the latest date on which a prepayment charge may be required to be paid in respect of any Mortgage Loan, to the Class P Certificates, in reduction of the Certificate Principal Balance thereof, until the Certificate Principal
Balance thereof is reduced to zero;

         (xxiii) to the Class C Certificates as provided in the Pooling
Agreement; and

         (xxiv) any remaining amounts to the Residual Certificates as provided in the Pooling Agreement.

         On each Distribution Date, after making the distributions of the
Available Funds (including the Net Monthly Excess Cashflow) as set forth above and after depositing in the Reserve Fund any payments received under the Cap
Agreement, the Trustee will withdraw from the Reserve Fund the amounts on deposit therein and will distribute such amounts to the Offered Certificates as set forth under "Pass-Through Rates" below in this prospectus supplement.

         On each Distribution Date, the Trustee will withdraw from the
Distribution Account all amounts representing prepayment charges in respect of the Mortgage Loans received during the related Prepayment Period and will distribute those amounts to the Class P Certificates.

         Overcollateralization Provisions

         As of the Closing Date, the aggregate Stated Principal Balance of the
Mortgage Loans as of the Cut-off Date will exceed the aggregate Certificate
Principal Balance of the Class A Certificates, the Class M Certificates, the
Class B Certificates and the Class P Certificates on the Closing Date by
approximately $4,415,433, which is equal to the Original Certificate Principal
Balance of the Class C Certificates. Such amount represents approximately 0.40%
of the aggregate Stated Principal Balance of the Mortgage Loans as of the
Cut-off Date, and is approximately equal to the amount of overcollateralization required to be provided under the Pooling Agreement. Excess interest generated by the Mortgage Loans will be distributed as a payment of principal to the
Offered Certificates then entitled to distributions of principal to the extent necessary to maintain the required level of overcollateralization. The required level of overcollateralization will not be permitted to step down. We cannot assure you that sufficient interest will be generated by the Mortgage Loans to maintain the required level of overcollateralization.

         Allocation of Losses

         Any Realized Losses on any Distribution Date, first, will reduce amounts distributable in respect of the Class C Certificates (through the reduction of the Net Monthly Excess Cashflow), second, will be absorbed by the reduction of overcollateralization and, third, will be allocated to the Offered
Subordinate Certificates in the following order, in each case until the
Certificate Principal Balance thereof has been reduced to zero: to the Class B
Certificates, to the Class M-7 Certificates, to the Class M-6 Certificates, to
the Class M-5 Certificates, to the Class M-4 Certificates, to the Class M-3
Certificates, to the Class M-2 Certificates, to the Class M-1 Certificates and
to the Class A-3 Certificates.

         Any allocation of Realized Losses to the Offered Subordinate
Certificates will be made by reducing the Certificate Principal Balance thereof by the amount so allocated as of the Distribution Date in the month following the Prepayment Period in which such Realized Loss was incurred. Notwithstanding anything to the contrary in this prospectus supplement, in no event will the
Certificate Principal Balance of any Offered Subordinate Certificate be reduced more than once in respect of any particular amount both (i) allocable to such
Certificate in respect of Realized Losses and (ii) payable as principal to such
Certificate from Net Monthly Excess Cashflow.

         Once Realized Losses have been allocated to the Offered Subordinate
Certificates, such amounts with respect to such Certificates will no longer accrue interest and will not be reinstated thereafter (other than amounts reinstated due to Subsequent Recoveries on a Liquidated Mortgage Loan). However,
Allocated Realized Loss Amounts may be paid to the Offered Subordinate
Certificates from the Net Monthly Excess Cashflow, according to the priorities set forth under "Excess Interest" above.

                                      S-70

         Any Allocated Realized Loss Amounts to be reinstated on any
Distribution Date due to Subsequent Recoveries will be reinstated to the Offered
Subordinate Certificates in the following order, in each case until the related
Allocated Realized Loss Amount has been reduced to zero: first to the Class A-3
Certificates, second to the Class M-1 Certificates, third to the Class M-2
Certificates, fourth to the Class M-3 Certificates, fifth to the Class M-4
Certificates, sixth to the Class M-5 Certificates, seventh to the Class M-6
Certificates, eighth to the Class M-7 Certificates and ninth to the Class B
Certificates. Any Allocated Realized Loss Amounts to be reinstated to the
Offered Subordinate Certificates due to Subsequent Recoveries will be made by increasing the Certificate Principal Balance thereof by the amount so reinstated
as of the Distribution Date in the month following the Prepayment Period in which such Subsequent Recoveries occurred.

         The Pooling Agreement will not permit the allocation of Realized Losses to the Senior Certificates, the Class P Certificates or the Residual
Certificates. Investors in the Senior Certificates should note that although
Realized Losses cannot be allocated to the Senior Certificates, under certain loss scenarios there will not be enough principal and interest on the Mortgage
Loans to pay the Senior Certificates all interest and principal amounts to which such classes are then entitled.

         Cross-Collateralization

         The Trust provides for limited cross-collateralization of the Group I
Senior Certificates and the Group II Senior Certificates through the application of interest generated by one Loan Group to fund interest shortfalls on the
Senior Certificates primarily supported by the other Loan Group and through the application of principal generated by one Loan Group to fund certain distributions of principal on the Senior Certificates primarily supported by the other Loan Group.

         The PMI Policy

         General. Approximately 19.91% of the Group I Mortgage Loans and
approximately 12.13% of the Group II Mortgage Loans (in each case by aggregate
Scheduled Principal Balance of the Mortgage Loans in the related Loan Group as of the Cut-off Date) (the "PMI Mortgage Loans"), all of which have original loan-to-value ratios in excess of 80%, will be insured by the PMI Insurer pursuant to a primary mortgage insurance policy (the "PMI Policy"). The PMI
Policy will insure against default under each PMI Mortgage Loan in an amount equal to a percentage of the Principal Balance equal to 100% minus a fraction equal to (x) 60.00% over (y) the original loan-to-value ratio of the related PMI
Mortgage Loan. The PMI Insurer Fee will be paid from interest collections on the related PMI Mortgage Loans. The PMI Policy is subject to various limitations and exclusions as described below or as provided in the PMI Policy, and will provide only limited protection against losses on defaulted PMI Mortgage Loans.

         The PMI Policy only covers those Mortgage Loans which meet certain underwriting criteria. The Mortgage Loans which are 30 days or more delinquent as of the Cut-off Date or for which the first monthly payment was not timely made will be excluded from coverage. The PMI Policy is required to remain in force with respect to each PMI Mortgage Loan until (i) the Principal Balance of the PMI Mortgage Loan is paid in full or liquidated, or (ii) any event specified in the PMI Policy occurs that allows for the termination of the PMI Policy by the PMI Insurer. Such events include, but are not limited to, failure to pay the
PMI Insurer Fee when due or to comply with any condition as required by the PMI
Policy.

         The PMI Policy generally requires that delinquencies on any PMI
Mortgage Loan must be reported to the PMI Insurer within fifteen (15) days after such PMI Mortgage Loan is three months in default, and appropriate proceedings to obtain title to the Mortgaged Property securing the PMI Mortgage Loan must be commenced within six months of default. The PMI Policy contains substantially the following provisions: (i) for the insured to present a claim, the insured must have acquired, and tendered to the PMI Insurer, good and merchantable title to the Mortgaged Property securing the PMI Mortgage Loan, free and clear of all liens and encumbrances, including, but not limited to, any right of redemption by the Mortgagor unless such acquisition of good and merchantable title is excused under the terms of the PMI Policy; (ii) a claim generally includes unpaid principal, accrued interest to the date a claim is submitted to the PMI
Insurer by the insured, and certain expenses; (iii) when a claim is presented the PMI Insurer will have the option of either (A) paying the claim in full, taking title to the Mortgaged Property securing the PMI Mortgage Loan, and arranging for its sale or (B) paying the insured percentage of the claim and with the insured retaining title to the Mortgaged Property securing the PMI

                                      S-71

Mortgage Loan; (iv) claims generally must be filed within 60 days after the insured has acquired good and merchantable title to the Mortgaged Property securing the PMI Mortgage Loan and (v) a claim generally must be paid within 60 days after the claim is filed by the insured.

         Unless approved in writing by the PMI Insurer, the insured under the
PMI Policy may not make any change in the terms of a PMI Mortgage Loan, including the borrowed amount, interest rate, term or amortization schedule of the PMI Mortgage Loan, except as specifically permitted by terms of the PMI
Mortgage Loan; nor make any change in the Mortgaged Property or other collateral securing the PMI Mortgage Loan; nor release any Mortgagor under the PMI Mortgage
Loan from liability. If a PMI Mortgage Loan is assumed with the insured's approval, the PMI Insurer's liability for coverage of the PMI Mortgage Loan under the PMI Policy generally will terminate as of the date of such assumption, unless the PMI Insurer approves the assumption in writing.

         The PMI Policy specifically excludes coverage of: (1) any claim resulting from a default existing at the inception of coverage or occurring after lapse or cancellation of coverage; (2) any claim, if the mortgage, deed of trust or other similar instrument did not provide the insured at origination with a first lien on the Mortgaged Property securing the PMI Mortgage Loan; and
(3) certain claims involving or arising out of any breach by the insured of its obligations under, or its failure to comply with the terms of, the PMI Policy or of its obligations as imposed by operation of law.

         In issuing the PMI Policy, the PMI Insurer has relied upon certain information and data regarding the PMI Mortgage Loans furnished to the PMI
Insurer by the Seller. The PMI Policy will not insure against a loss sustained by reason of a default arising from or involving certain matters, including (i)
fraud or negligence in origination or servicing of the PMI Mortgage Loans, including, but not limited to, misrepresentation by the lender, borrower or other persons involved in the origination of the PMI Mortgage Loan or the application for insurance; (ii) failure to construct the Mortgaged Property securing a PMI Mortgage Loan in accordance with specified plans or (iii)
physical damage to the Mortgaged Property securing a PMI Mortgage Loan.

         The preceding description of the PMI Policy is only a brief outline and does not purport to summarize or describe all of the provisions, terms and conditions of the PMI Policy. For a more complete description of these provisions, terms and conditions, reference is made to the PMI Policy, a copy of which is available upon request from the Trustee.

         The PMI Insurer

         Radian Guaranty Inc. Radian Guaranty Inc., a Pennsylvania corporation with its principal offices in Philadelphia, Pennsylvania (the "PMI Insurer"), is
a private mortgage insurance company and a wholly-owned subsidiary of Radian
Group Inc., an insurance holding company listed on the New York Stock Exchange.
The PMI Insurer is licensed in all 50 states and in the District of Columbia to offer such insurance and is approved as a private mortgage insurer by Fannie Mae and Freddie Mac. The PMI Insurer's financial strength is rated "AA" by S&P and
Fitch and "Aa3" by Moody's Investor Service, Inc. ("Moody's"). The PMI Insurer's
financial strength currently is not rated by any other rating agency. Each financial strength rating of the PMI Insurer should be evaluated independently.
The ratings reflect the respective Rating Agencies' current assessments of the creditworthiness of the PMI Insurer and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable Rating Agency. The above ratings are not recommendations to buy, sell or hold any class of Offered
Certificates, and such ratings are subject to revision, qualification or withdrawal at any time by the applicable rating agencies. Any downward revision, qualification or withdrawal of any of the above ratings may have a material adverse effect on the market prices of the Offered Certificates. The PMI Insurer does not guaranty the market prices of the Offered Certificates nor does it guaranty that its financial strength ratings will not be revised, qualified or withdrawn.

         Copies of the PMI Insurer's quarterly and annual statutory financial statements, which are based on accounting principles that differ in significant respects from generally accepted accounting principles, are available upon request to the PMI Insurer at Radian Guaranty Inc., 1601 Market Street,
Pennsylvania 19103. Radian's telephone number is (215) 564-6600.

                                      S-72

The Cap Agreement

         The Offered Certificates will have the benefit of an interest rate cap agreement. The Cap Agreement will be documented pursuant to an ISDA Master
Agreement (Multicurrency-Cross Border), as supplemented by a confirmation.
Pursuant to the Cap Agreement, Lehman Brothers Special Financing Inc. (together with any successor, the "Cap Provider") will agree to pay to the Trust a monthly payment in an amount equal to the product of:

         (1) the excess, if any, of LIBOR over the related percentage set forth in Annex II attached hereto (but LIBOR for purposes of calculating such excess will not exceed the related maximum LIBOR rate set forth in Annex II attached hereto);

         (2) the Cap Scheduled Notional Amount; and

         (3) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current
Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution
Date), and the denominator of which is 360.

         The "Cap Scheduled Notional Amount" is set forth with respect to each
Distribution Date in Annex II to this prospectus supplement. The Cap Scheduled
Notional Amount for the second Distribution Date is $1,067,652,574.88 and thereafter declines in accordance with the expected amortization of the Offered
Certificates, but the Cap Scheduled Notional Amount for any Distribution Date
will not exceed the aggregate Certificate Principal Balance of the Offered
Certificates immediately prior to such Distribution Date. The Cap Agreement will terminate after the Distribution Date in February 2008.

         The Cap Agreement will be governed by and construed in accordance with the law of the State of New York. The obligations of the Cap Provider are limited to those specifically set forth in the Cap Agreement.

         The Cap Provider

     Lehman  Brothers  Special  Financing  Inc., an affiliate of Lehman Brothers
Inc., one of the Underwriters,  will be the Cap Provider. The obligations of the
Cap Provider will be guaranteed by Lehman Brothers Holdings Inc. which is, as of the date of this prospectus supplement, rated "A" by S&P, "A+" by Fitch and "A1"
by Moody's. There can be no assurance that such ratings will be maintained.

Definitions

         The "Accrual Period" for the Offered Certificates for any Distribution
Date will be the actual number of days (based on a 360-day year) included in the period commencing on the immediately preceding Distribution Date (or, in the case of the first such Accrual Period, commencing on the Closing Date) and ending on the day immediately preceding such Distribution Date.

         An "Allocated Realized Loss Amount" with respect to any class of the
Offered Subordinate Certificates and any Distribution Date is an amount equal to
(a) the sum of (i) any Realized Losses allocated to that class of the
Certificates on such Distribution Date and (ii) any Allocated Realized Loss
Amount for that class of the Certificates remaining unpaid from the previous
Distribution Date less (b) any Allocated Realized Loss Amounts that have been reinstated with respect to such class of Certificates on prior Distribution
Dates due to Subsequent Recoveries.

         The "Certificate Principal Balance" of any Class A Certificate, Class M
Certificate, Class B Certificate or Class P Certificate immediately prior to any
Distribution Date will be equal to the Certificate Principal Balance thereof on the Closing Date (the "Original Certificate Principal Balance") reduced by the sum of all amounts actually distributed in respect of principal of such class and, in the case of an Offered Subordinate Certificate, Realized Losses allocated thereto on all prior Distribution Dates and, in the case of an Offered
Subordinate Certificate, increased by the Allocated Realized Loss Amounts reinstated thereto on all prior Distribution Dates due to Subsequent Recoveries.

                                      S-73

The "Certificate Principal Balance" of the Class C Certificates as of any date of determination is equal to the excess, if any, of (a) the then aggregate
Stated Principal Balance of the Mortgage Loans over (b) the sum of the then aggregate Certificate Principal Balances of the Class A Certificates, the Class
M Certificates, the Class B Certificates and the Class P Certificates.

         The "Class A-3 Principal Distribution Amount" for any Distribution Date
is an amount equal to the lesser of (I) the aggregate Certificate Principal
Balance of the Class A-3 Certificates immediately prior to such Distribution
Date and (II) the excess of (x) the sum of (i) the aggregate Certificate
Principal Balance of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date)
and (ii) the aggregate Certificate Principal Balance of the Class A-3
Certificates immediately prior to such Distribution Date over (y) the lesser of
(A) the product of (i) approximately 78.80% and (ii) the aggregate Stated
Principal Balance of the Mortgage Loans as of the last day of the related Due
Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B)
the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment
Period) minus the Overcollateralization Floor.

         The "Class B Principal Distribution Amount" for any Distribution Date
is an amount equal to the lesser of (I) the aggregate Certificate Principal
Balance of the Class B Certificates immediately prior to such Distribution Date and (II) the excess of (x) the sum of (i) the aggregate Certificate Principal
Balance of the Senior Certificates (after taking into account the payment of the
Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class A-3 Certificates (after taking into account the payment of the Class A-3 Principal Distribution Amount on such Distribution Date), (iii) the aggregate Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class
M-1 Principal Distribution Amount on such Distribution Date), (iv) the aggregate
Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such
Distribution Date), (v) the aggregate Certificate Principal Balance of the Class
M-3 Certificates (after taking into account the payment of the Class M-3
Principal Distribution Amount on such Distribution Date), (vi) the aggregate
Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such
Distribution Date), (vii) the aggregate Certificate Principal Balance of the
Class M-5 Certificates (after taking into account the payment of the Class M-5
Principal Distribution Amount on such Distribution Date), (viii) the aggregate
Certificate Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such
Distribution Date), (ix) the aggregate Certificate Principal Balance of the
Class M-7 Certificates (after taking into account the payment of the Class M-7
Principal Distribution Amount on such Distribution Date) and (x) the aggregate
Certificate Principal Balance of the Class B Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i)
approximately 99.20% and (ii) the aggregate Stated Principal Balance of the
Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal
Balance of the Mortgage Loans as of the last day of the related Due Period
(after giving effect to scheduled payments of principal due during the related
Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the
Overcollateralization Floor.

         The "Class M-1 Principal Distribution Amount" for any Distribution Date
is an amount equal to the lesser of (I) the aggregate Certificate Principal
Balance of the Class M-1 Certificates immediately prior to such Distribution
Date and (II) the excess of (x) the sum of (i) the aggregate Certificate
Principal Balance of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date),
(ii) the aggregate Certificate Principal Balance of the Class A-3 Certificates
(after taking into account the payment of the Class A-3 Principal Distribution
Amount on such Distribution Date) and (iii) the aggregate Certificate Principal
Balance of the Class M-1 Certificates immediately prior to such Distribution
Date over (y) the lesser of (A) the product of (i) approximately 86.30% and (ii)
the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment
Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

                                      S-74

         The "Class M-2 Principal Distribution Amount" for any Distribution Date
is an amount equal to the lesser of (I) the aggregate Certificate Principal
Balance of the Class M-2 Certificates immediately prior to such Distribution
Date and (II) the excess of (x) the sum of (i) the aggregate Certificate
Principal Balance of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date),
(ii) the aggregate Certificate Principal Balance of the Class A-3 Certificates
(after taking into account the payment of the Class A-3 Principal Distribution
Amount on such Distribution Date), (iii) the aggregate Certificate Principal
Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date) and (iv)
the aggregate Certificate Principal Balance of the Class M-2 Certificates
immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 92.10% and (ii) the aggregate Stated Principal
Balance of the Mortgage Loans as of the last day of the related Due Period
(after giving effect to scheduled payments of principal due during the related
Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate
Stated Principal Balance of the Mortgage Loans as of the last day of the related
Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

         The "Class M-3 Principal Distribution Amount" for any Distribution Date
is an amount equal to the lesser of (I) the aggregate Certificate Principal
Balance of the Class M-3 Certificates immediately prior to such Distribution
Date and (II) the excess of (x) the sum of (i) the aggregate Certificate
Principal Balance of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date),
(ii) the aggregate Certificate Principal Balance of the Class A-3 Certificates
(after taking into account the payment of the Class A-3 Principal Distribution
Amount on such Distribution Date), (iii) the aggregate Certificate Principal
Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iv) the aggregate Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), and (v) the aggregate Certificate Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date over
(y) the lesser of (A) the product of (i) approximately 93.40% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment
Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

         The "Class M-4 Principal Distribution Amount" for any Distribution Date
is an amount equal to the lesser of (I) the aggregate Certificate Principal
Balance of the Class M-4 Certificates immediately prior to such Distribution
Date and (II) the excess of (x) the sum of (i) the aggregate Certificate
Principal Balance of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date),
(ii) the aggregate Certificate Principal Balance of the Class A-3 Certificates
(after taking into account the payment of the Class A-3 Principal Distribution
Amount on such Distribution Date), (iii) the aggregate Certificate Principal
Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iv) the aggregate Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (v) the aggregate Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class
M-3 Principal Distribution Amount on such Distribution Date) and (vi) the aggregate Certificate Principal Balance of the Class M-4 Certificates
immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 94.80% and (ii) the aggregate Stated Principal
Balance of the Mortgage Loans as of the last day of the related Due Period
(after giving effect to scheduled payments of principal due during the related
Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate
Stated Principal Balance of the Mortgage Loans as of the last day of the related
Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

         The "Class M-5 Principal Distribution Amount" for any Distribution Date
is an amount equal to the lesser of (I) the aggregate Certificate Principal
Balance of the Class M-5 Certificates immediately prior to such Distribution

                                      S-75

Date and (II) the excess of (x) the sum of (i) the aggregate Certificate
Principal Balance of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date),
(ii) the aggregate Certificate Principal Balance of the Class A-3 Certificates
(after taking into account the payment of the Class A-3 Principal Distribution
Amount on such Distribution Date), (iii) the aggregate Certificate Principal
Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iv) the aggregate Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (v) the aggregate Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class
M-3 Principal Distribution Amount on such Distribution Date), (vi) the aggregate
Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such
Distribution Date) and (vii) the aggregate Certificate Principal Balance of the
Class M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 96.30% and (ii) the aggregate
Stated Principal Balance of the Mortgage Loans as of the last day of the related
Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B)
the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment
Period) minus the Overcollateralization Floor.

         The "Class M-6 Principal Distribution Amount" for any Distribution Date
is an amount equal to the lesser of (I) the aggregate Certificate Principal
Balance of the Class M-6 Certificates immediately prior to such Distribution
Date and (II) the excess of (x) the sum of (i) the aggregate Certificate
Principal Balance of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date),
(ii) the aggregate Certificate Principal Balance of the Class A-3 Certificates
(after taking into account the payment of the Class A-3 Principal Distribution
Amount on such Distribution Date), (iii) the aggregate Certificate Principal
Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iv) the aggregate Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (v) the aggregate Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class
M-3 Principal Distribution Amount on such Distribution Date), (vi) the aggregate
Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such
Distribution Date), (vii) the aggregate Certificate Principal Balance of the
Class M-5 Certificates (after taking into account the payment of the Class M-5
Principal Distribution Amount on such Distribution Date) and (viii) the aggregate Certificate Principal Balance of the Class M-6 Certificates
immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 97.50% and (ii) the aggregate Stated Principal
Balance of the Mortgage Loans as of the last day of the related Due Period
(after giving effect to scheduled payments of principal due during the related
Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate
Stated Principal Balance of the Mortgage Loans as of the last day of the related
Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

         The "Class M-7 Principal Distribution Amount" for any Distribution Date
is an amount equal to the lesser of (I) the aggregate Certificate Principal
Balance of the Class M-7 Certificates immediately prior to such Distribution
Date and (II) the excess of (x) the sum of (i) the aggregate Certificate
Principal Balance of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date),
(ii) the aggregate Certificate Principal Balance of the Class A-3 Certificates
(after taking into account the payment of the Class A-3 Principal Distribution
Amount on such Distribution Date), (iii) the aggregate Certificate Principal
Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iv) the aggregate Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (v) the aggregate Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class

                                      S-76

M-3 Principal Distribution Amount on such Distribution Date), (vi) the aggregate
Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such
Distribution Date), (vii) the aggregate Certificate Principal Balance of the
Class M-5 Certificates (after taking into account the payment of the Class M-5
Principal Distribution Amount on such Distribution Date), (viii) the aggregate
Certificate Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such
Distribution Date) and (ix) the aggregate Certificate Principal Balance of the
Class M-7 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 98.60% and (ii) the aggregate
Stated Principal Balance of the Mortgage Loans as of the last day of the related
Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B)
the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment
Period) minus the Overcollateralization Floor.

         The "Credit Enhancement Percentage" for any Distribution Date is the
percentage obtained by dividing (x) the aggregate Certificate Principal Balance of the Subordinate Certificates calculated prior to distribution of the Group I
Principal Distribution Amount and the Group II Principal Distribution Amount in
respect of the Certificates then entitled to distributions of principal on such
Distribution Date by (y) the aggregate Stated Principal Balance of the Mortgage
Loans, calculated prior to taking into account payments of principal on the
Mortgage Loans due on the related Due Date or received during the related
Prepayment Period.

         A "Cumulative Loss Trigger Event" is in effect with respect to any
Distribution Date on or after November 2007, if the percentage obtained by dividing (x) the aggregate amount of Realized Losses incurred (less any
Subsequent Recoveries received) with respect to the Mortgage Loans from the
Cut-off Date through the last day of the related Due Period by (y) the aggregate
Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, exceeds the applicable percentage set forth below for such Distribution Date:

         Distribution Date Occurring in              Cumulative Loss Percentage
         ----------------------------------          ----------------------------------------------------------------------
         November 2007 through October 2008          2.50% for the first  month,  plus an  additional  1/12th of 0.75% for each month thereafter.

         November 2008 through October 2009          3.25% for the first  month,  plus an  additional  1/12th of 0.75% for each month thereafter.

         November 2009 through October 2010          4.00% for the first  month,  plus an  additional  1/12th of 0.25% for each month thereafter.

         November 2010 and thereafter                4.25% for each month.

         A "Delinquency Trigger Event" is in effect with respect to a
Distribution Date if the percentage obtained by dividing (x) the aggregate
Stated Principal Balance of (i) Mortgage Loans Delinquent 60 days or more, (ii)
REO Properties and (iii) Mortgage Loans in foreclosure and in bankruptcy
(excluding any such Mortgage Loans which are less than 60 days Delinquent under the bankruptcy plan) by (y) the aggregate Stated Principal Balance of the
Mortgage Loans, in each case, calculated prior to taking into account payments of principal on the Mortgage Loans due on the related Due Date or received during the related Prepayment Period, exceeds 49.00% of the Credit Enhancement
Percentage.

         A Mortgage Loan is "Delinquent" if any monthly payment due on a Due
Date is not made by the close of business on the next scheduled Due Date for such Mortgage Loan. A Mortgage Loan is "30 days Delinquent" if such monthly payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such monthly payment was due or, if there was no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month; and similarly for "60 days Delinquent" and "90 days Delinquent," etc.

         A "Due Period" with respect to any Distribution Date is the period commencing on the second day of the month preceding the month in which such
Distribution Date occurs and ending on the first day of the month in which such
Distribution Date occurs.

                                      S-77

         The "Extra Principal Distribution Amount" with respect to any
Distribution Date is the lesser of (x) the Net Monthly Excess Cashflow for such
Distribution Date and (y) the Overcollateralization Deficiency Amount for such
Distribution Date.

         The "Group I Interest Remittance Amount" with respect to any
Distribution Date is that portion of the Available Funds for such Distribution
Date attributable to interest received or advanced with respect to the Group I
Mortgage Loans or to Compensating Interest paid by the Master Servicer with respect to the Group I Mortgage Loans.

         The "Group I Principal Allocation Percentage" for any Distribution Date
is the percentage equivalent of a fraction, the numerator of which is (x) the
Group I Principal Remittance Amount for such Distribution Date, and the denominator of which is (y) the Principal Remittance Amount for such
Distribution Date.

         The "Group I Principal Distribution Amount" for any Distribution Date
is the sum of (i) (x) the Group I Principal Remittance Amount minus (y) the amount of any Overcollateralization Release Amount for such Distribution Date multiplied by the Group I Principal Allocation Percentage, and (ii) the Extra
Principal Distribution Amount for such Distribution Date multiplied by the Group
I Principal Allocation Percentage.

         The "Group I Principal Remittance Amount" means with respect to any
Distribution Date, the sum of (i) all scheduled payments of principal collected or advanced on the Group I Mortgage Loans by the Master Servicer that were due during the related Due Period, (ii) all partial and full principal prepayments of the Group I Mortgage Loans applied by the Master Servicer during the related
Prepayment Period, (iii) the principal portion of all Net Liquidation Proceeds,
Insurance Proceeds and Subsequent Recoveries received during the related
Prepayment Period with respect to the Group I Mortgage Loans, (iv) that portion of the Purchase Price, representing principal of any repurchased Group I
Mortgage Loan, deposited to the Collection Account during the related Prepayment
Period, (v) the principal portion of any Substitution Adjustments deposited in the Collection Account during the related Prepayment Period with respect to the
Group I Mortgage Loans, and (vi) on the Distribution Date on which the Trust is to be terminated in accordance with the Pooling Agreement, that portion of the
Termination Price representing principal with respect to the Group I Mortgage
Loans.

         The "Group I Senior Principal Distribution Amount" for any Distribution
Date is an amount equal to the lesser of (I) the aggregate Certificate Principal
Balance of the Group I Senior Certificates immediately prior to such
Distribution Date and (II) the excess of (x) the aggregate Certificate Principal
Balance of the Group I Senior Certificates immediately prior to such
Distribution Date over (y) the lesser of (A) the product of (i) approximately
69.50% and (ii) the aggregate Stated Principal Balance of the Group I Mortgage
Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due
Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus $2,364,246.65.

         The "Group II Interest Remittance Amount" with respect to any
Distribution Date is that portion of the Available Funds for such Distribution
Date attributable to interest received or advanced with respect to the Group II
Mortgage Loans or to Compensating Interest paid by the Master Servicer with respect to the Group II Mortgage Loans.

         The "Group II Principal Allocation Percentage" for any Distribution
Date is the percentage equivalent of a fraction, the numerator of which is (x)
the Group II Principal Remittance Amount for such Distribution Date, and the denominator of which is (y) the Principal Remittance Amount for such
Distribution Date.

         The "Group II Principal Distribution Amount" for any Distribution Date
is the sum of (i) (x) the Group II Principal Remittance Amount minus (y) the amount of any Overcollateralization Release Amount for such Distribution Date multiplied by the Group II Principal Allocation Percentage, and (ii) the Extra
Principal Distribution Amount for such Distribution Date multiplied by the Group
II Principal Allocation Percentage.

         The "Group II Principal Remittance Amount" means with respect to any
Distribution Date, the sum of (i) all scheduled payments of principal collected or advanced on the Group II Mortgage Loans by the Master Servicer that were due during the related Due Period, (ii) all partial and full principal prepayments of the Group II Mortgage Loans applied by the Master Servicer during the related
Prepayment Period, (iii) the principal portion of all Net Liquidation Proceeds,
Insurance Proceeds and Subsequent Recoveries received during the related
Prepayment Period with respect to the Group II Mortgage Loans, (iv) that portion

                                      S-78

of the Purchase Price, representing principal of any repurchased Group II
Mortgage Loan, deposited to the Collection Account during the related Prepayment
Period, (v) the principal portion of any Substitution Adjustments deposited in the Collection Account during the related Prepayment Period with respect to the
Group II Mortgage Loans and (vi) on the Distribution Date on which the Trust is to be terminated in accordance with the Pooling Agreement, that portion of the
Termination Price representing principal with respect to the Group II Mortgage
Loans.

         The "Group II Senior Principal Distribution Amount" for any
Distribution Date is an amount equal to the lesser of (I) the aggregate
Certificate Principal Balance of the Group II Senior Certificates immediately prior to such Distribution Date and (II) the excess of (x) the aggregate
Certificate Principal Balance of the Group II Senior Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i)
approximately 69.50% and (ii) the aggregate Stated Principal Balance of the
Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due
Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate
Stated Principal Balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment
Period) minus $2,051,185.93.

         "Insurance Proceeds" means the proceeds of any title policy, hazard policy or other insurance policy covering a Mortgage Loan, including the PMI
Policy if applicable, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the mortgagor in accordance with the procedures that the Master Servicer would follow in servicing mortgage loans held for its own account, subject to the terms and conditions of the related mortgage note and Mortgage, or constitute Subsequent
Recoveries with respect to such Mortgage Loan.

         The "Monthly Interest Distributable Amount" for any Distribution Date
and each class of Certificates equals the amount of interest accrued during the related Accrual Period at the related Pass-Through Rate on the Certificate
Principal Balance or Notional Amount of such class of Certificates immediately prior to such Distribution Date, in each case reduced by any net Prepayment
Interest Shortfalls allocated to such class of Certificates and shortfalls resulting from the application of the Relief Act allocated to such class of
Certificates, in each such case as such shortfall allocations are described under "--Allocation of Available Funds--Interest Distributions on the Offered
Certificates" above.

         The "Net Monthly Excess Cashflow" for any Distribution Date is an
amount equal to the sum of (a) any Overcollateralization Release Amount for such
Distribution Date, (b) any Remaining Principal Distribution Amount and (c) the
positive excess of (x) the Available Funds for such Distribution Date over (y)
the sum for such Distribution Date of (A) the Monthly Interest Distributable
Amounts for the Offered Certificates, (B) the Unpaid Interest Shortfall Amounts
for the Class A Certificates and (C) the Principal Remittance Amount.

         An "Overcollateralization Deficiency Amount" with respect to any
Distribution Date equals the amount, if any, by which the Overcollateralization
Target Amount exceeds the Overcollateralized Amount on such Distribution Date
(assuming that 100% of the Principal Remittance Amount is applied as a principal payment on such Distribution Date).

         The "Overcollateralization Floor" means $4,415,432.58.

         The "Overcollateralization Release Amount" means, with respect to any
Distribution Date, the lesser of (x) the Principal Remittance Amount for such
Distribution Date and (y) the excess, if any, of (i) the Overcollateralized
Amount for such Distribution Date (assuming that 100% of the Principal
Remittance Amount is applied as a principal payment on such Distribution Date)
over (ii) the Overcollateralization Target Amount for such Distribution Date.

         The "Overcollateralization Target Amount" means with respect to any
Distribution Date, the Overcollateralization Floor.

         The "Overcollateralized Amount" for any Distribution Date is the
amount, if any, by which (i) the aggregate Stated Principal Balance of the
Mortgage Loans on the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) exceeds (ii) the aggregate Certificate Principal
Balance of the Class A Certificates, the Class M Certificates, the Class B

                                      S-79

Certificates and the Class P Certificates as of such Distribution Date (after giving effect to distributions of the Principal Remittance Amount to be made on such Distribution Date), but without giving effect to distributions of any Extra
Principal Distribution Amount to be made on such Distribution Date.

         The "PMI Insurer Fee" for any Distribution Date is the premium payable to the PMI Insurer at the PMI Insurer Fee Rate on the then current aggregate
Principal Balance of the PMI Mortgage Loans.

         The "PMI Insurer Fee Rate" for any Distribution Date is the rate per annum set forth in the Pooling Agreement.

         The "Prepayment Period" is the calendar month immediately preceding the month in which the Distribution Date occurs.

         The "Principal Remittance Amount" means with respect to any
Distribution Date, the sum of the Group I Principal Remittance Amount and the
Group II Principal Remittance Amount.

         "Realized Loss" means, with respect to any defaulted Mortgage Loan that is finally liquidated (a "Liquidated Mortgage Loan"), the amount of loss realized equal to the portion of the Principal Balance remaining unpaid after application of all liquidation proceeds, net of amounts reimbursable to the
Master Servicer for related Advances, Servicing Advances and Servicing Fees
(such amount, the "Net Liquidation Proceeds") and all Insurance Proceeds in
respect of such Mortgage Loan.

         The "Remaining Principal Distribution Amount" means with respect to any
Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger
Event is not in effect, an amount equal to the Principal Distribution Amount remaining after the distributions set forth in the Post-Stepdown Monthly
Principal Distribution.

         The "Stated Principal Balance" with respect to any Mortgage Loan: (a)
as of any date of determination up to but not including the Distribution Date on which the proceeds, if any, of a liquidation event with respect to such Mortgage
Loan would be distributed, the Scheduled Principal Balance as of the Cut-off
Date, as shown in the Mortgage Loan Schedule, minus the sum of (i) the principal portion of each monthly payment due on a Due Date subsequent to the Cut-off
Date, to the extent received from the Mortgagor or advanced by the Master
Servicer and distributed on or before such date of determination, (ii) all
Principal Prepayments received after the Cut-off Date, to the extent distributed on or before such date of determination, (iii) all liquidation proceeds and
Insurance Proceeds to the extent distributed on or before such date of determination and (iv) any Realized Loss incurred with respect thereto as a result of a deficient valuation made during or prior to the Due Period for the most recent Distribution Date coinciding with or preceding such date of determination; and (b) as of any date of determination coinciding with or subsequent to the Distribution Date on which the proceeds, if any, of a liquidation event with respect to such Mortgage Loan would be distributed, zero.

         The "Stepdown Date" means the earlier of (a) the later of (i) the
Distribution Date in November 2007 and (ii) the first Distribution Date on which the Credit Enhancement Percentage (calculated for this purpose only after taking into account payments of principal on the Mortgage Loans due on the related Due
Date or received during the related Prepayment Period but prior to distribution of the Group I Principal Distribution Amount and the Group II Principal
Distribution Amount in respect of the Certificates then entitled to distributions of principal on such Distribution Date) is greater than or equal to approximately 30.50% and (b) the date on which the aggregate Certificate
Principal Balance of the Class A Certificates has been reduced to zero.

         "Subsequent Recoveries" means unexpected recoveries related to a
Liquidated Mortgage Loan received by the Master Servicer (net of amounts reimbursable to the Master Servicer for related Advances, Servicing Advances and
Servicing Fees), which were allocated as a Realized Loss, in reducing a
Certificate Principal Balance of a class of the Offered Subordinate
Certificates, on a Distribution Date prior to the Prepayment Period in which such funds were received. Subsequent Recoveries may include but are not limited to unanticipated insurance settlements, tax refunds or mortgage bankruptcy distributions.

         A "Trigger Event" is in effect with respect to any Distribution Date if either a Cumulative Loss Trigger Event or a Delinquency Trigger Event is in
effect on such Distribution Date.

                                      S-80

         The "Unpaid Interest Shortfall Amount" means (i) for each class of the
Offered Certificates and the first Distribution Date, zero, and (ii) for such class of Certificates and any Distribution Date after the first Distribution
Date, the amount, if any, by which (a) the sum of (1) the Monthly Interest
Distributable Amount for such class of Certificates for the immediately preceding Distribution Date and (2) the outstanding Unpaid Interest Shortfall
Amount, if any, for such class of Certificates for such preceding Distribution
Date exceeds (b) the aggregate amount distributed on such class of Certificates in respect of interest pursuant to clause (a) of this definition on such preceding Distribution Date, plus interest on the amount of interest due but not paid on the class of Certificates on such preceding Distribution Date, to the extent permitted by law, at the Pass-Through Rate on such Distribution Date for such class of Certificates for the related Accrual Period.

Pass-Through Rates

         The "Pass-Through Rate" for each class of the Offered Certificates for any Distribution Date will equal the lesser of (x) the related Formula Rate for such Distribution Date and (y) the related Net WAC Rate for such Distribution
Date.

         The "Net WAC Rate" for any Distribution Date with respect to the Group
I Senior Certificates is a per annum rate equal to (a) the weighted average of the Adjusted Net Mortgage Rates of the Group I Mortgage Loans, weighted on the basis of the Stated Principal Balances thereof as of the Due Date in the month preceding the month of such Distribution Date multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Accrual Period.

         The "Net WAC Rate" for any Distribution Date with respect to the Group
II Senior Certificates is a per annum rate equal to (a) the weighted average of the Adjusted Net Mortgage Rates of the Group II Mortgage Loans, weighted on the basis of the Stated Principal Balances thereof as of the Due Date in the month preceding the month of such Distribution Date multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Accrual Period.

         The "Net WAC Rate" for any Distribution Date with respect to the
Offered Subordinate Certificates is a per annum rate equal to (a) the weighted average (weighted on the basis of the results of subtracting from the aggregate principal balance of each Loan Group the sum of the current Certificate
Principal Balances of the related classes of the Senior Certificates) of (1) the weighted average of the Adjusted Net Mortgage Rates of the Group I Mortgage
Loans and (2) the weighted average of the Adjusted Net Mortgage Rates of the
Group II Mortgage Loans multiplied by (b) a fraction, the numerator of which is
30 and the denominator of which is the actual number of days elapsed in the related Accrual Period.

         The "Adjusted Net Mortgage Rate" for any Mortgage Loan for any
Distribution Date is a per annum rate equal to the applicable Mortgage Rate for such Mortgage Loan as of the first day of the month preceding the month in which such Distribution Date occurs minus the sum of (i) the Servicing Fee Rate, (ii)
the Trustee Fee (expressed as a percentage per annum of the aggregate Stated
Principal Balance of the Mortgage Loans) and (iii) the PMI Insurer Fee Rate, if
applicable.

         The "Formula Rate" for any class of the Offered Certificates is the lesser of (a) the "Interest Settlement Rate" for U.S. dollar deposits of one-month maturity set by the British Bankers' Association ("One-Month LIBOR")
as of the related LIBOR Determination Date plus the related Certificate Margin and (b) the related Maximum Cap Rate.

         The "Certificate Margin" with respect to each class of the Offered
Certificates will be the number of basis points set forth below.

                                      S-81

                              Basis Points                                    Basis Points
                              ------------                                    ------------
              Class         (1)          (2)                  Class         (1)          (2)
              -----         ---          ---                  -----         ---          ---
              I-A1         20.0         40.0                  M-3          135.0        202.5
              I-A2         51.0        102.0                  M-4          155.0        232.5
              II-A1        27.0         54.0                  M-5          200.0        300.0
              II-A2        53.0        106.0                  M-6          220.0        330.0
              A-3          65.0        130.0                  M-7          250.0        375.0
              M-1          80.0        120.0                  B            250.0        375.0
              M-2         115.0        172.5
              -------------
              (1) On each Distribution Date through and including the Optional
              Termination Date. (2) On each Distribution Date after the Optional
              Termination Date.

         The "Maximum Cap Rate" for any Distribution Date with respect to the
Offered Certificates is calculated in the same manner as the related Net WAC
Rate, but based on the Adjusted Net Maximum Mortgage Rates of the applicable
Mortgage Loans rather than the Adjusted Net Mortgage Rates of the applicable
Mortgage Loans.

         The "Adjusted Net Maximum Mortgage Rate" for any Mortgage Loan for any
Distribution Date is a per annum rate equal to the Maximum Mortgage Rate for such Mortgage Loan (if such Mortgage Loan is an adjustable-rate Mortgage Loan)
or the Mortgage Rate for such Mortgage Loan (if such Mortgage Loan is a fixed-rate Mortgage Loan), in either case as of the first day of the month preceding the month in which the Distribution Date occurs, minus the sum of (i)
the Servicing Fee Rate, (ii) the Trustee Fee (expressed as a percentage per annum of the aggregate Stated Principal Balance of the Mortgage Loans) and (iii)
the PMI Insurer Fee Rate, if applicable.

         On the Closing Date, the Trustee will establish a Reserve Fund account
(the "Reserve Fund") from which payments in respect of Net WAC Rate Carryover
Amounts on the Offered Certificates will be made. The Reserve Fund will be an asset of the Trust but not of any REMIC. On each Distribution Date, the Trustee will deposit in the Reserve Fund all amounts received with respect to the Cap
Agreement and that portion of the Net Monthly Excess Cashflow described in clause (xxi) under "Description of the Certificates--Credit Enhancement--Excess
Interest" above. On each Distribution Date, to the extent required following the distribution of the Available Funds as described under "Allocation of Available
Funds" above, the Trustee will withdraw from amounts in the Reserve Fund to pay the Offered Certificates, any Net WAC Rate Carryover Amounts.

         Amounts in the Reserve Fund will be distributed in the following order of priority:

     (i)  first,  amounts in the Reserve Fund  received  with respect to the Cap
          Agreement  will be  distributed  first,  concurrently,  to the  Senior
          Certificates,  up to the amount of the related Net WAC Rate  Carryover
          Amount,  allocated among the Senior  Certificates,  pro rata, based on their Net WAC Rate Carryover Amounts; then, to the Offered Subordinate
          Certificates,  up to the amount of the related Net WAC Rate  Carryover
          Amount,  in the  following  order of priority:  first to the Class A-3
          Certificates, second to the Class M-1 Certificates, third to the Class
          M-2 Certificates,  fourth to the Class M-3 Certificates,  fifth to the
          Class M-4 Certificates,  sixth to the Class M-5 Certificates,  seventh to the Class M-6  Certificates,  eighth to the Class M-7  Certificates and  ninth  to the  Class B  Certificates;  and  then  to the  Class C
          Certificates,  in each case,  to the extent of amounts  received  with respect to the Cap Agreement remaining in the Reserve Fund.

     (ii) second, amounts deposited in the Reserve Fund pursuant to clause (xxi)
          under  "Description  of the  Certificates--Credit  Enhancement--Excess
          Interest" above will be distributed first, concurrently, to the Senior
          Certificates,  up to the amount of the related Net WAC Rate  Carryover
          Amount to the extent not paid pursuant to clause (i) above,  allocated among the Senior  Certificates,  pro rata, based on their Net WAC Rate
          Carryover Amounts; then, to the Offered Subordinate  Certificates,  up to the  amount of the  related  Net WAC Rate  Carryover  Amount to the extent not paid pursuant to clause (i) above,  in the following  order of priority: first to the Class A-3 Certificates,  second to the Class
          M-1 Certificates,  third to the Class M-2 Certificates,  fourth to the
          Class M-3 Certificates,  fifth to the Class M-4 Certificates, sixth to the Class M-5  Certificates,  seventh  to the Class M-6  Certificates, eighth  to the  Class  M-7  Certificates  and  ninth  to the  Class  B
          Certificates,  in each case to the extent of such amounts remaining in the Reserve Fund.

                                      S-82

     (iii)third,  after  the  Certificate  Principal  Balances  of  the  Offered
          Certificates  have been reduced to zero, all amounts on deposit in the
          Reserve Fund will be distributed to the Class C Certificates.

         If on any Distribution Date, the Pass-Through Rate for any class of the
Offered Certificates is the related Net WAC Rate, then the "Net WAC Rate
Carryover Amount" for such class of Certificates for such Distribution Date will be an amount equal to the sum of (i) the positive excess of (x) the amount of interest that would have been distributable to such class of Certificates on such Distribution Date if the Pass-Through Rate for such class of Certificates for such Distribution Date were calculated at the related Formula Rate over (y)
the amount of interest distributable on such class of Certificates at the related Net WAC Rate for such Distribution Date and (ii) the related Net WAC
Rate Carryover Amount for the previous Distribution Date not previously distributed together with interest thereon at a rate equal to the related
Formula Rate for such class of Certificates for the most recently ended Accrual
Period.

         To the extent interest on any class of the Offered Certificates is paid at the related Net WAC Rate instead of the related Formula Rate, a shortfall in interest equal to the Net WAC Rate Carryover Amount will occur. Such shortfall will be payable only from the Net Monthly Excess Cashflow and payments received under the related Cap Agreement (through the use of the Reserve Fund), as described under "Description of the Certificates--Credit Enhancement--Excess
Interest" in this prospectus supplement.

Calculation of One-Month LIBOR

         On the second LIBOR Business Day preceding the commencement of each
Accrual Period (each such date, a "LIBOR Determination Date"), the Trustee will determine the One-Month LIBOR for such Accrual Period for the Offered
Certificates on the basis of the "Interest Settlement Rate" for U.S. dollar deposits of one-month maturity set by the British Bankers' Association (the
"BBA") as of 11:00 a.m. (London time) on such LIBOR Determination Date.

         The BBA's Interest Settlement Rates are currently displayed on the Dow
Jones Telerate Service page 3750 (such page, or such other page as may replace page 3750 on that service or such other service as may be nominated by the BBA as the information vendor for the purpose of displaying the BBA's Interest
Settlement Rates for deposits in U.S. dollars, the "Designated Telerate page").
Such Interest Settlement Rates are also currently available on Reuters Monitor
Money Rates Service page "LIBOR01" and Bloomberg L.P. page "BBAM." The BBA's
Interest Settlement Rates currently are rounded to five decimal places.

         A "LIBOR Business Day" means any day on which banks in London and New
York are open for conducting transactions in foreign currency and exchange.

         With respect to any LIBOR Determination Date, if the BBA's Interest
Settlement Rate does not appear on the Designated Telerate Page as of 11:00 a.m.
(London time) on such date, or if the Designated Telerate Page is not available on such date, the Trustee will obtain such from the Reuters or Bloomberg page.
Alternatively, the Trustee may request the principal London office of each of the Reference Banks to provide a quotation of its rate. If on such LIBOR
Determination Date two or more Reference Banks provide such offered quotations, the One-Month LIBOR for the related Accrual Period will be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.03125%). If on such LIBOR Determination Date fewer than two
Reference Banks provide such offered quotations, the One-Month LIBOR for the related Accrual Period shall be the higher of (x) the One-Month LIBOR as determined on the previous LIBOR Determination Date and (y) the Reserve Interest
Rate.

         As used in this section, "Reference Banks" means leading banks selected by the Trustee with the consent of the NIMS Insurer, if any, and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i)
with an established place of business in London, (ii) which have been designated as such by the Trustee with the consent of the NIMS Insurer and (iii) not controlling, controlled by or under common control with, the Depositor, the
Master Servicer or any successor Master Servicer or the Seller; and "Reserve
Interest Rate" shall be the rate per annum that the Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.03125%) of the one-month United States dollar lending rates which New York City banks selected by the Trustee with the consent of the NIMS
Insurer, if any, are quoting on the relevant LIBOR Determination Date to the

                                      S-83

principal London Offices of leading banks in the London interbank market or (ii)
in the event that the Trustee can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Trustee with the consent of the NIMS Insurer are quoting on such LIBOR
Determination Date to leading European banks.

         The establishment of the One-Month LIBOR on each LIBOR Determination
Date by the Trustee and the Trustee's calculation of the rate of interest applicable to the Offered Certificates for the related Accrual Period will (in the absence of manifest error) be final and binding.

Reports To Certificateholders

         On each Distribution Date, the Trustee will prepare and make available to each holder of a Certificate, a statement based upon information received from the Master Servicer generally setting forth, among other things:

 (i) the amount of distributions with respect to each class of Certificates;

 (ii) the amount of such distributions set forth in clause (i) allocable to principal, separately identifying the aggregate amount of any principal prepayments or other unscheduled recoveries of principal included therein;

 (iii) the amount of such distributions set forth in clause (i) allocable to interest and the calculation thereof;

 (iv) the amount of any Net WAC Rate Carryover Amounts or Unpaid Interest
Shortfall Amounts;

 (v) the Group I Interest Remittance Amount and the Group II Interest Remittance
Amount and the Group I Principal Remittance Amount and Group II Principal
Remittance Amount for such Distribution Date;

 (vi) the Certificate Principal Balance of each class of the Certificates after giving effect to the distribution of principal on such Distribution Date;

 (vii) the Stated Principal Balance for the Group I Mortgage Loans and the Group
II Mortgage Loans at the end of the related Due Period;

 (viii) by Loan Group and in the aggregate, the amounts of Servicing Fees paid to or retained by the Master Servicer or any sub-servicer;

 (ix) in the aggregate, the amount of Advances made by the Master Servicer for the related Collection Period, the amount of unrecovered Advances (after giving effect to Advances made on the Distribution Date) outstanding, and the aggregate amount of non-recoverable Advances for such Distribution Date;

 (x) by Loan Group and in the aggregate, the number and aggregate Stated
Principal Balance of Mortgage Loans that were (A) delinquent (exclusive of
Mortgage Loans in bankruptcy or foreclosure or REO Properties) (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days, as of the last day of the calendar month, (B) in foreclosure, (C) in bankruptcy and (D) REO Properties;

 (xi) the aggregate Stated Principal Balance of all Mortgage Loans with respect to which the retained mortgaged property was acquired by the Trust in foreclosure or by deed in lieu of foreclosure (any such mortgaged property, an
"REO Property") as of the close of business on the last day of the related
Prepayment Period;

 (xii) by Loan Group and in the aggregate, the amount of Realized Losses incurred during the related Prepayment Period and the cumulative amount of
Realized Losses;

                                      S-84

 (xiii) by Loan Group and in the aggregate, the amount of any net Prepayment
Interest Shortfalls for such Distribution Date to the extent not covered by the
Master Servicer and the amount of any Relief Act Interest Shortfalls for such
Distribution Date;

 (xiv) any Overcollateralization Deficiency Amount (after giving effect to distribution of principal on such Distribution Date);

 (xv) by Loan Group and in the aggregate, the Principal Balance of Mortgage
Loans repurchased by the Seller;

 (xvi) the date when a Stepdown Date or a Trigger Event has occurred;

 (xvii) the Overcollateralization Target Amount as of such Distribution Date;

 (xviii) the amount of payments made by the Cap Provider under each of the Cap
Agreement;

 (xix) the aggregate amount of extraordinary Trust expenses (as described in the
Pooling Agreement) paid to the Trustee for such Distribution Date; and

 (xx) by Loan Group and in the aggregate, the amount of Subsequent Recoveries for the related Prepayment Period and the cumulative amount of Subsequent
Recoveries.

         The Trustee will make such statement (and, at its option, any additional files containing the same information in an alternative format)
available each month via the Trustee's internet website. The Trustee's internet website will initially be located at "https://www.tss.db.com/invr". Assistance in using the website can be obtained by calling the Trustee's customer service desk at 1-800-735-7777. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Trustee will have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the
Trustee will provide timely and adequate notification to all above parties regarding any such changes.

         In addition, within a reasonable period of time after the end of each calendar year, the Trustee will prepare and deliver to each holder of a
Certificate of record during the previous calendar year a statement containing information necessary to enable Certificateholders to prepare their tax returns.
Such statements will not have been examined and reported upon by an independent public accountant.

                                      S-85

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

         The yield to maturity of the Offered Certificates will be sensitive to defaults on the Mortgage Loans. If a purchaser of an Offered Certificate calculates its anticipated yield based on an assumed rate of default and amount of losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity may be lower than that so calculated. In general, the earlier a loss occurs, the greater is the effect on an investor's yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the Mortgage Loans. The Mortgage Loans were underwritten in accordance with guidelines that generally do not conform to the underwriting guidelines typically applied by banks and other primary lending institutions, particularly with respect to a prospective borrower's credit history and debt-to-income ratio. Borrowers who qualify under the Master
Servicer's underwriting guidelines generally have equity in their property and repayment ability but may have a record of major derogatory credit items such as outstanding judgments or prior bankruptcies. The Master Servicer originates mortgage loans based on its underwriting guidelines and does not determine whether such mortgage loans would be acceptable for purchase by Fannie Mae or
Freddie Mac. As a result, the risk of delinquencies with respect to, and losses on, the Mortgage Loans will be greater than that of mortgage loans underwritten in a more traditional manner.

         The rate of principal payments, the aggregate amount of distributions and the yields to maturity of the Offered Certificates will be affected by the rate and timing of payments of principal on the Mortgage Loans. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the Mortgage Loans due to defaults, casualties or condemnations and repurchases by the Seller or Master Servicer). Certain of the Mortgage Loans
contain prepayment charges, and the rate of principal payments on such Mortgage
Loans may or may not be less than the rate of principal payments for mortgage loans that did not have prepayment charges. The Mortgage Loans are subject to the "due-on-sale" provisions included therein which provide that the Mortgage
Loan is due upon the transfer of the related Mortgaged Property or is assumable by a creditworthy purchaser of the related Mortgaged Property, subject to limitations described under "Certain Legal Aspects of the Mortgage
Loans--Enforceability of Provisions" in the accompanying prospectus. We refer you to "The Mortgage Pool" in this prospectus supplement.

                                      S-86

         Prepayments, liquidations and purchases of the Mortgage Loans
(including any optional purchase) will result in distributions on the Offered
Certificates of principal amounts which would otherwise be distributed over the remaining terms of the Mortgage Loans. Since the rate of payment of principal on the Mortgage Loans will depend on future events and a variety of other factors, no assurance can be given as to such rate or the rate of principal prepayments.
The extent to which the yield to maturity of a class of the Offered Certificates may vary from the anticipated yield will depend upon the degree to which such class of Certificates is purchased at a discount or premium. Further, an investor should consider the risk that, in the case of any Offered Certificate purchased at a discount, a slower than anticipated rate of principal payments
(including prepayments) on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any
Offered Certificate purchased at a premium, a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield.

         The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs or general creditworthiness of the mortgagors, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. In general, if prevailing interest rates were to fall significantly below the Mortgage Rates on the Mortgage Loans, such Mortgage
Loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the Mortgage Rates on such Mortgage Loans.
Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on such Mortgage Loans would generally be expected to decrease. The
Mortgage Loans may be subject to a greater rate of principal prepayments in a low interest rate environment. For example, if prevailing interest rates were to fall, mortgagors with adjustable-rate Mortgage Loans may be inclined to refinance their adjustable-rate Mortgage Loans with a fixed-rate loan to "lock in" a lower interest rate or to refinance their adjustable- rate Mortgage Loans with other more competitive adjustable-rate mortgage loans. The existence of the applicable Periodic Rate Cap and Maximum Mortgage Rate with respect to the adjustable-rate Mortgage Loans also may affect the likelihood of prepayments resulting from refinancings. No assurances can be given as to the rate of prepayments on the Mortgage Loans in stable or changing interest rate environments. In addition, the delinquency and loss experience of the fixed-rate
Mortgage Loans may differ from that of the adjustable-rate Mortgage Loans because the amount of the monthly payments on the adjustable-rate Mortgage Loans are subject to adjustment on each Adjustment Date. In addition, a majority of the adjustable-rate Mortgage Loans will not have their initial Adjustment Date for two, three or five years after the origination thereof. The adjustable-rate
Mortgage Loans may be subject to greater rates of prepayments as they approach their initial Adjustment Dates even if market interest rates are only slightly higher or lower than the Mortgage Rates on the adjustable-rate Mortgage Loans as mortgagors seek to avoid changes in their monthly payments.

         The interest only feature of the interest only Mortgage Loans may reduce the perceived benefits of refinancing to take advantage of lower market interest rates or to avoid adjustments in the Mortgage Rates. However, as a
Mortgage Loan with such a feature nears the end of its interest only period, the mortgagor may be more likely to refinance the Mortgage Loan, even if market interest rates are only slightly less than the Mortgage Rate of such Mortgage
Loan in order to avoid the increase in the monthly payments necessary to amortize the Mortgage Loan over its remaining life.

         Approximately 72.97% and 79.25% of the Group I Mortgage Loans and Group
II Mortgage Loans (in each case, by aggregate Scheduled Principal Balance of the
Mortgage Loans in the related Loan Group as of the Cut-off Date), respectively, provide for payment by the mortgagor of a prepayment charge in limited circumstances on certain prepayments. The holders of the Class P Certificates will be entitled to all prepayment charges received on the Mortgage Loans, and such amounts will not be available for distribution on the other classes of
Certificates. Under certain circumstances, as described in the Pooling
Agreement, the Master Servicer may waive the payment of any otherwise applicable prepayment charge. Investors should conduct their own analysis of the effect, if any, that the prepayment charges, and decisions by the Master Servicer with respect to the waiver thereof, may have on the prepayment performance of the
Mortgage Loans. The Depositor makes no representations as to the effect that the prepayment charges, and decisions by the Master Servicer with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans.

         To the extent interest on any class of the Offered Certificates is paid at the related Net WAC Rate instead of the related Formula Rate, a shortfall in interest equal to the Net WAC Rate Carryover Amount will occur. Such shortfall will only be payable from the Net Monthly Excess Cashflow and payments received under the related Cap Agreement (through the use of the Reserve Fund), as described under "Description of the Certificates--Credit Enhancement--Excess
Interest" in this prospectus supplement.

Additional Information

         The Depositor has filed certain yield tables and other computational materials with respect to the Offered Certificates with the Securities and
Exchange Commission (the "Commission") in a report on Form 8-K and may file certain additional yield tables and other computational materials with respect to the Offered Certificates with the Commission in a report on Form 8-K. Such tables and materials were prepared by the Underwriters at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Such tables and assumptions may be based on assumptions that differ from the Structuring Assumptions.
Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

Weighted Average Lives

         The timing of changes in the rate of principal prepayments on the
Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal prepayments is consistent with such investor's expectation. In general, the earlier a principal prepayment on the
Mortgage Loans occurs, the greater the effect of such principal prepayment on an investor's yield to maturity. The effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered
Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal prepayments.

         The weighted average life of an Offered Certificate is the average amount of time that will elapse from the date such Certificate is sold to investors (October 25, 2004), until each dollar of principal is repaid to the investors in such Certificate. Because it is expected that there will be prepayments and defaults on the Mortgage Loans, the actual weighted average lives of these Certificates are expected to vary substantially from the weighted average remaining terms to maturity of the Mortgage Loans as set forth in this prospectus supplement under "The Mortgage Pool."

                                      S-87

         Prepayments of mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement (the
"Prepayment Assumption") assumes:

         (i)      In the case of the fixed-rate Mortgage Loans, a constant prepayment rate ("CPR") of 23% per annum.

         (ii) In the case of the adjustable-rate Mortgage Loans, a CPR of 30%
per annum.

         CPR is a prepayment assumption that represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. The Prepayment
Assumption does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the Mortgage
Loans to be included in the Trust. Each of the Prepayment Scenarios in the table below assumes the respective percentages of CPR indicated for such scenario.

         The tables entitled "Percent of Original Certificate Principal Balance
Outstanding" were prepared on the basis of the assumptions in the following paragraph and the tables set forth below. There are certain differences between the loan characteristics included in such assumptions and the characteristics of the actual Mortgage Loans. Any such discrepancy may have an effect upon the percentages of Original Certificate Principal Balances outstanding and weighted average lives of the Offered Certificates set forth in the tables. In addition, since the actual Mortgage Loans in the Trust will have characteristics that differ from those assumed in preparing the tables set forth below, the distributions of principal on such classes of Offered Certificates may be made earlier or later than indicated in the tables.

         The percentages and weighted average lives in the tables entitled
"Percent of Original Certificate Principal Balance Outstanding" were determined assuming that (the "Structuring Assumptions"): (i) the Mortgage Loans have the characteristics set forth in the table below, (ii) the closing date for the
Offered Certificates occurs on October 25, 2004 and the Offered Certificates are sold to investors on October 25, 2004, (iii) distributions on the Certificates are made on the 25th day of each month regardless of the day on which the
Distribution Date actually occurs, commencing in November 2004, in accordance with the allocation of Available Funds set forth above under "Description of the
Certificates--Allocation of Available Funds," (iv) the prepayment rates are those indicated in the "Prepayment Scenarios" table below, (v) prepayments include thirty days' interest thereon, (vi) the Seller is not required to substitute or repurchase any or all of the Mortgage Loans pursuant to the
Pooling Agreement and no optional termination is exercised, except with respect to the entries identified by the row captioned "Weighted Average Life (years) to
Optional Termination" in the tables below, (vii) the Overcollateralization
Target Amount is as set forth herein, (viii) scheduled payments for all Mortgage
Loans are received on the first day of each month commencing in November 2004, the principal portion of such payments being computed prior to giving effect to prepayments received in the previous month, and there are no losses or delinquencies with respect to such Mortgage Loans, (ix) all Mortgage Loans prepay at the indicated rate and all such payments are treated as prepayments in full of individual Mortgage Loans, with no shortfalls in collection of interest,
(x) such prepayments are received on the last day of each month commencing in the month of the Closing Date, (xi) the level of One-Month LIBOR is at all times equal to 1.87%, (xii) the Pass-Through Rates for the Offered Certificates are as
set forth in this prospectus supplement, (xiii) the Mortgage Rate for each adjustable-rate Mortgage Loan is adjusted on its next Adjustment Date (and on subsequent Adjustment Dates, if necessary) to equal the sum of (a) the assumed level of Six-Month LIBOR and (b) the respective Gross Margin (such sum being subject to the applicable Periodic Rate Caps, Minimum Mortgage Rates and Maximum
Mortgage Rates), (xiv) with respect to the adjustable-rate Mortgage Loans,
Six-Month LIBOR at all times is equal to 2.21%, (xv) the Servicing Fee Rate is equal to 0.50% per annum, (xvi) all of the adjustable-rate Mortgage Loans adjust every six months and (xvii) the Certificate Principal Balance of the Class P
Certificates is equal to zero. Nothing contained in the foregoing assumptions should be construed as a representation that the Mortgage Loans will not experience delinquencies or losses.

                                      S-88

                              Prepayment Scenarios

                                            Scenario I     Scenario II     Scenario III    Scenario IV     Scenario V
                                          -------------   -------------   --------------  -------------   -------------

Fixed-Rate Mortgage Loans(1)...........        0%              11.5%           23%             34.5%          46%
Adjustable-Rate Mortgage Loans(1)......        0%              15%             30%             45%            60%

 (1) Percentage per annum (CPR)

                                       Assumed Mortgage Loan Characteristics
                                                Group I Mortgage Loans

                      Initial  Initial                                          Initial                               Original
                       Gross     Net    Months             Maximum    Minimum   Periodic Subsequent                    Interest
          Principal   Mortgage Mortgage to Next    Gross  Mortgage    Mortgage  Rate     Periodic  Original Remaining  Only
  Loan    Balance     Rate     Rate     Adjustment Margin    Rate       Rate      Cap    Rate Cap  Term       Term     Term
 Number      ($)        (%)      (%)      Date      (%)      (%)        (%)       (%)      (%)     (months) (months)  (months)
--------  ----------  -------  -------  ---------- ------ --------    -------   -------  -------   -------- --------  ---------

   1     7,683,661.46  7.07890  6.42006    N/A      N/A      N/A        N/A       N/A      N/A       180      179       N/A
   2    41,168,001.05  6.30010  5.70278    22       4.976    12.300      6.300    1.000     1.000    360      359       24
   3    451,845,737.5  7.20387  6.36466    22       5.050    13.209      7.203    1.009     1.000    360      359       N/A
   4    69,780,440.01  7.45685  6.70597    N/A      N/A      N/A        N/A       N/A      N/A       360      359       N/A
   5     1,851,799.33  6.57132  5.96557    34       4.990    12.571      6.571    2.782     1.000    360      359       36
   6    12,597,536.65  7.26521  6.50259    34       5.098    13.288      7.265    3.000     1.000    360      359       N/A
   7       860,240.00  6.43903  5.93723    58       4.990    12.439      6.439    3.000     1.000    360      359       60
   8     4,431,352.74  7.17759  6.60078    58       5.074    13.178      7.178    3.000     1.000    360      359       N/A
   9     1,077,276.83  6.94324  5.43358     4       5.188    12.943      6.943    1.000     1.000    360      359       N/A

--------------------------

                                     Assumed Mortgage Loan Characteristics
                                              Group II Mortgage Loans
                      Initial  Initial                                          Initial                               Original
                       Gross     Net    Months             Maximum    Minimum   Periodic Subsequent                   Interest
          Principal   Mortgage Mortgage to Next    Gross  Mortgage    Mortgage  Rate     Periodic  Original Remaining  Only
  Loan    Balance     Rate     Rate     Adjustment Margin    Rate       Rate      Cap    Rate Cap  Term       Term     Term
 Number      ($)        (%)      (%)      Date      (%)      (%)        (%)       (%)      (%)     (months) (months)  (months)
--------  ----------  -------  -------  ---------- ------ --------    -------   -------  -------   -------- --------  ---------

   1    1,047,223.02  6.28716  5.78536    N/A      N/A      N/A        N/A       N/A      N/A       180      179       N/A
   2      706,526.05  7.90812  7.21050    N/A      N/A      N/A        N/A       N/A      N/A       240      239       N/A
   3  231,222,056.33  6.69515  6.07846    22       5.044    12.695      6.695    1.000     1.000    360      359       24
   4  246,731,988.29  7.00836  6.26657    22       5.066    13.017      7.008    1.019     1.000    360      359       N/A
   5   20,177,665.18  6.91532  6.20029    N/A      N/A      N/A        N/A       N/A      N/A       360      359       N/A
   6    5,871,202.37  6.81455  6.08173    34       5.043    12.815      6.815    2.917     1.000    360      359       36
   7    2,700,717.46  7.22532  6.34078    34       5.256    13.225      7.225    3.000     1.000    360      359       N/A
   8    2,755,131.58  6.95023  6.44843    58       5.055    12.950      6.950    2.760     1.000    360      359       60
   9    1,788,976.72  6.77700  5.73625     5       4.990    12.777      6.777    1.000     1.000    360      359        0

--------------------------
         Based on the foregoing assumptions, the following tables set forth the percentages of the Original Certificate Principal Balance of the Class I-A1
Certificates, the Class I-A2 Certificates, the Class II-A1 Certificates, the
Class II-A2 Certificates, the Class A-3 Certificates, the Class M-1
Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class
M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the
Class M-7 Certificates and the Class B Certificates that would be outstanding after each of the dates shown, at various Prepayment Scenarios and the corresponding weighted average lives.

                                      S-89

         Percent of Original Certificate Principal Balance Outstanding*
                                   Class I-A1
                               Prepayment Scenario

                                 Scenario I       Scenario II       Scenario III      Scenario IV        Scenario V
                              ----------------- ----------------- ----------------- ----------------- -----------------

Distribution Date
Initial Percentage........          100%              100%              100%              100%              100%
October 25, 2005..........           99                78                58                37                17
October 25, 2006..........           97                60                28                 2                 0
October 25, 2007..........           96                44                 7                 0                 0
October 25, 2008..........           94                30                 3                 0                 0
October 25, 2009..........           92                22                 0                 0                 0
October 25, 2010..........           90                15                 0                 0                 0
October 25, 2011..........           88                10                 0                 0                 0
October 25, 2012..........           85                 5                 0                 0                 0
October 25, 2013..........           83                 1                 0                 0                 0
October 25, 2014..........           80                 0                 0                 0                 0
October 25, 2015..........           77                 0                 0                 0                 0
October 25, 2016..........           74                 0                 0                 0                 0
October 25, 2017..........           70                 0                 0                 0                 0
October 25, 2018..........           67                 0                 0                 0                 0
October 25, 2019..........           63                 0                 0                 0                 0
October 25, 2020..........           59                 0                 0                 0                 0
October 25, 2021..........           54                 0                 0                 0                 0
October 25, 2022..........           50                 0                 0                 0                 0
October 25, 2023..........           45                 0                 0                 0                 0
October 25, 2024..........           39                 0                 0                 0                 0
October 25, 2025..........           33                 0                 0                 0                 0
October 25, 2026..........           28                 0                 0                 0                 0
October 25, 2027..........           23                 0                 0                 0                 0
October 25, 2028..........           18                 0                 0                 0                 0
October 25, 2029..........           13                 0                 0                 0                 0
October 25, 2030..........            7                 0                 0                 0                 0
October 25, 2031..........            0                 0                 0                 0                 0
October 25, 2032..........            0                 0                 0                 0                 0
October 25, 2033..........            0                 0                 0                 0                 0
October 25, 2034..........            0                 0                 0                 0                 0
Weighted Average Life
(years) to Maturity(1) ...           16.75              3.16              1.48              0.88              0.59
Weighted Average Life
(years) to Optional
Termination(1)(2).........           16.75              3.16              1.48              0.88              0.59

--------------------------
* Rounded to the nearest whole percentage.
(1)  The weighted average life of any class of the Offered Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Certificates by the number of years from the date of issuance of such class of Certificates to the related Distribution Date; (ii) summing the results; and (iii)
     dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of Certificates.
(2)  Calculated pursuant to footnote (1) but assumes the Master Servicer exercises its option to purchase the Mortgage Loans on the Optional
     Termination Date.

                                      S-90

         Percent of Original Certificate Principal Balance Outstanding*
                                   Class I-A2
                               Prepayment Scenario

                                 Scenario I       Scenario II       Scenario III      Scenario IV        Scenario V
                              ----------------- ----------------- ----------------- ----------------- -----------------

Distribution Date
Initial Percentage........          100%              100%              100%              100%              100%
October 25, 2005..........          100               100               100               100               100
October 25, 2006..........          100               100               100               100                15
October 25, 2007..........          100               100               100                16                 0
October 25, 2008..........          100               100               100                16                 0
October 25, 2009..........          100               100                82                16                 0
October 25, 2010..........          100               100                58                15                 0
October 25, 2011..........          100               100                41                 9                 0
October 25, 2012..........          100               100                28                 4                 0
October 25, 2013..........          100               100                20                 1                 0
October 25, 2014..........          100                86                14                 0                 0
October 25, 2015..........          100                72                10                 0                 0
October 25, 2016..........          100                60                 7                 0                 0
October 25, 2017..........          100                50                 4                 0                 0
October 25, 2018..........          100                41                 2                 0                 0
October 25, 2019..........          100                34                 1                 0                 0
October 25, 2020..........          100                28                 0                 0                 0
October 25, 2021..........          100                23                 0                 0                 0
October 25, 2022..........          100                19                 0                 0                 0
October 25, 2023..........          100                15                 0                 0                 0
October 25, 2024..........          100                12                 0                 0                 0
October 25, 2025..........          100                10                 0                 0                 0
October 25, 2026..........          100                 8                 0                 0                 0
October 25, 2027..........          100                 6                 0                 0                 0
October 25, 2028..........          100                 4                 0                 0                 0
October 25, 2029..........          100                 2                 0                 0                 0
October 25, 2030..........          100                 1                 0                 0                 0
October 25, 2031..........          100                 0                 0                 0                 0
October 25, 2032..........           70                 0                 0                 0                 0
October 25, 2033..........           35                 0                 0                 0                 0
October 25, 2034..........            0                 0                 0                 0                 0
Weighted Average Life
(years) to Maturity(1) ...           28.58             14.25              7.22              3.32              1.76
Weighted Average Life
(years) to Optional
Termination(1)(2).........           28.27             12.04              5.93              2.78              1.76

--------------------------
* Rounded to the nearest whole percentage.
(1)  The weighted average life of any class of the Offered Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Certificates by the number of years from the date of issuance of such class of Certificates to the related Distribution Date; (ii) summing the results; and (iii)
     dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of Certificates.
(2)  Calculated pursuant to footnote (1) but assumes the Master Servicer exercises its option to purchase the Mortgage Loans on the Optional
     Termination Date.

                                      S-91

         Percent of Original Certificate Principal Balance Outstanding*
                                   Class II-A1
                               Prepayment Scenario

                                 Scenario I       Scenario II       Scenario III      Scenario IV        Scenario V
                              ----------------- ----------------- ----------------- ----------------- -----------------

Distribution Date
Initial Percentage........          100%              100%              100%              100%              100%
October 25, 2005..........           99                79                58                37                17
October 25, 2006..........           98                60                28                 3                 0
October 25, 2007..........           97                44                 8                 0                 0
October 25, 2008..........           95                31                 4                 0                 0
October 25, 2009..........           93                23                 0                 0                 0
October 25, 2010..........           91                16                 0                 0                 0
October 25, 2011..........           89                10                 0                 0                 0
October 25, 2012..........           87                 6                 0                 0                 0
October 25, 2013..........           84                 2                 0                 0                 0
October 25, 2014..........           82                 0                 0                 0                 0
October 25, 2015..........           79                 0                 0                 0                 0
October 25, 2016..........           76                 0                 0                 0                 0
October 25, 2017..........           72                 0                 0                 0                 0
October 25, 2018..........           69                 0                 0                 0                 0
October 25, 2019..........           65                 0                 0                 0                 0
October 25, 2020..........           61                 0                 0                 0                 0
October 25, 2021..........           57                 0                 0                 0                 0
October 25, 2022..........           52                 0                 0                 0                 0
October 25, 2023..........           47                 0                 0                 0                 0
October 25, 2024..........           41                 0                 0                 0                 0
October 25, 2025..........           36                 0                 0                 0                 0
October 25, 2026..........           30                 0                 0                 0                 0
October 25, 2027..........           25                 0                 0                 0                 0
October 25, 2028..........           20                 0                 0                 0                 0
October 25, 2029..........           14                 0                 0                 0                 0
October 25, 2030..........            9                 0                 0                 0                 0
October 25, 2031..........            2                 0                 0                 0                 0
October 25, 2032..........            0                 0                 0                 0                 0
October 25, 2033..........            0                 0                 0                 0                 0
October 25, 2034..........            0                 0                 0                 0                 0
Weighted Average Life
(years) to Maturity(1) ...           17.23              3.23              1.50              0.88              0.59
Weighted Average Life
(years) to Optional
Termination(1)(2).........           17.23              3.23              1.50              0.88              0.59

--------------------------
* Rounded to the nearest whole percentage.
(1)  The weighted average life of any class of the Offered Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Certificates by the number of years from the date of issuance of such class of Certificates to the related Distribution Date; (ii) summing the results; and (iii)
     dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of Certificates.
(2)  Calculated pursuant to footnote (1) but assumes the Master Servicer exercises its option to purchase the Mortgage Loans on the Optional
     Termination Date.

                                      S-92

         Percent of Original Certificate Principal Balance Outstanding*
                                   Class II-A2
                               Prepayment Scenario

                                 Scenario I       Scenario II       Scenario III      Scenario IV        Scenario V
                              ----------------- ----------------- ----------------- ----------------- -----------------

Distribution Date
Initial Percentage........          100%              100%              100%              100%              100%
October 25, 2005..........          100               100               100               100               100
October 25, 2006..........          100               100               100               100                 8
October 25, 2007..........          100               100               100                11                 0
October 25, 2008..........          100               100               100                11                 0
October 25, 2009..........          100               100                85                11                 0
October 25, 2010..........          100               100                59                11                 0
October 25, 2011..........          100               100                41                 8                 0
October 25, 2012..........          100               100                28                 3                 0
October 25, 2013..........          100               100                20                 1                 0
October 25, 2014..........          100                91                14                 0                 0
October 25, 2015..........          100                76                 9                 0                 0
October 25, 2016..........          100                63                 6                 0                 0
October 25, 2017..........          100                52                 3                 0                 0
October 25, 2018..........          100                43                 1                 0                 0
October 25, 2019..........          100                35                 0                 0                 0
October 25, 2020..........          100                29                 0                 0                 0
October 25, 2021..........          100                24                 0                 0                 0
October 25, 2022..........          100                19                 0                 0                 0
October 25, 2023..........          100                15                 0                 0                 0
October 25, 2024..........          100                12                 0                 0                 0
October 25, 2025..........          100                10                 0                 0                 0
October 25, 2026..........          100                 8                 0                 0                 0
October 25, 2027..........          100                 5                 0                 0                 0
October 25, 2028..........          100                 3                 0                 0                 0
October 25, 2029..........          100                 2                 0                 0                 0
October 25, 2030..........          100                 0                 0                 0                 0
October 25, 2031..........          100                 0                 0                 0                 0
October 25, 2032..........           77                 0                 0                 0                 0
October 25, 2033..........           38                 0                 0                 0                 0
October 25, 2034..........            0                 0                 0                 0                 0
Weighted Average Life
(years) to Maturity(1) ...           28.72             14.42              7.24              3.12              1.73
Weighted Average Life
(years) to Optional
Termination(1)(2).........           28.37             12.18              5.98              2.71              1.73

--------------------------
* Rounded to the nearest whole percentage.
(1)  The weighted average life of any class of the Offered Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Certificates by the number of years from the date of issuance of such class of Certificates to the related Distribution Date; (ii) summing the results; and (iii)
     dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of Certificates.
(2)  Calculated pursuant to footnote (1) but assumes the Master Servicer exercises its option to purchase the Mortgage Loans on the Optional
     Termination Date.

                                      S-93

         Percent of Original Certificate Principal Balance Outstanding*
                                    Class A-3
                               Prepayment Scenario

                                 Scenario I       Scenario II       Scenario III      Scenario IV        Scenario V
                              ----------------- ----------------- ----------------- ----------------- -----------------

Distribution Date
Initial Percentage........          100%              100%              100%              100%              100%
October 25, 2005..........          100               100               100               100               100
October 25, 2006..........          100               100               100               100               100
October 25, 2007..........          100               100               100               100                 0
October 25, 2008..........          100               100                48               100                 0
October 25, 2009..........          100                86                34                49                 0
October 25, 2010..........          100                72                23                11                 0
October 25, 2011..........          100                60                16                 2                 0
October 25, 2012..........          100                51                11                 0                 0
October 25, 2013..........          100                42                 8                 0                 0
October 25, 2014..........          100                35                 6                 0                 0
October 25, 2015..........          100                30                 4                 0                 0
October 25, 2016..........          100                25                 0                 0                 0
October 25, 2017..........          100                20                 0                 0                 0
October 25, 2018..........          100                17                 0                 0                 0
October 25, 2019..........          100                14                 0                 0                 0
October 25, 2020..........          100                11                 0                 0                 0
October 25, 2021..........          100                 9                 0                 0                 0
October 25, 2022..........          100                 8                 0                 0                 0
October 25, 2023..........          100                 6                 0                 0                 0
October 25, 2024..........          100                 5                 0                 0                 0
October 25, 2025..........          100                 4                 0                 0                 0
October 25, 2026..........           98                 1                 0                 0                 0
October 25, 2027..........           89                 0                 0                 0                 0
October 25, 2028..........           78                 0                 0                 0                 0
October 25, 2029..........           67                 0                 0                 0                 0
October 25, 2030..........           56                 0                 0                 0                 0
October 25, 2031..........           43                 0                 0                 0                 0
October 25, 2032..........           29                 0                 0                 0                 0
October 25, 2033..........           14                 0                 0                 0                 0
October 25, 2034..........            0                 0                 0                 0                 0
Weighted Average Life
(years) to Maturity(1) ...           26.29              9.50              5.05              5.17              2.35
Weighted Average Life
(years) to Optional
Termination(1)(2).........           26.17              8.67              4.58              4.00              2.35

--------------------------
* Rounded to the nearest whole percentage.
(1)  The weighted average life of any class of the Offered Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Certificates by the number of years from the date of issuance of such class of Certificates to the related Distribution Date; (ii) summing the results; and (iii)
     dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of Certificates.
(2)  Calculated pursuant to footnote (1) but assumes the Master Servicer exercises its option to purchase the Mortgage Loans on the Optional
     Termination Date.

                                      S-94

         Percent of Original Certificate Principal Balance Outstanding*
                                    Class M-1
                               Prepayment Scenario

                                 Scenario I       Scenario II       Scenario III      Scenario IV        Scenario V
                              ----------------- ----------------- ----------------- ----------------- -----------------

Distribution Date
Initial Percentage........          100%              100%              100%              100%              100%
October 25, 2005..........          100               100               100               100               100
October 25, 2006..........          100               100               100               100               100
October 25, 2007..........          100               100               100               100                87
October 25, 2008..........          100               100                48                45                68
October 25, 2009..........          100                86                34                11                23
October 25, 2010..........          100                72                23                 6                 4
October 25, 2011..........          100                60                16                 0                 0
October 25, 2012..........          100                51                11                 0                 0
October 25, 2013..........          100                42                 8                 0                 0
October 25, 2014..........          100                35                 5                 0                 0
October 25, 2015..........          100                30                 0                 0                 0
October 25, 2016..........          100                25                 0                 0                 0
October 25, 2017..........          100                20                 0                 0                 0
October 25, 2018..........          100                17                 0                 0                 0
October 25, 2019..........          100                14                 0                 0                 0
October 25, 2020..........          100                11                 0                 0                 0
October 25, 2021..........          100                 9                 0                 0                 0
October 25, 2022..........          100                 8                 0                 0                 0
October 25, 2023..........          100                 6                 0                 0                 0
October 25, 2024..........          100                 3                 0                 0                 0
October 25, 2025..........          100                 0                 0                 0                 0
October 25, 2026..........           98                 0                 0                 0                 0
October 25, 2027..........           89                 0                 0                 0                 0
October 25, 2028..........           78                 0                 0                 0                 0
October 25, 2029..........           67                 0                 0                 0                 0
October 25, 2030..........           56                 0                 0                 0                 0
October 25, 2031..........           43                 0                 0                 0                 0
October 25, 2032..........           29                 0                 0                 0                 0
October 25, 2033..........           14                 0                 0                 0                 0
October 25, 2034..........            0                 0                 0                 0                 0
Weighted Average Life
(years) to Maturity(1) ...           26.29              9.44              4.92              4.21              4.38
Weighted Average Life
(years) to Optional
Termination(1)(2).........           26.17              8.67              4.50              3.91              2.66

--------------------------
* Rounded to the nearest whole percentage.
(1)  The weighted average life of any class of the Offered Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Certificates by the number of years from the date of issuance of such class of Certificates to the related Distribution Date; (ii) summing the results; and (iii)
     dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of Certificates.
(2)  Calculated pursuant to footnote (1) but assumes the Master Servicer exercises its option to purchase the Mortgage Loans on the Optional
     Termination Date.

                                      S-95

         Percent of Original Certificate Principal Balance Outstanding*
                                    Class M-2
                               Prepayment Scenario

                                 Scenario I       Scenario II       Scenario III      Scenario IV        Scenario V
                              ----------------- ----------------- ----------------- ----------------- -----------------

Distribution Date
Initial Percentage........          100%              100%              100%              100%              100%
October 25, 2005..........          100               100               100               100               100
October 25, 2006..........          100               100               100               100               100
October 25, 2007..........          100               100               100               100               100
October 25, 2008..........          100               100                48                19                 0
October 25, 2009..........          100                86                34                11                 0
October 25, 2010..........          100                72                23                 0                 0
October 25, 2011..........          100                60                16                 0                 0
October 25, 2012..........          100                51                11                 0                 0
October 25, 2013..........          100                42                 5                 0                 0
October 25, 2014..........          100                35                 0                 0                 0
October 25, 2015..........          100                30                 0                 0                 0
October 25, 2016..........          100                25                 0                 0                 0
October 25, 2017..........          100                20                 0                 0                 0
October 25, 2018..........          100                17                 0                 0                 0
October 25, 2019..........          100                14                 0                 0                 0
October 25, 2020..........          100                11                 0                 0                 0
October 25, 2021..........          100                 8                 0                 0                 0
October 25, 2022..........          100                 4                 0                 0                 0
October 25, 2023..........          100                 1                 0                 0                 0
October 25, 2024..........          100                 0                 0                 0                 0
October 25, 2025..........          100                 0                 0                 0                 0
October 25, 2026..........           98                 0                 0                 0                 0
October 25, 2027..........           89                 0                 0                 0                 0
October 25, 2028..........           78                 0                 0                 0                 0
October 25, 2029..........           67                 0                 0                 0                 0
October 25, 2030..........           56                 0                 0                 0                 0
October 25, 2031..........           43                 0                 0                 0                 0
October 25, 2032..........           29                 0                 0                 0                 0
October 25, 2033..........           14                 0                 0                 0                 0
October 25, 2034..........            0                 0                 0                 0                 0
Weighted Average Life
(years) to Maturity(1) ...           26.28              9.30              4.80              3.82              3.42
Weighted Average Life
(years) to Optional
Termination(1)(2).........           26.17              8.67              4.46              3.61              2.67

--------------------------
* Rounded to the nearest whole percentage.
(1)  The weighted average life of any class of the Offered Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Certificates by the number of years from the date of issuance of such class of Certificates to the related Distribution Date; (ii) summing the results; and (iii)
     dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of Certificates.
(2)  Calculated pursuant to footnote (1) but assumes the Master Servicer exercises its option to purchase the Mortgage Loans on the Optional
     Termination Date.

                                      S-96

         Percent of Original Certificate Principal Balance Outstanding*
                                    Class M-3
                               Prepayment Scenario

                                 Scenario I       Scenario II       Scenario III      Scenario IV        Scenario V
                              ----------------- ----------------- ----------------- ----------------- -----------------

Distribution Date
Initial Percentage........          100%              100%              100%              100%              100%
October 25, 2005..........          100               100               100               100               100
October 25, 2006..........          100               100               100               100               100
October 25, 2007..........          100               100               100               100                61
October 25, 2008..........          100               100                48                19                 0
October 25, 2009..........          100                86                34                 4                 0
October 25, 2010..........          100                72                23                 0                 0
October 25, 2011..........          100                60                16                 0                 0
October 25, 2012..........          100                51                 8                 0                 0
October 25, 2013..........          100                42                 0                 0                 0
October 25, 2014..........          100                35                 0                 0                 0
October 25, 2015..........          100                30                 0                 0                 0
October 25, 2016..........          100                25                 0                 0                 0
October 25, 2017..........          100                20                 0                 0                 0
October 25, 2018..........          100                17                 0                 0                 0
October 25, 2019..........          100                14                 0                 0                 0
October 25, 2020..........          100                 8                 0                 0                 0
October 25, 2021..........          100                 0                 0                 0                 0
October 25, 2022..........          100                 0                 0                 0                 0
October 25, 2023..........          100                 0                 0                 0                 0
October 25, 2024..........          100                 0                 0                 0                 0
October 25, 2025..........          100                 0                 0                 0                 0
October 25, 2026..........           98                 0                 0                 0                 0
October 25, 2027..........           89                 0                 0                 0                 0
October 25, 2028..........           78                 0                 0                 0                 0
October 25, 2029..........           67                 0                 0                 0                 0
October 25, 2030..........           56                 0                 0                 0                 0
October 25, 2031..........           43                 0                 0                 0                 0
October 25, 2032..........           29                 0                 0                 0                 0
October 25, 2033..........           14                 0                 0                 0                 0
October 25, 2034..........            0                 0                 0                 0                 0
Weighted Average Life
(years) to Maturity(1) ...           26.26              9.13              4.69              3.64              3.08
Weighted Average Life
(years) to Optional
Termination(1)(2).........           26.17              8.67              4.44              3.49              2.67

--------------------------
* Rounded to the nearest whole percentage.
(1)  The weighted average life of any class of the Offered Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Certificates by the number of years from the date of issuance of such class of Certificates to the related Distribution Date; (ii) summing the results; and (iii)
     dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of Certificates.
(2)  Calculated pursuant to footnote (1) but assumes the Master Servicer exercises its option to purchase the Mortgage Loans on the Optional
     Termination Date.

                                      S-97

         Percent of Original Certificate Principal Balance Outstanding*
                                    Class M-4
                               Prepayment Scenario

                                 Scenario I       Scenario II       Scenario III      Scenario IV        Scenario V
                              ----------------- ----------------- ----------------- ----------------- -----------------

Distribution Date
Initial Percentage........          100%              100%              100%              100%              100%
October 25, 2005..........          100               100               100               100               100
October 25, 2006..........          100               100               100               100               100
October 25, 2007..........          100               100               100               100                 9
October 25, 2008..........          100               100                48                19                 0
October 25, 2009..........          100                86                34                 0                 0
October 25, 2010..........          100                72                23                 0                 0
October 25, 2011..........          100                60                16                 0                 0
October 25, 2012..........          100                51                 0                 0                 0
October 25, 2013..........          100                42                 0                 0                 0
October 25, 2014..........          100                35                 0                 0                 0
October 25, 2015..........          100                30                 0                 0                 0
October 25, 2016..........          100                25                 0                 0                 0
October 25, 2017..........          100                20                 0                 0                 0
October 25, 2018..........          100                17                 0                 0                 0
October 25, 2019..........          100                 8                 0                 0                 0
October 25, 2020..........          100                 0                 0                 0                 0
October 25, 2021..........          100                 0                 0                 0                 0
October 25, 2022..........          100                 0                 0                 0                 0
October 25, 2023..........          100                 0                 0                 0                 0
October 25, 2024..........          100                 0                 0                 0                 0
October 25, 2025..........          100                 0                 0                 0                 0
October 25, 2026..........           98                 0                 0                 0                 0
October 25, 2027..........           89                 0                 0                 0                 0
October 25, 2028..........           78                 0                 0                 0                 0
October 25, 2029..........           67                 0                 0                 0                 0
October 25, 2030..........           56                 0                 0                 0                 0
October 25, 2031..........           43                 0                 0                 0                 0
October 25, 2032..........           29                 0                 0                 0                 0
October 25, 2033..........           11                 0                 0                 0                 0
October 25, 2034..........            0                 0                 0                 0                 0
Weighted Average Life
(years) to Maturity(1) ...           26.24              9.00              4.60              3.54              2.97
Weighted Average Life
(years) to Optional
Termination(1)(2).........           26.17              8.67              4.43              3.43              2.67

--------------------------
* Rounded to the nearest whole percentage.
(1)  The weighted average life of any class of the Offered Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Certificates by the number of years from the date of issuance of such class of Certificates to the related Distribution Date; (ii) summing the results; and (iii)
     dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of Certificates.
(2)  Calculated pursuant to footnote (1) but assumes the Master Servicer exercises its option to purchase the Mortgage Loans on the Optional
     Termination Date.

                                      S-98

         Percent of Original Certificate Principal Balance Outstanding*
                                    Class M-5
                               Prepayment Scenario

                                 Scenario I       Scenario II       Scenario III      Scenario IV        Scenario V
                              ----------------- ----------------- ----------------- ----------------- -----------------

Distribution Date
Initial Percentage........          100%              100%              100%              100%              100%
October 25, 2005..........          100               100               100               100               100
October 25, 2006..........          100               100               100               100               100
October 25, 2007..........          100               100               100               100                 0
October 25, 2008..........          100               100                48                13                 0
October 25, 2009..........          100                86                34                 0                 0
October 25, 2010..........          100                72                23                 0                 0
October 25, 2011..........          100                60                 3                 0                 0
October 25, 2012..........          100                51                 0                 0                 0
October 25, 2013..........          100                42                 0                 0                 0
October 25, 2014..........          100                35                 0                 0                 0
October 25, 2015..........          100                30                 0                 0                 0
October 25, 2016..........          100                25                 0                 0                 0
October 25, 2017..........          100                17                 0                 0                 0
October 25, 2018..........          100                 5                 0                 0                 0
October 25, 2019..........          100                 0                 0                 0                 0
October 25, 2020..........          100                 0                 0                 0                 0
October 25, 2021..........          100                 0                 0                 0                 0
October 25, 2022..........          100                 0                 0                 0                 0
October 25, 2023..........          100                 0                 0                 0                 0
October 25, 2024..........          100                 0                 0                 0                 0
October 25, 2025..........          100                 0                 0                 0                 0
October 25, 2026..........           98                 0                 0                 0                 0
October 25, 2027..........           89                 0                 0                 0                 0
October 25, 2028..........           78                 0                 0                 0                 0
October 25, 2029..........           67                 0                 0                 0                 0
October 25, 2030..........           56                 0                 0                 0                 0
October 25, 2031..........           43                 0                 0                 0                 0
October 25, 2032..........           29                 0                 0                 0                 0
October 25, 2033..........            0                 0                 0                 0                 0
October 25, 2034..........            0                 0                 0                 0                 0
Weighted Average Life
(years) to Maturity(1) ...           26.19              8.77              4.46              3.42              2.86
Weighted Average Life
(years) to Optional
Termination(1)(2).........           26.16              8.67              4.41              3.39              2.67

--------------------------
* Rounded to the nearest whole percentage.
(1)  The weighted average life of any class of the Offered Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Certificates by the number of years from the date of issuance of such class of Certificates to the related Distribution Date; (ii) summing the results; and (iii)
     dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of Certificates.
(2)  Calculated pursuant to footnote (1) but assumes the Master Servicer exercises its option to purchase the Mortgage Loans on the Optional
     Termination Date.

                                      S-99

         Percent of Original Certificate Principal Balance Outstanding*
                                    Class M-6
                               Prepayment Scenario

                                 Scenario I       Scenario II       Scenario III      Scenario IV        Scenario V
                              ----------------- ----------------- ----------------- ----------------- -----------------

Distribution Date
Initial Percentage........          100%              100%              100%              100%              100%
October 25, 2005..........          100               100               100               100               100
October 25, 2006..........          100               100               100               100               100
October 25, 2007..........          100               100               100               100                 0
October 25, 2008..........          100               100                48                 0                 0
October 25, 2009..........          100                86                34                 0                 0
October 25, 2010..........          100                72                 6                 0                 0
October 25, 2011..........          100                60                 0                 0                 0
October 25, 2012..........          100                51                 0                 0                 0
October 25, 2013..........          100                42                 0                 0                 0
October 25, 2014..........          100                35                 0                 0                 0
October 25, 2015..........          100                24                 0                 0                 0
October 25, 2016..........          100                 9                 0                 0                 0
October 25, 2017..........          100                 0                 0                 0                 0
October 25, 2018..........          100                 0                 0                 0                 0
October 25, 2019..........          100                 0                 0                 0                 0
October 25, 2020..........          100                 0                 0                 0                 0
October 25, 2021..........          100                 0                 0                 0                 0
October 25, 2022..........          100                 0                 0                 0                 0
October 25, 2023..........          100                 0                 0                 0                 0
October 25, 2024..........          100                 0                 0                 0                 0
October 25, 2025..........          100                 0                 0                 0                 0
October 25, 2026..........           98                 0                 0                 0                 0
October 25, 2027..........           89                 0                 0                 0                 0
October 25, 2028..........           78                 0                 0                 0                 0
October 25, 2029..........           67                 0                 0                 0                 0
October 25, 2030..........           56                 0                 0                 0                 0
October 25, 2031..........           43                 0                 0                 0                 0
October 25, 2032..........           23                 0                 0                 0                 0
October 25, 2033..........            0                 0                 0                 0                 0
October 25, 2034..........            0                 0                 0                 0                 0
Weighted Average Life
(years) to Maturity(1) ...           26.07              8.34              4.24              3.27              2.76
Weighted Average Life
(years) to Optional
Termination(1)(2).........           26.07              8.34              4.24              3.27              2.67

--------------------------
* Rounded to the nearest whole percentage.
(1)  The weighted average life of any class of the Offered Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Certificates by the number of years from the date of issuance of such class of Certificates to the related Distribution Date; (ii) summing the results; and (iii)
     dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of Certificates.
(2)  Calculated pursuant to footnote (1) but assumes the Master Servicer exercises its option to purchase the Mortgage Loans on the Optional
     Termination Date.

                                     S-100

         Percent of Original Certificate Principal Balance Outstanding*
                                    Class M-7
                               Prepayment Scenario

                                 Scenario I       Scenario II       Scenario III      Scenario IV        Scenario V
                              ----------------- ----------------- ----------------- ----------------- -----------------

Distribution Date
Initial Percentage........          100%              100%              100%              100%              100%
October 25, 2005..........          100               100               100               100               100
October 25, 2006..........          100               100               100               100               100
October 25, 2007..........          100               100               100               100                 0
October 25, 2008..........          100               100                36                 0                 0
October 25, 2009..........          100                86                 4                 0                 0
October 25, 2010..........          100                72                 0                 0                 0
October 25, 2011..........          100                60                 0                 0                 0
October 25, 2012..........          100                43                 0                 0                 0
October 25, 2013..........          100                24                 0                 0                 0
October 25, 2014..........          100                 8                 0                 0                 0
October 25, 2015..........          100                 0                 0                 0                 0
October 25, 2016..........          100                 0                 0                 0                 0
October 25, 2017..........          100                 0                 0                 0                 0
October 25, 2018..........          100                 0                 0                 0                 0
October 25, 2019..........          100                 0                 0                 0                 0
October 25, 2020..........          100                 0                 0                 0                 0
October 25, 2021..........          100                 0                 0                 0                 0
October 25, 2022..........          100                 0                 0                 0                 0
October 25, 2023..........          100                 0                 0                 0                 0
October 25, 2024..........          100                 0                 0                 0                 0
October 25, 2025..........          100                 0                 0                 0                 0
October 25, 2026..........           98                 0                 0                 0                 0
October 25, 2027..........           89                 0                 0                 0                 0
October 25, 2028..........           78                 0                 0                 0                 0
October 25, 2029..........           67                 0                 0                 0                 0
October 25, 2030..........           54                 0                 0                 0                 0
October 25, 2031..........           25                 0                 0                 0                 0
October 25, 2032..........            0                 0                 0                 0                 0
October 25, 2033..........            0                 0                 0                 0                 0
October 25, 2034..........            0                 0                 0                 0                 0
Weighted Average Life
(years) to Maturity(1) ...           25.65              7.46              3.80              3.09              2.69
Weighted Average Life
(years) to Optional
Termination(1)(2).........           25.65              7.46              3.80              3.09              2.67

--------------------------
* Rounded to the nearest whole percentage.
(1)  The weighted average life of any class of the Offered Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Certificates by the number of years from the date of issuance of such class of Certificates to the related Distribution Date; (ii) summing the results; and (iii)
     dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of Certificates.
(2)  Calculated pursuant to footnote (1) but assumes the Master Servicer exercises its option to purchase the Mortgage Loans on the Optional
     Termination Date.

                                     S-101

         Percent of Original Certificate Principal Balance Outstanding*
                                     Class B
                               Prepayment Scenario

                                 Scenario I       Scenario II       Scenario III      Scenario IV        Scenario V
                              ----------------- ----------------- ----------------- ----------------- -----------------

Distribution Date
Initial Percentage........          100%              100%              100%              100%              100%
October 25, 2005..........          100               100               100               100               100
October 25, 2006..........          100               100               100               100               100
October 25, 2007..........          100               100               100               100                 0
October 25, 2008..........          100               100                 0                 0                 0
October 25, 2009..........          100                67                 0                 0                 0
October 25, 2010..........          100                35                 0                 0                 0
October 25, 2011..........          100                 8                 0                 0                 0
October 25, 2012..........          100                 0                 0                 0                 0
October 25, 2013..........          100                 0                 0                 0                 0
October 25, 2014..........          100                 0                 0                 0                 0
October 25, 2015..........          100                 0                 0                 0                 0
October 25, 2016..........          100                 0                 0                 0                 0
October 25, 2017..........          100                 0                 0                 0                 0
October 25, 2018..........          100                 0                 0                 0                 0
October 25, 2019..........          100                 0                 0                 0                 0
October 25, 2020..........          100                 0                 0                 0                 0
October 25, 2021..........          100                 0                 0                 0                 0
October 25, 2022..........          100                 0                 0                 0                 0
October 25, 2023..........          100                 0                 0                 0                 0
October 25, 2024..........          100                 0                 0                 0                 0
October 25, 2025..........          100                 0                 0                 0                 0
October 25, 2026..........           96                 0                 0                 0                 0
October 25, 2027..........           74                 0                 0                 0                 0
October 25, 2028..........           50                 0                 0                 0                 0
October 25, 2029..........           24                 0                 0                 0                 0
October 25, 2030..........            0                 0                 0                 0                 0
October 25, 2031..........            0                 0                 0                 0                 0
October 25, 2032..........            0                 0                 0                 0                 0
October 25, 2033..........            0                 0                 0                 0                 0
October 25, 2034..........            0                 0                 0                 0                 0
Weighted Average Life
(years) to Maturity(1) ...           23.98              5.61              3.14              3.08              2.67
Weighted Average Life
(years) to Optional
Termination(1)(2).........           23.98              5.61              3.14              3.08              2.67

--------------------------
* Rounded to the nearest whole percentage.
(1)  The weighted average life of any class of the Offered Certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of Certificates by the number of years from the date of issuance of such class of Certificates to the related Distribution Date; (ii) summing the results; and (iii)
     dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of Certificates.
(2)  Calculated pursuant to footnote (1) but assumes the Master Servicer exercises its option to purchase the Mortgage Loans on the Optional
     Termination Date.

                                     S-102

Yield Sensitivity of the Offered Subordinate Certificates

         If the Certificate Principal Balances of all classes of Certificates that are subordinate to a class of the Offered Subordinate Certificates have been reduced to zero, the yield to maturity on that class of the Offered
Subordinate Certificates will become extremely sensitive to losses on the
Mortgage Loans (and the timing thereof) because the entire amount of any related
Realized Losses (to the extent not covered by Net Monthly Excess Cashflow) will be allocated to that class of the Offered Subordinate Certificates. The initial undivided interests in the Mortgage Loans evidenced by the Class A-3
Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class
M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the
Class M-6 Certificates, the Class M-7 Certificates, the Class B Certificates and
the Class C Certificates are approximately 4.65%, approximately 3.75%, approximately 2.90%, approximately 0.65%, approximately 0.70%, approximately
0.75%, approximately 0.60%, approximately 0.55%, approximately 0.30%, and approximately 0.40%, respectively. Investors in the Offered Subordinate
Certificates should fully consider the risk that Realized Losses on the Mortgage
Loans could result in the failure of such investors to fully recover their initial investments. In addition, once Realized Losses have been allocated to the Offered Subordinate Certificates, such amounts with respect to such
Certificates will no longer accrue interest and will not be reinstated
thereafter, and no amounts in respect thereof will be distributable to such
Certificates (other than amounts reinstated due to Subsequent Recoveries on a
Liquidated Mortgage Loan as set forth under "Description of the
Certificates--Credit Enhancement--Allocation of Losses"). However, Allocated
Realized Loss Amounts may be paid to the Offered Subordinate Certificates from the Net Monthly Excess Cashflow in the priorities set forth under "Description of the Certificates--Credit Enhancement--Excess Interest" in this prospectus supplement.

         Unless the Certificate Principal Balances of the Senior Certificates
have been reduced to zero, the Class A-3 Certificates will not be entitled to any principal distributions until the Stepdown Date or during any period in which a Trigger Event is in effect and, unless the Certificate Principal Balance of the Class A Certificates has been reduced to zero, neither the Class M
Certificates nor the Class B Certificates will be entitled to any principal distributions until the Stepdown Date or during any period in which a Trigger
Event is in effect. As a result, the weighted average lives of the Offered
Subordinate Certificates will be longer than would otherwise be the case if distributions of principal were allocated on a pro rata basis among the Senior
Certificates and the Offered Subordinate Certificates. As a result of the longer weighted average lives of the Offered Subordinate Certificates, the holders of such Certificates have a greater risk of suffering a loss on their investments.
Further, because a Trigger Event may be based on delinquencies and not necessarily losses, it is possible for the Class A-3 Certificates (unless the
Certificate Principal Balance of the Senior Certificates has been reduced to zero) and for the Class M Certificates and the Class B Certificates (unless the
Certificate Principal Balance of the Class A Certificates has been reduced to zero) to receive no principal distributions on and after the Stepdown Date even if no losses have occurred on the Mortgage Pool. For additional considerations relating to the yield on the Offered Subordinate Certificates, we refer you to
"Yield and Maturity Considerations" in the accompanying prospectus.

                                 USE OF PROCEEDS

         The Depositor will apply the net proceeds of the sale of the Offered
Certificates to the purchase of the Mortgage Loans transferred to the Trust. The
Depositor will not receive any of the proceeds from the sale of Certificates in market-making transactions by WaMu Capital Corp.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         One or more elections will be made to treat designated portions of the
Trust (exclusive of the Reserve Fund) as real estate mortgage investment conduits (each a "REMIC") for federal income tax purposes. Upon the issuance of the Certificates, Heller Ehrman White & McAuliffe LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming (i) each REMIC election is made timely in the required form, (ii) the Master Servicer, any sub-servicer and the Trustee comply with all provisions of the Pooling
Agreement, (iii) certain representations set forth in the Pooling Agreement and the Mortgage Loan Purchase Agreement are true, and (iv) there is continued
compliance with applicable provisions of the Internal Revenue Code of 1986, as it may be amended from time to time (the "Code"), and applicable Treasury regulations issued thereunder, for federal income tax purposes, each REMIC elected by the Trust will qualify as a REMIC under Sections 860A through 860G of the Code.

                                     S-103

         For federal income tax purposes, the Class A Certificates, the Class M
Certificates, the Class B Certificates, the Class C Certificates and the Class P
Certificates (exclusive of the rights, if any, of the holders of the foregoing
Certificates to receive payments from the Reserve Fund) will represent "regular interests" in, and generally will be treated as debt instruments of, a REMIC.
See "Material Federal Income Tax Consequences--REMICs--Classification of REMICs"
in the accompanying prospectus.

         The Offered Certificates will also represent the right to receive payments in respect of the Net WAC Rate Carryover Amount, which amounts shall be treated as payments not from a REMIC but from the Reserve Fund. Each holder of an Offered Certificate will be deemed to own an undivided beneficial ownership interest in two assets, a REMIC regular interest and the right to receive payments from the Reserve Fund. The Reserve Fund is not an asset of any REMIC, and the Trustee is required to account for the REMIC regular interests and the right to receive payments from the Reserve Fund as discrete property rights.
Each holder of an Offered Certificate must allocate its purchase price for such
Certificate among the separate property rights based on their relative fair market values. For tax reporting purposes, the Trustee may treat the right to receive payments from the Reserve Fund as having more than a de minimis value in accordance with the provisions of the Pooling Agreement. This value shall be available from the Trustee upon request to the extent it is provided to the
Trustee by the underwriter. The consequence of allocating a significant amount of the purchase price to the Reserve Fund is a corresponding increase in the amount of original issue discount (or reduction in the premium paid) on the
REMIC regular interest. Under the regulations issued by the Treasury Department under Sections 1271 to 1275 of the Code (the "OID Regulations"), the Trustee's
allocation is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the Trust's allocation. The
Internal Revenue Service (the "IRS") could, however, take the position that the right to receive payments from the Reserve Fund has a different value and, if that position were to be sustained, the Offered Certificates could be viewed as having been issued with an additional amount of original issue discount or less premium (which would reduce the amount of premium available to be used as an offset against interest income). See "Material Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original
Issue Discount" and "--Premium" in the accompanying prospectus.

         The Trustee intends to treat payments from the Reserve Fund made to the holders of the Offered Certificates as includible in income based on the regulations relating to notional principal contracts (the "Notional Principal
Contract Regulations"). Treasury regulations have been promulgated under Section
1275 of the Code generally providing for the integration of a "qualifying debt instrument" with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a fixed or variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code. Therefore, holders of the
Offered Certificates will be unable to use the integration method provided for under such regulations with respect to those Certificates. If the Trustee's treatment of payments from the Reserve Fund to holders of the Offered
Certificates is respected, holders of such Certificates will be entitled to amortize the portion of the purchase price of the Certificates allocated to the right to receive payments from the Reserve Fund over the life of the Certificate under the Notional Principal Contract Regulations. Prospective purchasers of the
Offered Certificates are urged to consult their own tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the right to receive payments from the Reserve Fund.

         Upon the sale of an Offered Certificate, the amount of the sale proceeds allocated to the selling Certificateholder's right to receive payments from the Reserve Fund would be considered a "termination payment" under the
Notional Principal Contract Regulations. The holder of the Offered Certificates, as applicable, will have gain or loss with respect to the termination of the right to receive payments from the Reserve Fund (separate from and in addition to any gain or loss realized on the disposition of the holder's undivided interest in the REMIC regular interest or interests) equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid (or deemed paid) by the holder upon acquiring its interest in the right to receive payments from the Reserve Fund.
Such gain or loss will generally be treated as capital gain or loss. Moreover, in the case of a bank and certain other financial institutions, Code Section
582(c) would likely not apply to treat such gain or loss as ordinary.

         For federal income tax reporting purposes the Class M-7 Certificates and the Class B Certificates will, and unless the right to receive payments from the reserve fund is determined to have significant value, the Class A
Certificates and the remaining Offered Subordinate Certificates will not, be reported as having original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, premium and market discount, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the fixed-rate
Mortgage Loans will prepay at a CPR of 23% per annum and the adjustable-rate
Mortgage Loans will prepay at a CPR of 30% per annum. No representation is made

                                     S-104

that the Mortgage Loans will prepay at such rate or at any other rate. See
"Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC
Regular Certificates--Original Issue Discount" in the accompanying prospectus.

         The OID Regulations generally address the treatment of debt instruments issued with original issue discount. Purchasers of the Offered Certificates should be aware that the OID Regulations do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the
Offered Certificates. In addition, there is considerable uncertainty concerning the application of the OID Regulations to REMIC regular interests that provide for payments based on an adjustable rate such as the Offered Certificates.
Because of the uncertainty concerning the application of Section 1272(a)(6) of the Code to such regular interests and because the rules of the OID Regulations relating to debt instruments having an adjustable rate of interest are limited in their application in ways that could preclude their application to such regular interests even in the absence of Section 1272(a)(6) of the Code, the IRS could assert that the Offered Certificates should be treated as issued with original issue discount or should be governed by the rules applicable to debt instruments having contingent payments or by some other method not yet set forth in regulations. Prospective purchasers of the Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

         It appears that a reasonable method of reporting original issue discount with respect to the Offered Certificates, if such Certificates are required to be treated as issued with original issue discount, generally would be to report all income with respect to such Certificates as original issue discount for each period, computing such original issue discount (i) by assuming that the value of the applicable index will remain constant for purposes of determining the original yield to maturity of, and projecting future distributions on, such Certificates, thereby treating such Certificates as fixed-rate instruments to which the original issue discount computation rules described in the accompanying prospectus can be applied, and (ii) by accounting for any positive or negative variation in the actual value of the applicable index in any period from its assumed value as a current adjustment to original issue discount with respect to such period. See "Material Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original
Issue Discount" in the accompanying prospectus.

         If the method for computing original issue discount described in the prospectus results in a negative amount for any period with respect to a
Certificateholder, the amount of original issue discount allocable to that period would be zero and the Certificateholder would be permitted to offset that negative amount only against future original issue discount, if any, attributable to those Certificates.

         Whether or not the IRS successfully asserts that the Offered
Certificates (other than the Class M-7 Certificates and the Class B
Certificates) are issued with original issue discount, the holders of the
Offered Certificates will be required to include in income interest on such
Certificates in accordance with the accrual method of accounting.

         Certain of the Certificates may be treated for federal income tax purposes as having been purchased at a premium. Whether any holder of a
Certificate will be treated as holding such Certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. Holders of such Certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See "Material Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium"
in the accompanying prospectus.

         Prospective purchasers of the Offered Certificates are advised to consult their own tax advisors regarding the allocation of issue price and the timing, character and source of income and deductions resulting from the ownership of such Certificates.

         The Offered Certificates (exclusive of any portion allocable to the rights of the holders to receive payments from the Reserve Fund) will be treated as assets described in Section 7701(a)(19)(C) of the Code and "real estate assets" under Section 856(c)(5) of the Code, generally in the same proportion that the assets in the Trust would be so treated. No Mortgage Loans have been

                                     S-105

identified that would fail to qualify as assets described in such sections of the Code. In addition, interest on the Offered Certificates will be treated as
"interest on obligations secured by mortgages on real property" under Section
856(c)(3)(B) of the Code, generally to the extent that the Offered Certificates are treated as "real estate assets" under Section 856(c)(5) of the Code. The
Offered Certificates (exclusive of the rights to receive payments from the
Reserve Fund) will also be treated as "qualified mortgages" under Section
860G(a)(3) of the Code. See "Material Federal Income Tax
Consequences--REMICs--Characterization of Investments in REMIC Certificates" in
the accompanying prospectus.

         Any portion of the value of an Offered Certificate that is allocated to the right of the holder to receive payments from the Reserve Fund will not be treated as a qualifying asset for any holder that is a mutual savings bank, domestic building and loan association, real estate investment trust, or real estate mortgage investment conduit, and any amounts received from the Reserve
Fund will not be qualifying real estate income for real estate investment trusts.

         It is not anticipated that any REMIC elected by the Trust will engage in any transactions that would subject it to the prohibited transactions tax imposed under Section 860F(a) of the Code, the contributions tax imposed under
Section 860G(d) of the Code or the tax on net income from foreclosure property imposed under Section 860G(c) of the Code. However, in the event that any such tax is imposed on any REMIC elected by the Trust, such tax will be borne (i) by the Trustee, if the Trustee has breached its obligations with respect to REMIC compliance under the Pooling Agreement, (ii) by the Master Servicer, if the
Master Servicer has breached its obligations with respect to REMIC compliance under the Pooling Agreement and (iii) otherwise by the Trust, with a potential reduction in amounts otherwise distributable to the holders of one or more classes of the Offered Certificates. See "Description of the Securities" and
"Material Federal Income Tax Consequences--REMICs--Prohibited Transactions and
Other Possible REMIC Taxes" in the accompanying prospectus.

         The responsibility for filing annual federal information returns and other reports will be borne by the Trustee or the Master Servicer. See "Material
Federal Income Tax Consequences--REMICs--Reporting and Other Administrative
Matters" in the accompanying prospectus.

         For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Material Federal Income Tax
Consequences--REMICs" in the accompanying prospectus.

Tax Return Disclosure Requirements

         The Treasury Department recently issued regulations directed at "tax shelters" that could be read to apply to transactions generally not considered to be tax shelters. These regulations require that taxpayers that participate in a "reportable transaction" disclose such transaction on their tax returns by attaching IRS Form 8886, and retain information related to the transaction. A transaction may be a "reportable transaction" based upon any of several indicia, one or more of which may be present with respect to the Certificates. You should consult your tax advisor concerning any possible disclosure obligation with respect to your investment in the Certificates.

                    CONSIDERATIONS FOR BENEFIT PLAN INVESTORS

         The Employee Retirement Income Security Act of 1974 ("ERISA") and
Section 4975 of the Code contain provisions that may affect fiduciaries of employee pension and welfare benefit plans subject to ERISA and tax-qualified retirement plans described in Section 401(a) of the Code and individual retirement accounts described in Section 403 of the Code (a "Plan"). Plans, insurance companies or other persons investing Plan Assets (see "ERISA
Considerations--Plan Asset Regulation" in the prospectus) should carefully review with their legal counsel whether owning Offered Certificates is permitted under ERISA or Section 4975 of the Code. The Underwriter's Exemption, as
described under "ERISA Considerations--Underwriter's Exemption" in the prospectus, may provide an exemption from restrictions imposed by ERISA or
Section 4975 of the Code and may permit a Plan to own, or Plan Assets to be used to purchase, the Offered Certificates. The Underwriter's Exemptions relevant to the Offered Certificates were granted by the Department of Labor as Prohibited
Transaction Exemption ("PTE") 91-14 at 56 F.R. 7413 (February 22, 1991) (as
amended by PTE 97-34 at 62 F.R. 39021 (July 21, 1997)) and DOL Authorization
Number 2003-14E.

         On November 13, 2000, the Department of Labor further amended the
Underwriter's Exemption to clarify the requirements regarding yield supplement agreements, such as interest rate cap contracts, that may be held as assets of the Trust under the exemption. As amended, the Underwriter's Exemption provides that the Trust may hold as an asset an "eligible yield supplement agreement,"
which includes yield supplement agreements or similar arrangements, or if purchased by or on behalf of the Trust, interest rate cap contracts to supplement the interest rates otherwise payable on obligations held by the
Trust, such as the Cap Agreement. If such an agreement or arrangement has a notional principal amount, the agreement or arrangement may only be held as an

                                     S-106

asset of the Trust with respect to the Offered Certificates pursuant to the exemption if it meets the following conditions: (a) it is denominated in U.S.
dollars; (b) it is one to which the Trust receives on, or immediately prior to, the respective payment date for the class of Certificates to the agreement or arrangement relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's
Cost of Funds Index), with the Trust receiving such payments on at least a quarterly basis; (c) it is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference); (d) it does not allow any of the three preceding requirements to be unilaterally altered without the consent of the Trustee; (e) it is entered into between the Trust and an
"eligible counterparty" (i.e., a bank or other financial institution which has a rating, at the date of issuance of the Certificates, which is in one of the three highest long-term credit rating categories, or one of the two highest short-term credit rating categories, utilized by at least one of the rating agencies rating the Certificates; provided, that if a counterparty is relying on its short term rating to establish the eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long term rating from the applicable rating agencies)
and (f) it has a notional amount that does not exceed either the principal balance of the class of Certificates to which it relates or the portion of the principal balance of such class represented by obligation. Accordingly the
Offered Certificates may be purchased by or held on behalf of, or with Plan
Assets of, any Plan pursuant to the Underwriter's Exemption provided that the
Cap Agreement qualifies as an "eligible yield supplement agreement."

         In addition, the Underwriters' Exemption was amended to permit subordinated certificates, such as the Offered Subordinate Certificates, to be purchased and held by or on behalf of, or with ERISA plan assets of, an ERISA plan if those certificates are rated at least "BBB-" (or its equivalent) by S&P,
Fitch or Moody's at the time of purchase. See DOL PTE 2000-58, 65 FR. 67765
(November 13, 2000). Accordingly, the Offered Subordinate Certificates may be
purchased and held by or on behalf of, or with ERISA plan assets of, any ERISA plan if the Offered Subordinate Certificates are rated at least "BBB-" (or its equivalent) at the time of purchase.

         However, the Underwriter's Exemption, as amended, contains a number of additional conditions which must be met for the exemption to apply, including the requirement that the investing Plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange
Commission under the Securities Act. Other additional conditions (as described in the prospectus) must be met for the Underwriter's Exemption to apply to certificates evidencing interests in a trust fund. On August 22, 2002, the
Department of Labor changed these additional considerations by amending the
Underwriter's Exemption to permit the Trustee to be an affiliate of the
Underwriters. A fiduciary of a Plan contemplating purchasing an Offered
Certificate must make its own determination that the conditions set forth in the
Underwriter's Exemption will be satisfied with respect to the those
Certificates.

         Each beneficial owner of an Offered Certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a plan investor,
(ii) it has acquired and is holding such Offered Certificates in reliance on the
Underwriters' Exemption, and that it understands that there are certain conditions to the availability of the Underwriters' Exemption, including that the Cap Agreement is an eligible yield supplement agreement and the Offered
Subordinate Certificates must be rated, at the time of purchase, not lower than
"BBB-" (or its equivalent) by S&P, Fitch or Moody's or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an "insurance company general account," as such term is defined in Prohibited Transaction Class Exemption ("PTCE") 95-60,
and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

         If any Offered Certificate or any interest therein is acquired or held in violation of the conditions described in the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any such certificate or interest therein was effected in violation of the conditions described in the preceding paragraph shall indemnify and hold harmless the Depositor, the Trustee, the Master Servicer, any subservicer, and the Trust from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

         Any fiduciary or other investor of Plan assets that proposes to acquire or hold the Offered Certificates on behalf of or with Plan assets of any Plan should consult with its counsel with respect to: (i) whether, with respect to the Offered Certificates, the specific and general conditions and the other

                                     S-107

requirements in the Underwriter's Exemption would be satisfied; and (ii) the potential applicability of the general fiduciary responsibility provisions of
ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the
Code to the proposed investment. See "ERISA Considerations" in the prospectus.

         The sale of any of the Offered Certificates to a Plan is in no respect a representation by the Depositor or the related Underwriter that an investment in the Offered Certificates meets all relevant legal requirements relating to investments by Plans generally or any particular Plan, or that an investment in the Offered Certificates is appropriate for Plans generally or any particular
Plan.

                         LEGAL INVESTMENT CONSIDERATIONS

         The Class A Certificates, the Class M-1 Certificates, the Class M-2
Certificates and the Class M-3 Certificates will constitute "mortgage related securities" for purposes of SMMEA for so long as they are rated not lower than the second highest rating category by one or more nationally recognized statistical rating organizations and, as such, will be legal investments for certain entities to the extent provided in SMMEA and applicable state laws.
SMMEA, however, provides for state limitation on the authority of such entities to invest in "mortgage related securities" provided that such restrictive legislation was enacted prior to October 3, 1991. Certain states have enacted legislation which overrides the preemption provisions of SMMEA. The Class M
Certificates (other than the Class M-1 Certificates, the Class M-2 Certificates and the Class M-3 Certificates) and the Class B Certificates will not be
"mortgage related securities" for purposes of SMMEA.

         The Depositor makes no representations as to the proper
characterization of any class of Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of Offered Certificates under applicable legal investment restrictions.
These uncertainties may adversely affect the liquidity of any class of Offered
Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of Offered
Certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

         See "Legal Investment" in the accompanying prospectus.

                             METHOD OF DISTRIBUTION

         Subject to the terms and conditions set forth in the underwriting agreement dated October 19, 2004 (the "Underwriting Agreement"), among the
Underwriters named below, the Seller and the Depositor, the Depositor has agreed to sell to the Underwriters, and the Underwriters have agreed to purchase from the Depositor, the principal amount of the Offered Certificates set forth opposite their respective names.

                         Original      Original      Original      Original      Original      Original      Original
                       Certificate   Certificate   Certificate   Certificate   Certificate   Certificate   Certificate
                        Principal     Principal     Principal     Principal     Principal     Principal     Principal
                        Balance of    Balance of    Balance of    Balance of    Balance of    Balance of    Balance of
                        the Class     the Class     the Class     the Class     the Class     the Class     the Class
                           I-A1          I-A2         II-A1         II-A2          A-3           M-1           M-2
    Underwriters       Certificates  Certificates  Certificates  Certificates  Certificates  Certificates  Certificates
-------------------    ------------ -------------  ------------  ------------  ------------  ------------  ------------
Lehman Brothers Inc.   $249,374,400  $51,300,000   $219,813,000  $41,048,400   $30,810,000   $24,846,600   $19,215,000
WaMu Capital Corp....  $166,249,600  $34,200,000   $146,542,000  $27,365,600   $20,540,000   $16,564,400   $12,810,000

                                     S-108

                         Original      Original      Original      Original      Original
                       Certificate   Certificate   Certificate   Certificate   Certificate     Original
                        Principal     Principal     Principal     Principal     Principal    Certificate
                        Balance of    Balance of    Balance of    Balance of    Balance of    Principal
                        the Class     the Class     the Class     the Class     the Class     Balance of
                           M-3           M-4           M-5           M-6           M-7       the Class B
    Underwriters       Certificates  Certificates  Certificates  Certificates  Certificates  Certificates
-------------------    ------------ -------------  ------------  ------------  ------------  ------------  ------------
Lehman Brothers Inc.   $4,306,800    $4,638,000    $4,969,200    $3,975,600    $3,644,400    $1,987,800
WaMu Capital Corp....  $2,871,200    $3,092,000    $3,312,800    $2,650,400    $2,429,600    $1,325,200

     The Offered  Certificates to be purchased by the  Underwriters are referred to as the "Underwritten Certificates."

     The  Depositor  has been  advised  by the  Underwriters  that they  propose initially to offer the Underwritten  Certificates of each class to the public in the United States and upon request in Europe at the offering  price set forth in this  prospectus  supplement and to certain dealers at such price less a selling concession,  not in excess of the percentage set forth in the table below of the
Original  Certificate  Principal  Balance of the related  class of  Underwritten
Certificates.  The  Underwriters  may  allow  and such  dealers  may  reallow  a reallowance  discount,  not in excess of the  percentage  set forth in the table below of the  Original  Certificate  Principal  Balance of the related  class of
Underwritten  Certificates,  to certain other dealers.  After the initial public offering,  the public offering price, such concessions and such discounts may be changed.

         Class of Certificates                       Selling Concession              Reallowance Discount

         Class I-A1.......................                 0.1500%                          0.1000%
         Class I-A2.......................                 0.1500%                          0.1000%
         Class II-A1......................                 0.1500%                          0.1000%
         Class II-A2......................                 0.1500%                          0.1000%
         Class A-3........................                 0.1500%                          0.1000%
         Class M-1........................                 0.1500%                          0.1000%
         Class M-2........................                 0.1500%                          0.1000%
         Class M-3........................                 0.1500%                          0.1000%
         Class M-4........................                 0.1500%                          0.1000%
         Class M-5........................                 0.1500%                          0.1000%
         Class M-6........................                 0.1500%                          0.1000%
         Class M-7........................                 0.1500%                          0.1000%
         Class B..........................                 0.1500%                          0.1000%

     Until the distribution of the Underwritten Certificates is completed, rules of the SEC may limit the ability of the  Underwriters  and certain selling group members to bid for and purchase the Underwritten  Certificates.  As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the  Underwritten  Certificates.  Such  transactions consist of bids or purchases for the purpose of pegging,  fixing or  maintaining the price of the Underwritten Certificates.

     In general,  purchases of a security for the purpose of stabilization or to reduce a short  position could cause the price of the security to be higher than it might be in the absence of such purchases.

     Neither the Depositor nor any of the Underwriters  makes any representation or  prediction  as to  the  direction  or  magnitude  of  any  effect  that  the transactions  described  above  may  have  on the  prices  of  the  Underwritten
Certificates.  In addition,  neither the Depositor  nor any of the  Underwriters makes any representation  that the Underwriters will engage in such transactions or that such  transactions,  once commenced,  will not be  discontinued  without notice.

                                     S-109

     WaMu  Capital  Corp.,  an affiliate  of the  Depositor,  the Seller and the
Master  Servicer,  will act as an underwriter in connection with the sale of the
Underwritten  Certificates.  This  prospectus  supplement  and the  accompanying prospectus  may be used by WaMu Capital Corp.  in connection  with the offer and sale of the Underwritten  Certificates in market-making  transactions.  In these transactions,  WaMu  Capital  Corp.  may act as principal or agent and the sales will be made at prices  related to prevailing  market prices at the time of sale or otherwise.

     The Depositor has been advised by each  Underwriter that it intends to make a  market  in the  Underwritten  Certificates  actually  purchased  by it but no
Underwriter  has any  obligation  to do so.  There  can be no  assurance  that a secondary market for the Underwritten  Certificates  will develop or, if it does develop, that it will continue.

     The  Depositor has agreed to indemnify the  Underwriters  against,  or make
contributions  to  the  Underwriters  with  respect  to,  certain   liabilities,
including liabilities under the Act.

                                  LEGAL MATTERS

     Certain  legal  matters  with respect to the Offered  Certificates  will be passed upon for the Seller,  the Master  Servicer  and the  Depositor  by Heller
Ehrman White & McAuliffe LLP, New York, New York.  Certain legal matters will be passed upon for the  Underwriters by Thacher  Proffitt & Wood LLP, New York, New
York.

                                     RATINGS

     It is a condition  to the  issuance of the  Offered  Certificates  that the
Senior  Certificates  be rated "AAA" by Fitch,  Inc.  ("Fitch")  and  Standard &
Poor's, a division of The McGraw-Hill Companies,  Inc. ("S&P" and, together with
Fitch, the "Rating Agencies"), that the Class A-3 Certificates be rated "AAA" by
S&P, that the Class M-1  Certificates  be rated "AA+" by S&P, that the Class M-2
Certificates  be rated  "AA" by S&P,  that the Class M-3  Certificates  be rated
"AA-" by S&P,  that the Class M-4  Certificates  be rated "A+" by S&P,  that the
Class M-5  Certificates be rated "A" by S&P, that the Class M-6  Certificates be rated "A-" by S&P,  that the Class M-7  Certificates  be rated "BBB+" by S&P and that the Class B Certificates be rated "BBB" by S&P.

     A  securities   rating  addresses  the  likelihood  of  the  receipt  by  a certificateholder  of distributions on the Mortgage Loans. The rating takes into consideration  the  characteristics  of the Mortgage  Loans and the  structural, legal and tax  aspects  associated  with the  Certificates.  The  ratings on the
Offered  Certificates  do not,  however,  constitute  statements  regarding  the likelihood or frequency of prepayments on the Mortgage Loans, the payment of the
Net WAC Rate  Carryover  Amount or the  possibility  that a holder of an Offered
Certificate might realize a lower than anticipated yield.

     The  Depositor  has not  engaged  any rating  agency  other than the Rating
Agencies to provide ratings on the Offered Certificates.  However,  there can be no  assurance  as to  whether  any other  rating  agency  will rate the  Offered
Certificates,  or, if it does,  what rating  would be assigned by any such other rating agency. Any rating on the Offered  Certificates by another rating agency, if  assigned  at all,  may be lower than the  ratings  assigned  to the  Offered
Certificates by the Rating Agencies.

     A security rating is not a  recommendation  to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.  Each  security  rating should be evaluated  independently  of any other security rating. In the event that the ratings  initially  assigned to any of the Offered  Certificates by the Rating Agencies are subsequently lowered for any reason,  no person or entity is obligated to provide any additional  support or credit enhancement with respect to such Offered Certificates.

                                     S-110

                             INDEX OF DEFINED TERMS

Accrual Period.....................................S-73
Adjusted Net Maximum Mortgage Rate.................S-82
Adjusted Net Mortgage Rate.........................S-81
Adjustment Date....................................S-22
Advance............................................S-54
Advances...........................................S-54
Advancing Person...................................S-55
Allocated Realized Loss Amount.....................S-73
Available Funds....................................S-63
BBA................................................S-83
beneficial owner...................................S-60
Book-Entry Certificates............................S-60
Cap Provider.......................................S-73
Cap Scheduled Notional Amount......................S-73
Certificate Margin.................................S-81
Certificate Owners.................................S-60
Certificate Principal Balance......................S-73
Certificateholder..................................S-60
Certificates.......................................S-59
Class A Certificates...............................S-59
Class A-3 Principal Distribution Amount............S-74
Class B Principal Distribution Amount..............S-74
Class M Certificates...............................S-59
Class M-1 Principal Distribution Amount............S-74
Class M-2 Principal Distribution Amount............S-75
Class M-3 Principal Distribution Amount............S-75
Class M-4 Principal Distribution Amount............S-75
Class M-5 Principal Distribution Amount............S-75
Class M-6 Principal Distribution Amount............S-76
Class M-7 Principal Distribution Amount............S-76
Clearstream........................................S-60
Clearstream Participants...........................S-61
Closing Date........................................S-2
Code..............................................S-103
Collection Account.................................S-54
Commission.........................................S-87
Compensating Interest..............................S-55
CPR................................................S-88
Credit Enhancement Percentage......................S-77
Cumulative Loss Trigger Event......................S-77
Cut-off Date........................................S-2
Definitive Certificate.............................S-60
Deleted Mortgage Loans.............................S-54
Delinquency Trigger Event..........................S-77
Delinquent.........................................S-77
Designated Telerate page...........................S-83
Determination Date.................................S-55
Distribution Account...............................S-54
Distribution Date..................................S-59
DTC................................................S-60
DTC Participants...................................S-60
Due Date...........................................S-23
Due Period.........................................S-77
ERISA.............................................S-106
Euroclear..........................................S-60
Euroclear Operator.................................S-62
Euroclear Participants.............................S-61
European Depositaries..............................S-60
Extra Principal Distribution Amount................S-78
Fannie Mae..........................................S-9
Financial Intermediary.............................S-60
Fitch.............................................S-110
Formula Rate.......................................S-81
Freddie Mac.........................................S-9
Full Doc...........................................S-47
Global Securities...................................I-i
Gross Margin.......................................S-22
Group I Interest Remittance Amount.................S-78
Group I Mortgage Loans..............................S-3
Group I Principal Allocation Percentage............S-78
Group I Principal Distribution Amount..............S-78
Group I Principal Remittance Amount................S-78
Group I Senior Certificates........................S-59
Group I Senior Principal Distribution Amount.......S-78
Group II Interest Remittance Amount................S-78
Group II Mortgage Loans.............................S-3
Group II Principal Allocation Percentage...........S-78
Group II Principal Distribution Amount.............S-78
Group II Principal Remittance Amount...............S-78
Group II Senior Certificates.......................S-59
Group II Senior Principal Distribution Amount......S-79
HOEPA..............................................S-17
IML................................................S-61
Index..............................................S-22
Initial Periodic Rate Cap..........................S-22
Insurance Proceeds.................................S-79
Insurer Termination Price..........................S-57
Interest Settlement Rate...........................S-83
IRS...............................................S-104
LIBOR Business Day.................................S-83
LIBOR Determination Date...........................S-83
Limited Doc........................................S-47
Liquidated Mortgage Loan...........................S-80
Loan Group..........................................S-3
Long Beach.........................................S-47
Master Servicer Termination Price..................S-57
Maximum Cap Rate...................................S-82
Maximum Mortgage Rate..............................S-22
Minimum Mortgage Rate..............................S-22
Monthly Interest Distributable Amount..............S-79
Moody's............................................S-72
Mortgage...........................................S-21
Mortgage Loan Purchase Agreement...................S-21
Mortgage Loan Schedule.............................S-52

                                     S-111

Mortgage Loans......................................S-3
Mortgage Pool......................................S-21
Mortgage Rate......................................S-22
Mortgaged Property.................................S-21
Net Liquidation Proceeds...........................S-80
Net Monthly Excess Cashflow........................S-79
Net WAC Rate.......................................S-81
Net WAC Rate Carryover Amount......................S-83
NIMS................................................S-2
NIMS Insurer........................................S-2
NIMS Insurer Default...............................S-18
NIMS Policy........................................S-18
Notional Principal Contract Regulations...........S-104
Offered Certificates................................S-1
Offered Subordinate Certificates...................S-59
OID Regulations...................................S-104
One-Month LIBOR....................................S-81
Optional Termination Date..........................S-57
Original Certificate Principal Balance.............S-73
OTS................................................S-44
Overcollateralization Deficiency Amount............S-79
Overcollateralization Floor........................S-79
Overcollateralization Release Amount...............S-79
Overcollateralization Target Amount................S-79
Overcollateralized Amount..........................S-79
Pass-Through Rate..................................S-81
Plan..............................................S-106
PMI Insurer........................................S-72
PMI Insurer Fee....................................S-80
PMI Insurer Fee Rate...............................S-80
PMI Mortgage Loans.................................S-71
PMI Policy.........................................S-71
Pooling Agreement..................................S-21
Post-Stepdown Monthly Principal Distribution.......S-66
Prepayment Assumption..............................S-88
Prepayment Interest Shortfall......................S-55
Prepayment Period..................................S-80
Principal Balance..................................S-21
Principal Remittance Amount........................S-80
PTCE..............................................S-107
PTE...............................................S-106
Purchase Price.....................................S-53
Qualified Substitute Mortgage Loan.................S-53
Rating Agencies...................................S-110
Realized Loss......................................S-80
Record Date........................................S-59
Reference Banks....................................S-83
Related Documents..................................S-52
Relevant Depositary................................S-60
Relief Act.........................................S-15
Remaining Principal Distribution Amount............S-80
REMIC.............................................S-103
REO Property.......................................S-84
Reserve Fund.......................................S-82
Reserve Interest Rate..............................S-83
Residual Certificates..............................S-59
Rules..............................................S-60
S&P...............................................S-110
Scheduled Principal Balance........................S-21
Senior Certificates................................S-59
Servicing Advance..................................S-55
Servicing Fee......................................S-55
Servicing Fee Rate.................................S-55
Six-Month LIBOR....................................S-22
SMMEA...............................................S-8
Stated Income......................................S-47
Stated Principal Balance...........................S-80
Stepdown Date......................................S-80
Structuring Assumptions............................S-88
Subordinate Certificates...........................S-59
Subsequent Periodic Rate Cap.......................S-22
Subsequent Recoveries..............................S-80
Subservicing Agreement.............................S-45
Substitution Adjustment............................S-53
termination payment...............................S-104
Termination Price..................................S-57
Terms and Conditions...............................S-62
Trigger Event......................................S-80
Trust..............................................S-21
Trustee Fee........................................S-56
U.S. Person.......................................I-iii
Underwriters.......................................S-18
Underwriting Agreement............................S-108
Underwritten Certificates.........................S-109
Unpaid Interest Shortfall Amount...................S-81
WAMU Loans.........................................S-47
WM S-44
WMB................................................S-47
WMB fsb............................................S-47
WMBFA...............................................S-9

                                     S-112

                                     ANNEX I

                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

         Except in certain limited circumstances, the Offered Certificates will be offered globally (the "Global Securities") and will be available only in book-entry form. Investors in the Global Securities may hold such Global
Securities through DTC, or upon request through Clearstream or Euroclear. The
Global Securities will be tradable as home market instruments in both the
European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between Clearstream or Euroclear and DTC
Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear (in such capacity) and as DTC Participants.

         Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

         All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global
Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and
Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as
DTC Participants.

         Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading between DTC Participants. Secondary market trading between DTC
Participants will be settled using the procedures applicable to prior mortgage loan asset-backed certificates issues in same-day funds.

         Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

                                     I-i

         Trading between DTC seller and Clearstream or Euroclear purchaser. When
Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear Participant, the
purchaser will send instructions to Clearstream or Euroclear through a
Clearstream Participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year consisting of twelve 30-day months, as applicable.
For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream
Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date
(which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

         Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

         As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Participants or Euroclear
Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Participant's or Euroclear Participant's particular cost of funds.

         Since the settlement is taking place during New York business hours,
DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream
Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC
Participants.

         Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due
to time zone differences in their favor, Clearstream Participants and Euroclear
Participants may employ their customary procedures for transactions in which
Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or
Euroclear Participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year consisting of twelve 30-day months, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the
Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's
account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date
(i.e., the trade fails), receipt of the cash proceeds in the Clearstream
Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

                                     I-ii

         Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream
Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

         (a)......borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or
Euroclear accounts) in accordance with the clearing system's customary procedures;

         (b) .....borrowing the Global Securities in the U.S. from a DTC
Participant no later than one day prior to settlement, which would give the
Global Securities sufficient time to be reflected in their Clearstream or
Euroclear account in order to settle the sale side of the trade; or

         (c) .....staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream
Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

         A beneficial owner of Global Securities who is an individual or a corporation holding securities on its own behalf or through a foreign partnership or trust, in either case through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.), will be subject to the 30% U.S. withholding tax that generally applies to payments to foreign persons of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner (or the foreign partnership or trust) and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

         Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of
Global Securities that are non-U.S. Persons can generally obtain an exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign
Status of Beneficial Owner for United States Tax Withholding).

         Exemption for non-U.S. Persons with effectively connected income (Form
W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S.
branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for
Exemption from Withholding on Income Effectively Connected with the Conduct of a
Trade or Business in the United States).

         Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form
W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax
Withholding). Form W-8BEN may be filed by the Certificate Owners or their agents.

         Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain an exemption from the withholding tax by filing Form W-9 (Request for Taxpayer
Identification Number and Certification).

         U.S. federal income tax reporting procedure. The Certificate Owner of a
Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the end of the third succeeding calendar year from the date such form is signed unless a change in circumstances makes any information on the form incorrect. If any information shown on the form changes, a new form must be filed within 30 days of the change.

         The term "U.S. Person" means (i) a citizen or resident of the United
States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in, or under the laws of, the United States or any political subdivision thereof
(except, in the case of a partnership or entity treated as a partnership, to the extent provided in Treasury regulations), (iii) an estate the income of which is subject to United States federal income tax, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States

                                     I-iii

persons have authority to control all substantial decisions of the Trust.
Notwithstanding the preceding sentence, a trust that was in existence on August
20, 1996 (other than a trust treated as wholly owned by the grantor under subpart E of part I of subchapter J of the Code), was treated as a United States person on August 19, 1996, and elects to continue to be treated as a United
States person will also be a U.S. Person.

         This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities.
Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                      I-iv

                                      II-i
                                    ANNEX II

                                 Cap Scheduled Notional Amount
       Distribution Date                     ($)(1)                      LIBOR (%)             Maximum LIBOR (%)
------------------------------   -----------------------------          ------------           -------------------
December 25, 2004..............         1,067,652,574.88                      2.00                      6.00
January 25, 2005...............         1,036,364,416.27                      2.00                      6.00
February 25, 2005..............         1,005,990,009.02                      2.00                      6.00
March 25, 2005.................           976,502,642.96                      2.00                      6.00
April 25, 2005.................           947,876,456.63                      2.00                      6.00
May 25, 2005...................           920,086,312.92                      2.00                      6.00
June 25, 2005..................           893,107,668.07                      2.00                      6.00
July 25, 2005..................           866,916,803.47                      2.00                      6.00
August 25, 2005................           841,490,694.34                      2.00                      6.00
September 25, 2005.............           816,806,989.48                      2.00                      6.00
October 25, 2005...............           792,843,991.49                      2.00                      6.00
November 25, 2005..............           769,580,637.68                      2.00                      6.00
December 25, 2005..............           746,996,481.43                      2.00                      6.00
January 25, 2006...............           725,071,674.24                      2.00                      6.00
February 25, 2006..............           703,786,948.14                      2.00                      6.00
March 25, 2006.................           683,123,598.76                      2.00                      6.00
April 25, 2006.................           663,063,468.78                      2.00                      6.00
May 25, 2006...................           643,588,931.96                      2.00                      6.00
June 25, 2006..................           624,682,877.59                      2.00                      6.00
July 25, 2006..................           606,328,695.36                      2.00                      6.00
August 25, 2006................           581,349,694.36                      2.00                      6.00
September 25, 2006.............           546,445,454.56                      2.00                      6.00
October 25, 2006...............           513,726,307.99                      2.00                      6.00
November 25, 2006..............           538,007,190.31                      6.80                      9.00
December 25, 2006..............           522,070,106.53                      6.80                      9.00
January 25, 2007...............           506,600,770.87                      6.80                      9.00
February 25, 2007..............           491,585,458.33                      6.80                      9.00
March 25, 2007.................           477,010,846.62                      7.60                      9.00
April 25, 2007.................           462,864,004.41                      7.60                      9.00
May 25, 2007...................           449,132,379.81                      7.60                      9.00
June 25, 2007..................           435,803,789.23                      7.60                      9.00
July 25, 2007..................           422,866,406.60                      7.60                      9.00
August 25, 2007................           410,308,752.87                      7.60                      9.00
September 25, 2007.............           398,119,685.82                      8.50                      9.00
October 25, 2007...............           386,288,460.55                      8.50                      9.00
November 25, 2007..............           374,801,850.50                      8.50                      9.00
December 25, 2007..............           363,652,460.11                      8.50                      9.00
January 25, 2008...............           352,830,392.13                      8.50                      9.00
February 25, 2008..............           342,326,041.70                      8.50                      9.00
----------
--------------------------
(1)  The "Cap Scheduled Notional Amount" for any Distribution Date will be equal to the lesser of (i) the amount set forth in this Annex II for such
     Distribution Date and (ii) the aggregate Certificate Principal Balance of the Offered Certificates immediately prior to such Distribution Date.

                                     S-116

------------------------------------------------------------------------------
------------------------------------------------------------------------------

                          $1,099,882,000 (Approximate)

                      LONG BEACH MORTGAGE LOAN TRUST 2004-6
                    ASSET-BACKED CERTIFICATES, SERIES 2004-6
                           LONG BEACH SECURITIES CORP.

                                    Depositor
                           [LONG BEACH MORTGAGE LOGO]

                           Seller and Master Servicer

------------------------------------------------------------------------------

                              PROSPECTUS SUPPLEMENT

------------------------------------------------------------------------------

                                  Underwriters

LEHMAN BROTHERS                                              WAMU CAPITAL CORP.
             (Co-Lead Underwriters and Joint Book Running Managers)

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the Asset-Backed Certificates, Series 2004-6 in any state where the offer is not permitted. We do not claim that the information in this prospectus supplement and accompanying prospectus is accurate as of any date other than the dates stated on the respective covers.

Dealers will deliver a prospectus supplement and an accompanying prospectus when acting as underwriters of the Asset-Backed Certificates, Series 2004-6 and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Asset-Backed Certificates, Series 2004-6 will be required to deliver a prospectus supplement and accompanying prospectus for ninety days following the date of this prospectus supplement.

                                October 20, 2004

------------------------------------------------------------------------------
------------------------------------------------------------------------------

                      Mortgage Pass-Through Certificates
                              Mortgage-Backed Notes
                               (Issuable in Series)

                           LONG BEACH SECURITIES CORP.
                                    Depositor

================================================================================

          You should consider carefully the risk factors beginning on page 1 of this prospectus and in the prospectus supplement.

          The prospectus together with the accompanying prospectus supplement will constitute the full prospectus.

================================================================================

The Securities:

          Long Beach Securities Corp., as depositor, will sell the securities, which may be in the form of mortgage pass-through certificates or mortgage-backed notes. Each issue of securities will have its own series designation and will evidence either:

          o    the ownership of trust fund assets, or

          o    debt obligations secured by trust fund assets.

The Trust Fund and Its Assets:

          The assets of a trust fund will primarily include any combination of various types of one-to-four-family residential first and junior lien mortgage loans, multifamily first and junior mortgage loans, commercial first and junior mortgage loans, mixed-use residential and commercial first and junior mortgage loans, home equity lines of credit, cooperative apartment loans, manufactured housing conditional sales contracts and installment loan agreements, home improvement installment sales contracts and installment loan agreements or home equity revolving lines of credit, including partial balances of those lines of credit or beneficial interests in those lines of credit.

Credit Enhancement:

          The assets of the trust fund for a series of securities may also include a financial guaranty insurance policy, pool insurance policies, letters of credit, reserve funds or currency or interest rate exchange agreements or any combination of credit support. Credit enhancement may also be provided by means of subordination of one or more classes of securities, cross-collateralization or by overcollateralization.

          Neither the Securities and Exchange Commission nor any state securities commission has approved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

          Offers of the securities may be made through one or more different methods, including through underwriters as described in "Methods of
Distribution" in this prospectus and in the related prospectus supplement. WaMu
Capital Corp., an affiliate of Long Beach Securities Corp. and Long Beach
Mortgage Company, may from time to time act as agent or underwriter in connection with the sale of the securities. This prospectus and the accompany prospectus supplement may be used by WaMu Capital Corp. in connection with the offer and sale of any securities in market-making transactions. In these transactions, WaMu Capital Corp. may act as principal or agent and the sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

              The date of this Prospectus is February 10, 2004.

              Important Notice About Information Presented in this
              Prospectus and the Accompanying Prospectus Supplement

          We provide information to you about the offered securities in two separate documents that progressively provide more detail:

          o    this prospectus, which provides general information, some of which may not apply to your series of securities; and

          o    the accompanying prospectus supplement, which describes the specific terms of your series of securities.

          You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the securities in any state where the offer is not permitted. We do not claim the accuracy of the information in this prospectus or the accompanying prospectus supplement as of any date other than the dates stated on their respective covers.

          We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

          You can find a listing of the pages where capitalized terms used in this prospectus are defined under the caption "Glossary" beginning on page 116.

                                TABLE OF CONTENTS

                                                                                                     Page
                                                                                                     ----

   Establishment of Collection Account; Deposits to Collection Account In

   Consumer Protection Laws with Respect to Manufactured Housing Contracts

                                       -i-

                                  Risk Factors

          The offered securities are not suitable investments for all investors.
In particular, you should not purchase the offered securities unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with the securities.

          You should carefully consider the following factors in connection with the purchase of the securities offered hereby as well as any additional risk factors that are set forth in the prospectus supplement related to your security:

The Securities Will Have Limited Liquidity So Investors May Be Unable to Sell
Their Securities or May Be Forced to Sell Them at a Discount From Their Initial
Offering Price

          There can be no assurance that a resale market for the securities of any series will develop following the issuance and sale of any series of securities. Even if a resale market does develop, it may not provide securityholders with liquidity of investment or continue for the life of the securities of any series. The prospectus supplement for any series of securities may indicate that an underwriter specified in the prospectus supplement intends to establish a secondary market in the securities, however no underwriter will be obligated to do so. As a result, any resale prices that may be available for any offered security in any market that may develop may be at a discount from the initial offering price. The securities offered hereby will not be listed on any securities exchange.

Credit Support May Be Limited; The Failure of Credit Support to Cover Losses on
the Trust Fund Assets Will Result in Losses Allocated to The Related Securities

          Credit support is intended to reduce the effect of delinquent payments or losses on the underlying trust fund assets on those classes of securities that have the benefit of the credit support. With respect to each series of securities, credit support will be provided in one or more of the forms referred to in this prospectus and the related prospectus supplement. Regardless of the form of credit support provided, the amount of coverage will usually be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. Furthermore, credit support may provide only very limited coverage as to particular types of losses or risks, and may provide no coverage as to other types of losses or risks. If losses on the trust fund assets exceed the amount of coverage provided by any credit support or the losses are of a type not covered by any credit support, these losses will be borne by the holders of the related securities or specific classes of the related securities. See "Description of Credit Support."

The Types of Mortgage Loans Included in the Trust Fund Related to Your
Securities May Be Especially Prone To Defaults Which May Expose Your Securities
To Greater Losses

          The securities will be directly or indirectly backed by mortgage loans, manufactured housing conditional sales contracts and installment loan agreements. The types of mortgage loans included in the trust fund may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss in the event of delinquency and foreclosure. You should be aware that if the mortgaged properties fail to provide adequate security for the mortgage loans included in a trust fund, any resulting losses, to the extent not covered by credit support, will be allocated to the related securities in the manner described in the related prospectus supplement and consequently would adversely affect the yield to maturity on those securities. The depositor cannot assure you that the values of the mortgaged properties have remained or will remain at the appraised values on the dates of origination of the related mortgage loans.
The prospectus supplement for each series of securities will describe the mortgage loans which are to be included in the trust fund related to your security and risks associated with those mortgage loans which you should carefully consider in connection with the purchase of your security.

Nonperfection of Security Interests in Manufactured Homes May Result in Losses
on the related Manufactured Housing Contracts and the Securities Backed by the
Manufactured Housing Contracts

          Any conditional sales contracts and installment loan agreements with respect to manufactured homes included in a trust fund will be secured by a security interest in a manufactured home. Perfection of security interests in manufactured homes and enforcement of rights to realize upon the value of the manufactured homes as

collateral for the manufactured housing contracts are subject to a number of federal and state laws, including the Uniform Commercial Code as adopted in each state and each state's certificate of title statutes. The steps necessary to perfect the security interest in a manufactured home will vary from state to state. If the master servicer fails, due to clerical errors or otherwise, to take the appropriate steps to perfect the security interest, the trustee may not have a first priority security interest in the manufactured home securing a manufactured housing contract. Additionally, courts in many states have held that manufactured homes may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. The failure to properly perfect a valid, first priority security interest in a manufactured home securing a manufactured housing contract could lead to losses that, to the extent not covered by credit support, may adversely affect the yield to maturity of the related securities.

Foreclosure of Mortgage Loans May Result In Limitations or Delays In Recovery
and Losses Allocated to the Related Securities

          Even assuming that the mortgaged properties provide adequate security for the mortgage loans, substantial delays can be encountered in connection with the liquidation of defaulted mortgage loans and corresponding delays in the receipt of related proceeds by the securityholders could occur. An action to foreclose on a mortgaged property securing a mortgage loan is regulated by state statutes, rules and judicial decisions and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. In several states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a mortgaged property. In the event of a default by a mortgagor, these restrictions may impede the ability of the master servicer to foreclose on or sell the mortgaged property or to obtain liquidation proceeds sufficient to repay all amounts due on the related mortgage loan. The master servicer will be entitled to deduct from liquidation proceeds all expenses incurred in attempting to recover amounts due on the related liquidated mortgage loan and not yet repaid, including payments to prior lienholders, accrued servicing fees, ancillary fees, legal fees and costs of legal action, real estate taxes, maintenance and preservation expenses, monthly advances and servicing advances. If any mortgaged properties fail to provide adequate security for the mortgage loans in the trust fund related to your security and insufficient funds are available from any applicable credit support, you could experience a loss on your investment.

          Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer takes the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a larger principal balance, the amount realized after expenses of liquidation would be less as a percentage of the outstanding principal balance of the smaller principal balance mortgage loan than would be the case with a larger principal balance loan.

Mortgaged Properties Are Subject to Environmental Risks and the Cost of
Environmental Clean-Up May Increase Losses on the Related Mortgage Loans

          Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under or in the property. These laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. A lender also risks liability on foreclosure of the mortgage on the property. In addition, the presence of hazardous or toxic substances, or the failure to properly remediate the property, may adversely affect the owner's or operator's ability to sell the property. Although the incidence of environmental contamination of residential properties is less common than that for commercial properties, mortgage loans contained in a trust fund may be secured by mortgaged properties in violation of environmental laws, ordinances or regulations. The master servicer is generally prohibited from foreclosing on a mortgaged property unless it has taken adequate steps to ensure environmental compliance with respect to the mortgaged property. However, to the extent the master servicer errs and forecloses on mortgaged property that is subject to environmental law violations, and to the extent a mortgage loan seller does not provide adequate representations and warranties against environmental law violations, or is unable to honor its obligations, including the obligation to repurchase a mortgage loan upon the breach of a representation or warranty, a trust fund could experience losses which, to the extent not covered by credit support, could adversely affect the yield to maturity on the related securities.

The Ratings of Your Securities May Be Lowered Or Withdrawn Which May Adversely
Affect the Liquidity or Market Value of Your Security

          It is a condition to the issuance of the securities that each series of securities be rated in one of the four highest rating categories by a nationally recognized statistical rating agency. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any security, and accordingly, there can be no assurance to you that the ratings assigned to any security on the date on which the security is originally issued will not be lowered or withdrawn by a rating agency at any time thereafter. The rating(s) of any series of securities by any applicable rating agency may be lowered following the initial issuance of the securities as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related mortgage loans in excess of the levels contemplated by the rating agency at the time of its initial rating analysis.
Neither the depositor, the master servicer nor any of their respective affiliates will have any obligation to replace or supplement any credit support, or to take any other action to maintain any rating(s) of any series of securities. If any rating is revised or withdrawn, the liquidity or the market value of your security may be adversely affected.

Failure of the Mortgage Loan Seller to Repurchase or Replace a Mortgage Loan May
Result in Losses Allocated to the Related Securities

          Each mortgage loan seller will have made representations and warranties in respect of the mortgage loans sold by the mortgage loan seller and evidenced by a series of securities. In the event of a breach of a mortgage loan seller's representation or warranty that materially adversely affects the interests of the securityholders in a mortgage loan, the related mortgage loan seller will be obligated to cure the breach or repurchase or, if permitted, replace the mortgage loan as described under "The Depositor's Mortgage Loan
Purchase Program--Representations by or on Behalf of Mortgage Loan Sellers;
Remedies for Breach of Representation." However, there can be no assurance that a mortgage loan seller will honor its obligation to cure, repurchase or, if permitted, replace any mortgage loan as to which a breach of a representation or warranty arises. A mortgage loan seller's failure or refusal to honor its repurchase obligation could lead to losses that, to the extent not covered by credit support, may adversely affect the yield to maturity of the related securities.

          In instances where a mortgage loan seller is unable, or disputes its obligation, to repurchase affected mortgage loans, the master servicer may negotiate and enter into one or more settlement agreements with the mortgage loan seller that could provide for the purchase of only a portion of the affected mortgage loans. Any settlement could lead to losses on the mortgage loans which would be borne by the related securities. Neither the depositor nor the master servicer will be obligated to purchase a mortgage loan if a mortgage loan seller defaults on its obligation to do so, and no assurance can be given that the mortgage loan sellers will carry out their repurchase obligations. A default by a mortgage loan seller is not a default by the depositor or by the master servicer. Any mortgage loan not so repurchased or substituted for shall remain in the related trust fund and any related losses shall be allocated to the related credit support, to the extent available, and otherwise to one or more classes of the related series of securities.

          All of the representations and warranties of a mortgage loan seller in respect of a mortgage loan will have been made as of the date on which the mortgage loan was purchased from the mortgage loan seller by or on behalf of the depositor which will be a date prior to the date of initial issuance of the related series of securities. A substantial period of time may have elapsed between the date as of which the representations and warranties were made and the later date of initial issuance of the related series of securities.
Accordingly, the mortgage loan seller's repurchase obligation, or, if specified in the related prospectus supplement, limited replacement option, will not arise if, during the period after the date of sale by the mortgage loan seller, an event occurs that would have given rise to a repurchase obligation had the event occurred prior to sale of the affected mortgage loan. The occurrence of events during this period that are not covered by a mortgage loan seller's repurchase obligation could lead to losses that, to the extent not covered by credit support, may adversely affect the yield to maturity of the related securities.

The Yield to Maturity on Your Securities Will Depend on a Variety of Factors
Including Prepayments

          The timing of principal payments on the securities of a series will be affected by a number of factors, including the following:

          o    the extent of prepayments on the underlying assets in the trust fund or;

          o    how payments of principal are allocated among the classes of securities of that series as specified in the related prospectus supplement;

          o    if any party has an option to terminate the related trust fund early, the effect of the exercise of the option;

          o    the rate and timing of defaults and losses on the assets in the related trust fund;

          o    repurchases of assets in the related trust fund as a result of material breaches of representations and warranties made by the depositor, master servicer or mortgage loan seller; and;

          o    with respect to a trust fund containing home equity revolving credit loans, additional draws on under the related credit line agreements.

          Prepayments on mortgage loans are influenced by a number of factors, including prevailing mortgage market interest rates, local and regional economic conditions and homeowner mobility. The rate of prepayment of the mortgage loans included in or underlying the assets in each trust fund may affect the yield to maturity of the securities. In general, if you purchase a class of offered securities at a price higher than its outstanding principal balance and principal distributions on your class occur faster than you anticipate at the time of purchase, the yield will be lower than you anticipate. Conversely, if you purchase a class of offered securities at a price lower than its outstanding principal balance and principal distributions on that class occur more slowly than you anticipate at the time of purchase, the yield will be lower than you anticipate.

          To the extent amounts in any pre-funding account have not been used to purchase additional mortgage loans, holders of the related securities may receive an additional prepayment.

          The yield to maturity on the types of classes of securities, including securities that are entitled to principal distributions only or interest distributions only, securities as to which accrued interest or a portion thereof will not be distributed but rather added to the principal balance of the security, and securities with an interest rate which fluctuates inversely with an index, may be relatively more sensitive to the rate of prepayment on the related mortgage loans than other classes of securities and, if applicable, to the occurrence of an early retirement of the securities. The prospectus supplement for a series will set forth the related classes of securities that may be more sensitive to prepayment rates.

          See "Yield and Maturity Considerations" in this prospectus.

The Exercise of an Optional Termination Right Will Affect the Yield to Maturity
on the Related Securities

          The prospectus supplement for each series of securities will set forth the party or parties that may, at its option, purchase the assets of the related trust fund if the aggregate principal balance of the mortgage loans and other trust fund assets in the trust fund for that series is less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the outstanding mortgage loans and other trust fund assets at the cut-off date for that series. The percentage will be between 25% and 0%. The exercise of the termination right will effect the early retirement of the securities of that series. The prospectus supplement for each series of securities will set forth the price to be paid by the terminating party and the amounts that the holders of the securities will be entitled to receive upon early retirement.

          In addition to the repurchase of the assets in the related trust fund as described in the paragraph above, the related prospectus supplement may permit that, a holder of a non-offered class of securities will have the right, solely at its discretion, to terminate the related trust fund on any distribution date after the 12th distribution date following the date of initial issuance of the related series of securities and until the date as the option to terminate as described in the paragraph above becomes exercisable and thereby effect early retirement of the securities of the series. Any call of this type will be of the entire trust fund at one time; multiple calls with respect to any series of securities will not be permitted. In this case, the call class must remit to the trustee for distribution to the holders of the related securities offered hereby a price equal to 100% of the principal balance of their securities offered hereby as of the day of the purchase plus accrued interest thereon at the applicable interest rate during the related period on which interest accrues on their securities. If funds equal to the call price are not deposited with the related trustee, the securities will remain outstanding.
There will not be any additional remedies available to securityholders. In addition, in the case of a trust fund for which a REMIC election or elections have been made, the termination will constitute a "qualified liquidation" under
Section 860F of the Internal Revenue Code. In connection with a call by the call class, the final payment to the securityholders will be made upon surrender of the related securities to the trustee. Once the securities have been surrendered and paid in full, there will not be any continuing liability from the securityholders or from the trust fund to securityholders.

          A trust fund may also be terminated and the certificates retired upon the master servicer's determination, if applicable and based upon an opinion of counsel, that the REMIC status of the trust fund has been lost or that a substantial risk exists that the REMIC status will be lost for the then current taxable year.

          The termination of a trust fund and the early retirement of securities by any party would decrease the average life of the securities and may adversely affect the yield to holders of some or all classes of the related securities.

Violations of Consumer Protection Laws May Result in Losses on the Mortgage
Loans and the Securities Backed By Those Mortgage Loans

          Federal and state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices:

          o    regulate interest rates and other charges on mortgage loans;

          o    require specific disclosures to borrowers;

          o    require licensing of originators; and

          o    regulate generally the origination, servicing and collection process for the mortgage loans.

          Depending on the specific facts and circumstances involved, violations may limit the ability of a trust fund to collect all or a part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of amounts previously paid and could result in liability for damages and administrative enforcement against the originator or an assignee of the originator, like a trust fund, or the initial servicer or a subsequent servicer, as the case may be. In particular, it is possible that mortgage loans included in a trust fund will be subject to the Home Ownership and Equity Protection Act of 1994 ("HOEPA"). HOEPA adds additional provisions to Regulation Z, the implementing regulation of the Federal Truth-In-Lending Act. These provisions impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with interest rates or origination costs in excess of prescribed levels. The provisions of HOEPA apply on a mandatory basis to all mortgage loans originated on or after October 1, 1995. These provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans. In addition, any assignee of the creditor, like a trust fund, would generally be subject to all claims and defenses that the consumer could assert against the creditor, including the right to rescind the mortgage loan. Recently, class action lawsuits under HOEPA have been brought naming as a defendant securitization trusts like the trust funds described in this prospectus with respect to the mortgage loans.

          The mortgage loan seller will represent that all applicable federal and state laws were complied with in connection with the origination of the mortgage loans. If there is a material and adverse breach of a representation, the depositor will be obligated to repurchase any affected mortgage loan or to substitute a new mortgage loan into the related trust fund. If the mortgage loan seller fails to repurchase or substitute, a trust fund could experience losses which, to the extent not covered by credit support, could adversely affect the yield to maturity on the related securities. See "Legal Aspects of Mortgage
Assets."

Modification of a Mortgage Loan by the Master Servicer May Reduce the Yield on
the Related Securities

          In instances in which a mortgage asset is in default, or if default is reasonably foreseeable, the master servicer, if it determines that modification of the mortgage asset could reasonably be expected to result in collections and other recoveries with respect to such mortgage asset in excess of the liquidation proceeds that would be recovered upon foreclosure of, or other realization upon, such mortgage asset, the master servicer may permit modifications of the mortgage asset rather than proceeding with foreclosure.
Modification may have the effect of reducing the interest rate on the mortgage asset, forgiving the payment of principal or interest or extending the final maturity date of the mortgage asset. Any modified mortgage asset retained in the related trust fund may result in reduced collections from that mortgage asset and, to the extent not covered by the related credit support, reduced distributions on one or more classes of the related securities. Any mortgage asset modified to extend the final maturity of the mortgage asset may result in extending the final maturity of one or more classes of the related securities.
See "Collection and Other Servicing Procedures Employed by the Master Servicer."

          Several capitalized terms are used in this prospectus to assist you in understanding the terms of the securities. All of the capitalized terms used in this prospectus are defined in the glossary beginning on page 116 in this prospectus.

                         Description of the Trust Funds

          The trust fund for each series will be held by the trustee for the benefit of the related securityholders. Each trust fund will consist of:

          o    a segregated pool of various types of first and junior lien mortgage loans, cooperative apartment loans, manufactured housing conditional sales contracts and installment loan agreements, home improvement installment sales contracts and installment loan agreements or home equity revolving lines of credit, including partial balances of those lines of credit or beneficial interests in those lines of credit as are subject to the related agreement governing the trust fund;

          o    amounts on deposit in the distribution account, pre-funding account, if applicable, or any other account maintained for the benefit of the securityholders;

          o    property acquired on behalf of securityholders by foreclosure, deed in lieu of foreclosure or repossession and any revenues received on the property;

          o    the rights of the depositor under any hazard insurance policies,
               FHA insurance policies, VA guarantees and primary mortgage insurance policies to be included in the trust fund, each as described under "Description of Primary Insurance Policies";

          o    the rights of the depositor under the agreement or agreements under which it acquired the mortgage loans to be included in the trust fund;

          o    the rights of the trustee in any cash advance reserve fund or surety bond to be included in the trust fund, each as described under "--Advances by Master Servicer in Respect of Delinquencies
               on the Trust Fund Assets"; and

          o    any letter of credit, mortgage pool insurance policy, special hazard insurance policy, bankruptcy bond, financial guarantee insurance policy, reserve fund, currency or interest rate
               exchange agreement or guarantee, each as described under
               "Description of Credit Support."

          To the extent specified in the related prospectus supplement, a portion of the interest received on a mortgage loan may not be included in the trust for that series. Instead, the retained interest will be retained by or payable to the originator, servicer or seller (or a designee of one of the foregoing) of the loan, free and clear of the interest of securityholders under the related agreement.

Description of the Mortgage Assets to be Included in a Trust Fund

          Each mortgage asset will be originated by a person other than the depositor. Each mortgage asset will be selected by the depositor for inclusion in a trust fund from among those purchased by the depositor, either directly or through its affiliates, from Long Beach Mortgage Company, the parent of the depositor, and its affiliates or from banks, savings and loan associations, mortgage bankers, mortgage brokers, investment banking firms, the Federal
Deposit Insurance Corporation and other mortgage loan originators or sellers not affiliated with the depositor. Each seller of mortgage assets will be referred to in this prospectus and the related prospectus supplement as a mortgage loan seller. The mortgage assets acquired by the depositor will have been originated in accordance with the underlying criteria described in this prospectus under
"The Depositor's Mortgage Loan Purchase Program--Underwriting Standards" and in
the prospectus supplement. All mortgage assets to be included in a trust fund as of the closing date will have been purchased by the depositor on or before the date of initial issuance of the related securities.

          The mortgage assets included in a trust fund will be evidenced by a promissory note or contract, referred to in this prospectus as a mortgage note, and may be secured by any of the following:

          o    first or junior liens on one-to-our-family residential properties including detached and attached dwellings, townhouses, rowhouses, individual condominium units, individual units in planned-unit developments and individual units in de minimis planned-unit developments. Loans secured by this type of property are referred to in this prospectus as single-family loans and may be
               conventional loans, FHA-insured loans or VA-guaranteed loans as specified in the related prospectus supplement;

          o    first or junior liens secured by shares in a private cooperative housing corporation that give the owner of the shares the right to occupy a particular dwelling unit in the cooperative;

          o    rental apartments or projects, including apartment buildings owned by cooperative housing corporations, containing five or more dwelling units. The multifamily properties may include high-rise, mid-rise or garden apartments. Loans secured by this type of property may be conventional loans or FHA-insured loans as specified in the related prospectus supplement;

          o    commercial properties including office buildings, retail
               buildings and a variety of other commercial properties as may be described in the related prospectus supplement;

          o    properties consisting of mixed residential and commercial
               structures;

          o    leasehold interests in residential properties, the title of which is held by third party lessors;

          o    manufactured homes that, in the case of mortgage loans, are permanently affixed to their site or, in the case of manufactured home conditional sales contracts and installment loan agreements, may be relocated; or

          o    real property acquired upon foreclosure or comparable conversion of the mortgage loans included in a trust fund.

          No more than 10% of the assets of a trust fund, by original principal balance of the pool, will be secured by commercial properties, by multifamily properties containing five or more dwelling units, by properties consisting of mixed residential and commercial structures or by any combination of these property types. Mortgage loans made with respect to multifamily or commercial property may entail risks of delinquency and foreclosure, and risks of loss in the event of a delinquency and foreclosure, that are greater than similar risks associated with single-family property. The ability of a mortgagor to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than any independent income or assets of the mortgagor. Thus, the value of an income-producing property is directly related to the net operating income derived from such property. In contrast, the ability of a mortgagor to repay a single-family loan typically is dependent primarily upon the mortgagor's household income, rather than the capacity of the related property to produce income. Thus, other than in geographical areas where employment is dependent upon a particular employer or an industry, the mortgagor's income tends not to reflect directly the value of a single-family property. A decline in the net operating income of an income-producing property will likely affect both the performance of the related loan as well as the liquidation value of such property, whereas a decline in the income of a mortgagor on a single-family property will likely affect the performance of the related loan but may not affect the liquidation value of such property.

          The performance of a mortgage loan secured by an income-producing property leased by the mortgagor to tenants, as well as the liquidation value of such property, may be dependent upon the business operated by such tenants in connection with such property, the creditworthiness of such tenants or both. The risks associated with such loans may be offset by the number of tenants or, if applicable, a diversity of types of business operated by such tenants.
Commercial mortgage loans included in a trust fund may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant. Accordingly, a decline in the financial condition of the borrower or single tenant, as applicable, may have a disproportionately greater effect on the net operating income from such mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants. Furthermore, the value of any commercial or multifamily mortgaged property may be adversely affected by risks generally incident to interests in real property, including:

          o    changes in general or local economic conditions and/or specific industry segments;

          o    declines in real estate values;

          o    declines in rental or occupancy rates;

          o    increases in interest rates, real estate tax rates and other operating expenses;

          o    changes in governmental rules, regulations and fiscal policies, including environmental legislation;

          o    acts of God; and

          o    other factors beyond the control of the master servicer.

          Commercial and multifamily mortgage loans that are included in any trust fund may be nonrecourse loans or loans for which recourse may be restricted or unenforceable, as to which, in the event of mortgagor default, recourse may be had only against the specific multifamily or commercial property and such other assets, if any, as have been pledged to secure the mortgage loan.
With respect to those mortgage loans that provide for recourse against the mortgagor and its assets generally, there can be no assurance that such recourse will ensure a recovery in respect of a defaulted mortgage loan greater than the liquidation value of the related mortgaged property.

          The term of any leasehold interest that secures a mortgage loan will exceed the term of the related mortgage note by at least five years.

          The manufactured homes securing the mortgage loans or manufactured housing contracts will consist of manufactured homes within the meaning of 42
United States Code, Section 5402(6), which defines a manufactured home as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter."

          The home improvement contracts will be secured primarily by mortgages on single family properties that are generally subordinate to other mortgages on the same mortgaged property or by purchase money security interests in the home improvements financed thereby.

          The mortgaged properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States. The mortgaged properties may include vacation, second and non-owner occupied homes.

          The mortgage assets to be included in a trust fund will be any one of the following types of mortgage assets:

          o    Fully amortizing mortgage assets with a fixed rate of interest and level monthly payments to maturity;

          o    Fully amortizing mortgage assets with an interest rate that adjusts periodically, with corresponding adjustments in the amount of monthly payments, to equal the sum, which may be rounded, of a fixed percentage amount and an index;

          o    ARM Loans that provide for an election, at the borrower's option, to convert the adjustable interest rate to a fixed interest rate, which will be described in the related prospectus supplement;

          o    ARM Loans that provide for negative amortization or accelerated amortization resulting from delays in or limitations on the payment adjustments necessary to amortize fully the outstanding principal balance of the loan at its then applicable interest rate over its remaining term;

          o    Fully amortizing mortgage assets with a fixed interest rate and level monthly payments, or payments of interest only, during the early years of the term, followed by periodically increasing monthly payments of principal and interest for the duration of the term or for a specified number of years, which will be described in the related prospectus supplement;

          o    Fixed interest rate mortgage assets providing for level payment of principal and interest on the basis of an assumed amortization schedule and a balloon payment at the end of a specified term;

          o    Mortgage assets that provide for a line of credit under which amounts may be advanced to the borrower from time to time
               including home equity revolving credit loans;

          o    Fixed interest rate mortgage assets that provide that the
               interest may increase upon default, which increased rate may be subject to adjustment and may or may not convert back to the original fixed interest rate upon cure of the default;

          o    Fixed interest rate mortgage assets that provide for reductions in the interest rate, and corresponding monthly payment due thereon during the first 36 months of the term thereof; and

          o    Another type of mortgage loan described in the related prospectus supplement.

          Each single-family loan having a loan-to-value ratio at origination in excess of 80% may be required to be covered by a primary mortgage guaranty insurance policy insuring against default on the mortgage loan as to at least the principal amount thereof exceeding 75% of the value of the mortgaged property at origination of the mortgage loan. This type of insurance will remain in force at least until the mortgage loan amortizes to a level that would produce a loan-to-value ratio lower than 80%. See "Description of Primary
Insurance Policies--Primary Mortgage Insurance Policies."

          A mortgaged property may have been subject to secondary financing at origination of the mortgage loan, but, unless otherwise specified in the related prospectus supplement, the total amount of primary and secondary financing at the time of origination of the mortgage loan did not, to the mortgage loan seller's knowledge, produce a combined loan-to-value ratio in excess of 150%.
The trust fund may contain mortgage loans secured by junior liens, and the related senior lien may not be included in the trust fund. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the junior mortgage loan. In addition, some or all of the single family loans secured by junior liens may be High LTV Loans. See "Legal Aspects of Mortgage
Assets--Foreclosure on Mortgages."

          The loan-to-value ratio of a mortgage loan at any given time is the ratio, expressed as a percentage, of the then outstanding principal balance of the mortgage loan, or, in the case of a home equity line of credit loan, the maximum principal amount which may be advanced over the term of the loan, plus, in the case of a mortgage loan secured by a junior lien, the outstanding principal balance of the related senior liens, to the value of the related mortgaged property. The value of a single-family property or cooperative unit, is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of the loan and (b) if the mortgaged property is being purchased in conjunction with the origination of the mortgage loan the sales price for the property. For purposes of calculating the loan-to-value ratio of a manufactured housing contract relating to a new manufactured home, the value is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer, exclusive of freight to the dealer site, including accessories identified in the invoice, plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. With respect to a used manufactured home, the value is generally the least of the sale price, the appraised value, and the National Automobile Dealer's
Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a manufactured home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable. Manufactured homes are less likely than other types of housing to experience appreciation in value and are more likely to experience depreciation in value.

          The underwriting standards of the mortgage loan originator or mortgage loan seller may require an internal review of the appraisal (a "review appraisal") used to determine the loan-to-value of a mortgage loan which may be performed by underwriters rather than a licensed appraiser. Where the review appraisal results in a valuation of the mortgaged property that is less than a specified percentage of the original appraisal, the loan-to-value ratio of the related mortgage loan will be based on the review appraisal. The prospectus supplement of each series will describe the percentage variance used by the related mortgage loan originator or mortgage loan seller in determining whether the review appraisal will apply.

          A mortgage loan secured by a condominium unit will not be included in a mortgage pool unless, at the time of sale of the mortgage loan by the mortgage loan seller, representations and warranties as to the condominium project are made by the mortgage loan seller or an affiliate of the mortgage loan seller or by another person acceptable to the depositor having knowledge regarding the subject matter of those representations and warranties. The mortgage loan seller, or another party on its behalf, will have made the following representations and warranties:

                                       10

          o    If a condominium project is subject to developer control or to incomplete phasing or add-ons, at least 50% of the units have been sold to bona fide purchasers to be occupied as primary residences or vacation or second homes.

          o    If a condominium project has been controlled by the unit owners, other than the developer, and is not subject to incomplete phasing or add-ons, at least 50% of the units been are occupied as primary residences or vacation or second homes.

          See "The Depositor's Mortgage Loan Purchase Program--Representations
by or on behalf of Mortgage Loan Sellers; Remedies for Breach of Representation"
in this prospectus for a description of other representations made by or on behalf of mortgage loan sellers at the time mortgage loans are sold.

          The trust fund may include mortgage loans subject to temporary buydown plans which provide that the monthly payments made by the borrower in the early years of the mortgage loan will be less than the scheduled monthly payments on the mortgage loan, the resulting difference to be made up from (a) an amount contributed by the borrower, the seller of the mortgaged property, or another source and placed in a custodial account and (b) unless otherwise specified in the prospectus supplement, investment earnings on the buydown funds. The borrower under a buydown mortgage loan is usually qualified at the lower monthly payment taking into account the funds on deposit in the custodial account.
Accordingly, the repayment of a buydown mortgage loan is dependent on the ability of the borrower to make larger level monthly payments after the funds in the custodial account have been depleted. See "The Depositor's Mortgage Loan
Purchase Program--Underwriting Standards" for a discussion of loss and delinquency considerations relating to buydown mortgage loans.

          The trust fund may include mortgage loans with respect to which a portion of the loan proceeds are held back from the mortgagor until required repairs or improvements on the mortgaged property are completed, in accordance with the mortgage loan seller's underwriting standards.

          The trust fund may include mortgage loans that are delinquent as of the date the related series of securities is issued. In that case, the related prospectus supplement will set forth, as to each mortgage loan, available information as to the period of delinquency and any other information relevant for a prospective purchaser to make an investment decision. No mortgage loan in a trust fund will be 90 or more days delinquent and no trust fund will include a concentration of mortgage loans which are more than 30 and less than 90 days delinquent of greater than 20%.

          If so specified in the related prospectus supplement, a mortgage loan may contain a prohibition on prepayment or a Lockout Period or require payment of a prepayment charge. A multifamily, commercial or mixed-use loan may also contain a provision that entitles the lender to a share of profits realized from the operation or disposition of the related mortgaged property. If the holders of any class or classes of offered securities of a series will be entitled to all or a portion of this type of equity participation, the related prospectus supplement will describe the equity participation and the method or methods by which distributions in respect thereof will be made to such holders.

          Home Equity Revolving Credit Loans

          GENERAL. The home equity revolving credit loans will be originated under credit line agreements subject to a maximum amount or credit limit. In most instances, interest on each home equity revolving credit loan will be calculated based on the average daily balance outstanding during the billing cycle. The billing cycle in most cases will be the calendar month preceding a due date. Each home equity revolving credit loan will have a loan rate that is subject to adjustment on the day specified in the related mortgage note, which may be daily or monthly, equal to the sum of the index on the day specified in the accompanying prospectus supplement, and the gross margin specified in the related mortgage note, which may vary under circumstances if stated in the accompanying prospectus supplement, subject to the maximum rate specified in the mortgage note and the maximum rate permitted by applicable law. If specified in the prospectus supplement, some home equity revolving credit loans may be teaser loans with an introductory rate that is lower than the rate that would be in effect if the applicable index and gross margin were used to determine the loan rate. As a result of the introductory rate, interest collections on the loans

                                       11

may initially be lower than expected. Commencing on their first adjustment date, the loan rates on the teaser loans will be based on the applicable index and gross margin.

          The borrower for each home equity revolving credit loan may draw money, in most cases with either checks or credit cards, subject to applicable law, on such home equity revolving credit loan at any time during the period in which a draw may be made under the related credit line agreement, which period we refer to in this prospectus as the draw period. Unless specified in the accompanying prospectus supplement, the draw period will not be more than 15 years. Unless specified in the accompanying prospectus supplement, for each home equity revolving credit loan, if the draw period is less than the full term of the home equity revolving credit loan, the related borrower will not be permitted to make any draw during the repayment period. Prior to the repayment period, or prior to the date of maturity for loans without repayment periods, the borrower for each home equity revolving credit loan will be obligated to make monthly payments on the home equity revolving credit loan in a minimum amount as specified in the related mortgage note, which usually will be the finance charge for each billing cycle as described in the second following paragraph. In addition, if a home equity revolving credit loan has a repayment period, during this period, the borrower is required to make monthly payments consisting of principal installments that would substantially amortize the principal balance by the maturity date, and to pay any current finance charges and additional charges.

          The borrower for each home equity revolving credit loan will be obligated to pay off the remaining account balance on the related maturity date, which may be a substantial principal amount. The maximum amount of any draw for any home equity revolving credit loan is equal to the excess, if any, of the credit limit over the principal balance outstanding under the mortgage note at the time of the draw. Draws will be funded by the master servicer or servicer or other entity specified in the accompanying prospectus supplement.

          Unless specified in the accompanying prospectus supplement, for each home equity revolving credit loan:

          o    the finance charge for any billing cycle, in most cases, will be an amount equal to the aggregate of, as calculated for each day in the billing cycle, the then-applicable loan rate divided by
               365 multiplied by that day's principal balance,

          o    the account balance on any day in most cases will be the
               aggregate of the unpaid principal of the home equity revolving credit loan outstanding at the beginning of the day, plus all related draws funded on that day and outstanding at the beginning of that day, plus the sum of any unpaid finance charges and any unpaid fees, insurance premiums and other charges, collectively known as additional charges, that are due on the home equity revolving credit loan minus the aggregate of all payments and credits that are applied to the repayment of any draws on that day, and

          o    the principal balance on any day usually will be the related account balance minus the sum of any unpaid finance charges and additional charges that are due on the home equity revolving credit loan.

          Payments made by or on behalf of the borrower for each home equity revolving credit loan, in most cases, will be applied, first, to any unpaid finance charges that are due on the home equity revolving credit loan, second, to any unpaid additional charges that are due thereon, and third, to any related draws outstanding.

          The mortgaged property securing each home equity revolving credit loan will be subject to the lien created by the related loan in the amount of the outstanding principal balance of each related draw or portion thereof, if any, that is not included in the related pool, whether made on or prior to the related cut-off date or thereafter. The lien will be the same rank as the lien created by the mortgage relating to the home equity revolving credit loan, and monthly payments, collections and other recoveries under the credit line agreement related to the home equity revolving credit loan will be allocated as described in the related prospectus supplement among the home equity revolving credit loan and the outstanding principal balance of each draw or portion of draw excluded from the pool. The depositor, an affiliate of the depositor or an unaffiliated seller may have an interest in any draw or portion thereof excluded from the pool. If any entity with an interest in a draw or portion thereof excluded from the pool or any other excluded balance were to become a debtor under the Bankruptcy Code and regardless of whether the

                                       12

transfer of the related home equity revolving credit loan constitutes an absolute assignment, a bankruptcy trustee or creditor of such entity or such entity as a debtor-in-possession could assert that such entity retains rights in the related home equity revolving credit loan and therefore compel the sale of such home equity revolving credit loan over the objection of the trust fund and the securityholders. If that occurs, delays and reductions in payments to the trust fund and the securityholders could result.

          In most cases, each home equity revolving credit loan may be prepaid in full or in part at any time and without penalty, and the related borrower will have the right during the related draw period to make a draw in the amount of any prepayment made for the home equity revolving credit loan.

          The mortgage note or mortgage related to each home equity revolving credit loan will usually contain a customary "due-on-sale" clause.

          As to each home equity revolving credit loan, the borrower's rights to receive draws during the draw period may be suspended, or the credit limit may be reduced, for cause under a limited number of circumstances, including, but not limited to:

          o    a materially adverse change in the borrower's financial
               circumstances;

          o    a decline in the value of the mortgaged property significantly below its appraised value at origination; or

          o    a payment default by the borrower.

          However, as to each home equity revolving credit loan, a suspension or reduction usually will not affect the payment terms for previously drawn balances. The master servicer or the servicer, as applicable, will have no obligation to investigate as to whether any of those circumstances have occurred or may have no knowledge of their occurrence. Therefore, there can be no assurance that any borrower's ability to receive draws will be suspended or reduced if the foregoing circumstances occur. In the event of default under a home equity revolving credit loan, at the discretion of the master servicer or servicer, the home equity revolving credit loan may be terminated and declared immediately due and payable in full. For this purpose, a default includes but is not limited to:

          o    the borrower's failure to make any payment as required;

          o    any action or inaction by the borrower that materially and adversely affects the mortgaged property or the rights in the mortgaged property; or

          o    any fraud or material misrepresentation by a borrower in
               connection with the loan.

          The master servicer or servicer will have the option to allow an increase in the credit limit applicable to any home equity revolving credit loan in certain limited circumstances. In most cases, the master servicer or servicer will have an unlimited ability to allow increases provided that the specified conditions are met including:

          o    a new appraisal or other indication of value is obtained; and

          o    the new combined LTV ratio is less than or equal to the original combined LTV ratio.

          If a new appraisal is not obtained and the other conditions in the preceding sentence are met, the master servicer or servicer will have the option to allow a credit limit increase for any home equity revolving credit loan subject to the limitations described in the related agreement.

          The proceeds of the home equity revolving credit loans may be used by the borrower to improve the related mortgaged properties, may be retained by the related borrowers or may be used for purposes unrelated to the mortgaged properties.

                                       13

          ALLOCATION OF HOME EQUITY REVOLVING CREDIT LOAN BALANCES. For any
series of securities backed by home equity revolving credit loans, the related trust fund may include either (i) the entire principal balance of each home equity revolving credit loan outstanding at any time, including balances attributable to draws made after the related cut-off date, or (ii) a specified portion of the total principal balance of each home equity revolving credit loan outstanding at any time, which will consist of all or a portion of the principal balance thereof as of the cut-off date minus the portion of all payments and losses thereafter that are allocated to such balance, and may not include some portion of the principal balance attributable to draws made after the cut-off date. In this prospectus, we refer to the principal balance or portion of the principal balance of each home equity revolving credit loan outstanding at any time and included in the trust fund as the trust balance.

          The accompanying prospectus supplement will describe the specific provisions by which payments and losses on any home equity revolving credit loan will be allocated as between the trust balance and any portion of the principal balance of a home equity revolving credit loan, if any, not included in the trust balance at any time, which may include balances attributable to draws after the cut-off date and may include a portion of the principal balance outstanding as of the cut-off date. In this prospectus, we refer to the portion of the principal balance of each home equity revolving credit loan outstanding at any time and not included in the trust fund as the excluded balance.
Typically, the provisions (i) may provide that principal payments made by the borrower will be allocated as between the trust balance and any excluded balance either on a pro rata basis, or first to the trust balance until reduced to zero, then to the excluded balance, or according to other priorities specified in the accompanying prospectus supplement, and (ii) may provide that interest payments, as well as liquidation proceeds or similar proceeds following a default and any realized losses, will be allocated between the trust balance and any excluded balance on a pro rata basis or according to other priorities specified in the accompanying prospectus supplement.

          Even if a trust fund initially includes the entire principal balance of the home equity revolving credit loans, the related agreement may provide that after a specified date or on the occurrence of specified events, the trust fund may not include balances attributable to additional draws made thereafter.
The accompanying prospectus supplement will describe these provisions as well as the related allocation provisions that would be applicable.

          MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENT. Each prospectus supplement will contain specific information with respect to the mortgage assets contained in the related trust fund, as of the cut-off date specified in the prospectus supplement, which will usually be close of business on the first day of the month of formation of the related trust fund, to the extent specifically known to the depositor as of the date of the prospectus supplement, including, in summary form, the following:

          o    the aggregate outstanding principal balance, the largest,
               smallest and average outstanding principal balance of the
               mortgage assets,

          o    the type of property securing the mortgage assets and the
               percentage of mortgage assets in the related mortgage pool which are secured by that type of property,

          o    the range of original terms to maturity of the mortgage assets,

          o    the earliest origination date and latest maturity date,

          o    the aggregate principal balance of mortgage loans having
               loan-to-value ratios at origination exceeding 80%, or, with respect to mortgage loans secured by a junior lien, the aggregate principal balance of mortgage loans having combined loan-to-value ratios exceeding 80%,

          o    the interest rates or range of interest rates borne by the mortgage loans,

          o    the geographical distribution of the mortgaged properties on a state-by-state basis,

          o    the number and aggregate principal balance of buydown mortgage loans, if any,

                                       14

          o    a description of the retained interest, if any,

          o    with respect to ARM Loans, the index, the adjustment dates, the highest, lowest and weighted average gross margin, and the maximum interest rate variation at the time of any adjustment and over the life of the ARM Loan,

          o    the range of debt service coverage ratios for mortgage loans secured by multifamily properties or commercial properties, and

          o    whether the mortgage loans provide for payments of interest only for any period and the frequency and amount by which, and the term during which, monthly payments adjust.

          If specific information respecting the trust fund assets is not known to the depositor at the time securities are initially offered, more general information of the nature described in the bullet points above will be provided in the prospectus supplement, and specific information as to the trust fund assets to be included in the trust fund on the date of issuance of the securities will be set forth in a report which will be available to purchasers of the related securities at or before the initial issuance of the securities and will be filed, together with the related pooling and servicing agreement, with respect to each series of certificates, or the related servicing agreement, trust agreement and indenture, with respect to each series of notes, as part of a report on Form 8-K with the Securities and Exchange Commission within fifteen days after the initial issuance. The composition and characteristics of a mortgage pool containing revolving credit loans may change from time to time as a result of any draws made after the related cut-off date under the related credit line agreements. If mortgage assets are added to or deleted from the trust fund after the date of the related prospectus supplement other than as a result of any draws under credit line agreements relating to revolving credit loans, the addition or deletion will be noted on the report on Form 8-K. In no event, however, will more than 5%, by principal balance at the cut-off date, of the mortgage assets deviate from the characteristics of the mortgage assets set forth in the related prospectus supplement other than as a result of any draws under credit line agreements relating to revolving credit loans. In addition, a report on Form 8-K will be filed within 15 days after the end of any pre-funding period containing information respecting the trust fund assets transferred to a trust fund after the date of issuance of the related securities as described in the following paragraph.

      Description of the Pre-Funding Account for the Purchase of Additional
                                 Mortgage Loans

          The agreement governing the trust fund may provide for the transfer by the mortgage loan seller of additional mortgage assets to the related trust fund after the date of initial issuance of the securities. In that case, the trust fund will include a pre-funding account, into which all or a portion of the proceeds of the sale of one or more classes of securities of the related series will be deposited to be released as additional mortgage assets are transferred.
Additional mortgage assets will be required to conform to the requirements set forth in the related agreement or other agreement providing for the transfer, and will be underwritten to the same standards as the mortgage assets initially included in the trust fund. A pre-funding account will be required to be maintained as an eligible account under the related agreement and the amount held in the pre-funding account shall at no time exceed 50% of the aggregate outstanding principal balance of the securities. The related agreement providing for the transfer of additional mortgage assets will provide that all transfers must be made within 3 months, if a REMIC election has been made with respect to the trust, or within 6 months after the date on which the related securities were issued, and that amounts set aside to fund the transfers, whether in a pre-funding account or otherwise, and not so applied within the required period of time will be deemed to be principal prepayments and applied in the manner set forth in the related prospectus supplement.

          The depositor will be required to provide data regarding the additional mortgage assets to the rating agencies and the security insurer, if any, sufficiently in advance of the scheduled transfer to permit review by the rating agencies and the security insurer. Transfer of the additional mortgage assets will be further conditioned upon confirmation by the rating agencies that the addition of mortgage assets to the trust fund will not result in the downgrading of the securities or, in the case of a series guaranteed or supported by a security insurer, will not adversely affect the capital requirements of the security insurer. Finally, a legal opinion to the effect that the conditions to the transfer of the additional mortgage assets have been satisfied will be required.

                                       15

                                  The Depositor

          Long Beach Securities Corp., the depositor, is a Delaware corporation incorporated on July 13, 2000 as a wholly-owned subsidiary of Long Beach
Mortgage Company. The depositor was organized for the purpose of serving as a private secondary mortgage market conduit. The depositor maintains its principal office at 1100 Town & Country Road, Orange, California 92868. Its telephone number is (714) 541-5378.

          The depositor does not have, nor is it expected in the future to have, any significant assets. The prospectus supplement for each series of securities will disclose if the depositor is a party to any legal proceedings that could have a material impact on the related trust fund and the interests of the potential investors.

                                 Use of Proceeds

          The net proceeds to be received from the sale of the securities will be applied by the depositor to the purchase of trust fund assets or will be used by the depositor for general corporate purposes. The depositor expects that it will make additional sales of securities similar to the securities from time to time, but the timing and amount of offerings of securities will depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                        Yield And Maturity Considerations

          The yield on any offered security will depend on the following:

          o    the price paid by the securityholder,

          o    the rate at which interest accrued on the security,

          o    the receipt and timing of receipt of distributions on the
               security,

          o    the weighted average life of the mortgage assets in the related trust fund,

          o    liquidations of mortgage assets following mortgagor defaults,

          o    purchases of mortgage assets in the event of optional termination of the trust fund or breaches of representations made in respect of such mortgage assets by the depositor, the master servicer and others, and

          o    in the case of securities evidencing interests in ARM Loans, by changes in the interest rates or the conversions of ARM Loans to a fixed interest rate.

          SECURITY INTEREST RATE. Securities of any class within a series may have fixed, variable or adjustable security interest rates, which may or may not be based upon the interest rates borne by the mortgage assets in the related trust fund. The prospectus supplement with respect to any series of securities will specify the security interest rate for each class of securities or, in the case of a variable or adjustable security interest rate, the method of determining the security interest rate. Holders of Stripped Interest Securities or a class of securities having a security interest rate that varies based on the weighted average interest rate of the underlying mortgage assets will be affected by disproportionate prepayments and repurchases of mortgage assets having higher interest rates than the average interest rate.

          TIMING OF PAYMENT OF INTEREST AND PRINCIPAL. The effective yield to securityholders entitled to payments of interest will be slightly lower than the yield otherwise produced by the applicable security interest rate because, while interest on the mortgage assets may accrue from the first day of each month, the distributions of such interest will not be made until the distribution date which may be as late as the 28th day of the

                                       16

month following the month in which interest accrues on the mortgage assets. On each distribution date, a payment of interest on the securities, or addition to the principal balance of a class of Accrual Securities, will include interest accrued during the interest accrual period described in the related prospectus supplement for that remittance date. If the interest accrual period ends on a date other than a remittance date for the related series, the yield realized by the holders of the securities may be lower than the yield that would result if the interest accrual period ended on the remittance date. In addition, if so specified in the related prospectus supplement, interest accrued for an interest accrual period for one or more classes of securities may be calculated on the assumption that distributions of principal, and additions to the principal balance of Accrual Securities, and allocations of losses on the mortgage assets may be made on the first day of the interest accrual period for a remittance date and not on the remittance date. This method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during an interest accrual period.

          When a principal prepayment in full is made on a mortgage loan, the borrower is charged interest only for the period from the due date of the preceding monthly payment up to the date of the prepayment, instead of for a full month. When a partial prepayment is made on a mortgage loan other than a home equity revolving credit loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made.
Accordingly, the effect of principal prepayments in full during any month will be to reduce the aggregate amount of interest collected that is available for distribution to securityholders. The mortgage loans in a trust fund may contain provisions limiting prepayments or requiring the payment of a prepayment charge upon prepayment in full or in part. If so specified in the related prospectus supplement, a prepayment charge collected may be applied to offset the above-described shortfalls in interest collections on the related distribution date. Otherwise, prepayment charges collected may be available for distribution only to a specific class of securities or may not be a part of the related trust at all, and, therefore not available for distribution to any class of securities. Full and partial principal prepayments collected during the prepayment period set forth in a prospectus supplement will be available for distribution to securityholders on the related distribution date. Neither the trustee nor the depositor will be obligated to fund shortfalls in interest collections resulting from prepayments. The prospectus supplement for a series of securities may specify that the master servicer will be obligated to pay from its own funds, without reimbursement, those interest shortfalls attributable to full and partial prepayments by mortgagors but only up to an amount equal to its servicing fee for the related Due Period. See "Description of the Securities."

          In addition, if so specified in the related prospectus supplement, a holder of a non-offered class of securities will have the right, solely at its discretion, to terminate the related trust fund on any distribution date after the 12th distribution date following the date of initial issuance of the related series of securities and until the date as the Clean-up Call becomes exercisable and thereby effect early retirement of the securities of the series. Any call of this type will be of the entire trust fund at one time; multiple calls with respect to any series of securities will not be permitted. Early termination would result in the concurrent retirement of all outstanding securities of the related series and would decrease the average lives of the terminated securities, perhaps significantly. The earlier after the date of the initial issuance of the securities that the termination occurs, the greater would be the effect.

          The outstanding principal balances of home equity revolving credit loans are, in most cases, much smaller than traditional first lien mortgage loan balances, and the original terms to maturity of those loans are often shorter than those of traditional first lien mortgage loans. As a result, changes in interest rates will not affect the monthly payments on those loans or contracts to the same degree that changes in mortgage interest rates will affect the monthly payments on traditional first lien mortgage loans. Consequently, the effect of changes in prevailing interest rates on the prepayment rates on shorter-term, smaller balance loans and contracts may not be similar to the effects of those changes on traditional first lien mortgage loan prepayment rates, or those effects may be similar to the effects of those changes on mortgage loan prepayment rates, but to a smaller degree.

          For some loans, including home equity revolving credit loans and ARM loans, the loan rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the applicable underwriting standards, the borrower under each of the loans, other than a home equity revolving credit loan, usually will be qualified on the basis of the loan rate in effect at origination, and borrowers under home equity revolving credit loans are usually qualified based on an assumed payment which reflects a rate significantly lower than the maximum rate. The repayment of any such loan may thus be dependent on the ability of the borrower to make larger monthly payments following the adjustment of the loan rate. In addition, depending upon the use of the revolving credit line and the payment patterns, during the repayment period, a borrower may be

                                       17

obligated to make payments that are higher than the borrower originally qualified for. Some of the home equity revolving credit loans are not expected to significantly amortize prior to maturity. As a result, a borrower will, in these cases, be required to pay a substantial principal amount at the maturity of a home equity revolving credit loan.

          The prospectus supplement for each series of securities may set forth additional information regarding yield considerations.

          PRINCIPAL PREPAYMENTS. The yield to maturity on the securities will be affected by the rate of principal payments on the mortgage assets, including principal prepayments, curtailments, defaults and liquidations. The rate at which principal prepayments occur on the mortgage assets will be affected by a variety of factors, including, without limitation, the following:

          o    the terms of the mortgage assets,

          o    the level of prevailing interest rates,

          o    the availability of mortgage credit,

          o    in the case of multifamily loans and commercial loans, the quality of management of the mortgaged properties, and

          o    economic, demographic, geographic, tax, legal and other factors.

          In general, however, if prevailing interest rates fall significantly below the interest rates on the mortgage assets included in a particular trust fund, those mortgage assets are likely to be the subject of higher principal prepayments than if prevailing rates remain at the rates borne by those mortgage assets. Conversely, if prevailing interest rates rise significantly above the interest rates on the mortgage assets included in a particular trust fund, those mortgage assets are likely to be the subject of lower principal prepayments than if prevailing rates remain at the rates borne by those mortgage assets. The rate of principal payments on some or all of the classes of securities of a series will correspond to the rate of principal payments on the mortgage assets included in the related trust fund and is likely to be affected by the existence of prepayment premium provisions of the mortgage assets in a mortgage pool, and by the extent to which the servicer of any such mortgage asset is able to enforce such provisions. There can be no certainty as to the rate of prepayments on the mortgage assets during any period or over the life of the related securities.

          If the purchaser of a security offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the mortgage assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a security offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the mortgage assets, the actual yield to maturity will be lower than that so calculated. In either case, the effect on yield of prepayments on one or more classes of securities of a series may be mitigated or exacerbated by the priority of distributions of principal to those classes as provided in the related prospectus supplement.

          The timing of changes in the rate of principal payments on the mortgage assets may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the mortgage assets and distributed in respect of a security, the greater the effect on such investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher or lower than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease or increase in the rate of principal payments.

          DEFAULTS. The rate of defaults on the mortgage assets will also affect the rate and timing of principal payments on the mortgage assets and thus the yield on the securities. In general, defaults on single family loans are expected to occur with greater frequency in their early years. However, mortgage assets that require balloon payments, including multifamily loans, risk default at maturity, or that the maturity of the balloon loan may be

                                       18

extended in connection with a workout. The rate of default on mortgage loans which are refinance or limited documentation mortgage loans, mortgage assets with high loan-to-value ratios, and ARM Loans may be higher than for other types of mortgage assets. Furthermore, the rate and timing of defaults and liquidations on the mortgage assets will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

Maturity and Weighted Average Life

          PREPAYMENTS. The rates at which principal payments are received on the mortgage assets included in a trust fund and the rate at which payments are made from any credit support for the related series of securities may affect the ultimate maturity and the weighted average life of each class of the series.
Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of that security will be repaid to the investor. The weighted average life of a class of securities of a series will be influenced by, among other factors, the rate at which principal on the related mortgage assets is paid to that class, which may be in the form of scheduled amortization or prepayments. For this purpose, the term prepayment includes prepayments, in whole or in part, and liquidations due to default. Prepayments on the mortgage assets in a trust fund will generally accelerate the rate at which principal is paid on some or all of the classes of the securities of the related series.

          If so provided in the prospectus supplement for a series of securities, one or more classes of securities may have a final scheduled remittance date, which is the date on or prior to which the principal balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to such series set forth therein.

          In addition, the weighted average life of the securities may be affected by the varying maturities of the related mortgage assets. If any mortgage assets in a trust fund have actual terms to maturity of less than those assumed in calculating the final scheduled remittance dates for the classes of securities of the related series, one or more classes of the securities may be fully paid prior to their respective final scheduled remittance dates, even in the absence of prepayments. Accordingly, the prepayment experience of the mortgage pool will, to some extent, be a function of the mix of interest rates and maturities of the mortgage assets in that mortgage pool. See "Description of the Trust Funds."

          Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate prepayment model or the Standard Prepayment Assumption prepayment model, each as described below. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of
6% per annum each month.

          Neither CPR nor SPA nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans. Moreover,
CPR and SPA were developed based upon historical prepayment experience for single family loans. Thus, it is likely that prepayment of any mortgage assets will not conform to any particular level of CPR or SPA.

          The prospectus supplement with respect to each series of securities may contain tables, if applicable, setting forth the projected weighted average life of one or more classes of offered securities of the series and the percentage of the initial principal balance of each class that would be outstanding on specified remittance dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the related mortgage assets are made at rates corresponding to various percentages of CPR, SPA or at other rates specified in the prospectus supplement. Tables and assumptions are intended to illustrate the sensitivity of the weighted average life of the securities to various prepayment rates and are not intended to predict or to provide information that will enable investors to predict the actual weighted average life of the securities. It is unlikely that prepayment of any

                                       19

mortgage assets for any series will conform to any particular level of CPR, SPA or any other rate specified in the related prospectus supplement.

          There can be no assurance as to the rate of prepayment of the mortgage loans underlying or comprising the trust fund assets in any trust fund. The depositor is not aware of any publicly available statistics relating to the principal prepayment experience of diverse portfolios of mortgage loans over an extended period of time. All statistics known to the depositor that have been compiled with respect to prepayment experience on mortgage loans indicates that while some mortgage loans may remain outstanding until their stated maturities, a substantial number will be paid prior to their respective stated maturities.
The depositor is not aware of any historical prepayment experience with respect to mortgage loans secured by properties located in Puerto Rico or Guam and, accordingly, prepayments on loans secured by properties in Puerto Rico or Guam may not occur at the same rate or be affected by the same factors as other mortgage loans.

          TYPE OF MORTGAGE ASSET. The type of mortgage assets included in a trust fund may affect the weighted average life of the related securities. A number of mortgage assets may have balloon payments due at maturity, and because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a risk that mortgage assets having balloon payments may default at maturity, or that the servicer may extend the maturity of the mortgage asset in connection with a workout. In addition, a number of mortgage assets may be junior mortgage loans. The rate of default on junior mortgage loans may be greater than that of mortgage loans secured by first liens on comparable properties. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the mortgagor or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage assets, the servicer may, to the extent and under the circumstances set forth in this prospectus and in the related servicing agreement, be permitted to modify mortgage assets that are in default or as to which a payment default appears imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage asset will tend to extend the weighted average life of the securities, thereby lengthening the period of time elapsed from the date of issuance of a security until it is retired.

          Although the interest rates on ARM Loans will be subject to periodic adjustments, adjustments generally will, unless otherwise specified in the related prospectus supplement, (1) not increase or decrease the interest rate by more than a fixed percentage amount on each adjustment date, (2) not increase the interest rate over a fixed percentage amount during the life of any ARM Loan and (3) be based on an index, which may not rise and fall consistently with the mortgage interest rate, plus the related fixed percentage set forth in the related mortgage note, which may be different from margins being used at the time for newly originated adjustable rate mortgage loans. As a result, the interest rates on the ARM Loans in a mortgage pool at any time may not equal the prevailing rates for similar, newly originated adjustable rate mortgage loans.
In certain rate environments, the prevailing rates on fixed rate mortgage loans may be sufficiently low in relation to the then-current mortgage rates on ARM
Loans with the result that the rate of prepayments may increase as a result of refinancings. There can be no certainty as to the rate of prepayments on the mortgage assets during any period or over the life of any series of securities.

          The interest rates on ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates, as well as immediately after origination when initial interest rates are generally lower than the sum of the indices applicable at origination and the related margins, the amount of interest accruing on the principal balance of these types of mortgage assets may exceed the amount of the minimum scheduled monthly payment thereon. As a result, a portion of the accrued interest on negatively amortizing mortgage assets may become deferred interest which will be added to the principal balance thereof and will bear interest at the applicable interest rate. The addition of any deferred interest to the principal balance of any related class or classes of securities of a series will lengthen the weighted average life thereof and may adversely affect yield to holders thereof, depending upon the price at which the securities were purchased. In addition, with respect to certain ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on the ARM Loan would exceed the amount of scheduled principal and accrued interest on the principal balance thereof, and since such excess will be applied to reduce the principal balance of the related class or classes of securities, the weighted average life of the securities will be reduced which may adversely affect yield to holders thereof, depending upon the price at which such securities were purchased.

                                       20

          There can be no assurance as to the rate of principal payments or draws on the home equity revolving credit loans. In most cases, the home equity revolving credit loans may be prepaid in full or in part without penalty. The prospectus supplement will specify whether loans may not be prepaid in full or in part without penalty. The rate of principal payments and the rate of draws, if applicable, may fluctuate substantially from time to time. Such loans may experience a higher rate of prepayment than typical first lien mortgage loans.
Due to the unpredictable nature of both principal payments and draws, the rates of principal payments net of draws for those loans may be much more volatile than for typical first lien mortgage loans.

          For any series of securities backed by home equity revolving credit loans, provisions governing whether future draws on the home equity revolving credit loans will be included in the trust fund will have a significant effect on the rate and timing of principal payments on the securities. The rate at which additional balances are generated may be affected by a variety of factors.
The yield to maturity of the securities of any series, or the rate and timing of principal payments on the loans may also be affected by the risks associated with other loans.

          As a result of the payment terms of the home equity revolving credit loans or of the mortgage provisions relating to future draws, there may be no principal payments on those securities in any given month. In addition, it is possible that the aggregate draws on home equity revolving credit loans included in a trust fund may exceed the aggregate payments of principal on those home equity revolving credit loans for the related period. If specified in the accompanying prospectus supplement, a series of securities may provide for a period during which all or a portion of the principal collections on the home equity revolving credit loans are reinvested in additional balances or are accumulated in a trust account pending commencement of an amortization period relating to the securities.

          FORECLOSURES AND PAYMENT PLANS. The number of foreclosures and the principal amount of the mortgage assets that are foreclosed in relation to the number of mortgage assets that are repaid in accordance with their terms will affect the weighted average life of those mortgage assets and that of the related series of securities. Servicing decisions made with respect to the mortgage assets, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage assets in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage assets and thus the weighted average life of the securities.

          DUE-ON-SALE CLAUSES. Acceleration of mortgage payments as a result of certain transfers of or the creation of encumbrances upon underlying mortgaged property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant prospectus supplement. In most cases the mortgage assets will include "due-on-sale" clauses that permit the lender in certain instances to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property. The master servicer, on behalf of the trust fund, will employ its usual practices in determining whether to exercise any right that the trustee may have as mortgagee to accelerate payment of the mortgage asset. An ARM Loan may be assumable under some conditions if the proposed transferee of the related mortgaged property establishes its ability to repay the mortgage asset and, in the reasonable judgment of the servicer or the related sub-servicer, the security for the ARM
Loan would not be impaired by the assumption. The extent to which ARM Loans are assumed by purchasers of the mortgaged properties rather than prepaid by the related mortgagors in connection with the sales of the mortgaged properties will affect the weighted average life of the related series of securities. See "Legal
Aspects of Mortgage Assets--Enforceability of Provisions."

                 The Depositor's Mortgage Loan Purchase Program

          The mortgage loans to be included in a trust fund will be purchased by the depositor, either directly or indirectly, from the mortgage loan sellers.

Underwriting Standards

          All mortgage loans to be included in a trust fund will have been subject to underwriting standards acceptable to the depositor and applied as described in the following paragraph. Each mortgage loan seller, or another party on its behalf, will represent and warrant that mortgage loans purchased by or on behalf of the depositor from it have been originated by the related originators in accordance with these underwriting guidelines.

                                       21

          The underwriting standards are applied by the originators to evaluate the value of the mortgaged property and to evaluate the adequacy of the mortgaged property as collateral for the mortgage loan. While the originator's primary consideration in underwriting a mortgage loan is the value of the mortgaged property, the originator also considers the borrower's credit history and repayment ability as well as the type and use of the mortgaged property. As a result of this underwriting criteria, changes in the values of mortgage properties may have a greater effect on the delinquency, foreclosure and loss experience on the mortgage loans in a trust fund than these changes would be expected to have on mortgage loans that are originated in a more traditional manner. No assurance can be given by the depositor that the values of the related mortgaged properties have remained or will remain at the levels in effect on the dates of origination of the related mortgage loans.

          The underwriting standards typically include a set of specific criteria by which the underwriting evaluation is made. However, the application of the underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a mortgage loan will be considered to be originated in accordance with a given set of underwriting standards if, based on an overall qualitative evaluation, the loan is in substantial compliance with the underwriting standards. For example, a mortgage loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in the underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied or if the mortgage loan is considered to be in substantial compliance with the underwriting standards. There can be no assurance that every mortgage loan was originated in conformity with the applicable underwriting standards in all material respects, or that the quality or performance of the mortgage loans will be equivalent under all circumstances.

          High LTV Loans are underwritten with an emphasis on the
creditworthiness of the related mortgagor. High LTV Loans are underwritten with a limited expectation of recovering any amounts from the foreclosure of the related property.

          In the case of the multifamily loans, commercial loans or mixed-use loans, lenders typically look to the debt service coverage ratio of a loan as an important measure of the risk of default on that loan. Unless otherwise defined in the related prospectus supplement, the debt service coverage ratio of a multifamily loan or commercial loan at any given time is the ratio of (1) the net operating income of the related mortgaged property for a twelve-month period to (2) the annualized scheduled payments on the mortgage loan and on any other loan that is secured by a lien on the mortgaged property prior to the lien of the related mortgage. Net operating incomes is: the total operating revenues derived from a multifamily, commercial or mixed-use property, as applicable, during that period, minus the total operating expenses incurred in respect of that property during that period other than (a) non-cash items such as depreciation and amortization, (b) capital expenditures and (c) debt service on loans (including the related mortgage loan) secured by liens on that property.
The net operating income of a multifamily, commercial or mixed-use property, as applicable, will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a multifamily, commercial or mixed-use property, as applicable, rental income (and maintenance payments from tenant-stockholders of a cooperatively owned multifamily property) may be affected by the condition of the applicable real estate market and/or area economy. Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a multifamily, commercial or mixed-use loan. Lenders also look to the loan-to-value ratio of a multifamily, commercial or mixed-use loan as a measure of risk of loss if a property must be liquidated following a default.

          Typically, the underwriting process used by an originator is as described in this and the next two following paragraphs. The prospectus supplement for a series will describe any variations to this process as it applies to the related mortgage assets. Initially, a prospective borrower is required to complete an application with respect to the applicant's liabilities, income and credit history and personal information, as well as an authorization to apply for a credit report that summarizes the borrower's reported credit history with local merchants and lenders and any record of bankruptcy. In addition, an employment verification is obtained that reports the borrower's current salary and may contain information regarding length of employment. If a prospective borrower is self-employed, the borrower is required to submit copies of signed tax returns or other proof of business income. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts. In the case of a multifamily loan, commercial loan or mixed-use loan, the mortgagor will also be required

                                       22

to provide certain information regarding the related mortgaged property, including a current rent roll and operating income statements which may be pro forma and unaudited. In addition, the originator will generally also consider the location of the mortgaged property, the availability of competitive lease space and rental income of comparable properties in the relevant market area, the overall economy and demographic features of the geographic area and the mortgagor's prior experience in owning and operating properties similar to the multifamily properties or commercial properties, as the case may be.

          In determining the adequacy of the property as collateral, an appraisal is made of each property considered for financing, except in the case of new manufactured homes whose appraised value is determined using the list price of the unit and accessories as described above under "Description of the
Trust Funds." Each appraiser is selected in accordance with predetermined guidelines established for appraisers. The appraiser is required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. The appraisal is based on the market value of comparable homes, the estimated rental income, if considered applicable by the appraiser, and, when deemed appropriate, the cost of replacing the home. With respect to multifamily properties, commercial properties and mixed-use properties, the appraisal must specify whether an income analysis, a market analysis or a cost analysis was used. An appraisal employing the income approach to value analyzes a property's projected net cash flow, capitalization and other operational information in determining the property's value. The market approach to value analyzes the prices paid for the purchase of similar properties in the property's area, with adjustments made for variations between those other properties and the property being appraised. The cost approach to value requires the appraiser to make an estimate of land value and then determine the current cost of reproducing the improvements less any accrued depreciation. The value of the property being financed, as indicated by the appraisal, must be high enough so that it currently supports, and is anticipated to support in the future, the outstanding loan balance.

          In the case of single family loans and contracts, once all applicable employment, credit and property information is received, the originator reviews the applicant's source of income, calculates the amount of income from sources indicated on the loan application or similar documentation, reviews the credit history of the applicant, calculates the debt service-to-income ratio to determine the applicant's ability to repay the loan, reviews the type of property being financed and reviews the property. In evaluating the credit quality of borrowers, the originator may utilize the FICO score supplied by the credit bureau with the credit report (a statistical ranking of likely future credit performance developed by Fair, Isaac & Company and three national credit data repositories - Equifax, TransUnion and Experian).

          In the case of a mortgage loan secured by a leasehold interest in a residential property, commercial property or mixed-use property, the title to which is held by a third party lessor, the mortgage loan seller, or another party on its behalf, will be required to warrant, among other things, that the remaining term of the lease and any sublease be at least five years longer than the remaining term of the mortgage loan.

          With respect to any loan insured by the FHA, the mortgage loan seller is required to represent that the FHA loan complies with the applicable underwriting policies of the FHA. See "Description of Primary Insurance
Policies--FHA Insurance."

          With respect to any loan guaranteed by the VA, the mortgage loan seller will be required to represent that the VA loan complies with the applicable underwriting policies of the VA. See "Description of Primary
Insurance Policies--VA Guarantees."

          The recent foreclosure or repossession and delinquency experience with respect to loans serviced by the master servicer or, if applicable, a significant sub-servicer will be provided in the related prospectus supplement.

Qualifications of Originators and Mortgage Loan Sellers

          Each originator will be required to satisfy the qualifications set forth in this paragraph. Each originator must be an institution experienced in originating conventional mortgage loans in accordance with customary and reasonable practices and the mortgage loan seller's or the depositor's guidelines, and must maintain satisfactory facilities to originate those loans.
Each originator must be a HUD-approved mortgagee or an institution the deposit accounts in which are insured by the FDIC. In addition, with respect to FHA loans or VA loans, each originator

                                       23

must be approved to originate the mortgage loans by the FHA or VA, as applicable. Each originator and mortgage loan seller must also satisfy criteria as to financial stability evaluated on a case by case basis by the depositor.

Representations by or on Behalf of Mortgage Loan Sellers; Remedies for Breach of
Representation

          Each mortgage loan seller, or a party on its behalf, will have made representations and warranties in respect of the mortgage loans sold by that mortgage loan seller. The following material representations and warranties as to the mortgage loans will be made by or on behalf of each mortgage loan seller:

          o    that any required hazard insurance was effective at the
               origination of each mortgage loan, and that each required policy remained in effect on the date of purchase of the mortgage loan from the mortgage loan seller by or on behalf of the depositor;

          o    that either (A) title insurance insuring, subject only to
               permissible title insurance exceptions, the lien status of the
               Mortgage was effective at the origination of each mortgage loan and the policy remained in effect on the date of purchase of the mortgage loan from the mortgage loan seller by or on behalf of the depositor or (B) if the mortgaged property securing any mortgage loan is located in an area where title insurance
               policies are generally not available, there is in the related mortgage file an attorney's certificate of title indicating, subject to permissible exceptions set forth therein, the lien status of the mortgage;

          o    that the mortgage loan seller had good title to each mortgage loan and each mortgage loan was subject to no valid offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement described in this prospectus may forgive some indebtedness of a borrower;

          o    that each Mortgage constituted a valid lien on, or security interest in, the mortgaged property, subject only to permissible title insurance exceptions and senior liens, if any, and that the mortgaged property was free from material damage and was in good repair;

          o    that there were no delinquent tax or assessment liens against the mortgaged property;

          o    that each mortgage loan was not currently more than 90 days delinquent as to required monthly payments of principal and interest; and

          o    that each mortgage loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects.

          If a person other than a mortgage loan seller makes any of the foregoing representations and warranties on behalf of the mortgage loan seller, the identity of the person will be specified in the related prospectus supplement. Any person making representations and warranties on behalf of a mortgage loan seller shall be an affiliate of the mortgage loan seller or a person acceptable to the depositor having knowledge regarding the subject matter of those representations and warranties.

          All of the representations and warranties made by or on behalf of a mortgage loan seller in respect of a mortgage loan will have been made as of the date on which the mortgage loan seller sold the mortgage loan to or on behalf of the depositor. A substantial period of time may have elapsed between the date the representation or warranty was made to or on behalf of the depositor and the date of initial issuance of the series of securities evidencing an interest in the related mortgage loan. In the event of a breach of any representation or warranty made by a mortgage loan seller, the mortgage loan seller will be obligated to cure the breach or repurchase or replace the affected mortgage loan as described in the second following paragraph. Since the representations and warranties made by or on behalf of a mortgage loan seller do not address events that may occur following the sale of a mortgage loan by that mortgage loan seller, it will have a cure, repurchase or substitution obligation in connection with a breach of a representation and warranty only if the relevant event that causes the breach occurs prior to the

                                       24

date of the sale to or on behalf of the depositor. A mortgage loan seller would have no repurchase or substitution obligations if the relevant event that causes the breach occurs after the date of the sale to or on behalf of the depositor.
However, the depositor will not include any mortgage loan in the trust fund for any series of securities if anything has come to the depositor's attention that would cause it to believe that the representations and warranties made in respect of a mortgage loan will not be accurate and complete in all material respects as of the date of initial issuance of the related series of securities.

          The only representations and warranties to be made for the benefit of holders of securities in respect of any mortgage loan relating to the period commencing on the date of sale of a mortgage loan by the mortgage loan seller to or on behalf of the depositor will be the limited representations of the depositor and of the master servicer described below under "Description of the
Securities--Assignment of Trust Fund Assets; Review of Files by Trustee." If the
master servicer is also a mortgage loan seller with respect to a particular series, the representations will be in addition to the representations and warranties made by the master servicer in its capacity as a mortgage loan seller.

          The master servicer and the trustee, or the trustee, will promptly notify the relevant mortgage loan seller of any breach of any representation or warranty made by or on behalf of it in respect of a mortgage loan that materially and adversely affects the value of that mortgage loan or the interests in the mortgage loan of the securityholders. If the mortgage loan seller cannot cure a breach within a specified time period from the date on which the mortgage loan seller was notified of the breach, then the mortgage loan seller will be obligated to repurchase the affected mortgage loan from the trustee within a specified time period from the date on which the mortgage loan seller was notified of the breach, at the Purchase Price therefor. A mortgage loan seller, rather than repurchase a mortgage loan as to which a breach has occurred, may have the option, within a specified period after initial issuance of the related series of securities, to cause the removal of the mortgage loan from the trust fund and substitute in its place one or more other mortgage loans, in accordance with the standards described below under "Description of the Securities--Assignment of Trust Fund Assets; Review of Files by Trustee."
The master servicer will be required under the applicable servicing agreement to use its best efforts to enforce the repurchase or substitution obligations of the mortgage loan seller for the benefit of the trustee and the holders of the securities, following the practices it would employ in its good faith business judgment were it the owner of the mortgage loan. This repurchase or substitution obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation by a mortgage loan seller. See
"Description of the Securities."

          Neither the depositor nor the master servicer will be obligated to purchase or substitute for a mortgage loan if a mortgage loan seller defaults on its obligation to do so, and no assurance can be given that mortgage loan sellers will carry out their repurchase or substitution obligations with respect to mortgage loans. To the extent that a breach of the representations and warranties of a mortgage loan seller may also constitute a breach of a representation made by the depositor, the depositor may have a repurchase or substitution obligation as described below under "Description of the
Securities--Assignment of Trust Fund Assets; Review of Files by Trustee."

                          Description of the Securities

          The securities will be issued in series. Each series of certificates evidencing interests in a trust fund consisting of mortgage loans will be issued in accordance with a pooling and servicing agreement among the depositor, the master servicer and the trustee named in the prospectus supplement. Each series of notes evidencing indebtedness of a trust fund consisting of mortgage loans will be issued in accordance with an indenture between the related issuer and the trustee named in the prospectus supplement. The issuer of notes will be the depositor or an owner trust established under an owner trust agreement between the depositor and the owner trustee for the purpose of issuing a series of notes. Where the issuer is an owner trust, the ownership of the trust fund will be evidenced by equity certificates issued under the owner trust agreement. The provisions of each agreement will vary depending upon the nature of the securities to be issued thereunder and the nature of the related trust fund.
Various forms of pooling and servicing agreement, servicing agreement, owner trust agreement, trust agreement and indenture have been filed as exhibits to the registration statement of which this prospectus is a part. The following summaries describe specific provisions which will appear in each agreement. The prospectus supplement for a series of securities will describe additional provisions of the agreement relating to a series. This prospectus together with the prospectus supplement will describe the material terms of the agreement governing the trust fund related to a series of securities. As used in this prospectus supplement with respect to any series, the term certificate or the term note

                                       25

refers to all of the certificates or notes of that series, whether or not offered by this prospectus and by the related prospectus supplement, unless the context otherwise requires.

          The certificates of each series, including any class of certificates not offered hereby, will be issued in fully registered form only and will represent the entire beneficial ownership interest in the trust fund created by the related pooling and servicing agreement. The notes of each series, including any class of notes not offered hereby, will be issued in fully registered form only and will represent indebtedness of the trust fund created by the related indenture. If so provided in the prospectus supplement, any class of securities of any series may be represented by a certificate or note registered in the name of a nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of securities registered in the name of DTC will be represented by entries on the records of participating members of DTC.
Definitive certificates or notes will be available for securities registered in the name of DTC only under the limited circumstances provided in the related prospectus supplement. The securities will be transferable and exchangeable for like securities of the same class and series in authorized denominations at the corporate trust office of the trustee as specified in the related prospectus supplement. The prospectus supplement for each series of securities will describe any limitations on transferability. No service charge will be made for any registration of exchange or transfer of securities, but the depositor or the trustee or any agent of the trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

          Each series of securities may consist of either:

          o    a single class of securities evidencing the entire beneficial ownership of or indebtedness of the related trust fund;

          o    two or more classes of securities evidencing the entire
               beneficial ownership of or indebtedness of the related trust fund, one or more classes of which will be senior in right of payment to one or more of the other classes;

          o    two or more classes of securities, one or more classes of which are entitled to (a) principal distributions, with
               disproportionate, nominal or no interest distributions or (b)
               interest distributions, with disproportionate, nominal or no principal distributions;

          o    two or more classes of securities which differ as to timing, sequential order, priority of payment, security interest rate or amount of distributions of principal or interest or both, or as to which distributions of principal or interest or both on any class may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of
               collections from designated portions of the mortgage pool, which series may include one or more classes of securities, as to which accrued interest or a portion thereof will not be distributed but rather will be added to the principal balance of the security on each distribution date in the manner described in the related prospectus supplement; and

          o    other types of classes of securities, as described in the related prospectus supplement.

          With respect to any series of notes, the equity certificates, insofar as they represent the beneficial ownership interest in the issuer, will be subordinate to the related notes.

          Each class of securities, other than interest only Strip Securities, will have a stated principal amount and, unless otherwise provided in the related prospectus supplement, will be entitled to payments of interest on the stated principal amount based on a fixed, variable or adjustable interest rate.
The security interest rate of each security offered hereby will be stated in the related prospectus supplement as the pass-through rate with respect to a certificate and the note interest rate with respect to a note. See
"--Distribution of Interest on the Securities" and "--Distribution of Principal
of the Securities" below.

          The specific percentage ownership interest of each class of securities and the minimum denomination for each security will be set forth in the related prospectus supplement.

                                       26

          As to each series of certificates with respect to which a REMIC election is to be made, the master servicer, REMIC administrator, or the trustee will be obligated to take all actions required in order to comply with applicable laws and regulations, and will be obligated to pay any Prohibited
Transaction Taxes or Contribution Taxes arising out of a breach of its obligations with respect to its compliance without any right of reimbursement therefor from the trust fund or from any securityholder. A Prohibited
Transaction Tax or Contribution Tax resulting from any other cause will be charged against the related trust fund, resulting in a reduction in amounts otherwise distributable to securityholders. See "Material Federal Income Tax
Consequences."

Assignment of Trust Fund Assets; Review of Files by Trustee

          At the time of issuance of any series of securities, the depositor will cause the pool of mortgage assets to be included in the related trust fund to be assigned to the trustee, together with all principal and interest received by or on behalf of the depositor on or with respect to the mortgage assets after the related cut-off date, other than principal and interest due on or before the cut-off date and other than any retained interest. The trustee will, concurrently with the assignment of mortgage assets, deliver the securities to the depositor in exchange for the trust fund assets. Each mortgage asset will be identified in a schedule appearing as an exhibit to the related agreement. The schedule of mortgage assets will include detailed information as to the mortgage assets included in the related trust fund, including the outstanding principal balance of each mortgage asset after application of payments due on the cut-off date, information regarding the interest rate on the mortgage asset, the interest rate net of the sum of the rates at which the servicing fees and the retained interest, if any, are calculated, the retained interest, if any, the current scheduled monthly payment of principal and interest, the maturity of the mortgage note, the value of the mortgaged property, the loan-to-value ratio at origination and other information with respect to the mortgage assets.

          If so specified in the related prospectus supplement, and in accordance with the rules of membership of Merscorp, Inc. and/or Mortgage
Electronic Registration Systems, Inc. or, MERS'r', assignments of the mortgages for the mortgage loans in the related trust will be registered electronically through Mortgage Electronic Registration Systems, Inc., or MERS'r' System. With
respect to mortgage loans registered through the MERS'r' System, MERS'r' shall serve as mortgagee of record solely as a nominee in an administrative capacity on behalf of the trustee and shall not have any interest in any of those mortgage loans.

          The depositor will, with respect to each mortgage asset, deliver or cause to be delivered to the trustee, or to the custodian, the mortgage note, an assignment (except as to any mortgage loan registered on the MERS'r' System) (as defined below) and unless otherwise indicated in the applicable prospectus supplement) to the trustee or in blank of the mortgage in a form for recording or filing as maybe appropriate in the state where the mortgaged property is located, the original recorded mortgage with evidence of recording or filing indicated thereon and evidence of any FHA insurance policy or VA guaranty for such mortgage loan, if applicable; or, in the case of each cooperative loan, the related cooperative note, the original security agreement, the proprietary lease or occupancy agreement, the assignment of proprietary lease, the recognition agreement, the related stock certificate and related blank stock powers, and a copy of the original filed financing statement together with (unless otherwise indicated in the applicable prospectus supplement) assignments thereof from the applicable mortgage loan seller to the trustee in a form sufficient for filing.

          With respect to any mortgage loan secured by a mortgaged property located in Puerto Rico, the Mortgages with respect to these mortgage loans either (a) secure a specific obligation for the benefit of a specified person or
(b) secure an instrument transferable by endorsement. Endorsable Puerto Rico
Mortgages do not require an assignment to transfer the related lien. Rather, transfer of endorsable mortgages follows an effective endorsement of the related mortgage note and, therefore, delivery of the assignment referred to in the first bullet point above would be inapplicable. Puerto Rico Mortgages that secure a specific obligation for the benefit of a specified person, however, require an assignment to be recorded with respect to any transfer of the related lien and the assignment for that purpose would be delivered to the trustee.

          The trustee, or the custodian, will review the mortgage loan documents within a specified period after receipt, and the trustee, or the custodian, will hold the mortgage loan documents in trust for the benefit of the securityholders. If any mortgage loan document is found to be missing or defective in any material respect, the trustee, or the custodian, shall notify the master servicer and the depositor, and the master servicer shall immediately notify the relevant mortgage loan seller. If the mortgage loan seller cannot cure the omission or defect within a

                                       27

specified number of days after receipt of notice, the mortgage loan seller will be obligated to repurchase the related mortgage asset from the trustee at the
Purchase Price or substitute for the mortgage asset. There can be no assurance that a mortgage loan seller will fulfill this repurchase or substitution obligation. Although the master servicer is obligated to use its best efforts to enforce the repurchase or substitution obligation to the extent described above under "The Depositor's Mortgage Loan Purchase Program--Representations by or on
behalf of Mortgage Loan Sellers; Remedies for Breach of Representation," neither the master servicer nor the depositor will be obligated to repurchase or substitute for that mortgage asset if the mortgage loan seller defaults on its obligation. The assignment of the mortgage assets to the trustee will be without recourse to the depositor and this repurchase or substitution obligation constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document.

Representations and Warranties; Repurchases

          With respect to the mortgage assets included in a trust fund, the depositor, the originator or the mortgage loan seller, will make representations and warranties as of a specified date, covering by way of example, the following matters:

          o    the type of mortgaged property;

          o    the geographical concentration of the mortgage assets;

          o    the original loan-to-value ratio;

          o    the principal balance as of the cut-off date;

          o    the interest rate and maturity; and

          o    the payment status of the mortgage asset; and the accuracy of the information set forth for each mortgage asset on the related mortgage loan schedule.

          Upon a breach of any representation of the depositor, the originator or the mortgage loan seller that materially and adversely affects the value of a mortgage asset or the interests of the securityholders in the mortgage asset, the depositor, the originator or the mortgage loan seller, as applicable, will be obligated either to cure the breach in all material respects, repurchase the mortgage asset at the Purchase Price or substitute for that mortgage asset as described in the paragraph below.

          If the depositor, the originator or the mortgage loan seller discovers or receives notice of any breach of its representations or warranties with respect to a mortgage asset, the depositor, the originator or the mortgage loan seller, as applicable, may be permitted under the agreement governing the trust fund to remove the mortgage asset from the trust fund, rather than repurchase the mortgage asset, and substitute in its place one or more mortgage assets, but only if (a) with respect to a trust fund for which a REMIC election is to be made, the substitution is effected within two years of the date of initial issuance of the certificates, plus permissible extensions, or (b) with respect to a trust fund for which no REMIC election is to be made, the substitution is effected within 180 days of the date of initial issuance of the securities. Each substitute mortgage asset will, on the date of substitution, comply with the following requirements:

               (1) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of, and not more than $10,000 less than, the outstanding principal balance, after deduction of all unpaid scheduled payments due as of the date of substitution, of the deleted mortgage asset,

               (2) have an interest rate not less than, and not more than 1%
          greater than, the interest rate of the deleted mortgage asset,

                                       28

               (3) have a remaining term to maturity not greater than, and not more than one year less than, that of the deleted mortgage asset,

               (4) have a Lockout Date, if applicable, not earlier than the
          Lockout Date on the deleted mortgage loan, and

               (5) comply with all of the representations and warranties set forth in the applicable agreement as of the date of substitution.

          In connection with any substitution, an amount equal to the difference between the Purchase Price of the deleted mortgage asset and the outstanding principal balance of the substitute mortgage asset, after deduction of all scheduled payments due in the month of substitution, together with one month's interest at the applicable rate at which interest accrued on the deleted mortgage loan, less the servicing fee rate and the retained interest, if any, on the difference, will be deposited in the distribution account and distributed to securityholders on the first distribution date following the prepayment period in which the substitution occurred. In the event that one mortgage asset is substituted for more than one deleted mortgage asset, or more than one mortgage asset is substituted for one or more deleted mortgage assets, then the amount described in (1) above will be determined on the basis of aggregate principal balances, the rate described in (2) above with respect to deleted mortgage assets will be determined on the basis of weighted average interest rates, and the terms described in (3) above will be determined on the basis of weighted average remaining terms to maturity and the Lockout Dates described in (4) above will be determined on the basis of weighted average Lockout Dates.

          With respect to any series as to which credit support is provided by means of a mortgage pool insurance policy, in addition to making the representations and warranties described above, the depositor or the related mortgage loan seller, or another party on behalf of the related mortgage loan seller, as specified in the related prospectus supplement, will represent and warrant to the trustee that no action has been taken or failed to be taken, no event has occurred and no state of facts exists or has existed on or prior to the date of the initial issuance of the securities which has resulted or will result in the exclusion from, denial of or defense to coverage under any applicable primary mortgage insurance policy, FHA insurance policy, mortgage pool insurance policy, special hazard insurance policy or bankruptcy bond, irrespective of the cause of the failure of coverage but excluding any failure of an insurer to pay by reason of the insurer's own breach of its insurance policy or its financial inability to pay. This representation is referred to in this prospectus and the related prospectus supplement as the insurability representation. Upon a breach of the insurability representation which materially and adversely affects the interests of the securityholders in a mortgage loan, the depositor or the mortgage loan seller or such other party, as the case may be, will be obligated either to cure the breach in all material respects or to purchase the affected mortgage asset at the Purchase Price. The related prospectus supplement may provide that the performance of an obligation to repurchase mortgage assets following a breach of an insurability representation will be ensured in the manner specified in the prospectus supplement. See "Description of Primary Insurance Policies" and "Description of
Credit Support" in this prospectus and in the related prospectus supplement for information regarding the extent of coverage under the aforementioned insurance policies.

          The obligation to repurchase or, other than with respect to the insurability representation if applicable, to substitute mortgage loans constitutes the sole remedy available to the securityholders or the trustee for any breach of the representations.

          The master servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the servicing agreement. Upon a breach of any representation of the master servicer which materially and adversely affects the interests of the securityholders, the master servicer will be obligated to cure the breach in all material respects.

Establishment of Collection Account; Deposits to Collection Account In Respect
of Trust Fund Assets

          The master servicer or the trustee will, as to each trust fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related trust fund assets. These accounts are collectively referred to in this prospectus and the related prospectus supplement as the collection account. The collection account must be either

                                       29

          o    maintained with a bank or trust company, and in a manner,
               satisfactory to the rating agency or agencies rating any class of securities of the series,

          o    an account or accounts the deposits in which are insured by the
               FDIC, to the limits established by the FDIC or

          o    a trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity.

          The collateral eligible to secure amounts in the collection account is limited to United States government securities and other high-quality investments specified in the related servicing agreement as permitted investments. A collection account may be maintained as an interest bearing or a non-interest bearing account, or the funds held in the collection account may be invested pending each succeeding distribution date in permitted investments. Any interest or other income earned on funds in the collection account will be paid to the master servicer or the trustee or their designee as additional compensation. The collection account may be maintained with an institution that is an affiliate of the master servicer or the trustee, provided that the institution meets the standards set forth in the bullet points above. If permitted by the rating agency or agencies and so specified in the related prospectus supplement, a collection account may contain funds relating to more than one series of pass-through certificates and may, if applicable, contain other funds respecting payments on mortgage loans belonging to the master servicer or serviced or master serviced by it on behalf of others.

          Each sub-servicer servicing a trust fund asset under a sub-servicing agreement will establish and maintain one or more separate accounts which may be interest bearing and which will comply with the standards with respect to collection accounts or other standards as may be acceptable to the master servicer. The sub-servicer is required to credit to the related sub-servicing account on a daily basis the amount of all proceeds of mortgage assets received by the sub-servicer, less its servicing compensation. The sub-servicer will remit to the master servicer by wire transfer of immediately available funds all funds held in the sub-servicing account with respect to each mortgage asset on the monthly remittance date or dates specified in the related servicing agreement.

          The master servicer will deposit or cause to be deposited in the collection account for each trust fund including mortgage loans, the following payments and collections received, or advances made, by the master servicer or on its behalf subsequent to the cut-off date, other than payments due on or before the cut-off date and exclusive of any retained interest and net of any portion retained by the master servicer or a subservicer as its servicing compensation, unless otherwise specified in the related prospectus supplement:

               (1) all payments on account of principal, including principal prepayments, on the mortgage assets;

               (2) all payments on account of interest on the mortgage assets;

               (3) all proceeds of the hazard insurance policies and any special hazard insurance policy, other than amounts not applied to the restoration or repair of the property or released to the mortgagor in accordance with the normal servicing procedures of the master servicer or the related sub-servicer, subject to the terms and conditions of the related Mortgage and mortgage note, any primary mortgage insurance policy, any FHA insurance policy, any VA guarantee, any bankruptcy bond and any mortgage pool insurance policy and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans, by foreclosure or otherwise, together with the net proceeds on a monthly basis with respect to any mortgaged properties acquired for the benefit of securityholders by foreclosure or by deed in lieu of foreclosure or otherwise;

               (4) any amounts required to be paid under any letter of credit, as described below under "Description of Credit Support--Letter of
          Credit";

                                       30

               (5) any advances made as described below under "Advances by the
          Master Servicer in respect of Delinquencies on the Trust Funds
          Assets";

               (6) if applicable, all amounts required to be transferred to the collection account from a reserve fund, as described below under
          "Description of Credit Support--Reserve Fund";

               (7) any buydown funds, and, if applicable, investment earnings thereon, required to be deposited in the collection account as described in the first paragraph below;

               (8) all proceeds of any mortgage loan or property in respect of any mortgage asset purchased by the master servicer, the depositor, any sub-servicer or any mortgage loan seller as described under "The
          Depositor's Mortgage Loan Purchase Program--Representations by or on
          behalf of Mortgage Loan Sellers; Remedies for Breach of
          Representations" or "--Assignment of Trust Fund Assets; Review of
          Files by Trustee" above, exclusive of the retained interest, if any, in respect of the mortgage asset;

               (9) all proceeds of any mortgage loan repurchased as described under "--Termination of the Trust Fund and Disposition of Trust Fund
          Assets" below;

               (10) all payments required to be deposited in the collection account with respect to any deductible clause in any blanket insurance policy described under "Description of Primary Insurance
          Policies--Primary Hazard Insurance Policies"; and

               (11) any amount required to be deposited by the master servicer in connection with net losses realized on investments for the benefit of the master servicer of funds held in the collection account.

          With respect to each buydown mortgage loan, the master servicer, or a sub-servicer, will deposit related buydown funds in a custodial account, which may be interest bearing, and that otherwise meets the standards for collection accounts. This account is referred to in this prospectus and the related prospectus supplement as a buydown account. The terms of all buydown mortgage loans provide for the contribution of buydown funds in an amount not less than either (a) the total payments to be made from the buydown funds under the related buydown plan or (b) if the buydown funds are present valued, that amount that, together with investment earnings thereon at a specified rate, compounded monthly, will support the scheduled level of payments due under the buydown mortgage loan. Neither the master servicer, the sub-servicer nor the depositor will be obligated to add to the buydown funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments. To the extent that any insufficiency in buydown funds is not recoverable from the borrower, distributions to securityholders will be affected. With respect to each buydown mortgage loan, the master servicer will deposit in the collection account the amount, if any, of the buydown funds, and, if applicable, investment earnings thereon, for each buydown mortgage loan that, when added to the amount due from the borrower on the buydown mortgage loan, equals the full monthly payment which would be due on the buydown mortgage loan if it were not subject to the buydown plan.

          If a buydown mortgage loan is prepaid in full or liquidated, the related buydown funds will be applied as follows. If the mortgagor on a buydown mortgage loan prepays the loan in its entirety during the buydown period, the master servicer will withdraw from the buydown account and remit to the mortgagor in accordance with the related buydown plan any buydown funds remaining in the buydown account. If a prepayment by a mortgagor during the buydown period together with buydown funds will result in a prepayment in full, the master servicer will withdraw from the buydown account for deposit in the collection account the buydown funds and investment earnings thereon, if any, which together with the prepayment will result in a prepayment in full. If the mortgagor defaults during the buydown period with respect to a buydown mortgage loan and the mortgaged property is sold in liquidation, either by the master servicer or the insurer under any related insurance policy, the master servicer will withdraw from the buydown account the buydown funds and all investment earnings thereon, if any, for deposit in the collection account or remit the same to the insurer if the mortgaged property is transferred to the insurer and the insurer pays all of the loss incurred in respect of the default. In the case of any prepaid or defaulted buydown mortgage loan the buydown funds in respect of which were supplemented by investment earnings, the master servicer will withdraw from the buydown account and either deposit in the collection account or remit to the

                                       31

borrower, depending upon the terms of the buydown plan, any investment earnings remaining in the related buydown account.

          Any buydown funds, and any investment earnings thereon, deposited in the collection account in connection with a full prepayment of the related buydown mortgage loan will be deemed to reduce the amount that would be required to be paid by the borrower to repay fully the related mortgage loan if the mortgage loan were not subject to the buydown plan.

          WITHDRAWALS. With respect to each series of securities, the master servicer, trustee or special servicer may make withdrawals from the collection account for the related trust fund for any of the following purposes, unless otherwise provided in the related agreement and described in the related prospectus supplement:

               (1) to make distributions to the related securityholders on each distribution date;

               (2) to reimburse the master servicer or any other specified person for unreimbursed amounts advanced by it in respect of mortgage loans in the trust fund as described under "--Advances by Master
          Servicer in Respect of Delinquencies on the Trust Fund Assets" below, these reimbursement to be made out of amounts received which were identified and applied by the master servicer as late collections of interest on and principal of the particular mortgage assets (net of related servicing fees) with respect to which the advances were made or out of amounts drawn under any form of credit enhancement with respect to the mortgage assets;

               (3) to reimburse the master servicer or a special servicer for unpaid servicing fees earned by it and unreimbursed servicing expenses incurred by it with respect to mortgage assets in the trust fund and properties acquired in respect thereof, these reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance
          Proceeds collected on the particular mortgage assets and properties, and net income collected on the particular properties, with respect to which the fees were earned or the expenses were incurred or out of amounts drawn under any form of credit enhancement with respect to the mortgage assets and properties;

               (4) to reimburse the master servicer or any other specified person for any advances described in clause (2) above made by it and any servicing expenses referred to in clause (3) above incurred by it which, in the good faith judgment of the master servicer or the other person, will not be recoverable from the amounts described in clauses
          (2) and (3), respectively, the reimbursement to be made from amounts collected on other mortgage assets in the trust fund or, if and to the extent so provided by the related servicing agreement or indenture and described in the related prospectus supplement, only from that portion of amounts collected on the other mortgage assets that is otherwise distributable on one or more classes of subordinate securities of the related series;

               (5) if and to the extent described in the related prospectus supplement, to pay the master servicer, a special servicer or another specified entity (including a provider of credit enhancement) interest accrued on the advances described in clause (2) above made by it and the servicing expenses described in clause (3) above incurred by it while these remain outstanding and unreimbursed;

               (6) to reimburse the master servicer, the company, or any of their respective directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred thereby, as and to the extent described under "--Matters Regarding the Master
          Servicer and the Depositor";

               (7) to pay the fees of the trustee;

               (8) to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred thereby, as and to the extent described under
          "--Description of the Trustee;"

               (9) to pay the master servicer or the trustee, as additional compensation, interest and investment income earned in respect of amounts held in the collection account;

                                       32

               (10) to pay, the master servicer or a special servicer for costs incurred in connection with the operation, management and maintenance of any mortgaged property acquired by the trust fund by foreclosure or by deed in lieu of foreclosure;

               (11) if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under "Material Federal
          Income Tax Consequences--REMICS--Prohibited Transactions and Other
          Possible REMIC Taxes";

               (12) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect thereof in connection with the liquidation of the mortgage loan or property;

               (13) to pay for the cost of various opinions of counsel obtained pursuant to the related servicing agreement or indenture for the benefit of the related securityholders;

               (14) to pay to itself, the depositor, a mortgage loan seller or any other appropriate person all amounts received with respect to each mortgage loan purchased, repurchased or removed from the trust fund pursuant to the terms of the related servicing agreement and not required to be distributed as of the date on which the related
          Purchase Price is determined;

               (15) to make any other withdrawals permitted by the related pooling and servicing agreement or the related servicing agreement and indenture and described in the related prospectus supplement;

               (16) to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to multifamily or commercial properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on that mortgaged properties, as described under "Procedures for Realization Upon Defaulted Mortgage
          Assets"; and

               (17) to clear and terminate the collection account upon the termination of the trust fund.

Deposits to Distribution Account

          The trustee will, as to each trust fund, establish and maintain a distribution account which must be an eligible account. The trustee will deposit or cause to be deposited in the distribution account for each trust fund amounts received from the master servicer or otherwise in respect of the related securities.

Distributions on the Securities

          Distributions allocable to principal and interest on the securities of each series will be made by or on behalf of the trustee each month on each date as specified in the related prospectus supplement and referred to as a distribution date, commencing with the month following the month in which the applicable cut-off date occurs. Distributions will be made to the persons in whose names the securities are registered at the close of business on the Record
Date, and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement and referred to as the determination date. All distributions with respect to each class of securities on each distribution date will be allocated pro rata among the outstanding securities in that class. Payments to the holders of securities of any class on each distribution date will be made to the securityholders of the respective class of record on the next preceding Record Date, other than in respect of the final distribution, based on the aggregate fractional undivided interests in that class represented by their respective securities. Payments will be made by wire transfer in immediately available funds to the account of a securityholder, if the securityholder holds securities in the requisite amount specified in the related prospectus supplement and if the securityholder has so notified the depositor or its designee no later than the date specified in the related prospectus supplement. Otherwise, payments will be made by check mailed to the address of the person entitled to payment as it appears on the security register maintained by the depositor or its agent. The final distribution in retirement of the securities

                                       33

will be made only upon presentation and surrender of the securities at the office or agency of the depositor or its agent specified in the notice to securityholders of the final distribution. With respect to each series of certificates or notes, the security register will be referred to as the certificate register or note register, respectively.

          All distributions on the securities of each series on each distribution date will be made from the available distribution amount described in the next sentence, in accordance with the terms of the applicable pooling and service agreement or indenture, or as described in the related prospectus supplement. The available distribution amount for each series of securities will be described in the related prospectus supplement and will generally include the following amounts for each distribution date:

               (1) the total amount of all cash on deposit in the related distribution account as of the corresponding determination date, exclusive of:

                    (a) all scheduled payments of principal and interest
               collected but due on a date subsequent to the related Due Period,

                    (b) all prepayments, together with related payments of the interest thereon, Liquidation Proceeds, Insurance Proceeds and other unscheduled recoveries received subsequent to the related
               Prepayment Period, and

                    (c) all amounts in the distribution account that are due or reimbursable to the depositor, the trustee, a mortgage loan seller, a sub-servicer or the master servicer or that are payable in respect of specified expenses of the related trust fund;

               (2) if the related prospectus supplement so provides, interest or investment income on amounts on deposit in the distribution account;

               (3) all advances with respect to the distribution date;

               (4) if the related prospectus supplement so provides, amounts paid with respect to interest shortfalls resulting from prepayments during the related Prepayment Period;

               (5) to the extent not on deposit in the related distribution account as of the corresponding determination date, any amounts collected under, from or in respect of any credit support with respect to the distribution date; and

               (6) any other amounts described in the related prospectus
          supplement.

          The entire available distribution amount will be distributed among the related securities, including any securities not offered hereby, on each distribution date, and accordingly will be released from the trust fund and will not be available for any future distributions.

          DISTRIBUTIONS OF INTEREST ON THE SECURITIES. Each class of securities may earn interest at a different rate, which may be a fixed, variable or adjustable security interest rate. The related prospectus supplement will specify the security interest rate for each class, or, in the case of a variable or adjustable security interest rate, the method for determining the security interest rate. Unless otherwise specified in the related prospectus supplement, interest on the securities will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

          With respect to each series of securities and each distribution date, the distribution in respect of interest on each security, other than principal only Strip Securities, will be equal to one month's interest on the outstanding principal balance of the security immediately prior to the distribution date, at the applicable security interest rate, subject to the following. As to each
Strip Security with no or a nominal principal balance, the distributions in respect of interest on any distribution date will be on the basis of a notional amount and equal one month's Stripped Interest. Prior to the time interest is distributable on any class of Accrual Securities, interest accrued on that class will be added to the principal balance thereof on each distribution date.
Interest distributions on each security of a

                                       34

series will be reduced in the event of shortfalls in collections of interest resulting from prepayments on mortgage loans, with that shortfall allocated among all of the securities of that series if specified in the related prospectus supplement unless the master servicer is obligated to cover the shortfalls from its own funds up to its servicing fee for the related Due
Period. With respect to each series of certificates or notes, the interest distributions payable will be referred to in the applicable prospectus supplement as the accrued certificate interest or accrued note interest, respectively. See "Yield and Maturity Considerations" in this prospectus.

          DISTRIBUTIONS OF PRINCIPAL OF THE SECURITIES. The principal balance of a security, at any time, will equal the maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The principal balance of each security offered hereby will be stated in the related prospectus supplement as the certificate principal balance with respect to a certificate and the note balance with respect to a note. With respect to each security, distributions generally will be applied to undistributed accrued interest thereon, and thereafter to principal. The outstanding principal balance of a security will be reduced to the extent of distributions of principal on that security, and, if and to the extent so provided on the related prospectus supplement, by the amount of any realized losses, allocated to that security.
The outstanding principal balance of a security may be increased by any deferred interest if so specified in the related prospectus supplement. The initial aggregate principal balance of a series and each class of securities related to a series will be specified in the related prospectus supplement. Distributions of principal will be made on each distribution date to the class or classes of securities entitled to principal until the principal balance of that class has been reduced to zero. With respect to a Senior/Subordinate Series, distributions allocable to principal of a class of securities will be based on the percentage interest in the related trust fund evidenced by the class, which in turn will be based on the principal balance of that class as compared to the principal balance of all classes of securities of the series. Distributions of principal of any class of securities will be made on a pro rata basis among all of the securities of the class. Strip Securities with no principal balance will not receive distributions of principal.

          ALLOCATION TO SECURITYHOLDERS OF LOSSES ON THE TRUST FUND ASSETS. With
respect to any defaulted mortgage loan that is finally liquidated, through foreclosure sale or otherwise, the amount of the realized loss incurred in connection with liquidation will equal the excess, if any, of the unpaid principal balance of the liquidated loan immediately prior to liquidation, over the aggregate amount of Liquidation Proceeds derived from liquidation remaining after application of the proceeds to unpaid accrued interest on the liquidated loan and to reimburse the master servicer or any sub-servicer for related unreimbursed advance and expenses. With respect to mortgage loans the principal balances of which have been reduced in connection with bankruptcy proceedings, the amount of that reduction also will be treated as a realized loss. As to any series of securities, other than a Senior/Subordinate Series, any realized loss not covered as described under "Description of Credit Support" will be allocated among all of the securities on a pro rata basis. As to any Senior/Subordinate
Series, realizes losses will be allocated first to the most subordinate class of securities as described below under "Description of Credit
Support--Subordination."

Advances by Master Servicer in Respect of Delinquencies on the Trust Fund Assets

          With respect to any series of securities, the master servicer will advance, on or before each distribution date, its own funds, or funds held in the collection account that are not included in the available distribution amount for that distribution date, unless the master servicer, in good faith, determines that any advances made will not be reimbursable from proceeds subsequently recovered on the mortgage asset related to the advance. The amount of each advance will be equal to the aggregate of payments of interest, net of related servicing fees and retained interest, that were due during the related
Due Period and were delinquent on the related determination date. The prospectus supplement for a series may also provide that the master servicer will advance, together with delinquent interest, the aggregate amount of principal payments that were due during the related Due Period and delinquent as of the determination date, subject to the same reimbursement determination, except that, with respect to balloon loans, the master servicer will not have to advance a delinquent balloon payment.

          Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of securities entitled to payments, rather than to guarantee or insure against losses. Advances of the master servicer's funds will be reimbursable only out of related recoveries on the mortgage assets respecting which advances were made, including amounts received under any form of credit support; provided, however, that any advance will be reimbursable from any amounts in the distribution account to the extent that the master servicer

                                       35

shall determine that the advance is not ultimately recoverable from Related
Proceeds. If advances have been made by the master servicer from excess funds in the distribution account, the master servicer will replace those funds in the distribution account on any future distribution date to the extent that funds in the distribution account on that distribution date are less than payments required to be made to securityholders on that date. If so specified in the related prospectus supplement, the obligations of the master servicer to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any surety bond, will be set forth in the related prospectus supplement.

          Advances in respect of delinquencies will not be made in connection with home equity revolving credit loans, except as otherwise provided in the related prospectus supplement. In the case of home equity revolving credit loans, the master servicer or servicer is required to advance funds to cover any draws made on a home equity revolving credit loan, subject to reimbursement by the entity specified in the accompanying prospectus supplement, provided that as specified in the accompanying prospectus supplement during any revolving period associated with the related series of securities, draws may be covered first from principal collections on the other loans in the mortgage pool.

Form of Reports to Securityholders

          With each distribution to holders of any class of securities of a series, the master servicer or the trustee, will forward or cause to be forwarded to each securityholder, to the depositor and to those other parties as may be specified in the related servicing agreement, a statement setting forth the following as of the distribution date:

               (1) the amount of the distribution to holders of securities of that class applied to reduce the principal balance of the securities;

               (2) the amount of the distribution to holders of securities of that class allocable to interest;

               (3) the amount of related administration or servicing
          compensation received by the trustee or the master servicer and any sub-servicer and any other customary information as the master servicer deems necessary or desirable, or that a securityholder reasonably requests, to enable securityholders to prepare their tax returns;

               (4) if applicable, the aggregate amount of advances included in the distribution, and the aggregate amount of unreimbursed advances at the close of business on that distribution date;

               (5) the aggregate principal balance of the mortgage loans at the close of business on that distribution date;

               (6) the number and aggregate principal balance of mortgage loans
          (a) delinquent one month, (b) delinquent two or more months, and (c)
          as to which foreclosure proceedings have been commenced;

               (7) with respect to any mortgaged property acquired on behalf of securityholders through foreclosure or deed in lieu of foreclosure during the preceding calendar month, the principal balance of the related mortgage loan as of the close of business on the distribution date in that month;

               (8) the aggregate principal balance of each class of securities
          (including any class of securities not offered hereby) at the close of business on that distribution date, separately identifying any reduction in the principal balance due to the allocation of any realized loss;

               (9) the amount of any special hazard realized losses allocated to the securities, if any, at the close of business on that distribution date;

               (10) the aggregate amount of principal prepayments made and realized losses incurred during the related Prepayment Period;

               (11) the amount deposited in the reserve fund, if any, on that distribution date;

                                       36

               (12) the amount remaining in the reserve fund, if any, as of the close of business on that distribution date;

               (13) the aggregate unpaid accrued interest, if any, on each class of securities at the close of business on that distribution date;

               (14) in the case of securities that accrue interest at the variable rate, the security interest rate applicable to that distribution date, as calculated in accordance with the method specified in the related prospectus supplement; and

               (15) as to any series which includes credit support, the amount of coverage of each instrument of credit support included in the trust fund as of the close of business on that distribution date.

          In the case of information furnished under subclauses (1)-(3) above, the amounts shall be expressed as a dollar amount per minimum denomination of securities or for other specified portion thereof. With respect to each series of certificates or notes, securityholders will be referred to as the certificateholders or the noteholders, respectively.

          Within a reasonable period of time after the end of each calendar year, the master servicer or the trustee, as provided in the related prospectus supplement, shall furnish to each person who at any time during the calendar year was a holder of a security a statement containing the information set forth in subclauses (1)-(3) above, aggregated for that calendar year or the applicable portion thereof during which that person was a securityholder. The obligation of the master servicer or the trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the master servicer or the trustee in accordance with any requirements of the Code as are from time to time in force.

Collection and Other Servicing Procedures Employed by the Master Servicer

          The master servicer, directly or through sub-servicers, will make reasonable efforts to collect all scheduled payments under the mortgage loans and will follow or cause to be followed the collection procedures as it would follow with respect to mortgage assets that are comparable to the mortgage assets and held for its own account, provided these procedures are consistent with the related servicing agreement and any related insurance policy, bankruptcy bond, letter of credit or other insurance instrument described under
"Description of Primary Insurance Policies" or "Description of Credit Support."
Consistent with this servicing standard, the master servicer may, in its discretion, waive any late payment charge in respect of a late mortgage loan payment and, only upon determining that the coverage under any related insurance instrument will not be affected, extend or cause to be extended the due dates for payments due on a mortgage note for a period not greater than 180 days.

          In instances in which a mortgage asset is in default, or if default is reasonably foreseeable, and if determined by the master servicer to be in the best interests of the related securityholders, the master servicer may permit modifications of the mortgage asset rather than proceeding with foreclosure. In making that determination, the estimated realized loss that might result if the mortgage asset were liquidated would be taken into account. Modifications may have the effect of reducing the interest rate on the mortgage asset, forgiving the payment of principal or interest or extending the final maturity date of the mortgage asset. Any modified mortgage asset may remain in the related trust fund, and the reduction in collections resulting from the modification may result in reduced distributions of interest, or other amounts, on, or may extend the final maturity of, one or more classes of the related securities.

          In connection with any significant partial prepayment of a mortgage asset, the master servicer, to the extent not inconsistent with the terms of the mortgage note and local law and practice, may permit the mortgage asset to be reamortized so that the monthly payment is recalculated as an amount that will fully amortize the remaining principal amount of the mortgage asset by the original maturity date based on the original interest rate. Reamortization will not be permitted if it would constitute a modification of the mortgage asset for federal income tax purposes.

                                       37

          In any case in which property securing a mortgage asset, other than an
ARM Loan, multifamily loan or commercial loan, has been, or is about to be, conveyed by the borrower, or in any case in which property securing a multifamily loan or commercial loan has been, or is about to be, encumbered by the borrower, the master servicer will exercise or cause to be exercised on behalf of the related trust fund the lender's rights to accelerate the maturity of the mortgage asset under any due-on-sale or due-on-encumbrance clause applicable to that mortgage asset. The master servicer will only exercise these rights only if the exercise of any these rights is permitted by applicable law and will not impair or threaten to impair any recovery under any related insurance instrument. If these conditions are not met or if the master servicer reasonably believes it is unable under applicable law to enforce a due-on-sale or due-on-encumbrance clause, the master servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom the property has been or is about to be conveyed or encumbered, under which that person becomes liable under the mortgage note, cooperative note, manufactured housing contract or home improvement contract and, to the extent permitted by applicable law, the borrower remains liable thereon. The original mortgagor may be released from liability on a mortgage asset if the master servicer shall have determined in good faith that a release will not adversely affect the collectability of the mortgage asset. An ARM Loan may be assumed if the ARM Loan is by its terms assumable and if, in the reasonable judgment of the master servicer, the proposed transferee of the related mortgaged property establishes its ability to repay the loan and the security for the ARM Loan would not be impaired by the assumption. If a mortgagor transfers the mortgaged property subject to an ARM Loan without consent, that ARM Loan may be declared due and payable. Any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. In connection with any assumption, the terms of the related mortgage asset may not be changed except in the instance where an assumption is related to a defaulted cure. See "Legal
Aspects of Mortgage Assets--Enforceability of Provisions."

          In the case of multifamily loans, commercial loans or mixed-use loans, a mortgagor's failure to make scheduled payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor under a multifamily loan, commercial loan or mixed-use loan that is unable to make scheduled payments may also be unable to make timely payment of all required taxes and otherwise to maintain and insure the related mortgaged property. In general, the master servicer will be required to monitor any multifamily loan, commercial loan or mixed-use loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related mortgaged property and take such other actions as are consistent with the related servicing agreement. A significant period of time may elapse before the master servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the master servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the securityholders of the related series may vary considerably depending on the particular multifamily loan, commercial loan or mixed-use loan, the mortgaged property, the mortgagor, the presence of an acceptable party to assume the multifamily loan, commercial loan or mixed-use loan and the laws of the jurisdiction in which the mortgaged property is located.

          If a mortgagor files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the related mortgage asset or to foreclose on the mortgaged property for a considerable period of time. See
"Legal Aspects of Mortgage Assets."

Description of Sub-Servicing

          Any master servicer may delegate its servicing obligations in respect of the mortgage assets to third-party servicers, but the master servicer will remain obligated under the related servicing agreement. Each sub-servicer will be required to perform the customary functions of a servicer of comparable assets, including:

          o    collecting payments from borrowers and remitting the collections to the master servicer,

          o    maintaining primary hazard insurance as described in this
               prospectus and in any related prospectus supplement,

                                       38

          o    filing and settling claims under primary hazard insurance
               policies, which may be subject to the right of the master
               servicer to approve in advance any settlement,

          o    maintaining escrow or impoundment accounts of borrowers for payment of taxes, insurance and other items required to be paid by any borrower in accordance with the mortgage asset,

          o    processing assumptions or substitutions where a due-on-sale clause is not exercised,

          o    attempting to cure delinquencies,

          o    supervising foreclosures or repossessions,

          o    inspecting and managing mortgaged properties, if applicable, and

          o    maintaining accounting records relating to the mortgage assets.

          The master servicer will be responsible for filing and settling claims in respect of mortgage assets in a particular mortgage pool under any applicable mortgage pool insurance policy, bankruptcy bond, special hazard insurance policy or letter of credit. See "Description of Credit Support."

          The sub-servicing agreement between any master servicer and a sub-servicer will be consistent with the terms of the related servicing agreement and will not result in a withdrawal or downgrading of any class of securities issued in accordance with the related agreement. With respect to those mortgage assets serviced by the master servicer through a sub-servicer, the master servicer will remain liable for its servicing obligations under the related policy and servicing agreement or servicing agreement as if the master servicer alone were servicing those mortgage assets. Although each sub-servicing agreement will be a contract solely between the master servicer and the sub-servicer, the agreement under which a series of securities is issued will provide that, if for any reason the master servicer for the series of securities is no longer acting in a servicing capacity, the trustee or any successor master servicer must recognize the sub-servicer's rights and obligations under the sub-servicing agreement.

          The master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer's compensation under the related agreement is sufficient to pay the fees. However, a sub-servicer may be entitled to a retained interest in mortgage assets. Each sub-servicer will be reimbursed by the master servicer for expenditures which it makes, generally to the same extent the master servicer would be reimbursed under the related servicing agreement. See "Description of the
Securities--Retained Interest; Servicing or Administration Compensation and
Payment of Expenses."

          The master servicer may require any sub-servicer to agree to indemnify the master servicer for any liability or obligation sustained by the master servicer in connection with any act or failure to act by the sub-servicer in its servicing capacity. Each sub-servicer is required to maintain a fidelity bond and an errors and omissions policy with respect to its officers, employees and other persons acting on its behalf or on behalf of the master servicer.

Procedures for Realization Upon Defaulted Mortgage Assets

          The master servicer will be required to foreclose upon or otherwise take title in the name of the trustee, on behalf of the securityholders, of mortgaged properties relating to defaulted mortgage assets to which no satisfactory arrangements can be made for collection of delinquent payments, but the master servicer will not be required to foreclose if it determines that foreclosure would not be in the best interests of the securityholders or the provider of credit support, if any.

          In addition, unless otherwise specified in the related prospectus supplement, the master servicer may not acquire title to any multifamily property or commercial property securing a mortgage loan or take any other action that would cause the related trustee, for the benefit of securityholders of the related series, or any other specified

                                       39

person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such mortgaged property within the meaning of federal environmental laws, unless the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund), that either:

               (1) the mortgaged property is in compliance with applicable environmental laws and regulations or, if not, that taking actions as are necessary to bring the mortgaged property into compliance with these laws is reasonably likely to produce a greater recovery on a present value basis than not taking those actions; and

               (2) there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if those circumstances or conditions are present for which any such action could be required, taking those actions with respect to the mortgaged property is reasonably likely to produce a greater recovery on a present value basis than not taking those actions. See "Legal Aspects of Mortgage Assets--Environmental
          Legislation."

          As servicer of the mortgage loans, the master servicer, on behalf of itself, the trustee and the securityholders, will present claims to the insurer under each insurance instrument, and will take reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted mortgage assets. As set forth above under "--Collection and Other Servicing
Procedures Employed by the Master Servicer," all collections by or on behalf of the master servicer under any insurance instrument, other than amounts to be applied to the restoration of a mortgaged property or released to the mortgagor, are to be deposited in the distribution account for the related trust fund, subject to withdrawal as previously described. The master servicer or its designee will not receive payment under any letter of credit included as an insurance instrument with respect to a defaulted mortgage asset unless all
Liquidation Proceeds and Insurance Proceeds which it deems to be finally recoverable have been realized; however, the master servicer will be entitled to reimbursement for any unreimbursed advances and reimbursable expenses thereunder.

          If any property securing a defaulted mortgage asset is damaged and proceeds, if any, from the related hazard insurance policy or special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related credit insurance instrument, if any, the master servicer is not required to expend its own funds to restore the damaged property unless it determines (a) that the restoration will increase the proceeds to securityholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses and (b) that its expenses will be recoverable by it from related Insurance Proceeds or Liquidation
Proceeds.

          If recovery on a defaulted mortgage asset under any related credit insurance instrument is not available for the reasons set forth in the preceding paragraph, the master servicer nevertheless will be obligated to follow or cause to be followed the normal practices and procedures as it deems necessary or advisable to realize upon the defaulted mortgage asset. If the proceeds of any liquidation of the property securing the defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued thereon at the interest rate plus the aggregate amount of expenses incurred by the master servicer in connection with those proceedings and which are reimbursable under the servicing agreement, the trust fund will realize a loss in the amount of the difference. The master servicer will be entitled to withdraw or cause to be withdrawn from the collection or distribution account out of the Liquidation Proceeds recovered on any defaulted mortgage asset, prior to the distribution of any Liquidation Proceeds to securityholders, amounts representing its normal servicing compensation on the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage asset and any unreimbursed advances of delinquent monthly payments made with respect to the mortgage loan.

          If the master servicer or its designee recovers Insurance Proceeds with respect to any defaulted mortgage loan, the master servicer will be entitled to withdraw or cause to be withdrawn from the collection account or distribution account out of Insurance Proceeds, prior to distribution of that amount to securityholders, amounts representing its normal servicing compensation on that mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent monthly payments made with respect to the mortgage loan. In the event that the master servicer has expended its own funds to restore damaged

                                       40

property and those funds have not been reimbursed under any insurance instrument, it will be entitled to withdraw from the collection account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to the expenses incurred by it, in which event the trust fund may realize a loss up to the amount so charged. Because Insurance Proceeds cannot exceed deficiency claims and expenses incurred by the master servicer, no payment or recovery will result in a recovery to the trust fund which exceeds the principal balance of the defaulted mortgage asset together with accrued interest thereon at the interest rate net of servicing fees and the retained interest, if any. In addition, when property securing a defaulted mortgage asset can be resold for an amount exceeding the outstanding principal balance of the related mortgage asset together with accrued interest and expenses, it may be expected that, if retention of any amount is legally permissible, the insurer will exercise its right under any related mortgage pool insurance policy to purchase the property and realize for itself any excess proceeds. See "Description of Primary
Insurance Policies" and "Description of Credit Support."

          With respect to collateral securing a cooperative loan, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing the cooperative loan. This approval is usually based on the purchaser's income and net worth and numerous other factors. The necessity of acquiring board approval could limit the number of potential purchasers for those shares and otherwise limit the master servicer's ability to sell, and realize the value of, those shares. See "Legal Aspects of Mortgage Assets--Foreclosure on Cooperative
Shares."

          Realization on defaulted contracts may be accomplished through repossession and subsequent resale of the underlying manufactured home or home improvement. With respect to a defaulted home improvement contract, the master servicer will decide whether to foreclose upon the mortgaged property or write off the principal balance of such home improvement contract as a bad debt or take an unsecured note. In doing so, the master servicer will estimate the expected proceeds and expenses to determine whether a foreclosure proceeding or a repossession and resale is appropriate. If a home improvement contract secured by a lien on a mortgaged property is junior to another lien on the related mortgaged property, following any default thereon, unless foreclosure proceeds for such home improvement contract are expected to at least satisfy the related senior mortgage loan in full and to pay foreclosure costs, it is likely that such home improvement contract will be written off as bad debt with no foreclosure proceeding.

Retained Interest; Servicing or Administration Compensation and Payment of
Expenses

          The prospectus supplement for a series of securities will specify whether there will be any retained interest from the trust fund assets. A retained interest in a trust fund asset represents a specified portion of the interest payable thereon. The retained interest will be deducted from borrower payments as received and will not be part of the related trust fund. Any partial recovery of interest on a mortgage asset, after deduction of all applicable servicing fees, will be allocated between retained interest, if any, and interest at the interest rate on the mortgage loan, net of the rate at which the retained interest is calculated, on a pari passu basis.

          The master servicer's primary compensation with respect to a series of securities will come from the monthly payment to it of an amount equal to one-twelfth of the servicing fee rate specified in the related prospectus supplement times the scheduled principal balance of the trust fund asset. Since any retained interest and the master servicer's primary compensation are percentages of the scheduled principal balance of each trust fund asset, these amounts will decrease in accordance with the amortization schedule of the trust fund assets. As additional compensation in connection with a series of securities relating to mortgage loans, the master servicer or the sub-servicers will retain all assumption fees, late payment charges and, unless otherwise stated in the prospectus supplement, prepayment charges, to the extent collected from mortgagors. Any interest or other income which may be earned on funds held in the collection account, distribution account, sub-servicing account or any other account created under the related servicing agreement may be paid as additional compensation to the master servicer or the sub-servicers, as the case may be. Any sub-servicer will receive a portion of the master servicer's primary compensation as its sub-servicing compensation.

          In addition to amounts payable to any sub-servicer, the master servicer may pay from its servicing compensation expenses incurred in connection with its servicing of the mortgage loans, including, without limitation, payment of the fees and disbursements of the trustee and independent accountants, payment of expenses

                                       41

incurred in connection with distributions and reports to securityholders, and other expenses, as described in the related prospectus supplement.

          The master servicer is entitled to reimbursement for expenses incurred by it in connection with the liquidation of defaulted mortgage assets, including expenditures incurred by it in connection with the restoration of mortgaged properties, the right of reimbursement being prior to the rights of securityholders to receive any related Liquidation Proceeds. The master servicer is also entitled to reimbursement from the collection account for advances and expenses.

Annual Evidence as to the Compliance of the Master Servicer

          Each servicing agreement with respect to a series of securities will provide that, on or before a specified date in each year, the first date being at least six months after the related cut-off date, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of the examination by the firm conducted substantially in compliance with either the Uniform Single Attestation Program for Mortgage Bankers or the Audit
Program for Mortgages serviced for Freddie Mac, the servicing by or on behalf of the master servicer of mortgage assets under servicing agreements substantially similar to each other, including the related servicing agreement, was conducted in compliance with the terms of those agreements except for any significant exceptions or errors in records that, in the opinion of the firm, either the
Audit Program for Mortgages serviced for Freddie Mac, or paragraph 4 of the
Uniform Single Attestation Program for Mortgage Bankers, requires it to report.
In rendering its statement the accounting firm may rely, as to matters relating to the direct servicing of mortgage assets by sub-servicers, upon comparable statements for examinations conducted substantially in compliance with the
Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for
Mortgages serviced for Freddie Mac, rendered within one year of the statement, of firms of independent public accountants with respect to the related sub-servicer.

          Each servicing agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by an officer of the master servicer to the effect that the master servicer has fulfilled its obligations under the related agreement throughout the preceding year.

          Copies of the annual accountants' statement and the officer's statement of the master servicer may be obtained by securityholders without charge upon written request to the master servicer at the address set forth in the related prospectus supplement.

Matters Regarding the Master Servicer and the Depositor

          The master servicer under each servicing agreement will be named in the related prospectus supplement. The entity serving as master servicer may be an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor's affiliates.

          Each servicing agreement will provide that the master servicer may resign from its obligations and duties under the related agreement only if its resignation, and the appointment of a successor, will not result in a downgrading of any class of securities or upon a determination that its duties under the related agreement are no longer permissible under applicable law. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the related agreement.

          Each servicing agreement will further provide that neither the master servicer, the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be under any liability to the related trust fund or securityholders for any action taken, or for refraining from the taking of any action, in good faith under the related agreement, or for errors in judgment; provided, however, that neither the master servicer, the depositor nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each servicing agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the related agreement or the securities, other than any loss, liability or

                                       42

expense that is related to any specific mortgage loan or mortgage loans, unless that loss, liability or expense is otherwise reimbursable under the related agreement, and other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each servicing agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the related agreement and which in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the related agreement and the rights and duties of the parties and the interests of the securityholders. In that event, the legal expenses and costs of the action and any resulting liability will be expenses, costs and liabilities of the securityholders, and the master servicer or the depositor, as the case may be, will be entitled to be reimbursed and to charge the trust fund for the reimbursement. Distributions to securityholders will be reduced to pay for the reimbursement as set forth in the related prospectus supplement and servicing agreement.

          Any person into which the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under each agreement, so long as that person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, Fannie Mae or Freddie Mac.

Events of Default Under the Governing Agreement and Rights Upon Events Of
Default

          Pooling and Servicing Agreement

          Events of default under each pooling and servicing agreement will include each of the following unless otherwise stated in the related prospectus supplement:

          o    any failure by the master servicer to distribute or cause to be distributed to securityholders, or to remit to the trustee for distribution to securityholders, any required payment that continues unremedied for a specified number of business days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of
               certificates evidencing not less than 25% of the voting rights;

          o    any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the agreement which continues unremedied for a specified number of days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of certificates evidencing not less than 25% of the voting rights;
               and

          o    events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

          So long as an event of default under a pooling and servicing agreement remains unremedied, the depositor or the trustee may, unless otherwise provided in the related prospectus supplement, and at the direction of holders of certificates evidencing not less than 51% of the voting rights, the trustee shall, terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement relating to the trust fund and in and to the mortgage assets, other than any retained interest of the master servicer, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the agreement and will be entitled to similar compensation arrangements. If the trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage assets, then the trustee will not be so obligated.

          If the trustee is unwilling or unable so to act, it may or, at the written request of the holders of certificates entitled to at least 51% of the voting rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the rating agency with a minimum net worth at the time of the appointment as is set forth in the pooling and servicing agreement, to act as successor to the master servicer

                                       43

under the agreement. Pending the appointment of a successor, the trustee is obligated to act in the capacity of master servicer. The trustee and any successor master servicer may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the related agreement.

          No certificateholder will have the right under any pooling and servicing agreement to institute any proceeding under the agreement unless:

          o    the certificateholder previously has given to the trustee written notice of default,

          o    the holders of certificates evidencing not less than 25% of the voting rights have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder,

          o    have offered to the trustee reasonable indemnity, and

          o    the trustee for fifteen days has neglected or refused to
               institute a proceeding. The trustee, however, is under no
               obligation to exercise any of the trusts or powers vested in it by any pooling and servicing agreement or to make any
               investigation of matters arising thereunder or to institute, conduct or defend any litigation at the request, order or
               direction of any of the holders of certificates covered by the agreement, unless the certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred.

          Servicing Agreement

          A servicing default under the related servicing agreement will include each of the following unless otherwise provided in the related prospectus supplement:

          o    any failure by the master servicer to make a required deposit to the collection account or, if the master servicer is so required, to distribute to the holders of any class of notes or equity certificates of the series any required payment which continues unremedied for a specified number of business days after the giving of written notice of the failure to the master servicer by the trustee or the issuer;

          o    any failure by the master servicer duly to observe or perform in any material respect any other of its covenants or agreements in the servicing agreement with respect to the series of notes which continues unremedied for a specified number of days after the giving of written notice of the failure to the master servicer by the trustee or the issuer;

          o    events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the master servicer and actions by the master servicer indicating its insolvency or inability to pay its obligations and

          o    any other servicing default as set forth in the servicing
               agreement.

          So long as a servicing default remains unremedied, either the depositor or the trustee may, by written notification to the master servicer and to the issuer or the trustee or trust fund, as applicable, terminate all of the rights and obligations of the master servicer under the servicing agreement, other than any right of the master servicer as noteholder or as holder of the equity certificates and other than the right to receive servicing compensation and expenses for servicing the mortgage loans during any period prior to the date of the termination. Upon termination of the master servicer the trustee will succeed to all responsibilities, duties and liabilities of the master servicer under the servicing agreement, other than the obligation to repurchase mortgage loans, and will be entitled to similar compensation arrangements. If the trustee would be obligated to succeed the master servicer but is unwilling to so act, it may appoint, or if it is unable to so act, it shall appoint, or petition a court of competent jurisdiction for the appointment of an approved mortgage servicing institution with a net worth of at least

                                       44

$1,000,000 to act as successor to the master servicer under the servicing agreement. Pending the appointment of a successor, the trustee is obligated to act in the capacity of master servicer. The trustee and the successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer under the servicing agreement.

          Indenture

          An event of default under the indenture will include each of the following unless otherwise provided in the related prospectus supplement:

          o    a default for a specified number of days or more in the payment of any principal of or interest on any note of the series;

          o    failure to perform any other covenant of the depositor or the trust fund in the indenture which continues for a specified number of days after notice of failure is given in accordance with the procedures described in the related prospectus
               supplement;

          o    any representation or warranty made by the depositor or the trust fund in the indenture or in any related certificate or other writing having been incorrect in a material respect as of the time made, and the breach is not cured within a specified number of days after notice of breach is given in accordance with the procedures described in the related prospectus supplement;

          o    events of bankruptcy, insolvency, receivership or liquidation of the depositor or the issuer; or

          o    any other event of default provided with respect to notes of that series.

          If an event of default with respect to the notes of any series occurs and is continuing, the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of the series may declare the principal amount, or, if the notes of that series are Accrual Securities, the portion of the principal amount as may be specified in the terms of that series, as provided in the related prospectus supplement, of all the notes of the series to be due and payable immediately. That declaration may, under the circumstances set forth in the indenture, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related notes.

          If following an event of default with respect to any series of notes, the notes of the series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the notes of the series and to continue to apply payments on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, unless

          o    the holders of 100% of the then aggregate outstanding amount of the notes of the series consent to the sale,

          o    the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of the series at the date of the sale, or

          o    the trustee determines that the collateral would not be
               sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding amount of the notes of the series.

          If the trustee liquidates the collateral in connection with an event of default, the indenture may provide that the trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, upon

                                       45

the occurrence of an event of default, the amount available for payments to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of an event of default.

          If the principal of the notes of a series is declared due and payable, the holders of those notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the note less the amount of the discount that is unamortized.

          No noteholder or holder of an equity certificate generally will have any right under an owner trust agreement or indenture to institute any proceeding with respect to the agreement unless:

          o    the holder previously has given to the trustee written notice of default and the default is continuing,

          o    the holders of notes or equity certificates of any class
               evidencing not less than 25% of the aggregate percentage
               interests constituting the class (1) have made written request upon the trustee to institute a proceeding in its own name as trustee thereunder and (2) have offered to the trustee reasonable indemnity,

          o    the trustee has neglected or refused to institute a proceeding for 60 days after receipt of the request and indemnity, and

          o    no direction inconsistent with the written request has been given to the trustee during the 60 day period by the holders of a majority of the note balances of the class. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the applicable agreement or to institute, conduct or defend any litigation at the request, order or
               direction of any of the holders of notes or equity certificates covered by the agreement, unless the holders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or
               thereby.

Amendment of the Governing Agreements

          With respect to each series of certificates, each related pooling and servicing agreement or trust agreement may be amended by the depositor, the master servicer, and the trustee, upon consent of any credit support provider, without the consent of any of the holders of certificates covered by the agreement, to cure any ambiguity, to correct, modify or supplement any provision in the agreement, or to make any other provisions with respect to matters or questions arising under the agreement which are not inconsistent with the provisions of the agreement, provided that the action will not adversely affect in any material respect the interests of any holder of certificates covered by the agreement. Each agreement may also be amended by the depositor, the master servicer, if any, and the trustee, with the consent of the holders of certificates evidencing not less than 66% of the voting rights, for any purpose, but no amendment may

          o    reduce in any manner the amount of or delay the timing of, payments received on trust fund assets which are required to be distributed on any certificate without the consent of the holder of the certificate,

          o    adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in the preceding bullet point, without the consent of the holders of certificates of that class evidencing not less than 66% of the aggregate voting rights of that class, or

                                       46

          o    reduce the percentage of voting rights required by the preceding bullet point for the consent to any amendment without the consent of the holders of all certificates covered by the agreement then outstanding.

          However, with respect to any series of certificates as to which a
REMIC election is to be made, the trustee will not consent to any amendment of the agreement unless it shall first have received an opinion of counsel to the effect that the amendment will not cause the trust fund to fail to qualify as a
REMIC at any time that the related certificates are outstanding. The voting rights evidenced by any certificate will be the portion of the voting rights of all of the certificates in the related series allocated in the manner described in the related prospectus supplement.

          With respect to each series of notes, each related servicing agreement or indenture may be amended by the parties to the agreement without the consent of any of the holders of the notes covered by the agreement, to cure any ambiguity, to correct, modify or supplement any provision in the agreement, or to make any other provisions with respect to matters or questions arising under the agreement which are not inconsistent with the provisions of the agreement, provided that the action will not adversely affect in any material respect the interests of any holder of notes covered by the agreement. Each agreement may also be amended by the parties to the agreement with the consent of the holders of notes evidencing not less than 66% of the voting rights, for any purpose, but that no amendment may

          o    reduce in any manner the amount of or delay the timing of, payments received on trust fund assets which are required to be distributed on any note without the consent of the holder of that note,

          o    adversely affect in any material respect the interests of the holders of any class of notes in a manner other than as described in the preceding bullet point, without the consent of the holders of notes of that class evidencing not less than 66% of the aggregate voting rights of that class, or

          o    reduce the percentage of voting rights required by the preceding bullet point for the consent to any amendment without the consent of the holders of all notes covered by the agreement then
               outstanding. The voting rights evidenced by any note will be the portion of the voting rights of all of the notes in the related series allocated in the manner described in the related
               prospectus supplement.

Termination of the Trust Fund and Disposition of Trust Fund Assets

          The obligations created by the related agreements for each series of securities will terminate upon the payment to securityholders of that series of all amounts held in the distribution account or by the master servicer and required to be paid to them under the agreements following the earlier of

          o    the final payment or other liquidation of the last asset included in the related trust fund or the disposition of all underlying property subject to the trust fund assets acquired upon
               foreclosure of the trust fund assets, and

          o    the purchase of all of the assets of the trust fund by the party entitled to effect the termination, under the circumstances and in the manner set forth in the related prospectus supplement.

          In no event, however, will the trust created by the related agreements continue beyond the date specified in the related agreement. Written notice of termination of the related agreements will be given to each securityholder, and the final distribution will be made only upon surrender and cancellation of the securities at an office or agency appointed by the trustee which will be specified in the notice of termination.

          Any purchase of assets of the trust fund in connection with a termination, will be made at the price set forth in the related prospectus supplement which in most cases will be equal to the lesser of:

                                       47

          o    the sum of (a) 100% of the stated principal balance of each mortgage asset as of the day of the purchase plus accrued
               interest thereon at the applicable interest rate net of the rates at which the servicing fee and the retained interest, if any, are calculated to the first day of the month following the purchase plus (b) the appraised value of any underlying property subject to the mortgage assets acquired for the benefit of
               securityholders, and

          o    the aggregate fair market value of all of the assets in the trust fund, as determined by the trustee, the master servicer, and, if different than both such persons, the person entitled to effect the termination, in each case taking into account accrued
               interest at the applicable interest rate net of the rates at which the retained interest, if any, are calculated to the first day of the month following the purchase.

          The exercise of an optimal termination right will effect early retirement of the securities of that series, but the right of the person entitled to effect the termination is subject to the aggregate principal balance of the outstanding trust fund assets for the series at the time of purchase being less than the percentage of the aggregate principal balance of the trust fund assets at the cut-off date for that series specified in the related prospectus supplement, which percentage will be between 25% and 0%.

          In addition to the repurchase of the assets in the related trust fund at the Clean-up Call, if so specified in the related prospectus supplement, a holder of a non-offered class of securities described in the preceding paragraph will have the right, solely at its discretion, to terminate the related trust fund on any distribution date after the 12th distribution date following the date of initial issuance of the related series of securities and until the date as the Clean-up Call becomes exercisable and thereby effect early retirement of the securities of the series. Any call of this type will be of the entire trust fund at one time; multiple calls with respect to any series of securities will not be permitted. If the call option is exercised, the Call Class must remit to the trustee a price equal to 100% of the principal balance of the securities offered hereby as of the day of the purchase plus accrued interest thereon at the applicable security interest rate during the related period on which interest accrues on the securities which the trustee will distribute to securityholders. If funds to terminate are not deposited with the related trustee, the securities will remain outstanding. There will not be any additional remedies available to securityholders. In addition, in the case of a trust fund for which a REMIC election or elections have been made, an early termination will constitute a "qualified liquidation" under Section 860F of the
Code. In connection with a call by the Call Class, the final payment to the securityholders will be made upon surrender of the related securities to the trustee. Once the securities have been surrendered and paid in full, there will not be any continuing liability from the securityholders or from the trust fund to securityholders.

Optional Purchase by the Master Servicer of Defaulted Mortgage Loans

          The master servicer under the related servicing agreement may have the option to purchase from the trust fund any mortgage asset 90 days or more delinquent at a purchase price generally equal to the outstanding principal balance of the delinquent mortgage asset as of the date of purchase, plus all accrued and unpaid interest on that principal balance.

Duties of the Trustee

          The trustee makes no representations as to the validity or sufficiency of any agreement, the securities or any mortgage loan or related document and is not accountable for the use or application by or on behalf of the master servicer of any funds paid to the master servicer or its designee in respect of the securities or the mortgage loans, or deposited into or withdrawn from the collection account or any other account by or on behalf of the master servicer.
If no event of default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the related agreement.
However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine the documents and to determine whether they conform to the requirements of the related agreement.

                                       48

Description of the Trustee

          The trustee or indenture trustee, each referred to as the trustee, under each pooling and servicing agreement, trust agreement or indenture will be named in the related prospectus supplement. The owner trustee for each series of notes will be named in the related prospectus supplement. The commercial bank, national banking association or trust company serving as trustee or owner trustee may have normal banking relationships with the depositor and its affiliates and with the master servicer and its affiliates.

                          Description of Credit Support

          For any series of securities, credit support may be provided with respect to one or more classes thereof or the related mortgage assets. Credit support may be in the form of the subordination of one or more classes to other classes in a series of securities, letters of credit, insurance policies, surety bonds, guarantees, the establishment of one or more reserve funds, cross-collateralization, overcollateralization or another method of credit support described in the related prospectus supplement, or any combination of the foregoing. If so provided in the related prospectus supplement, any form of credit support may be structured so as to be drawn upon by more than one series of securities.

          The credit support provided for a series of securities will in most cases not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the securities and interest thereon. If losses or shortfalls occur that exceed the amount covered by credit support or that are not covered by credit support, securityholders will bear their allocable share of deficiencies. Also, if a form of credit support covers more than one pool of mortgage assets in a trust fund or more than one series of securities, holders of securities evidencing interests in any of the covered pools or covered trusts will be subject to the risk that the credit support will be exhausted by the claims of other covered pools or covered trusts prior to that covered pool or covered trust receiving any of its intended share of the coverage.

          If credit support is provided with respect to one or more classes of securities of a series, or the related mortgage assets, the related prospectus supplement will include a description of

          o    the nature and amount of coverage under such credit support,

          o    any conditions to payment thereunder not otherwise described in this prospectus,

          o    the conditions under which the amount of coverage under the credit support may be reduced, terminated or replaced, and,

          o    the material provisions relating to the credit support.

          Additionally, the related prospectus supplement will set forth certain information with respect to the credit support provider, including:

          o    a brief description of its principal business activities,

          o    its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

          o    if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business, and

          o    its total assets and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the prospectus
               supplement.

                                       49

          A copy of the policy or agreement, as applicable, governing the applicable credit support will be filed with the Commission as an exhibit to a
Current Report on Form 8-K to be filed within 15 days of issuance of the related series.

Subordination

          One or more classes of securities may be subordinate securities. In the event of any realized losses on mortgage assets not in excess of the limitations described in the following paragraph, the rights of the subordinate securityholders to receive distributions with respect to the mortgage loans will be subordinate to the rights of the senior securityholders to the extent described in the related prospectus supplement.

          All realized losses will be allocated to the subordinate securities of the related series, or, if the series includes more than one class of subordinate securities, to the outstanding class of subordinate securities having the first priority for allocation of realized losses and then to additional outstanding classes of subordinate securities, if any, until the principal balance of the applicable subordinate securities has been reduced to zero. Any additional realized losses will be allocated to the senior securities or, if the series includes more than one class of senior securities, either on a pro rata basis among all of the senior securities in proportion to their respective outstanding principal balances or as otherwise provided in the related prospectus supplement. However, with respect to realized losses that are attributable to physical damage to mortgaged properties of a type that is not covered by standard hazard insurance policies, the amount thereof that may be allocated to the subordinate securities of the related series may be limited to an amount specified in the related prospectus supplement. If so, any realized losses of this type in excess of the amount allocable to the subordinate securities will be allocated among all outstanding classes of securities of the related series, on a pro rata basis in proportion to their respective outstanding principal balances, regardless of whether any subordinate securities remain outstanding, or as otherwise provided in the related prospectus supplement. Any allocation of a realized loss to a security will be made by reducing the principal balance thereof as of the distribution date following the
Prepayment Period in which the realized loss was incurred.

          As set forth under "Description of the Securities--Distributions on the Securities--Distributions of Principal of the Securities," the rights of holders of the various classes of securities of any series to receive distributions of principal and interest is determined by the aggregate principal balance of each class.

          The principal balance of any security will be reduced by all amounts previously distributed on that security in respect of principal, and by any realized losses allocated to that security. If there were no realized losses or prepayments of principal on any of the mortgage loans, the respective rights of the holders of securities of any series to future distributions would not change. However, to the extent so provided in the related prospectus supplement, holders of senior securities may be entitled to receive a disproportionately larger amount of prepayments received, which will have the effect of accelerating the amortization of the senior securities and increasing the respective percentage interest in future distributions evidenced by the subordinate securities in the related trust fund, with a corresponding decrease in the senior percentage, as well as preserving the availability of the subordination provided by the subordinate securities. In addition, as set forth in the paragraph above, realized losses will be first allocated to subordinate securities by reduction of the principal balance thereof, which will have the effect of increasing the respective interest in future distributions evidenced by the senior securities in the related trust fund.

          If so provided in the related prospectus supplement, amounts otherwise payable on any distribution date to holders of subordinate securities may be deposited into a reserve fund. Amounts held in any reserve fund may be applied as described below under "--Reserve Fund" and in the related prospectus supplement.

          With respect to any Senior/Subordinate Series, the terms and provisions of the subordination may vary from those described in the preceding paragraphs and any variation will be described in the related prospectus supplement.

          If so provided in the related prospectus supplement, the credit support for the senior securities of a Senior/Subordinate Series may include, in addition to the subordination of the subordinate securities of the series and the establishment of a reserve fund, any of the other forms of credit support described in this prospectus supplement. If any of the other forms of credit support described below is maintained solely for the benefit of the senior securities of a Senior/Subordinate Series, then that coverage described may be limited to the extent necessary

                                       50

to make required distributions on the senior securities or as otherwise specified in the related prospectus supplement. If so provided in the related prospectus supplement, the obligor on any other forms of credit support maintained for the benefit of the senior securities of a Senior/Subordinate
Series may be reimbursed for amounts paid thereunder out of amounts otherwise payable on the subordinate securities.

Letter of Credit

          As to any series of securities to be covered by a letter of credit, the issuer of the letter of credit will deliver to the trustee an irrevocable letter of credit. The master servicer or trustee will exercise its best reasonable efforts to keep or cause to be kept the letter of credit in full force and effect, unless coverage thereunder has been exhausted through payment of claims. The fees for the letter of credit will be paid as described in the related prospectus supplement.

          The master servicer or the trustee will make or cause to be made draws on the letter of credit issuer under each letter of credit. Subject to any differences as will be described in the related prospectus supplement, letters of credit may cover all or any of the following amounts, in each case up to a maximum amount set forth in the letter of credit:

               (1) For any mortgage asset that became a liquidated asset during the related Prepayment Period, other than mortgage assets as to which amounts paid or payable under any related hazard insurance instrument, including the letter of credit as described in (2) below, are not sufficient either to restore the mortgaged property or to pay the outstanding principal balance of the mortgage asset plus accrued interest, an amount which, together with all Liquidation Proceeds,
          Insurance Proceeds, and other collections on the liquidated loan, net of amounts payable or reimbursable therefrom to the master servicer for related unpaid servicing fees and unreimbursed advances and servicing expenses, will equal the sum of (A) the unpaid principal balance of the liquidated asset, plus accrued interest at the applicable interest rate net of the rates at which the servicing fee and retained interest are calculated, plus (B) the amount of related servicing expenses, if any, not reimbursed to the master servicer from
          Liquidation Proceeds, Insurance Proceeds and other collections on the liquidation asset, which shall be paid to the master servicer;

               (2) For each mortgage asset that is delinquent and as to which the mortgaged property has suffered damage, other than physical damage caused by hostile or warlike action in time of war or peace, by any weapons of war, by any insurrection or rebellion, or by any nuclear reaction or nuclear radiation or nuclear contamination whether controlled or uncontrolled, or by any action taken by any governmental authority in response to any of the foregoing, and for which any amounts paid or payable under the related primary hazard insurance policy or any special hazard insurance policy are not sufficient to pay either of the following amounts, an amount which, together with all Insurance Proceeds paid or payable under the related primary hazard insurance policy or any special hazard insurance policy, net, if the proceeds are not to be applied to restore the mortgaged property, of all amounts payable or reimbursable therefrom to the master servicer for related unpaid servicing fees and unreimbursed advances and servicing expenses, will be equal to the lesser of (A)
          the amount required to restore the mortgaged property and (B) the sum of (1) the unpaid principal balance of the mortgage asset plus accrued interest at the applicable interest rate net of the rates at which the servicing fees and retained interest, if any, are calculated, plus (2)
          the amount of related servicing expenses, if any, not reimbursed to the master servicer from Insurance Proceeds paid under the related primary hazard insurance policy or any special hazard insurance policy; and

               (3) For any mortgage asset that has been subject to bankruptcy proceedings, the amount of any debt service reduction or the amount by which the principal balance of the mortgage asset has been reduced by the related bankruptcy court.

          If the related prospectus supplement so provides, upon payment by the letter of credit issuer with respect to a liquidated asset, or a payment of the full amount owing on a mortgage asset as to which the mortgaged property has been damaged, as described in (2)(B) above, the liquidated asset will be removed from the related trust fund in accordance with the terms set forth in the related prospectus supplement and will no longer be subject to the agreement.
Unless otherwise provided in the related prospectus supplement, mortgage assets that have been subject to bankruptcy proceedings, or as to which payment under the letter of credit has been made for the purpose of

                                       51

restoring the related mortgaged property, as described in (2)(A) above, will remain part of the related trust fund. The maximum dollar coverages provided under any letter of credit will each be reduced to the extent of related unreimbursed draws thereunder.

          In the event that the issuer that has issued a letter of credit ceases to be duly organized, or its debt obligations are rated lower than the highest rating on any class of the securities on the date of issuance by the rating agency or agencies, the master servicer or trustee will use its best reasonable efforts to obtain or cause to be obtained, as to each letter of credit, a substitute letter of credit issued by an issuer that meets these requirements and providing the same coverage; provided, however, that, if the fees charged or collateral required by the successor issuer shall be more than the fees charged or collateral required by the predecessor issuer, each component of coverage thereunder may be reduced proportionately to a level as results in the fees and collateral being not more than the fees then charged and collateral then required by the predecessor issuer.

Mortgage Pool Insurance Policy

          As to any series of securities to be covered by a mortgage pool insurance policy with respect to any realized losses on liquidated loans, the master servicer will exercise its best reasonable efforts to maintain or cause to be maintained the mortgage pool insurance policy in full force and effect, unless coverage thereunder has been exhausted through payment of claims. The premiums for each mortgage pool insurance policy will be paid as described in the related prospectus supplement.

          The master servicer will present or cause to be presented claims to the insurer under each mortgage pool insurance policy. Mortgage pool insurance policies, however, are not blanket policies against loss, since claims thereunder may be made only upon satisfaction of certain conditions, as described in the next paragraph and, if applicable, in the related prospectus supplement.

          Mortgage pool insurance policies do not cover losses arising out of the matters excluded from coverage under the primary mortgage insurance policy, or losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy, irrespective of the reason therefor.

          Mortgage pool insurance policies in general provide that no claim may validly be presented thereunder with respect to a mortgage loan unless:

          o    an acceptable primary mortgage insurance policy, if the initial loan-to-value ratio of the mortgage loan exceeded 80%, has been kept in force until the loan-to-value ratio is reduced to 80%;

          o    premiums on the primary hazard insurance policy have been paid by the insured and real estate taxes and foreclosure, protection and preservation expenses have been advanced by or on behalf of the insured, as approved by the insurer;

          o    if there has been physical loss or damage to the mortgaged property, it has been restored to its physical condition at the time the mortgage loan became insured under the mortgage pool insurance policy, subject to reasonable wear and tear; and

          o    the insured has acquired good and merchantable title to the mortgaged property, free and clear of all liens and encumbrances, except permitted encumbrances, including any right of redemption by or on behalf of the mortgagor, and if required by the insurer, has sold the property with the approval of the insurer.

          Assuming the satisfaction of these conditions, the insurer has the option to either (a) acquire the property securing the defaulted mortgage loan for a payment equal to the principal balance of the defaulted mortgage loan plus accrued and unpaid interest at the interest rate on the mortgage loan to the date of acquisition and expenses described above advanced by or on behalf of the insured, on condition that the insurer must be provided with good and merchantable title to the mortgaged property, unless the property has been conveyed under the terms of the applicable primary mortgage insurance policy, or
(b) pay the amount by which the sum of the principal balance of

                                       52

the defaulted mortgage loan and accrued and unpaid interest at the interest rate to the date of the payment of the claim and the expenses exceed the proceeds received from a sale of the mortgaged property which the insurer has approved.
In both (a) and (b), the amount of payment under a mortgage pool insurance policy will be reduced by the amount of the loss paid under the primary mortgage insurance policy.

          Unless earlier directed by the insurer, a claim under a mortgage pool insurance policy must be filed (a) in the case when a primary mortgage insurance policy is in force, within a specified number of days (typically, 60 days) after the claim for loss has been settled or paid thereunder, or after acquisition by the insured or a sale of the property approved by the insurer, whichever is later, or (b) in the case when a primary mortgage insurance policy is not in force, within a specified number of days (typically, 60 days) after acquisition by the insured or a sale of the property approved by the insurer. A claim must be paid within a specified period (typically, 30 days) after the claim is made by the insured.

          The amount of coverage under each mortgage pool insurance policy will generally be reduced over the life of the securities of any series by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the insurer upon disposition of all acquired properties. The amount of claims paid includes certain expenses incurred by the master servicer as well as accrued interest on delinquent mortgage loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under a mortgage pool insurance policy reach the applicable policy limit, coverage thereunder will be exhausted and any further losses will be borne by securityholders of the related series.
See "Legal Aspects of Mortgage Assets--Foreclosure on Mortgages" and
"--Repossession with Respect to Manufactured Housing Contracts."

          If an insurer under a mortgage pool insurance policy ceases to be a private mortgage guaranty insurance company duly qualified as such under applicable laws and approved as an insurer by Freddie Mac or Fannie Mae and having a claims-paying ability acceptable to the rating agency or agencies, the master servicer will use its best reasonable efforts to obtain or cause to be obtained from another qualified insurer a replacement insurance policy comparable to the mortgage pool insurance policy with a total coverage equal to the then outstanding coverage of the mortgage pool insurance policy; provided, however, that if the cost of the replacement policy is greater than the cost of the original mortgage pool insurance policy, the coverage of the replacement policy may be reduced to the level that its premium rate does not exceed the premium rate on the original mortgage pool insurance policy. However, if the insurer ceases to be a qualified insurer solely because it ceases to be approved as an insurer by Freddie Mac or Fannie Mae, the master servicer will review, or cause to be reviewed, the financial condition of the insurer with a view towards determining whether recoveries under the mortgage pool insurance policy are jeopardized for reasons related to the financial condition of the insurer. If the master servicer determines that recoveries are so jeopardized, it will exercise its best reasonable efforts to obtain from another qualified insurer a replacement policy, subject to the same cost limitation.

          Because each mortgage pool insurance policy will require that the property subject to a defaulted mortgage loan be restored to its original condition prior to claiming against the insurer, the policy will not provide coverage against hazard losses. As set forth in the immediately following paragraph, the primary hazard insurance policies covering the mortgage loans typically exclude from coverage physical damage resulting from a number of causes and, even when the damage is covered, may afford recoveries that are significantly less than the full replacement cost of the losses. Further, a special hazard insurance policy, or a letter of credit that covers special hazard realized losses, will not cover all risks, and the coverage thereunder will be limited in amount. These hazard risks will, as a result, be uninsured and will therefore be borne by securityholders.

Special Hazard Insurance Policy

          As to any series of securities to be covered by an insurance instrument that does not cover losses that are attributable to physical damage to the mortgaged properties of a type that is not covered by standard hazard insurance policies, in other words, special hazard realized losses, the related prospectus supplement may provide that the master servicer will exercise its best reasonable efforts to maintain or cause to be maintained a special hazard insurance policy in full force and effect covering the special hazard amount, unless coverage thereunder has been exhausted through payment of claims;
provided, however, that the master servicer will be under no obligation to maintain the policy if any insurance instrument covering the series as to any realized losses on liquidated loans is

                                       53

no longer in effect. The premiums on each special hazard insurance policy will be paid as described in the related prospectus supplement.

          Each special hazard insurance policy will, subject to the limitations described in the next paragraph, protect holders of securities of the related series from

          o    loss by reason of damage to mortgaged properties caused by certain hazards, including earthquakes and mudflows, not insured against under the primary hazard insurance policies or a flood insurance policy if the property is in a designated flood area,
               and

          o    loss from partial damage caused by reason of the application of the co-insurance clause contained in the primary hazard insurance policies.

           Special hazard insurance policies usually will not cover losses occasioned by normal wear and tear, war, civil insurrection, governmental actions, errors in design, nuclear or chemical reaction or contamination, faulty workmanship or materials, flood, if the property is located in a designated flood area, and other risks.

          Subject to the foregoing limitations, each special hazard insurance policy will provide that, when there has been damage to property securing a defaulted mortgage asset acquired by the insured and to the extent the damage is not covered by the related primary hazard insurance policy or flood insurance policy, the insurer will pay the lesser of:

               (1) the cost of repair to the property; and

               (2) upon transfer of the property to the insurer, the unpaid principal balance of the mortgage asset at the time of acquisition of the property by foreclosure, deed in lieu of foreclosure or repossession, plus accrued interest to the date of claim settlement and expenses incurred by or on behalf of the master servicer with respect to the property.

          The amount of coverage under the special hazard insurance policy will be reduced by the sum of (a) the unpaid principal balance plus accrued interest and certain expenses paid by the insurer, less any net proceeds realized by the insurer from the sale of the property, plus (b) any amount paid as the cost of repair of the property.

          Restoration of the property with the proceeds described under clause
(1) of the second preceding paragraph will satisfy the condition under an insurance instrument providing coverage as to credit, or other non-hazard risks, that the property be restored before a claim thereunder may be validly presented with respect to the defaulted mortgage asset secured by the property. The payment described under clause (2) of the immediately preceding paragraph will render unnecessary presentation of a claim in respect of the mortgage loan under an insurance instrument providing coverage as to credit, or other non-hazard risks, as to any realized losses on a liquidated loan. Therefore, so long as the insurance instrument providing coverage as to credit, or other non-hazard risks, remains in effect, the payment by the insurer of either of the above alternative amounts will not affect the total insurance proceeds paid to securityholders, but will affect the relative amounts of coverage remaining under any special hazard insurance policy and any credit insurance instrument.

          The sale of a mortgaged property must be approved by the insurer under any special hazard insurance policy and funds received by the insured in excess of the unpaid principal balance of the mortgage asset plus interest thereon to the date of sale plus expenses incurred by or on behalf of the master servicer with respect to the property, not to exceed the amount actually paid by the insurer, must be refunded to the insurer and, to that extent, coverage under the special hazard insurance policy will be restored. If aggregate claim payments under a special hazard insurance policy reach the policy limit, coverage thereunder will be exhausted and any further losses will be borne by securityholders.

          A claim under a special hazard insurance policy generally must be filed within a specified number of days, typically 60 days, after the insured has acquired good and merchantable title to the property, and a claim payment is payable within a specified number of days, typically 30 days, after a claim is accepted by the insurer. Special hazard

                                       54

insurance policies provide that no claim may be paid unless primary hazard insurance policy premiums, flood insurance premiums, if the property is located in a federally designated flood area, and, as approved by the insurer, real estate property taxes, property protection and preservation expenses and foreclosure or repossession costs have been paid by or on behalf of the insured, and unless the insured has maintained the primary hazard insurance policy and, if the property is located in a federally designated flood area, flood insurance, as required by the special hazard insurance policy.

          If a special hazard insurance policy is canceled or terminated for any reason, other than the exhaustion of total policy coverage, the master servicer will use its best reasonable efforts to obtain or cause to be obtained from another insurer a replacement policy comparable to that special hazard insurance policy with a total coverage that is equal to the then existing coverage of the replaced special hazard insurance policy; provided, however, that if the cost of the replacement policy is greater than the cost of that special hazard insurance policy, the coverage of the replacement policy may be reduced to a level so that its premium rate does not exceed the premium rate on that special hazard insurance policy.

          Since each special hazard insurance policy is designed to permit full recoveries as to any realized losses on liquidated loans under a credit insurance instrument in circumstances in which recoveries would otherwise be unavailable because property has been damaged by a cause not insured against by a primary hazard insurance policy and thus would not be restored, each agreement governing the trust fund will provide that, if the related credit insurance instrument shall have lapsed or terminated or been exhausted through payment of claims, the master servicer will be under no further obligation to maintain the special hazard insurance policy.

Bankruptcy Bond

          As to any series of securities to be covered by a bankruptcy bond with respect to actions that may be taken by a bankruptcy court in connection with a mortgage asset, the master servicer will exercise its best reasonable efforts to maintain or cause to be maintained the bankruptcy bond in full force and effect, unless coverage thereunder has been exhausted through payment of claims. The premiums for each bankruptcy bond on will be paid as described in the related prospectus supplement. Subject to the limit of the dollar amount of coverage provided, each bankruptcy bond will cover certain losses resulting from an extension of the maturity of a mortgage asset, or a reduction by the bankruptcy court of the principal balance of or the interest rate on a mortgage asset, and the unpaid interest on the amount of a principal reduction during the pendency of a proceeding under the Bankruptcy Code. See "Legal Aspects Of Mortgage
Assets--Foreclosure On Mortgages" and "--Repossession With Respect To
Manufactured Housing Contracts."

Financial Guarantee Insurance

          Financial guarantee insurance, if any, with respect to a series of securities will be provided by one or more insurance companies. The financial guarantee insurance will guarantee, with respect to one or more classes of securities of a series, timely distributions of interest only, timely distributions of interest and ultimate distribution of principal or timely distributions of interest and distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. If so specified in the related prospectus supplement, the financial guarantee insurance will also guarantee against any payment made to a securityholder that is subsequently recovered as a voidable preference payment under federal bankruptcy law. A copy of the financial guarantee insurance policy for a series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the securities of the related series.

Reserve Fund

          If so provided in the related prospectus supplement, there will be deposited in an account, a reserve fund, any combination of cash, one or more irrevocable letters of credit or one or more permitted investments in specified amounts, or any other instrument satisfactory to the rating agency or agencies, which will be applied and maintained in the manner and under the conditions specified in the prospectus supplement. In the alternative or in addition to a deposit, the prospectus supplement for a Senior/Subordinate Series may provide that, a reserve fund be funded through application of all or a portion of amounts otherwise payable on the subordinate securities. Amounts in a

                                       55

reserve fund may be distributed to securityholders, or applied to reimburse the master servicer for outstanding advances, or may be used for other purposes, in the manner specified in the related prospectus supplement. A reserve fund will typically not be deemed to be part of the related trust fund.

          Amounts deposited in any reserve fund for a series will be invested in permitted investments by, or at the direction of, the master servicer or any other person named in the related prospectus supplement.

Overcollateralization

          If so specified in the related prospectus supplement, interest collections on the mortgage assets may exceed interest payments on the securities for the related distribution date. The excess interest may be deposited into a reserve fund or applied as an additional payment of principal on one or more classes of the securities of the related series. If excess interest is applied as principal payments on the securities, the effect will be to reduce the principal balance of the securities relative to the outstanding balance of the mortgage loans, thereby creating overcollateralization and additional protection to the securityholders, as specified in the related prospectus supplement. If so provided in the related prospectus supplement, overcollateralization may also be provided on the date of issuance of the securities by the issuance of securities in an initial aggregate principal amount which is less than the aggregate principal amount of the mortgage assets in the related trust fund.

Cross-Support Features

          If the trust fund assets for a series are divided into separate asset groups, the beneficial ownership of which is evidenced by a separate class or classes of a series, credit support may be provided by a cross-support feature which requires that distributions be made on senior securities evidencing the beneficial ownership of one asset group prior to distributions on subordinate securities evidencing the beneficial ownership interest in another asset group within the trust fund. The related prospectus supplement for a series which includes a cross-support feature will describe the manner and conditions for applying that cross-support feature. As to any trust fund that includes a cross-support feature, only assets of the trust fund will be used to provide cross-support, and cross-support will be provided only to securities issued by the trust fund. A trust fund will not provide a cross-support feature that benefits securities issued by any other trust fund, and a trust fund will not receive cross-support from any other trust fund.

              Other Financial Obligations Related to the Securities

Swaps and Yield Supplement Agreements

          The trustee on behalf of a trust fund may enter into interest rate swaps and related caps, floors and collars to minimize the risk of securityholders from adverse changes in interest rates, which are collectively referred to as swaps, and other yield supplement agreements or similar yield maintenance arrangements that do not involve swap agreements or other notional principal contracts, which are collectively referred to as yield supplement agreements.

          An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or "notional" principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In the typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered
Rate, or LIBOR, a specified bank's prime rate or U.S. Treasury Bill rates.
Interest rate swaps also permit counterparties to exchange a floating rate obligation based upon one reference interest rate, such as LIBOR, for a floating rate obligation based upon another referenced interest rate, such as U.S.
Treasury Bill rates.

          Yield supplement agreements may be entered into to supplement the interest rate or other rates on one or more classes of the securities of any series. Additionally, agreements relating to other types of derivative products that are designed to provide credit enhancement to the related series may be entered into by a trustee and one or more counterparties. The terms of any derivative product agreement and any counterparties will be described in the accompanying prospectus supplement.

                                       56

          There can be no assurance that the trustee will be able to enter into or offset swaps or enter into yield supplement agreements or derivative product agreements at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the swaps and yield supplement agreements may provide for termination under various circumstances, there can be no assurance that the trustee will be able to terminate a swap or yield supplement agreement when it would be economically advantageous to the trust fund to do so.

Purchase Obligations

          Some types of trust assets and some classes of securities of any series, as specified in the accompanying prospectus supplement, may be subject to a purchase obligation that would become applicable on one or more specified dates, or upon the occurrence of one or more specified events, or on demand made by or on behalf of the applicable securityholders. A purchase obligation may be in the form of a conditional or unconditional purchase commitment, liquidity facility, remarketing agreement, maturity guaranty, put option or demand feature. The terms and conditions of each purchase obligation, including the purchase price, timing and payment procedure, will be described in the accompanying prospectus supplement. A purchase obligation relating to trust assets may apply to those trust assets or to the related securities. Each purchase obligation may be a secured or unsecured obligation of the provider thereof, which may include a bank or other financial institution or an insurance company. Each purchase obligation will be evidenced by an instrument delivered to the trustee for the benefit of the applicable securityholders of the related series. As specified in the accompanying prospectus supplement, each purchase obligation relating to trust assets will be payable solely to the trustee for the benefit of the securityholders of the related series. Other purchase obligations may be payable to the trustee or directly to the holders of the securities to which that obligation relate.

                    Description of Primary Insurance Policies

          Each mortgage loan will be covered by a primary hazard insurance policy and, if so specified in the prospectus supplement, a primary mortgage insurance policy.

Primary Mortgage Insurance Policies

          Although the terms and conditions of primary mortgage insurance policies differ, each primary mortgage insurance policy will generally cover losses up to an amount equal to the excess of the unpaid principal amount of a defaulted mortgage loan, plus accrued and unpaid interest thereon and approved expenses, over a specified percentage of the value of the related mortgaged property.

          As conditions to the filing or payment of a claim under a primary mortgage insurance policy, the insured will typically be required, in the event of default by the borrower, to:

          o    advance or discharge (1) hazard insurance premiums and (2) as necessary and approved in advance by the insurer, real estate taxes, property protection and preservation expenses and
               foreclosure and related costs,

          o    in the event of any physical loss or damage to the mortgaged property, have the mortgaged property restored to at least its condition at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted, and

          o    tender to the insurer good and merchantable title to, and
               possession of, the mortgaged property.

          Multifamily loans, commercial loans and mixed-use loans will not be covered by primary mortgage insurance policies, regardless of the related loan-to-value ratio.

Primary Hazard Insurance Policies

          Each servicing agreement will require the master servicer to cause the borrower on each mortgage loan to maintain a primary hazard insurance policy providing for coverage of the standard form of fire insurance policy with

                                       57

extended coverage customary in the state in which the mortgaged property is located. The primary hazard coverage will be in general in an amount equal to the lesser of the principal balance owing on the mortgage loan and the amount necessary to fully compensate for any damage or loss to the improvements on the mortgaged property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any primary hazard insurance policy and under any flood insurance policy referred to in the paragraph below, and upon the borrower furnishing information to the master servicer in respect of a claim. All amounts collected by the master servicer under any primary hazard insurance policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures, and subject to the terms and conditions of the related Mortgage and mortgage note, will be deposited in the collection account. The agreement will provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the master servicer's maintaining a blanket policy insuring against hazard losses on the mortgage loans. If the blanket policy contains a deductible clause, the master servicer will deposit in the collection account all sums that would have been deposited in the collection account but for that clause. The master servicer also is required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions in failing to maintain insurance, subject to limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions.

          In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most hazard insurance policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in some cases, vandalism. This list is merely indicative of the kinds of uninsured risks and is not intended to be all-inclusive. When a mortgaged property is located at origination in a federally designated flood area and flood insurance is available, each agreement will require the master servicer to cause the borrower to acquire and maintain flood insurance in an amount equal in general to the lesser of (1) the amount necessary to fully compensate for any damage or loss to the improvements which are part of the mortgaged property on a replacement cost basis and (2) the maximum amount of insurance available under the federal flood insurance program, whether or not the area is participating in the program.

           The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the co-insurance clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and
(2) the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

          The master servicer will not require that a hazard or flood insurance policy be maintained for any cooperative loan. Generally, the cooperative is responsible for maintenance of hazard insurance for the property owned by the cooperative, and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. However, if a cooperative and the related borrower on a cooperative note do not maintain hazard insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of the damaged property, damage to the related borrower's cooperative apartment or the cooperative's building could significantly reduce the value of the collateral securing the cooperative note.

          Since the amount of hazard insurance the master servicer will cause to be maintained on the improvements securing the mortgage loans declines as the principal balances owing thereon decrease, and since residential, commercial and mixed-use properties have historically appreciated in value over time, hazard insurance proceeds collected in connection with a partial loss may be insufficient to restore fully the damaged property. The terms of

                                       58

the mortgage loans provide that borrowers are required to present claims to insurers under hazard insurance policies maintained on the mortgaged properties.
The master servicer, on behalf of the trustee and securityholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on mortgaged properties. However, the ability of the master servicer to present or cause to be presented these claims is dependent upon the extent to which information in this regard is furnished to the master servicer by borrowers.

FHA Insurance

          The Federal Housing Administration is responsible for administering various federal programs, including mortgage insurance, authorized under The
Housing Act and the United States Housing Act of 1937, as amended. If so provided in the related prospectus supplement, a number of the mortgage loans will be insured by the FHA.

          There are two primary FHA insurance programs that are available for multifamily mortgage loans. Sections 221(d)(3) and (d)(4) of the Housing Act allow HUD to insure mortgage loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects. Section 244 of the
Housing Act provides for co-insurance of such mortgage loans made under Sections
221 (d)(3) and (d)(4) by HUD/FHA and a HUD-approved co-insurer. Generally the term of such a mortgage loan may be up to 40 years and the ratio of the loan amount to property replacement cost can be up to 90%.

          Section 223(f) of the Housing Act allows HUD to insure mortgage loans made for the purchase or refinancing of existing apartment projects which are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work, but repairs may be made for up to, in general, the greater of 15% of the value of the project or a dollar amount per apartment unit established from time to time by HUD. In general the loan term may not exceed 35 years and a loan to value ratio of no more than 85% is required for the purchase of a project and 70% for the refinancing of a project.

          HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Presently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate.

          The master servicer will be required to take steps as are reasonably necessary to keep FHA insurance in full force and effect.

          Some of the mortgage loans contained in a trust fund may be Title I loans as described below and in the related prospectus supplement. The regulations, rules and procedures promulgated by the FHA under Title I contain the requirements under which lenders approved for participation in the Title I
Program may obtain insurance against a portion of losses incurred with respect to eligible loans that have been originated and serviced in accordance with FHA regulations, subject to the amount of insurance coverage available in such Title
I lender's FHA reserve, as described below and in the related prospectus supplement. In general, an insurance claim against the FHA may be denied or surcharged if the Title I loan to which it relates does not strictly satisfy the requirements of the National Housing Act and FHA regulations but FHA regulations permit the Secretary of the Department of Housing and Urban Development, subject to statutory limitations, to waive a Title I lender's noncompliance with FHA regulations if enforcement would impose an injustice on the lender.

          Unless otherwise specified in the related prospectus supplement, the master servicer will either serve as or contract with the person specified in the prospectus supplement to serve as the administrator for FHA claims pursuant to an FHA claims administration agreement. The FHA claims administrator will be responsible for administering, processing and submitting FHA claims with respect to the Title I loans. The securityholders will be dependent on the FHA claims administrator to (1) make claims on the Title I loans in accordance with FHA regulations and (2) remit all FHA insurance proceeds received from the FHA in accordance with the related agreement. The securityholders' rights relating to the receipt of payment from and the administration, processing and submission of
FHA claims by any FHA claims administrator is limited and governed by the related agreement and the FHA claims administration agreement and these functions are obligations of the FHA claims administrator, but not the FHA.

                                       59

          Under Title I, the FHA maintains an FHA insurance coverage reserve account for each Title I lender. The amount in each Title I lender's FHA reserve is a maximum of 10% of the amounts disbursed, advanced or expended by a Title I lender in originating or purchasing eligible loans registered with the FHA for
Title I insurance, with certain adjustments permitted or required by FHA regulations. The balance of such FHA reserve is the maximum amount of insurance claims the FHA is required to pay to the related Title I lender. Mortgage loans to be insured under Title I will be registered for insurance by the FHA.
Following either the origination or transfer of loans eligible under Title I, the Title I lender will submit such loans for FHA insurance coverage within its
FHA reserve by delivering a transfer of note report or by an electronic submission to the FHA in the form prescribed under the FHA regulations. The increase in the FHA insurance coverage for such loans in the Title I lender's
FHA reserve will occur on the date following the receipt and acknowledgment by the FHA of the transfer of note report for such loans. The insurance available to any trust fund will be subject to the availability, from time to time, of amounts in each Title I lender's FHA reserve, which will initially be limited to the amount specified in the related prospectus supplement.

          If so provided in the related prospectus supplement the trustee or FHA claims administrator may accept an assignment of the FHA reserve for the related
Title I loans, notify FHA of such assignment and request that the portion of the depositor's FHA reserves allocable to the Title I loans be transferred to the trustee or the FHA claims administrator on the closing date. Alternatively, in the absence of such provision, the FHA reserves may be retained by the depositor and, upon an insolvency and receivership of the depositor, the related trustee will notify FHA and request that the portion of the depositor's FHA reserves allocable to the Title I loans be transferred to the trustee or the FHA claims administrator. Although each trustee will request such a transfer of reserves,
FHA is not obligated to comply with such a request, and may determine that it is not in FHA's interest to permit a transfer of reserves. In addition, FHA has not specified how insurance reserves would be allocated in a transfer, and there can be no assurance that any reserve amount, if transferred to the trustee or the
FHA claims administrator, as the case may be, would not be substantially less than 10% of the outstanding principal amount of the related Title I loans. It is likely that the depositor, the trustee or the FHA claims administrator would be the lender of record on other Title I loans, so that any FHA reserves that are retained, or permitted to be transferred, would become commingled with FHA reserves available for other Title I loans. FHA also reserves the right to transfer reserves with "earmarking" (segregating reserves so that they will not be commingled with the reserves of the transferee) if it is in FHA's interest to do so.

          Under Title I, the FHA will reduce the insurance coverage available in a Title I lender's FHA reserve with respect to loans insured under that Title I lender's contract of insurance by (1) the amount of FHA insurance claims approved for payment related to those loans and (2) the amount of reduction of the Title I lender's FHA reserve by reason of the sale, assignment or transfer of loans registered under the Title I lender's contract of insurance. The FHA insurance coverage also may be reduced for any FHA insurance claims previously disbursed to the Title I lender that are subsequently rejected by the FHA.

          Unlike certain other government loan insurance programs, loans under
Title I (other than loans in excess of $25,000) are not subject to prior review by the FHA. The FHA disburses insurance proceeds with respect to defaulted loans for which insurance claims have been filed by a Title I lender prior to any review of those loans. A Title I lender is required to repurchase a Title I loan from the FHA that is determined to be ineligible for insurance after insurance claim payments for such loan have been paid to the lender. Under the FHA regulations, if the Title I lender's obligation to repurchase the Title I loan is unsatisfied, the FHA is permitted to offset the unsatisfied obligation against future insurance claim payments owed by the FHA to such lender. FHA regulations permit the FHA to disallow an insurance claim with respect to any loan that does not qualify for insurance for a period of up to two years after the claim is made and to require the Title I lender that has submitted the insurance claim to repurchase the loan.

          The proceeds of loans under the Title I Program may be used only for permitted purposes, including the alteration, repair or improvement of residential property, the purchase of a manufactured home or lot (or cooperative interest therein) on which to place the home or the purchase of both a manufactured home and the lot (or cooperative interest therein) on which the home is placed.

                                       60

          Subject to certain limitations described below, eligible Title I loans are generally insured by the FHA for 90% of an amount equal to the sum of

          o    the net unpaid principal amount and the uncollected interest earned to the date of default,

          o    interest on the unpaid loan obligation from the date of default to the date of the initial submission of the insurance claim, plus 15 calendar days (the total period not to exceed nine months) at a rate of 7% per annum,

          o    uncollected court costs,

          o    title examination costs,

          o    fees for required inspections by the lenders or its agents, up to
               $75, and

          o    origination fees up to a maximum of 5% of the loan amount.

          Accordingly if sufficient insurance coverage is available in such FHA reserve, then the Title I lender bears the risk of losses on a Title I loan for which a claim for reimbursement is paid by the FHA of at least 10% of the unpaid principal, uncollected interest earned to the date of default, interest from the date of default to the date of the initial claim submission and certain expenses.

          In general, the FHA will insure home improvement contracts up to
$25,000 for a single family property, with a maximum term of 20 years. The FHA will insure loans of up to $17,500 for manufactured homes which qualify as real estate under applicable state law and loans of up to $12,000 per unit for a
$48,000 limit for four units for owner-occupied multifamily homes. If the loan amount is $15,000 or more, the FHA requires a drive-by appraisal, the current tax assessment value, or a full Uniform Residential Appraisal Report dated within 12 months of the closing to verify the property's value. The maximum loan amount on transactions requiring an appraisal is the amount of equity in the property shown by the market value determination of the property.

          With respect to Title I loans, the FHA regulations do not require that a borrower obtain title or fire and casualty insurance. However, if the related mortgaged property is located in a flood hazard area, flood insurance in an amount at least equal to the loan amount is required. In addition, the FHA regulations do not require that the borrower obtain insurance against physical damage arising from earth movement (including earthquakes, landslides and mudflows). Accordingly, if a mortgaged property that secures a Title I loan suffers any uninsured hazard or casualty losses, holders of the related series of securities that are secured in whole or in part by such Title I loan may bear the risk of loss to the extent that such losses are not recovered by foreclosure on the defaulted loans or from any FHA insurance proceeds. Such loss may be otherwise covered by amounts available from the credit enhancement provided for the related series of securities, if specified in the related prospectus supplement.

          Following a default on a Title I loan insured by the FHA, the master servicer may, subject to certain conditions and mandatory loss mitigation procedures, either commence foreclosure proceedings against the improved property securing the loan, if applicable, or submit a claim to FHA, but may submit a claim to FHA after proceeding against the improved property only with the prior approval of the Secretary of HUD. The availability of FHA Insurance following a default on a Title I loan is subject to a number of conditions, including strict compliance with FHA regulations in originating and servicing the Title I loan. Failure to comply with FHA regulations may result in a denial of or surcharge on the FHA insurance claim. Prior to declaring a Title I loan in default and submitting a claim to FHA, the master servicer must take certain steps to attempt to cure the default, including personal contact with the borrower either by telephone or in a meeting and providing the borrower with 30 days' written notice prior to declaration of default. FHA may deny insurance coverage if the borrower's nonpayment is related to a valid objection to faulty contractor performance. In such event, the master servicer or other entity as specified in the related prospectus supplement will seek to obtain payment by or a judgment against the borrower, and may resubmit the claim to FHA following such a judgment.

                                       61

VA Guarantees

          The United States Department of Veterans Affairs is an Executive
Branch Department of the United States, headed by the Secretary of Veterans
Affairs. The VA currently administers a variety of federal assistance programs on behalf of eligible veterans and their dependents and beneficiaries. The VA administers a loan guaranty program under which the VA guarantees a portion of loans made to eligible veterans. If so provided in the prospectus supplement, a number of the mortgage loans will be guaranteed by the VA.

          Under the VA loan guaranty program, a VA loan may be made to any eligible veteran by an approved private sector mortgage lender. The VA guarantees payment to the holder of that loan of a fixed percentage of the loan indebtedness, up to a maximum dollar amount, in the event of default by the veteran borrower. When a delinquency is reported to the VA and no realistic alternative to foreclosure is developed by the loan holder or through the VA's supplemental servicing of the loan, the VA determines, through an economic analysis, whether the VA will (a) authorize the holder to convey the property securing the VA loan to the Secretary of Veterans Affairs following termination or (b) pay the loan guaranty amount to the holder. The decision as to disposition of properties securing defaulted VA loans is made on a case-by-case basis using the procedures set forth in 38 U.S.C. Section 3732(c), as amended.

          The master servicer will be required to take steps as are reasonably necessary to keep the VA guarantees in full force and effect.

                        Legal Aspects of Mortgage Assets

          The following discussion contains general summaries of legal aspects of loans secured by residential, commercial and mixed-use properties. Because these legal aspects are governed in part by applicable state law, which laws may differ substantially from state to state, the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the mortgage assets is situated. If there is a concentration of the mortgage assets included in a trust fund in a particular state, the prospectus supplement for the related series of securities will discuss any laws of that state that could materially impact the interest of the securityholders.

Mortgage Loans

          The single-family loans, multifamily loans, commercial loans and mixed-use loans will be secured by either mortgages, deeds of trust, security deeds or deeds to secure debt depending upon the type of security instrument customary to grant a security interest according to the prevailing practice in the state in which the property subject to that mortgage loan is located. The filing of a mortgage or a deed of trust creates a lien upon or conveys title to the real property encumbered by that instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments.
Priority with respect to mortgages and deeds of trust depends on their terms and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower/homeowner or the land trustee, and the mortgagee, who is the lender.
Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, title to the property is held by a land trustee under a land trust agreement, while the borrower/homeowner is the beneficiary of the land trust; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. Although a deed of trust is similar to a mortgage, a deed of trust normally has three parties, the trustor, similar to a mortgagor, who may or may not be the borrower, the beneficiary, similar to a mortgagee, who is the lender, and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt.
By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the time as the underlying debt is repaid. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust, security deed or deed to secure debt are governed by the law of the state in which the real property is located, the express provisions of the mortgage, deed of trust, security deed or deed to secure debt and, sometimes, the directions of the beneficiary.

                                       62

Cooperative Loans

          The cooperative owns or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage on the cooperative apartment building and underlying land, or one or the other, the cooperative, as project mortgagor, is also responsible for meeting these blanket mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the cooperative's apartment building or the obtaining of capital by the cooperative.
There may be a lease on the underlying land and the cooperative, as lessee, is also responsible for meeting the rental obligation. The interests of the occupants under proprietary leases or occupancy agreements as to which the cooperative is the landlord are generally subordinate to the interests of the holder of the blanket mortgage and to the interest of the holder of a land lease. If the cooperative is unable to meet the payment obligations (a) arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (b) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, foreclosure by the holder of the blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender that financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of the trust fund, the collateral securing the cooperative loans.

          The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying occupancy rights is financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares.
The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares as described under "--Foreclosure on Cooperative
Shares" below.

Manufactured Housing Contracts

          Under the laws of most states, manufactured housing that is not permanently affixed to its site constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for manufactured homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC which has been adopted by all states. Financing statements which indicate they are filed in connection with a manufactured housing transaction are effective for thirty years and must be renewed within six months before the end of such period. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department, or a similar entity, of the state. In the states that have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of the

                                       63

interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to such office, depending on state law.

          The master servicer or depositor will be required under the related transaction documents to effect the notation or delivery of the required documents and fees, and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home is registered. If the master servicer or depositor fails, due to clerical errors or otherwise, to effect the notation or delivery, or files the security interest under the wrong law, for example, under a motor vehicle title statute rather than under the UCC, in a few states, the trustee may not have a first priority security interest in the manufactured home securing a manufactured housing contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that manufactured homes may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law.
In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a fixture filing under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Generally, manufactured housing contracts will contain provisions prohibiting the obligor from permanently attaching the manufactured home to its site. So long as the obligor does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a
UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, other parties could obtain an interest in the manufactured home that is prior to the security interest originally retained by the seller and transferred to the depositor.

          In the absence of fraud, forgery or permanent affixation of the manufactured home to its site by the manufactured home owner, or administrative error by state recording officials, the notation of the lien of the mortgage loan seller or the depositor on the certificate of title or delivery of the required documents and fees will be sufficient to cause the lien of the mortgage loan seller to have priority over the rights of subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home. If there are any manufactured homes as to which the mortgage loan seller or the depositor has failed to perfect or cause to be perfected the security interest in the manufactured home, the security interest would be subordinate to subsequent purchasers for value of manufactured homes and holders of perfected security interests.

Home Improvement Contracts

          The home improvement contracts, other than those home improvement contracts that are unsecured or secured by mortgages on real estate, generally are "chattel paper" and may also constitute "purchase money security interests,"
each as defined in the UCC. Under the related agreement, the depositor will transfer physical possession of the contracts to the trustee or a designated custodian or may retain possession of the contracts as custodian for the trustee. In addition, the depositor will make an appropriate filing of a UCC financing statement in the appropriate states to give notice of the trustee's ownership of the contracts. The contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser or secured creditor were able to take physical possession of the contracts without knowledge that the transfer violates the rights of the trustee, the trustee's interest in the contracts could be defeated.

          The contracts that are secured by the home improvements financed thereby grant to the originator of the contracts a purchase money security interest in such home improvements to secure all or part of the purchase price of the home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Such purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in such home improvement must generally be perfected by a timely fixture filing. The trustee will not file fixture filing financing statements. In general, under the UCC, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. In such circumstances, real estate law applies to a security interest in such building materials.

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Home improvement contracts that finance lumber, bricks, other types of ordinary building material or other similar goods, upon incorporation of the materials into the related property, will not be secured by a security interest in the home improvement being financed.

          So long as the home improvement has not become subject to real estate law, a creditor can repossess a home improvement securing a contract by voluntary surrender, "self-help" repossession that is "peaceful," i.e., without breach of the peace, or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to
30 days or more depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states restrict repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the related property so that the debtor may redeem it at or before such resale.

          Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments and in many cases the defaulting borrower would have no assets with which to pay a judgment.

          Other statutory provisions, including federal and state bankruptcy and insolvency laws and general equity principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

Foreclosure on Mortgages

          Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust, which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In several states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in several states must provide notice to any other individual having an interest in the real property, including any junior lienholder. The trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, several state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property.

          An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage and in the mortgaged property. It is regulated by statutes and rules and subject throughout to the court's equitable powers. A mortgagor is usually bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from its own default. However, since a foreclosure action is equitable in nature and is addressed to a court of equity, the court may relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that the mortgagor's default was neither willful nor in bad faith and that the mortgagee's action established a waiver of fraud, bad faith, oppressive or unconscionable conduct warranted a court of equity to refuse affirmative relief to the mortgagee. A court may relieve the mortgagor from an entirely technical default where the default was not willful.

          A foreclosure action or sale in accordance with a power of sale is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, recent judicial decisions suggest that a non-collusive, regularly conducted foreclosure sale or sale in accordance with a power of sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the mortgagor was insolvent. Similarly, a suit against the debtor on the mortgage note may take several years.

          In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the

                                       65

sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount equal to the principal amount of the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure.

          Thereafter, the lender will assume the burdens of ownership, including obtaining casualty insurance, paying taxes and making repairs at its own expense as are necessary to render the property suitable for sale. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage insurance proceeds.

          A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it may either pay the entire amount due on the senior mortgages to the senior mortgagees prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages if the mortgagor is in default thereunder. In either event the amounts expended will be added to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, with respect to those mortgage loans which are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and some governmental liens. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale, real estate taxes and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceedings.

          If the master servicer were to foreclose on any junior lien it would do so subject to any related senior lien. In order for the debt related to the junior mortgage loan to be paid in full at the sale, a bidder at the foreclosure sale of the junior mortgage loan would have to bid an amount sufficient to pay off all sums due under the junior mortgage loan and the senior lien or purchase the mortgaged property subject to the senior lien. If proceeds from a foreclosure or similar sale of the mortgaged property are insufficient to satisfy all senior liens and the junior mortgage loan in the aggregate, the trust fund as the holder of the junior lien and, accordingly, holders of one or more classes of related securities bear (1) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (2) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in a jurisdiction. In addition, liquidation expenses with respect to defaulted junior mortgage loans do not vary directly with the outstanding principal balance of the loans at the time of default.
Therefore, assuming that the master servicer took the same steps in realizing upon a defaulted junior mortgage loan having a small remaining principal balance as it would in the case of a defaulted junior mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small junior mortgage loan than would be the case with the defaulted junior mortgage loan having a large remaining principal balance.

          In foreclosure, courts have imposed general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In a few cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to foreclose if the default under the mortgage instrument is not monetary, for example, the borrower's failure to adequately maintain the property or the borrower's execution of a second mortgage or deed of trust affecting the property. Finally, a few courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimums.
For the most part, these cases have upheld the notice provisions as

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being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protection to the borrower.

Foreclosure on Mortgaged Properties Located in the Commonwealth of Puerto Rico

          Under the laws of the Commonwealth of Puerto Rico the foreclosure of a real estate mortgage usually follows an ordinary civil action filed in the
Superior Court for the district where the mortgaged property is located. If the defendant does not contest the action filed, a default judgment is rendered for the plaintiff and the mortgaged property is sold at public auction, after publication of the sale for two weeks, by posting written notice in three public places in the municipality where the auction will be held, in the tax collection office and in the public school of the municipality where the mortgagor resides, if known. If the residence of the mortgagor is not known, publication in one of the newspapers of general circulation in the Commonwealth of Puerto Rico must be made at least once a week for two weeks. There may be as many as three public sales of the mortgaged property. If the defendant contests the foreclosure, the case may be tried and judgment rendered based on the merits of the case.

          There are no redemption rights after the public sale of a foreclosed property under the laws of the Commonwealth of Puerto Rico. Commonwealth of
Puerto Rico law provides for a summary proceeding for the foreclosure of a mortgage, but it is very seldom used because of concerns regarding the validity of these actions. The process may be expedited if the mortgagee can obtain the consent of the defendant to the execution of a deed in lieu of foreclosure.

          Under Commonwealth of Puerto Rico law, in the case of the public sale upon foreclosure of a mortgaged property that (1) is subject to a mortgage loan that was obtained for a purpose other than the financing or refinancing of the acquisition, construction or improvement of the property and (2) is occupied by the mortgagor as his principal residence, the mortgagor of the property has a right to be paid the first $1,500 from the proceeds obtained on the public sale of the property. The mortgagor can claim this sum of money from the mortgagee at any time prior to the public sale or up to one year after the sale. This payment would reduce the amount of sales proceeds available to satisfy the mortgage loan and may increase the amount of the loss.

Foreclosure on Cooperative Shares

          The cooperative shares and proprietary lease or occupancy agreement owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement, and may be canceled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by the tenant-stockholder. Typically, rent and other obligations and charges arising under a proprietary lease or occupancy agreement that are owed to the cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the cooperative to terminate the lease or agreement in the event the tenant-stockholder fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement that, together with any lender protection provisions contained in the proprietary lease, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

          The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from a sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under the proprietary lease or occupancy agreement or that have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

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          Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

          Under the laws applicable in most states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares.
Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a commercially reasonable manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure.

          Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "--Anti-Deficiency Legislation and
Other Limitations on Lenders" below.

Repossession with Respect to Manufactured Housing Contracts

          Repossession of manufactured housing is governed by state law. A few states have enacted legislation that requires that the debtor be given an opportunity to cure its default (typically 30 days to bring the account current)
before repossession can commence. Unless as a manufactured home has not become so attached to real estate that it would be treated as a part of the real estate under the law of the state where it is located, repossession of the manufactured home in the event of a default by the obligor will generally be governed by the
UCC. Article 9 of the UCC provides the statutory framework for the repossession of manufactured housing. While the UCC as adopted by the various states may vary, the general repossession procedure established by the UCC is as follows:

          o    Except in those states where the debtor must receive notice of the right to cure a default, repossession can commence
               immediately upon default without prior notice. Repossession may be effected either through self-help pursuant to a peaceable retaking without court order, voluntary repossession or through judicial process by means of repossession under a court-issued writ of replevin. The self-help or voluntary repossession methods are more commonly employed, and are accomplished simply by retaking possession of the manufactured home. In cases in which the debtor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court, and the manufactured home must then be repossessed in accordance with that order. Whether the method employed is self-help, voluntary repossession or judicial repossession, the repossession can be accomplished either by an actual physical removal of the
               manufactured home to a secure location for refurbishment and resale or by removing the occupants and their belongings from the manufactured home and maintaining possession of the manufactured home on the location where the occupants were residing. Various factors may affect whether the manufactured home is physically removed or left on location, such as the nature and term of the lease of the site on which it is located and the condition of the unit. In many cases, leaving the manufactured home on location is preferable if the home is already set up because the expenses of retaking and redelivery will be saved. However, in those cases where the home is left on location, expenses for site rentals will usually be incurred.

          o    Once repossession has been achieved, preparation for the
               subsequent disposition of the manufactured home can commence. The disposition may be by public or private sale provided the method, manner, time, place and terms of the sale are commercially reasonable.

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          o    Sale proceeds are to be applied first to repossession expenses like those expenses incurred in retaking, storage, preparing for sale including refurbishing costs and selling, and then to satisfaction of the indebtedness. While all states impose
               prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the
               indebtedness, the remainder may be sought from the debtor in the form of a deficiency judgment subject to the provisions of the
               UCC unless there is a complete prohibition on deficiency
               judgments. The deficiency judgment is a personal judgment against the debtor for the shortfall. Occasionally, after resale of a manufactured home and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the secured party to remit the surplus to the debtor or to the holder of any junior lien. Because the defaulting owner of a
               manufactured home generally has very little capital or income available following repossession, a deficiency judgment may not be sought in many cases or, if obtained, will be settled at a significant discount in light of the defaulting owner's strained financial condition.

Rights of Redemption with Respect to Mortgage Loans

          In several states, after sale in accordance with a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a nonstatutory right that must be exercised prior to the foreclosure sale. In several states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser acquired at a public sale. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership and maintenance of the property until the redemption period has expired. In several states, there is no right to redeem property after a trustee's sale under a deed of trust.

Notice of Sale; Redemption Rights with Respect to Manufactured Housing Contracts

          While state laws do not usually require notice to be given to debtors prior to repossession, many states do require delivery of a notice of default and of the debtor's right to cure defaults before repossession of a manufactured home. The law in most states also requires that the debtor be given notice of sale prior to the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements of the UCC.

Anti-Deficiency Legislation and Other Limitations on Lenders

          Several states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage.
In several states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.
Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

          In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, under federal bankruptcy law, the filing of a petition acts as a stay against any effort to collect any debt or to enforce any remedy. Moreover, a bankruptcy court may permit a debtor to cure a monetary default with respect to a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the

                                       69

original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court
(provided no sale of the property had yet occurred) prior to the filing of the debtor's bankruptcy petition. Bankruptcy courts have approved plans, based on the particular facts of the bankruptcy case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

          Bankruptcy courts jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified in bankruptcy.
These modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. The secured creditor is generally entitled to the value of its security plus post-petition interest, attorneys' fees and costs to the extent the value of the security exceeds the debt.

          Tax liens arising under the Internal Revenue Code, may have priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of single family mortgage loans by numerous federal and state consumer protection laws. These laws include the Federal
Truth-in-Lending Act, Regulation Z, Real Estate Settlement Procedures Act,
Regulation X, Equal Credit Opportunity Act, Regulation B, Fair Credit Billing
Act, Fair Housing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. This liability may affect assignees of the mortgage loans. In particular, the originators' failure to comply with requirements of the Federal Truth-in-Lending
Act, as implemented by Regulation Z, could subject both originators and assignees of the obligations to monetary penalties and could result in obligors'
rescinding loans against either originators or assignees.

          In addition, the mortgage loans included in a trust fund may also be subject to the Home Ownership and Equity Protection Act of 1994 ("HOEPA"), if
the mortgage loans were originated on or after October 1, 1995, are not mortgage loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of prescribed levels. HOEPA adds additional provisions to Regulation Z and requires additional disclosures, specifies the timing of the disclosures and limits or prohibits inclusion of specific provisions in mortgages subject to HOEPA. Remedies available to the mortgagor include monetary penalties, as well as rescission rights if certain disclosures were not given as required or if the particular mortgage includes provisions prohibited by law. HOEPA also provides that any purchaser or assignee of a mortgage covered by HOEPA is subject to all of the claims and defenses to loan payment, whether under the Federal Truth-in-Lending Act, as amended by HOEPA or other law, which the borrower could assert against the original lender unless the purchaser or assignee did not know and could not with reasonable diligence have determined that the mortgage loan was subject to the provisions of HOEPA.
The maximum damages that may be recovered under the HOEPA from an assignee is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan.

          In addition to HOEPA, a number of legislative proposals have been introduced at the federal, state and local government levels that are designed to discourage predatory lending practices. Some state, counties and local governments have enacted, and other states or local governments may enact, laws that impose requirements and restrictions greater than those in HOEPA. These laws prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans. Purchasers or assignees of a mortgage loan, including the related trust, could be exposed to all claims and defenses that the mortgagor could assert against the originator of the mortgage loan for a violation of state, county or local law. Claims and defenses available to the borrower could include monetary penalties, rescission and defenses to a foreclosure action or an action to collect.

For Cooperative Loans

          Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Several courts have interpreted former Section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral, which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement, was conducted in a commercially reasonable manner. Under Revised Article 9 of the UCC, the repercussions for failure to conduct a

                                       70

commercially reasonable foreclosure sale in a consumer transaction are left to the courts or non-UCC law. See also "--Repossession with Respect to Manufactured
Housing Contracts."

Junior Mortgages

          The mortgage loans may be secured by junior mortgages or deeds of trust, which are junior to senior mortgages or deeds of trust which are not part of the trust fund. The rights of the securityholders as the holders of a junior deed of trust or a junior mortgage are subordinate in lien priority and in payment priority to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale in accordance with the deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See "--Foreclosure on Mortgages."

          Furthermore, the terms of the junior mortgage or deed of trust are subordinate to the terms of the senior mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a senior mortgagee expends sums, these sums will generally have priority over all sums due under the junior mortgage.

Home Equity Line of Credit Loans

          The form of credit line trust deed or mortgage generally used by most institutional lenders which make home equity line of credit loans typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of the intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage liens securing mortgage loans of the type which includes home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after a tax lien or judgment lien imposed on the property.

Consumer Protection Laws with Respect to Manufactured Housing Contracts and Home
Improvement Contracts

          Numerous federal and state consumer protection laws impose substantial requirements upon creditors involved in consumer finance. These laws include the
Federal Truth-in-Lending Act, Regulation Z, the Equal Credit Opportunity Act,
Regulation B, the Fair Credit Reporting Act, the Real Estate Settlement
Procedures Act, Regulation X, the Fair Housing Act and related statutes. These laws can impose specific statutory liabilities upon creditors who fail to comply with their provisions. This liability may affect an assignee's ability to enforce a contract. In particular, the originators' failure to comply with requirements of the Federal Truth-in-Lending Act, as implemented by Regulation
Z, could subject both originators and assignees of the obligations to monetary penalties and could result in obligors' rescinding the contracts against either the originators or assignees. Further, if the manufactured housing contracts or home improvement contracts are deemed High Cost Loans within the meaning of
HOEPA, they would be subject to the same provisions of HOEPA as mortgage loans as described in "--Anti-Deficiency Legislation and Other Limitations on Lenders"
above.

          Manufactured housing contracts and home improvement contracts often contain provisions obligating the obligor to pay late charges if payments are not timely made. Federal and state law may specifically limit the amount

                                       71

of late charges that may be collected. Unless the prospectus supplement indicates otherwise, under the related servicing agreement, late charges will be retained by the master servicer as additional servicing compensation, and any inability to collect these amounts will not affect payments to securityholders.

          Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

          In several cases, consumers have asserted that the remedies provided to secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United
States. For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

          The so-called "Holder-in-Due-Course Rule" of the Federal Trade
Commission, referred to herein as the "FTC Rule," has the effect of subjecting a seller, and related creditors and their assignees, in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods.
Liability under the FTC Rule is limited to the amounts paid by a debtor on the contract, and the holder of the contract may also be unable to collect amounts still due thereunder.

          Most of the manufactured housing contracts and home improvement contracts in a trust fund will be subject to the requirements of the FTC Rule.
Accordingly, the trustee, as holder of the manufactured housing contracts or home improvement contracts, will be subject to any claims or defenses that the purchaser of the related home or manufactured home may assert against the seller of the home or manufactured home, subject to a maximum liability equal to the amounts paid by the obligor on the manufactured housing contract or home improvement contract. If an obligor is successful in asserting this type of claim or defense, and if the mortgage loan seller had or should have had knowledge of that claim or defense, the master servicer will have the right to require the mortgage loan seller to repurchase the manufactured housing contract or home improvement contract because of a breach of its mortgage loan seller's representation and warranty that no claims or defenses exist that would affect the obligor's obligation to make the required payments under the manufactured housing contract or home improvement contract.

Enforceability of Provisions

          The mortgage loans in a trust fund will in most cases contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers, or conveys the property without the prior consent of the lender. The enforceability of these clauses has been impaired in various ways in several states by statute or decisional law. The ability of lenders and their assignees and transferees to enforce due-on-sale clauses was addressed by the Garn-St. Germain Depository Institutions Act of
1982. This legislation, subject to exceptions, preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses.
The Garn-St. Germain Act does encourage lenders to permit assumptions of loans at the original rate of interest or at another rate less than the average of the original rate and the market rate.

          The Garn-St. Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St. Germain Act, including federal savings associations and federal savings banks, may not exercise a due-on-sale clause, even though a transfer of the property may have occurred. These include intra-family transfers, some transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St. Germain Act also prohibit the imposition of a prepayment charge upon the acceleration of a loan in accordance with a due-on-sale clause.

          The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the mortgage loans related to a series and the number of mortgage loans that may be outstanding until maturity.

                                       72

Transfer of Manufactured Homes under Manufactured Housing Contracts

          Generally, manufactured housing contracts contain provisions prohibiting the sale or transfer of the related manufactured homes without the consent of the obligee on the contract and permitting the acceleration of the maturity of the contracts by the obligee on the contract upon any sale or transfer that is not consented to. The master servicer will, to the extent it has knowledge of the conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the related manufactured housing contract through enforcement of due-on-sale clauses, subject to applicable state law. The transfer may be made by a delinquent obligor in order to avoid a repossession proceeding with respect to a manufactured home.

          In the case of a transfer of a manufactured home as to which the master servicer desires to accelerate the maturity of the related manufactured housing contract, the master servicer's ability to do so will depend on the enforceability under state law of the due-on-sale clause. The Garn-St. Germain
Act preempts, subject to exceptions and conditions, state laws prohibiting enforcement of due-on-sale clauses applicable to the manufactured homes.
Consequently, the master servicer may be prohibited from enforcing a due-on-sale clause in respect of those manufactured homes.

Prepayment Charges and Prepayments

          Applicable regulations prohibit the imposition of a prepayment charge or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage to a refinancing lender.

          Some state laws restrict the imposition of prepayment charges and late fees even when the loans expressly provide for the collection of those charges.
Although the Alternative Mortgage Transaction Parity Act 1982, or the Parity
Act, permits the collection of prepayment charges in connection with some types of eligible loans preempting any contrary state law prohibitions, some states may not recognize the preemptive authority of the Parity Act or have formerly opted out of the Parity Act. As a result, it is possible that prepayment charges may not be collected even on loans that provide for the payment of these charges unless otherwise specified in the accompanying prospectus supplement. The master servicer or another entity identified in the accompanying prospectus supplement will be entitled to all prepayment charges and late payment charges received on the loans and these amounts will not be available for payment on the certificates. The Office of Thrift Supervision, or OTS, the agency that administers the Parity Act for unregulated housing creditors, withdrew its favorable Parity Act regulations and Chief Counsel Opinions that previously authorized lenders to charge prepayment charges and late fees in certain circumstances notwithstanding contrary state law, effective with respect to loans originated on or after July 1, 2003. However, the OTS's ruling does not retroactively affect loans originated before July 1, 2003.

Leases and Rents

          Mortgages that encumber income-producing property often contain an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, and, unless rents are to be paid directly to the lender, retains a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. In the event of borrower default, the amount of rent the lender is able to collect from the tenants can significantly affect the value of the lender's security interest.

Subordinate Financing

          When the mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor, as junior loans often do, and the senior loan does not, a

                                       73

mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the mortgagor is additionally burdened.
Third, if the mortgagor defaults on the senior loan or any junior loan, or both, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceeds by the senior lender.

Applicability of Usury Laws

          Title V of the Depository Institutions Deregulation and Monetary
Control Act of 1980 provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting before April
1, 1983 a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Several states have taken action to reimpose interest rate limits or to limit discount points or other charges.

          In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loans originated after the date of that state action will be eligible for inclusion in a trust fund if the mortgage loans bear interest or provide for discount points or charges in excess of permitted levels. No mortgage loan originated prior to January 1, 1980 will bear interest or provide for discount points or charges in excess of permitted levels.

          Title V also provides that state usury limitations do not apply to any loan that is secured by a first lien on specific kinds of manufactured housing if certain conditions are met, including the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit. Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law.
Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no manufactured housing contract which imposes finance charges or provides for discount points or charges in excess of permitted levels has been included in the trust fund.

Alternative Mortgage Instruments

          ARM Loans and home equity revolving credit loans originated by non-federally chartered lenders have historically been subject to a variety of restrictions. These restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender complied with applicable law. These difficulties were simplified substantially as a result of the enactment of Title
VIII of the Garn-St. Germain Act. Title VIII provides that, notwithstanding any state law to the contrary,

          o    state-chartered banks may originate alternative mortgage
               instruments, including ARM Loans, in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks,

          o    state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the
               National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions, and

                                       74

          o    all other non-federally chartered housing creditors, including, without limitation, state-chartered savings and loan
               associations, savings banks and mutual savings banks and mortgage banking companies may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal
               Home Loan Bank Board, predecessor to the Office of Thrift
               Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations.

          Title VIII further provides that any state may reject applicability of the provisions of Title VIII by adopting prior to October 15, 1985 a law or constitutional provision expressly rejecting the applicability of these provisions. Several states have taken this type of action.

          All of the ARM Loans and home equity revolving credit loans in a trust fund that were originated by a state-chartered lender after the enactment of a state law or constitutional provision rejecting the applicability of Title VIII will have complied with applicable state law. All of the ARM Loans and home equity revolving credit loans in a trust fund that were originated by federally chartered lenders or that were originated by state-chartered lenders prior to enactment of a state law or constitutional provision rejecting the applicability of Title VIII will have been originated in compliance with all applicable federal regulations.

Servicemembers Civil Relief Act

          Under the terms of the Servicemembers Civil Relief Act, a borrower who enters military service after the origination of that borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, in excess of 6% per annum during the period of that borrower's active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% per annum, unless a court or administrative agency of the United States or of any State orders otherwise upon application of the lender. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast
Guard, and officers of the U.S. Public Health Service or the National Oceanic
and Atmospheric Administration assigned to duty with the military. Because the
Relief Act applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the master servicer to collect full amounts of interest on the applicable mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of securities, and would not be covered by advances or, unless specified in the related prospectus supplement, any form of credit support provided in connection with the securities. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer to foreclose on or an enforce rights with respect to an affected mortgage asset, during the borrower's period of active duty status, and, sometimes, during an additional three month period thereafter. Thus, if the Relief Act applies to any mortgage asset that goes into default, there may be delays in payment and losses incurred by the related securityholders.

Environmental Legislation

          Under the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended, and under several state laws, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict as well as joint and several liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility. What constitutes sufficient participation in the management of a property securing a loan or the business of a borrower to render the exemption unavailable to a lender has been a matter of interpretation by the courts. CERCLA has been interpreted to impose liability on a secured party even absent foreclosure where the party participated in the financial management of the borrower's business to a degree indicating a capacity to influence waste disposal decisions. However, court interpretations of the secured creditor exemption have been inconsistent.

                                       75

In addition, when lenders foreclose and become owners of collateral property, courts are inconsistent as to whether that ownership renders the secured creditor exemption unavailable. Other federal and state laws may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. Environmental cleanup costs may be substantial. It is possible that the cleanup costs could become a liability of a trust fund and reduce the amounts otherwise distributable to the holders of the related series of securities. Moreover, there are federal statutes and state statutes that impose an environmental lien for any cleanup costs incurred by the state on the property that is the subject of the cleanup costs. All subsequent liens on a property generally are subordinated to an environmental lien and in some states even prior recorded liens are subordinated to environmental liens.
In the latter states, the security interest of the trust fund in a related parcel of real property that is subject to an environmental lien could be adversely affected.

          Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, the master servicer has not made and will not make these kinds of evaluations prior to the origination of the mortgage loans. Neither the master servicer nor any replacement servicer will be required by any servicing agreement to undertake any environmental evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The master servicer will not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. The master servicer will not be obligated to foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on a property. A failure so to foreclose may reduce the amounts otherwise available to securityholders of the related series.

Forfeitures in Drug and RICO Proceedings

          Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and
Corrupt Organizations statute can be seized by the government if the property was used in or purchased with the proceeds of these crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

          A lender may avoid forfeiture of its interest in the property if it establishes that: (1) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (2) the lender was at the time of execution of the mortgage "reasonably without cause to believe" that the property was used in or purchased with the proceeds of illegal drug or RICO activities.

Negative Amortization Loans

          A case decided by the United States Court of Appeals for the First
Circuit held that state restrictions on the compounding of interest are not preempted by the provisions of the Depository Institutions Deregulation and
Monetary Control Act of 1980 and as a result, a mortgage loan that provided for negative amortization violated New Hampshire's requirement that first mortgage loans provide for computation of interest on a simple interest basis. The holding was limited to the effect of DIDMC on state laws regarding the compounding of interest and the court did not address the applicability of the
Alternative Mortgage Transaction Parity Act of 1982, which authorizes a lender to make residential mortgage loans that provide for negative amortization. The
First Circuit's decision is binding authority only on Federal District Courts in
Maine, New Hampshire, Massachusetts, Rhode Island and Puerto Rico.

Installment Contracts

          The trust fund may also consist of installment sales contracts. Under an installment sales contract the seller, referred to in this section as the
"lender," retains legal title to the property and enters into an agreement with the purchaser, referred to in this section as the "borrower," for the payment of the purchase price, plus interest, over

                                       76

the term of such contract. Only after full performance by the borrower of the installment contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

          The method of enforcing the rights of the lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing or able pursuant to state statute to enforce the contract strictly according to its terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated and the buyer's equitable interest in the property is forfeited. The lender in such a situation is not required to foreclose in order to obtain title to the property, although in some cases a quiet title action is pursued if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under such statutes a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the defaulted amount and the borrower may have a post-foreclosure statutory redemption right.
In other states courts may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally the lender's procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

                    Material Federal Income Tax Consequences

General

          The following is a general discussion of the material federal income tax consequences of the purchase, ownership and disposition of the securities offered under this prospectus and the prospectus supplement. This discussion is for securityholders that hold the securities as capital assets within the meaning of Section 1221 of the Code and does not purport to discuss all federal income tax consequences that may be applicable to particular individual circumstances, including those of banks, insurance companies, foreign investors, tax-exempt organizations, dealers in securities or currencies, mutual funds, real estate investment trusts, S corporations, estates and trusts, securityholders that hold the securities as part of a hedge, straddle, integrated or conversion transaction, or securityholders whose functional currency is not the United States dollar.

          The authorities on which this discussion and the opinion referred to below are based are subject to change or differing interpretations which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions. Taxpayers and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (1) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (2) is directly relevant to the determination of an entry on a tax return. Accordingly, it is suggested that taxpayers consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the securities. See "State and Other Tax Consequences."

                                       77

          The following discussion addresses securities of five general types:

          o    REMIC Certificates representing interests in a trust fund, or a portion thereof, that the trustee will elect to have treated as a
               REMIC under the REMIC Provisions of the Code,

          o    Notes representing indebtedness of an owner trust for federal income tax purposes,

          o    Grantor Trust Certificates representing interests in a Grantor
               Trust Fund as to which no REMIC or FASIT election will be made,

          o    Partnership Certificates representing interests in a Partnership
               Trust Fund which is treated as a partnership for federal income tax purposes, and

          o    FASIT Securities representing interests in a trust fund, or a portion thereof, that the trustee will elect to have treated as a
               FASIT under the FASIT Provisions of the Code.

          The prospectus supplement for each series of certificates will indicate whether one or more REMIC or FASIT elections will be made for the related trust fund and will identify all regular interests and residual interests in the REMIC or REMICs or the "regular interests," "high yield regular interests" or "ownership interests" in the FASIT, as the case may be. For purposes of this tax discussion, references to a securityholder or a holder are to the beneficial owner of a security.

          The following discussion is based in part upon the OID Regulations and in part upon the REMIC Regulations. The OID Regulations do not adequately address issues relevant to the offered securities. As described at "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount," in some instances the OID Regulations provide that they are not applicable to securities like the offered securities.

REMICs

          CLASSIFICATION OF REMICs. On or prior to the date of the related prospectus supplement with respect to the issuance of each series of REMIC
Certificates, one of Orrick, Herrington & Sutcliffe LLP or Heller Ehrman White &
McAuliffe LLP, counsel to the depositor, will provide its opinion that, assuming compliance with all provisions of the related pooling and servicing agreement, for federal income tax purposes, the related trust fund or each applicable portion of the related trust fund will qualify as a REMIC and the offered REMIC
Certificates will be considered to evidence ownership of REMIC regular interests or REMIC residual interests in that REMIC within the meaning of the REMIC
Provisions.

          If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity will not be treated as a
REMIC for that year or for later years. In that event, the entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described under
"--Taxation of Owners of REMIC Regular Certificates" and "--Taxation of Owners
of REMIC Residual Certificates." The IRS may grant relief from inadvertent terminations under certain circumstances. In addition, the Treasury Department is authorized to issue regulations providing relief in the event of an inadvertent termination of REMIC status, although these regulations have not been issued. If these regulations are issued, relief in the event of an inadvertent termination may be accompanied by sanctions, which may include the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for status as a REMIC are not satisfied. The pooling and servicing agreement with respect to each REMIC will include provisions designed to maintain the trust fund's status as a REMIC under the
REMIC Provisions. It is not anticipated that the status of any trust fund as a
REMIC will be inadvertently terminated.

          CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES. Except as
provided in the following sentence, the REMIC Certificates will be real estate assets within the meaning of Section 856(c)(5)(B) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion as the assets of the REMIC underlying the certificates. If 95% or more of the assets of the REMIC qualify for either of the treatments

                                       78

described in the previous sentence at all times during a calendar year, the
REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest, including original issue discount, on the
REMIC Regular Certificates and income allocated to the class of REMIC Residual
Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that the certificates are treated as real estate assets within the meaning of Section 856(c)(5)(B) of the Code. In addition, the REMIC Regular
Certificates will be qualified mortgages within the meaning of Section
860G(a)(3) of the Code if transferred to another REMIC on its startup day in exchange for regular or residual interests of that REMIC. The determination as to the percentage of the REMIC's assets that constitute assets described in these sections of the Code will be made for each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during the calendar quarter. The Trustee will report those determinations to certificateholders in the manner and at the times required by Treasury regulations.

          The assets of the REMIC will include mortgage loans, payments on mortgage loans held prior to the distribution of these payments to the REMIC
Certificateholders and any property acquired by foreclosure held prior to the sale of such property, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of all of the Code sections discussed in the immediately preceding paragraph. The related prospectus supplement will describe the mortgage loans that may not be treated entirely as assets described in the sections of the Code discussed in the immediately preceding paragraph. The REMIC Regulations do provide, however, that cash received from payments on mortgage loans held pending distribution is considered part of the mortgage loans for purposes of Section 856(c)(5)(B) of the Code. Furthermore, foreclosure property will qualify as real estate assets under Section 856(c)(5)(B) of the Code.

          TIERED REMIC STRUCTURES. For a series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes, creating a tiered REMIC structure. As to each series of REMIC Certificates that is a tiered REMIC structure, in the opinion of counsel to the depositor, assuming compliance with all provisions of the related pooling and servicing agreement, each of the
REMICs in that series will qualify as a REMIC and the REMIC Certificates issued by these REMICs will be considered to evidence ownership of REMIC regular interests or REMIC residual interests in the related REMIC within the meaning of the REMIC Provisions.

          Solely for purposes of determining whether the REMIC Certificates will be real estate assets within the meaning of Section 856(c)(5)(B) of the Code, and loans secured by an interest in real property under Section 7701(a)(19)(C)
of the Code, and whether the income on the certificates is interest described in
Section 856(c)(3)(B) of the Code, all of the REMICs in that series will be treated as one REMIC.

Taxation of Owners of REMIC Regular Certificates

          GENERAL. Except as described in "--Taxation of Owners of REMIC
Residual Certificates--Possible Pass-Through of Miscellaneous Itemized
Deductions," REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that ordinarily report income under a cash method of accounting will be required to report income for REMIC Regular Certificates under an accrual method.

          ORIGINAL ISSUE DISCOUNT. A REMIC Regular Certificate may be issued with original issue discount within the meaning of Section 1273(a) of the Code.
Any holder of a REMIC Regular Certificate issued with original issue discount in excess of a de minimis amount will be required to include original issue discount in income as it accrues in advance of the receipt of the cash attributable to that income, in accordance with a constant yield method under
Section 1272(a)(6) of the Code. Regulations have not been issued under that section.

          The Code requires that a reasonable Prepayment Assumption be used for mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of that discount to reflect differences between the actual prepayment rate and the Prepayment
Assumption. The Prepayment Assumption is to be determined in a manner prescribed in Treasury regulations; as noted in the preceding paragraph, those regulations have not been issued. The

                                       79

Congressional committee reports accompanying the enactment of Section 1272(a)(6)
of the Code indicate that the regulations will provide that the Prepayment
Assumption used for a REMIC Regular Certificate must be the same as that used in pricing the initial offering of the REMIC Regular Certificate. The Prepayment
Assumption used in reporting original issue discount for each series of REMIC
Regular Certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, none of the depositor, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

          The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular
Certificates of that class is sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a class of REMIC Regular
Certificates is sold for cash on or prior to the closing date, the issue price for that class that will be used in making reports to investors and the IRS will be the fair market value of that class on the closing date. Under the OID
Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on the certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually during the entire term of the instrument at a single fixed rate, a qualified floating rate, an objective rate, or a combination of a single fixed rate and one or more qualified floating rates or one qualified inverse floating rate.

          In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of the REMIC Regular Certificates. If the original issue discount rules apply to the certificates in a particular series, the related prospectus supplement will describe the manner in which these rules will be applied with respect to the certificates in that series that bear an adjustable interest rate in preparing information returns to the certificateholders and the IRS.

          The first interest payment on a REMIC Regular Certificate may be made more than one month after the date of issuance, which is a period longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is each monthly period that ends on the day prior to each distribution date, as a consequence of this long first accrual period some or all interest payments may be required to be included in the stated redemption price of the REMIC Regular Certificate and accounted for as original issue discount. Because interest on REMIC Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.

          If the accrued interest to be paid on the first distribution date is computed for a period that begins prior to the closing date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect the accrued interest. In these cases, information returns to the certificateholders and the
IRS will take the position that the portion of the purchase price paid for the interest accrued for periods prior to the closing date is part of the overall cost of the REMIC Regular Certificate, and not a separate asset the cost of which is recovered entirely out of interest received on the next distribution date, and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first distribution date should be included in the stated redemption price of the REMIC Regular Certificate. However, the OID
Regulations state that all or a portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID Regulations and whether this election could be made unilaterally by a certificateholder.

          Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC
Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of a REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the REMIC Regular Certificate, by multiplying (1) the number of complete years from the issue date until that payment is expected to be made, presumably taking into account the Prepayment Assumption, by (2) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Under the OID Regulations, original

                                       80

issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a teaser interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of the total amount of the de minimis original issue discount attributable to that certificate and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See
"--Market Discount" for a description of this election under the OID regulations.

          If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as described in the following paragraph.

          An accrual period is a period that ends on the day prior to a distribution date and begins on the first day following the immediately preceding accrual period, except that the first accrual period begins on the closing date. As to each accrual period, a calculation will be made of the portion of the original issue discount that accrued during the accrual period.
The portion of original issue discount that accrues in any accrual period will equal the excess of (1) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC
Regular Certificate in future periods and (b) the distributions made on the
REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (2) the adjusted issue price of the REMIC Regular
Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the
Prepayment Assumption, using a discount rate equal to the original yield to maturity of the certificate and taking into account events, including actual prepayments, that have occurred before the close of the accrual period. For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the aggregate amount of original issue discount that accrued with respect to the certificate in prior accrual periods, and reduced by the amount of any distributions made on the certificate in prior accrual periods of amounts included in the stated
redemption price. The original issue discount accruing during any accrual period will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

          If a REMIC Regular Certificate issued with original issue discount is purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, less than its remaining stated redemption price, the purchaser will also be required to include in gross income the daily portions of any original issue discount for the certificate. However, if the cost of the certificate is in excess of its adjusted issue price, each daily portion will be reduced in proportion to the ratio the excess bears to the aggregate original issue discount remaining to be accrued on the REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (1) the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that day and (2) the daily portions of original issue discount for all days during the accrual period prior to that day.

          MARKET DISCOUNT. A certificateholder that purchases a REMIC Regular
Certificate at a market discount will recognize gain upon receipt of each distribution representing stated redemption price. A REMIC Regular Certificate issued without original issue discount will have market discount if purchased for less than its remaining stated principal amount and a REMIC Regular
Certificate issued with original issue discount will have market discount if purchased for less than its adjusted issue price. Under Section 1276 of the
Code, a certificateholder that purchases a REMIC Regular Certificate at a market discount in excess of a de minimis amount will be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. In addition, the OID Regulations permit a

                                       81

certificateholder to elect to accrue all interest and discount in income as interest, and to amortize premium, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that the certificateholder acquires during the taxable year of the election or later taxable years, and possibly previously acquired instruments. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest would be irrevocable, except with the approval of the IRS. See "--Premium" below.

          However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above. See "--Original Issue Discount" above.

          Section 1276(b)(3) of the Code specifically authorizes the Treasury
Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, the rules described in the committee report apply. The Congressional committee reports accompanying the enactment of Section 1276(b)(3) of the Code indicate that in each accrual period market discount on REMIC Regular Certificates should accrue, at the certificateholder's option:

               (1) on the basis of a constant yield method,

               (2) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or

               (3) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period.

Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.
Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect these regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

          To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular
Certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of these methods, less any accrued market discount previously reported as ordinary income.

          Further, under Section 1277 of the Code a holder of a REMIC Regular
Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to

                                       82

purchase or carry a REMIC Regular Certificate purchased with market discount.
For these purposes, the de minimis rule applies. Any such deferred interest expense would not exceed the market discount that accrues during the taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If a holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by the holder in that taxable year or later taxable years, the interest deferral rule will not apply.

          PREMIUM. A REMIC Regular Certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of a REMIC Regular Certificate may elect under Section 171 of the Code to amortize the premium under a constant yield method over the life of the certificate. If made, the election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. The Congressional committee reports accompanying the enactment of Section 1276(b)(3) of the Code state that the same rules that apply to accrual of market discount, which rules will require use of a
Prepayment Assumption in accruing market discount with respect to REMIC Regular
Certificates without regard to whether the certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the
Code. The IRS indicated that it may require that a prepayment assumption of zero be used in accruing premium on REMIC regular interests. Prospective purchasers should consult their own tax advisors on this issue. See "--Market Discount"
above.

          REALIZED LOSSES. Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and noncorporate holders of the REMIC Regular
Certificates that acquire the certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the mortgage loans.
However, it appears that a noncorporate holder that does not acquire a REMIC
Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until the holder's certificate becomes wholly worthless, i.e., until its outstanding principal balance has been reduced to zero, and that the loss will be characterized as a short-term capital loss.

          Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to the certificate, without giving effect to any reduction in distributions attributable to defaults or delinquencies on the mortgage loans or the certificate underlying the REMIC
Certificates, as the case may be, until it can be established that the reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by that holder in the period.
Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of this loss or reduction in income.

Taxation of Owners of REMIC Residual Certificates

          GENERAL. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not subject to entity-level taxation, except with regard to prohibited transactions and some other transactions. Rather, the taxable income or net loss of a REMIC is generally taken into account by the holder of the
REMIC Residual Certificates. Accordingly, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans or as debt instruments issued by the REMIC. See "--Prohibited Transactions and Other Possible REMIC Taxes"
below.

          A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned the REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a 30 days per month/90

                                       83

days per quarter/360 days per year convention unless otherwise disclosed in the related prospectus supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--Taxable
Income of the REMIC" and will be taxable to the REMIC Residual
Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be portfolio income for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of passive losses.

          A holder of a REMIC Residual Certificate that purchased the certificate from a prior holder of that certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the REMIC for each day that it holds the
REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss. The Congressional committee reports accompanying enactment of the REMIC Provisions indicate that some modifications of the general rules may be necessary to reduce, or increase, the income of a REMIC
Residual Certificateholder that purchased the REMIC Residual Certificate from a prior holder of the certificate at a price greater than, or less than, the adjusted basis, the REMIC Residual Certificate would have had in the hands of an original holder of the certificate. The REMIC Regulations, however, do not provide for any such modifications.

          Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of such REMIC Residual Certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although the timing of such income is uncertain under current law and certain court cases suggest that, in the absence of other authority, any such payment would be includible in income immediately upon its receipt, the IRS has issued proposed regulations that, if adopted as final regulations, would require such payment to be included in income over time according to an amortization schedule that reasonably reflects the costs and benefits of holding the REMIC
Residual Certificate over its expected life. The proposed regulations also would provide two more specific methods that would be accepted as meeting the general test set forth above for determining the timing and amount of income inclusion.
One generally follows the method of inclusion used by the taxpayer for GAAP purposes, but not over a period shorter than the period over which the REMIC is expected to generate income. The other calls for ratable inclusion over the remaining anticipated weighted average life of the REMIC as of the time the
REMIC Residual Certificate is transferred to the taxpayer. Because of the uncertainty concerning the treatment of such payments, holders of REMIC Residual
Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.

          The amount of income REMIC Residual Certificateholders will be required to report, or the tax liability associated with the income, may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to excess inclusions, and noneconomic residual interests discussed at "--Noneconomic REMIC Residual
Certificates." The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by the REMIC Residual Certificateholders for the corresponding period may significantly adversely affect the REMIC Residual Certificateholders'
after-tax rate of return. This disparity between income and distributions may not be offset by corresponding losses or reductions of income attributable to the REMIC Residual Certificateholder until subsequent tax years and, then, may not be completely offset due to changes in the Code, tax rates or character of the income or loss.

          TAXABLE INCOME OF THE REMIC. The taxable income of the REMIC will equal the income from the mortgage loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to
REMIC Regular Certificates, less the deductions allowed to the REMIC for interest, including original issue discount and reduced by any premium on issuance, on the REMIC Regular Certificates, whether or not offered by the prospectus, amortization of any premium on the mortgage loans, bad debt losses with respect to the mortgage loans and, except as described below, for servicing, administrative and other expenses.

                                       84

          For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates, or if a class of REMIC Certificates is not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any offered REMIC Certificates will be determined in the manner described above under "--Taxation of Owners of
REMIC Regular Certificates--Original Issue Discount." The issue price of a REMIC
Certificate received in exchange for an interest in the mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the Trustee may be required to estimate the fair market value of the interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

          Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular
Certificates. However, a REMIC that acquires loans at a market discount must include the market discount in income currently, as it accrues, on a constant yield basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

          A mortgage loan will be deemed to have been acquired with either discount or premium to the extent that the REMIC's basis in the mortgage loan is either less than or greater than its stated redemption price. Any discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to the income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular
Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which the election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption. This election would not apply to any mortgage loan originated on or before September 27, 1985, premium on which should be allocated among the principal payments on that mortgage loan and be deductible by the REMIC as those payments become due or upon the prepayment of the mortgage loan.

          A REMIC will be allowed deductions for interest, including original issue discount, on the REMIC Regular Certificates, whether or not offered by this prospectus, equal to the deductions that would be allowed if these REMIC
Regular Certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under
"--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount,"
except that the de minimis rule and the adjustments for subsequent holders of these REMIC Regular Certificates will not apply.

          Issue premium is the excess of the issue price of a REMIC Regular
Certificate over its stated redemption price. If a class of REMIC Regular
Certificates is issued with issue premium, the net amount of interest deductions that are allowed the REMIC in each taxable year for the REMIC Regular
Certificates of that class will be reduced by an amount equal to the portion of the issue premium that is considered to be amortized or repaid in that year.
Although the matter is not entirely clear, it is likely that issue premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount."

          Subject to the exceptions described in the following sentences, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See
"--Prohibited Transactions and Other Possible REMIC Taxes" below.

          Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code, allowing these deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income, will not be applied at the REMIC level and the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. These expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of Section
67 of the Code.

                                       85

If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter. See "--Possible Pass-Through of Miscellaneous Itemized Deductions"
below.

          BASIS RULES, NET LOSSES AND DISTRIBUTIONS. The adjusted basis of a
REMIC Residual Certificate will be equal to the amount paid for the REMIC
Residual Certificate, increased by amounts included in the income of the REMIC
Residual Certificateholder and decreased, but not below zero, by distributions made, and by net losses allocated, to the REMIC Residual Certificateholder.

          A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent the net loss exceeds the
REMIC Residual Certificateholder's adjusted basis in its REMIC Residual
Certificate as of the close of the calendar quarter, determined without regard to the net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC
Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which
REMIC Residual Certificateholders should consult their tax advisors.

          Any distribution on a REMIC Residual Certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds this adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate. Holders of REMIC
Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in the REMIC Residual
Certificates will not be sufficiently large that the distributions will be treated as nontaxable returns of capital. Their bases in the REMIC Residual
Certificates will initially equal the amount paid for the REMIC Residual
Certificates and will be increased by the REMIC Residual Certificateholders'
allocable shares of taxable income of the REMIC. However, these bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent the REMIC Residual
Certificateholders' initial bases are less than the distributions to the REMIC
Residual Certificateholders, and increases in initial bases either occur after the distributions or, together with their initial bases, are less than the amount of the distributions, gain will be recognized by the REMIC Residual
Certificateholders on these distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

          The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the
REMIC or upon the sale of its REMIC Residual Certificate. See "--Sales of REMIC
Certificates" below.

          For a discussion of possible modifications of these rules that may require adjustments to the income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of the REMIC Residual Certificate to the REMIC Residual Certificateholder
and the adjusted basis the REMIC Residual Certificate would have in the hands of an original holder. See "--General" above.

          EXCESS INCLUSIONS. Any excess inclusions with respect to a REMIC
Residual Certificate will be subject to federal income tax in all events.

          In general, the excess inclusions with respect to a REMIC Residual
Certificate for any calendar quarter will be the excess, if any, of

               (1) the daily portions of REMIC taxable income allocable to the
          REMIC Residual Certificate over

               (2) the sum of the daily accruals for each day during the quarter that the REMIC Residual Certificate was held by the REMIC Residual
          Certificateholder.

          The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the adjusted issue price of the REMIC Residual
Certificate at the beginning of the calendar quarter and 120% of the long-term
Federal rate in effect on the closing

                                       86

date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased, but not below zero, by any distributions made with respect to the REMIC Residual Certificate before the beginning of that quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public, excluding bond houses and brokers, at which a substantial amount of the REMIC Residual Certificates were sold. The long-term Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS. Although it has not done so, the Treasury has authority to issue regulations that would treat the entire amount of income accruing on a REMIC Residual Certificate as an excess inclusion if the REMIC Residual Certificates are considered not to have significant value.

          For REMIC Residual Certificateholders, an excess inclusion:

               (1) will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

               (2) will be treated as unrelated business taxable income to an otherwise tax-exempt organization and

               (3) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual
          Certificateholders that are foreign investors. See, however,
          "--Foreign Investors in REMIC Certificates," below.

          Furthermore, for purposes of the alternative minimum tax, excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and alternative minimum taxable income may not be less than the taxpayer's excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

          In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC
Residual Certificates, as reduced, but not below zero, by the real estate investment trust taxable income, will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by the shareholder.
"Real estate investment trust taxable income" is defined by Section 857(b)(2) of the Code, and as used in the prior sentence does not include any net capital gain. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and cooperatives; the REMIC
Regulations currently do not address this subject.

          NONECONOMIC REMIC RESIDUAL CERTIFICATES. Under the REMIC Regulations,
transfers of noneconomic REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If the transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the noneconomic REMIC Residual
Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is
"noneconomic" unless, at the time of transfer, based on the Prepayment
Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC's organizational documents, the present value of the expected future distributions on the REMIC Residual Certificate, discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, equals at least the product of the present value of the anticipated excess inclusions and the highest marginal corporate tax rate, and the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of
REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of a transfer of
REMIC Residual Certificates being disregarded. These restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee, for which the transferor is also

                                       87

required to make a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. The Treasury Department recently finalized changes to the REMIC Regulations that add to the conditions necessary to assure that a transfer of a noneconomic residual interest is respected. The additional condition requires that either (i) the present value of the net tax detriment attributable to holding the residual interest not exceed the sum of the present value of any amount received by the transferee, plus the present value of any expected tax savings from losses on the residual interest, or (ii) the transferee be a domestic taxable corporation with large amounts of gross and net assets that agrees that all future transfers will be to taxable domestic corporations and, among other things, the facts and circumstances known to the transferor at the time of transfer would not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid. If the amount paid to the transferee is unreasonably low, the transferor is deemed to know that the transferee cannot or will not pay the tax. These changes are effective for transfers of residual interests occurring after February 4, 2000.
Prior to purchasing a REMIC Residual Certificate, a prospective purchaser should consider the possibility that a purported transfer of the REMIC Residual
Certificate by that prospective purchaser to another purchaser at a future date may be disregarded, which would result in the retention of tax liability by the prospective purchaser.

          The related prospectus supplement will disclose whether offered REMIC
Residual Certificates may be considered noneconomic residual interests under the
REMIC Regulations; provided, however, that any disclosure that a REMIC Residual
Certificate will not be considered noneconomic will be based upon assumptions, and the depositor will make no representation that a REMIC Residual Certificate will not be considered noneconomic for purposes of the rules described in the preceding paragraph. See "--Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of REMIC Residual Certificates to foreign persons.

          MARK-TO-MARKET RULES. In general, all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment, must be marked to market in accordance with the applicable
Code provision and the related regulations. However, IRS regulations provide that for purposes of this mark-to-market requirement a REMIC Residual
Certificate acquired after January 4, 1995 is not treated as a security and thus may not be marked to market. Prospective purchasers of a REMIC Residual
Certificate should consult their tax advisors regarding the possible application of the mark-to-market requirement to REMIC Residual Certificates.

          POSSIBLE PASS-THROUGH OF MISCELLANEOUS ITEMIZED DEDUCTIONS. Fees and
expenses of a REMIC generally will be allocated to the holders of the related
REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Except as stated in the related prospectus supplement, these fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

          With respect to REMIC Residual Certificates or REMIC Regular
Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding paragraph, if any holder thereof is an individual, estate or trust, or a pass-through entity beneficially owned by one or more individuals, estates or trusts,

          o    an amount equal to the individual's, estate's or trust's share of the fees and expenses will be added to the gross income of the holder, and

          o    the individual's, estate's or trust's share of the fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code.

          Section 67 of the Code permits these deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income.
In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial.
Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC Certificate that is an individual, estate or trust, or a pass-through entity beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for

                                       88

the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of the fees and other deductions will be included in the holder's gross income.
Accordingly, these REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Prospective investors should consult with their own tax advisors prior to making an investment in the certificates.

Matters Relevant to Holders of All REMIC Certificates

          SALES OF REMIC CERTIFICATES. If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC
Certificate. The adjusted basis of a REMIC Regular Certificate generally will be:

          o    equal to the cost of the REMIC Regular Certificate to the
               certificateholder,

          o    increased by income reported by such certificateholder with respect to the REMIC Regular Certificate, including original issue discount and market discount income, and

          o    reduced, but not below zero, by distributions on the REMIC
               Regular Certificate received by the certificateholder and by any amortized premium.

          The adjusted basis of a REMIC Residual Certificate will be determined as described under "--Basis Rules, Net Losses and Distributions." Except as
provided in the following four paragraphs, gain or loss from the sale of a REMIC
Certificate will be capital gain or loss, provided the REMIC Certificate is held as a capital asset within the meaning of Section 1221 of the Code.

          Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent the gain does not exceed the excess, if any, of (1) the amount that would have been includible in the seller's income with respect to the REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the applicable
Federal rate, determined as of the date of purchase of the REMIC Regular
Certificate, over (2) the amount of ordinary income actually includible in the seller's income prior to the sale. In addition, gain recognized on the sale of a
REMIC Regular Certificate by a seller who purchased the REMIC Regular
Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of the discount that accrued during the period the
REMIC Certificate was held by the holder, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium."

          REMIC Certificates will be evidences of indebtedness within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which this section applies will be ordinary income or loss.

          A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that the certificate is held as part of a conversion transaction within the meaning of Section 1258 of the Code. A conversion transaction includes a transaction in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

          Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

                                       89

          Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires the REMIC Residual
Certificate, or acquires any other residual interest in a REMIC or any similar interest in a taxable mortgage pool, as defined in Section 7701(i) of the Code, during the period beginning six months before, and ending six months after, the date of the sale, such sale will be subject to the wash sale rules of Section
1091 of the Code. In that event, any loss realized by the REMIC Residual
Certificateholder on the sale will not be deductible, but instead will be added to the REMIC Residual Certificateholder's adjusted basis in the newly-acquired asset.

          PROHIBITED TRANSACTIONS AND OTHER POSSIBLE REMIC TAXES. In the event a
REMIC engages in a prohibited transaction, the Code imposes a 100% tax on the income derived by the REMIC from the prohibited transaction. A prohibited transaction may occur upon the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that any
REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

          In addition, a contribution to a REMIC made after the day on which the
REMIC issues all of its interests could result in the imposition on the REMIC of a tax equal to 100% of the value of the contributed property. Each pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

          REMICs also are subject to federal income tax at the highest corporate rate on net income from foreclosure property, determined by reference to the rules applicable to real estate investment trusts. Net income from foreclosure property generally means the excess over related deductions of the sum of gain from the sale of foreclosure property that is inventory and the gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that any REMIC will recognize net income from foreclosure property subject to federal income tax.

          To the extent permitted by then applicable laws, any tax resulting from a prohibited transaction, tax resulting from a contribution made after the closing date, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related master servicer or trustee in either case out of its own funds, provided that the master servicer or the trustee has sufficient assets to do so, and provided that the tax arises out of a breach of the master servicer's or the trustee's obligations under the related pooling and servicing agreement and in respect of compliance with applicable laws and regulations. Any of these taxes not borne by the master servicer or the trustee will be charged against the related trust fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

          TAX AND RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES TO
CERTAIN ORGANIZATIONS. If a REMIC Residual Certificate is transferred to a disqualified organization, a tax would be imposed in an amount equal to the product of:

          o    the present value, discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, of the total anticipated excess inclusions with respect to the REMIC Residual Certificate for periods after the transfer and

          o    the highest marginal federal income tax rate applicable to corporations.

          The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of the transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. The tax would be imposed on the transferor of the REMIC Residual Certificate, except that where the transfer is through an agent for a disqualified organization, the tax would instead be imposed on the agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization

                                       90

and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Moreover, an entity will not qualify as a
REMIC unless there are reasonable arrangements designed to ensure that

          o    residual interests in the entity are not held by disqualified organizations and

          o    information necessary for the application of the tax described in this prospectus will be made available. Restrictions on the transfer of REMIC Residual Certificates and other provisions that are intended to meet this requirement will be included in the pooling and servicing agreement, and will be discussed more fully in any prospectus supplement relating to the offering of any
               REMIC Residual Certificate.

          In addition, if a pass-through entity includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in the entity, then a tax will be imposed on the entity equal to the product of (1) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by the disqualified organization and (2) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in the pass-through entity furnishes to the pass-through entity

          o    the holder's social security number and a statement under
               penalties of perjury that the social security number is that of the record holder or

          o    a statement under penalties of perjury that the record holder is not a disqualified organization. Notwithstanding the preceding two sentences, in the case of a REMIC Residual Certificate held by an electing large partnership, as defined in Section 775 of the Code, all interests in the partnership shall be treated as held by disqualified organizations, without regard to whether the record holders of the partnership furnish statements described in the preceding sentence, and the amount that is subject to tax under the second preceding sentence is excluded from the gross income of the partnership allocated to the partners, in lieu of allocating to the partners a deduction for the tax paid by the partnership.

          For these purposes, a disqualified organization means:

          o    the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing, not including, however, instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation,

          o    any organization, other than a cooperative described in Section
               521 of the Code, that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or

          o    any organization described in Section 1381(a)(2)(C) of the Code.

          For these purposes, a pass-through entity means any regulated investment company, real estate investment trust, trust, partnership or other entity described in Section 860E(e)(6)(B) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to the interest, be treated as a pass-through entity.

          TERMINATION. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC
Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on the REMIC Residual Certificate is less than the REMIC Residual
Certificateholder's adjusted basis in the Certificate, the REMIC Residual
Certificateholder should, but may not, be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

                                       91

          REPORTING AND OTHER ADMINISTRATIVE MATTERS. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners.
The Trustee or other party specified in the related prospectus supplement will file REMIC federal income tax returns on behalf of the related REMIC, and under the terms of the related Agreement, will either (1) be irrevocably appointed by the holders of the largest percentage interest in the related REMIC Residual
Certificates as their agent to perform all of the duties of the tax matters person with respect to the REMIC in all respects or (2) be designated as and will act as the tax matters person with respect to the related REMIC in all respects and will hold at least a nominal amount of REMIC Residual Certificates.

          The Trustee, as the tax matters person or as agent for the tax matters person, subject to notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC
Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the
REMIC's classification. REMIC Residual Certificateholders generally will be required to report such REMIC items consistently with their treatment on the
REMIC's tax return and may be bound by a settlement agreement between the
Trustee, as either tax matters person or as agent for the tax matters person, and the IRS concerning any REMIC item subject to that settlement agreement.
Adjustments made to the REMIC tax return may require a REMIC Residual
Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from an audit, could result in an audit of a REMIC Residual Certificateholder's return. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of the person and other information.

          Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC regular interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and some other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days (41 days under proposed regulations) after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC
Regular Certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring the information to be reported to the IRS. Reporting with respect to the REMIC
Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

          The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, Treasury regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular
Certificates--Market Discount."

          The responsibility for complying with the foregoing reporting rules will be borne by the Trustee or other party designated in the related prospectus supplement.

          BACKUP WITHHOLDING WITH RESPECT TO REMIC CERTIFICATES. Payments of
interest and principal, as well as payments of proceeds from the sale of REMIC
Certificates, may be subject to the backup withholding tax under Section 3406 of the Code if recipients of the payments fail to furnish to the payor information including their taxpayer identification numbers, or otherwise fail to establish an exemption from the backup withholding tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but does not do so in the proper manner.

                                       92

          FOREIGN INVESTORS IN REMIC CERTIFICATES. A REMIC Regular
Certificateholder that is not a United States Person and is not subject to federal income tax as a result of any direct or indirect connection to the
United States in addition to its ownership of a REMIC Regular Certificate will not be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with identification requirements, including delivery of a statement signed by the certificateholder under penalties of perjury certifying that the certificateholder is not a United States Person and providing the name and address of the certificateholder. The IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular
Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates or with respect to payments that are subject to certain contingencies. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

          Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

          In addition, the foregoing rules will not apply to exempt a United
States shareholder of a controlled foreign corporation from taxation on the
United States shareholder's allocable portion of the interest income received by the controlled foreign corporation.

          Further, it appears that a REMIC Regular Certificate would not generally be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, it is suggested that certificateholders who are non-resident alien individuals consult their tax advisors concerning this question.

          Except as stated in the related prospectus supplement, transfers of
REMIC Residual Certificates to investors that are not United States Persons will be prohibited under the related pooling and servicing agreement.

Withholding Regulations

          The IRS has issued regulations which provide procedures for complying with, or obtaining exemptions under, the withholding, backup withholding and information reporting rules described above. The regulations attempt to unify certification requirements and reliance standards. Prospective investors are urged to consult their tax advisors regarding the procedures for obtaining an exemption from withholding under the regulations.

Notes

          GENERAL. On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of notes, counsel to the depositor will provide its opinion that, assuming compliance with all provisions of the indenture, owner trust agreement and other related documents, for federal income tax purposes (1) the notes will be treated as indebtedness and (2) the issuer, as created under the owner trust agreement, will not be characterized as an association or publicly traded partnership taxable as a corporation or as a taxable mortgage pool. For purposes of this tax discussion, references to a noteholder or a holder are to the beneficial owner of a note.

          STATUS AS REAL PROPERTY LOANS. Notes held by a domestic building and loan association will not constitute "loans . . . secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v). Notes held by a real estate investment trust will not constitute real estate assets within the meaning of Code Section 856(c)(5)(B). Interest on notes will not be considered
"interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B).

          TAXATION OF NOTEHOLDERS. Notes generally will be subject to the same rules of taxation as REMIC Regular Certificates issued by a REMIC, except that
(1) income reportable on the notes is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (2) the special rule treating a portion of the gain on sale or exchange of a REMIC
Regular Certificate as ordinary income is inapplicable to the notes. See
"--Taxation of Owners of REMIC Regular Certificates" and "Sales of REMIC
Certificates."

                                       93

Grantor Trust Funds

          Classification of Grantor Trust Funds

          On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of Grantor Trust Certificates, counsel to the depositor will provide its opinion that, assuming compliance with all provisions of the related pooling and servicing agreement, the related
Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of Chapter 1 of the Code and not as a partnership or an association taxable as a corporation.

          Characterization of Investments in Grantor Trust Certificates

          GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES. In the case of Grantor
Trust Fractional Interest Certificates, except as disclosed in the related prospectus supplement, counsel to the depositor will provide its opinion that
Grantor Trust Fractional Interest Certificates will represent interests in
"loans . . . secured by an interest in real property" within the meaning of
Section 7701(a)(19)(C)(v) of the Code; "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are]
principally secured by an interest in real property" within the meaning of
Section 860G(a)(3) of the Code; and real estate assets within the meaning of
Section 856(c)(5)(B) of the Code. In addition, counsel to the depositor will deliver its opinion that interest on Grantor Trust Fractional Interest
Certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

          The assets constituting certain Grantor Trust Funds may include buydown mortgage loans. The characterization of an investment in buydown mortgage loans will depend upon the precise terms of the related buydown agreement, but to the extent that the buydown mortgage loans are secured by a bank account or other personal property, they may not be treated in their entirety as assets described in the preceding paragraph. No directly applicable precedents exist with respect to the federal income tax treatment or the characterization of investments in buydown mortgage loans. Accordingly, holders of Grantor Trust Certificates should consult their own tax advisors with respect to the characterization of investments in Grantor Trust Certificates representing an interest in a Grantor Trust Fund that includes buydown mortgage loans.

          GRANTOR TRUST STRIP CERTIFICATES. Even if Grantor Trust Strip
Certificates evidence an interest in a Grantor Trust Fund consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code, and real estate assets within the meaning of Section 856(c)(5)(B) of the Code, and the interest on the mortgage loans is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and income from the Grantor Trust
Strip Certificates will be characterized the same way. However, the policies underlying these Sections, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts, suggest that this characterization is appropriate. Counsel to the depositor will not deliver any opinion on these questions. It is suggested that prospective purchasers to which the characterization of an investment in Grantor Trust Strip Certificates is material consult their tax advisors regarding whether the Grantor Trust Strip
Certificates, and the income therefrom, will be so characterized.

          The Grantor Trust Strip Certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . .
[are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3)(A) of the Code.

          TAXATION OF OWNERS OF GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES.
Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and will be entitled to deduct their shares of any reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest
Certificate may differ significantly from the amount distributable on the same certificate representing interest on the mortgage loans. Under Section 67 of the
Code, an individual, estate or trust holding a Grantor Trust Fractional Interest
Certificate directly or through

                                       94

some pass-through entities will be allowed a deduction for the reasonable servicing fees and expenses only to the extent that the aggregate of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over the amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial.
Further, certificateholders other than corporations subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining the holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust
Certificates, including Grantor Trust Strip Certificates, are issued, the fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it is intended to base information returns or reports to the
IRS and certificateholders on a method that allocates the expenses among classes of Grantor Trust Certificates with respect to each period on the distributions made to each class during that period.

          The federal income tax treatment of Grantor Trust Fractional Interest
Certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Code. Grantor Trust Fractional
Interest Certificates may be subject to those rules if (1) a class of Grantor
Trust Strip Certificates is issued as part of the same series of certificates or
(2) the depositor or any of its affiliates retains, for its own account or for purposes of resale, a right to receive a specified portion of the interest payable on the mortgage loans. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established safe harbors. The servicing fees paid with respect to the mortgage loans for a series of Grantor Trust Certificates may be higher than those safe harbors and, accordingly, may not constitute reasonable servicing compensation. The related prospectus supplement will include information regarding servicing fees paid to the master servicer, any subservicer or their respective affiliates necessary to determine whether the safe harbor rules apply.

          IF STRIPPED BOND RULES APPLY. If the stripped bond rules apply, each
Grantor Trust Fractional Interest Certificate will be treated as having been issued with original issue discount within the meaning of Section 1273(a) of the
Code, subject, however, to the discussion in the eighth following paragraph regarding the possible treatment of stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See "--Market Discount"
below.

          Under the stripped bond rules, the holder of a Grantor Trust
Fractional Interest Certificate, whether a cash or accrual method taxpayer, will be required to report interest income from its Grantor Trust Fractional Interest
Certificate for each month in an amount equal to the income that accrues on the certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

          The original issue discount on a Grantor Trust Fractional Interest
Certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest
Certificate as to any purchaser will be equal to the price paid by the purchaser for the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on the certificate, other than qualified stated interest, if any, as well as the certificate's share of reasonable servicing fees and other expenses. See "--If Stripped Bond Rules Do Not Apply" below for a definition of qualified stated interest.

          In general, the amount of the income that accrues in any month equals the product of the holder's adjusted basis in the Grantor Trust Fractional
Interest Certificate at the beginning of the month, see "--Sales of Grantor
Trust Certificates," and the yield of the Grantor Trust Fractional Interest
Certificate to the holder. This yield is equal to a rate that, compounded based on the regular interval between distribution dates and used to discount the holder's share of future payments on the mortgage loans, causes the present value of those future payments to equal the price at which the holder purchased the certificate. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the mortgage loans will not include any payments made in respect of any ownership

                                       95

interest in the mortgage loans retained by the depositor, the master servicer, any subservicer or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses.

          To the extent the Grantor Trust Fractional Interest Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, Section 1272(a)(6) of the Code requires (1)
the use of a reasonable Prepayment Assumption in accruing original issue discount and (2) adjustments in the accrual of original issue discount when prepayments do not conform to the Prepayment Assumption. It is unclear whether those provisions would be applicable to the Grantor Trust Fractional Interest
Certificates that do not represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, or whether use of a reasonable Prepayment Assumption may be required or permitted without reliance on these rules. It is also uncertain, if a Prepayment Assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, for a particular holder, at the time of purchase of the Grantor Trust
Fractional Interest Certificate by that holder. It is suggested that
Certificateholders consult their own tax advisors concerning reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates and, in particular, whether a Prepayment Assumption should be used in reporting original issue discount.

          In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the mortgage loans allocable to the certificate, the use of a Prepayment Assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest
Certificate acquired at a price less than or greater than the principal amount of the certificate, that is, at a discount or a premium, the use of a reasonable
Prepayment Assumption would increase or decrease the yield, and thus accelerate or decelerate, respectively, the reporting of income.

          If a Prepayment Assumption is not used, then when a mortgage loan prepaid in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the certificateholder's interest in the mortgage loan. If a Prepayment Assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment.
Instead, a prepayment should be treated as a partial payment of the stated
redemption price of the Grantor Trust Fractional Interest Certificate and
accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments. See "--Taxation of Owners of
REMIC Regular Certificates--Original Issue Discount."

          It is intended to base information reports or returns to the IRS and certificateholders in transactions subject to the stripped bond rules on a
Prepayment Assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the depositor, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment
Assumption or any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

          Under Treasury Regulation Section 1.1286-1, stripped bonds may be treated as market discount bonds and any purchaser of a stripped bond treated as a market discount bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (1) there is no, or only a de minimis amount of, original issue discount or (2) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan, before subtracting any servicing fee or any stripped coupon. If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the mortgage loans, the related prospectus supplement will disclose that fact.
If the original issue discount or market discount on a Grantor Trust Fractional
Interest Certificate determined under the stripped bond rules is less than 0.25%
of the stated redemption price multiplied by the weighted average maturity of the

                                       96

mortgage loans, then that original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in "--If Stripped Bond Rules Do Not
Apply" and "--Market Discount" below.

          IF STRIPPED BOND RULES DO NOT APPLY. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor
Trust Fractional Interest Certificate, the certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with the certificateholder's normal method of accounting. The original issue discount rules will apply to a Grantor Trust Fractional Interest Certificate to the
extent it evidences an interest in mortgage loans issued with original issue discount.

          The original issue discount, if any, on the mortgage loans will equal the difference between the stated redemption price of the mortgage loans and their issue price. Under the OID Regulations, the stated redemption price is equal to the total of all payments to be made on the mortgage loan other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually at a single fixed rate, a qualified floating rate, an objective rate, or a combination of a single fixed rate and one or more qualified floating rates or one qualified inverse floating rate. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any points paid by the borrower, and the stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the test described in the
REMIC discussion. See "--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above.

          In the case of mortgage loans bearing adjustable or variable interest rates, the related prospectus supplement will describe the manner in which the rules will be applied with respect to those mortgage loans by the master servicer or the trustee in preparing information returns to the certificateholders and the IRS.

          If original issue discount is in excess of a de minimis amount, a portion of the original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. Section 1272(a)(6) of the Code requires that a Prepayment Assumption be made in computing yield with respect to any pool of debt instruments the yield on which may be affected by reason of prepayments. Accordingly, for certificates backed by these pools, it is intended to base information reports and returns to the IRS and certificateholders on the use of a Prepayment Assumption. However,
in the case of certificates not backed by these pools, it currently is not intended to base the reports and returns on the use of a Prepayment Assumption.
It is suggested that certificateholders consult their own tax advisors concerning whether a Prepayment Assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates.
Certificateholders should refer to the related prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in the series.

          A purchaser of a Grantor Trust Fractional Interest Certificate that purchases the Grantor Trust Fractional Interest Certificate at a cost less than the certificate's allocable portion of the aggregate remaining stated redemption price of the mortgage loans held in the related trust fund will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to the mortgage loans. However, the daily portion will be reduced, if the cost of the Grantor Trust Fractional Interest
Certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the mortgage loans held in the related trust fund, approximately in proportion to the ratio the excess bears to the certificate's allocable portion of the aggregate original issue discount remaining to be accrued on the mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of (1) the adjusted issue price, or, in the case of the first accrual period, the issue price, of the mortgage loan at the beginning of the accrual period that includes that day and (2) the daily portions of original issue discount for all days during the accrual period prior to that day. The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of the mortgage loan, increased by the aggregate amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

                                       97

          In addition to its regular reports, the master servicer or the trustee, except as provided in the related prospectus supplement, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as the holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest
Certificates. See "--Grantor Trust Reporting" below.

          MARKET DISCOUNT. If the stripped bond rules do not apply to the
Grantor Trust Fractional Interest Certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount, that is, in the case of a mortgage loan issued without original issue discount, at a purchase price less than its remaining stated redemption price, or in the case of a mortgage loan issued with original issue discount, at a purchase price less than its adjusted issue price. If market discount is in excess of a de minimis amount, the holder generally will be required to include in income in each month the amount of the discount that has accrued through the month that has not previously been included in income, but limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by, or, in the case of accrual basis certificateholders, due to, the trust fund in that month.

          A certificateholder may elect to include market discount in income currently as it accrues under a constant yield method based on the yield of the certificate to the holder rather than including it on a deferred basis under rules similar to those described in "--Taxation of Owners of REMIC Regular
Certificates--Market Discount" above.

          Section 1276(b)(3) of the Code authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment.
Until regulations are issued by the Treasury Department, rules described in the committee report will apply. Under those rules, in each accrual period market discount on the mortgage loans should accrue, at the certificateholder's option:
(1) on the basis of a constant yield method, (2) in the case of a mortgage loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the mortgage loan as of the beginning of the accrual period, or (3) in the case of a mortgage loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The Prepayment Assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a Prepayment
Assumption could be to accelerate the reporting of the discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect the regulations might have on the tax treatment of a mortgage loan purchased at a discount in the secondary market.

          Because the mortgage loans will provide for periodic payments of stated redemption price, the market discount may be required to be included in income at a rate that is not significantly slower than the rate at which the discount would be included in income if it were original issue discount.

          Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described above in "--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" with the exception that it is less likely that a Prepayment Assumption will be used for purposes of these rules with respect to the mortgage loans.

          Further, under the rules described in "--Taxation of Owners of REMIC
Regular Certificates--Market Discount," above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.

          PREMIUM. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of the premium allocable to mortgage loans

                                       98

originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should be allocated among the payments of stated
redemption price on the mortgage loan and be allowed as a deduction as these payments are made, or, for a certificateholder using the accrual method of accounting, when the payments of stated redemption price are due.

          It is unclear whether a Prepayment Assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a Prepayment Assumption and a mortgage loan prepaid in full, the holder of a Grantor Trust Fractional Interest
Certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan. If a Prepayment
Assumption is used to amortize this premium, it appears that this loss would be unavailable. Instead, if a Prepayment Assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust
Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular
Certificates. It is unclear whether any other adjustments would be required to reflect differences between the Prepayment Assumption used, and the actual rate of prepayments. See "--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount."

          TAXATION OF OWNERS OF GRANTOR TRUST STRIP CERTIFICATES. The stripped coupon rules of Section 1286 of the Code will apply to the Grantor Trust Strip
Certificates. Except as described above in "--If Stripped Bond Rules Apply," no regulations or published rulings under Section 1286 of the Code have been issued and uncertainty exists as to how it will be applied to securities like the
Grantor Trust Strip Certificates. Accordingly, it is suggested that holders of
Grantor Trust Strip Certificates consult their own tax advisors concerning the method to be used in reporting income or loss with respect to the certificates.

          The OID Regulations do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the
Code will be applied. In addition, the discussion below is subject to the discussion under "--Possible Application of Contingent Payment Rules" and
assumes that the holder of a Grantor Trust Strip Certificate will not own any
Grantor Trust Fractional Interest Certificates.

          Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip
Certificates based on a constant yield method. In effect, each holder of Grantor
Trust Strip Certificates would include as interest income in each month an amount equal to the product of the holder's adjusted basis in the Grantor Trust
Strip Certificate at the beginning of that month and the yield of the Grantor
Trust Strip Certificate to the holder. The yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans. See "--If Stripped Bond Rules Apply" above.

          As noted, Section 1272(a)(6) of the Code requires that a Prepayment
Assumption be used in computing the accrual of original issue discount with respect to some categories of debt instruments, and that adjustments be made in the amount and rate of accrual of the discount when prepayments do not conform to the Prepayment Assumption. To the extent the Grantor Trust Strip Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, those provisions apply to Grantor Trust Strip
Certificates. It is unclear whether those provisions would be applicable to the
Grantor Trust Strip Certificates that do not represent an interest in any such pool, or whether use of a Prepayment Assumption may be required or permitted in the absence of these provisions. It is also uncertain, if a Prepayment
Assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip
Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

          The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a Prepayment Assumption is permitted to be made than if yield is computed assuming no prepayments. It currently is intended to base information returns or reports to the IRS and certificateholders on the
Prepayment Assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the depositor, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate

                                       99

and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.
Prospective purchasers of the Grantor Trust Strip Certificates should consult their own tax advisors regarding the use of the Prepayment Assumption.

          It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a Grantor Trust Strip
Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument rather than an interest in discrete mortgage loans and the effect of prepayments is taken into account in computing yield with respect to the Grantor
Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the
Prepayment Assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete mortgage loans, or if the Prepayment Assumption is not used, then, when a mortgage loan is prepaid, the holder of a Grantor Trust
Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to the mortgage loan.

          POSSIBLE APPLICATION OF CONTINGENT PAYMENT RULES. The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the mortgage loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Regulations were promulgated in 1996, regarding contingent payment debt instruments, the
"Contingent Payment Regulations," but it appears that Grantor Trust Strip
Certificates, to the extent subject to Section 1272(a)(6) of the Code as described above, or due to their similarity to other mortgage-backed securities, such as REMIC regular interests and debt instruments subject to Section
1272(a)(6) of the Code, that are expressly excepted from the application of the
Contingent Payment Regulations, are or may be excepted from these regulations.
Like the OID Regulations, the Contingent Payment Regulations do not specifically address securities, like the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

          If the contingent payment rules under the Contingent Payment
Regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply the noncontingent bond method. Under the noncontingent bond method, the issuer of a Grantor Trust Strip Certificate determines a projected payment schedule on which interest will accrue. Holders of Grantor Trust Strip
Certificates are bound by the issuer's projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the projected yield of the Grantor Trust
Strip Certificate.

          The projected amount of each payment is determined so that the projected payment schedule reflects the projected yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holder of a Grantor Trust Strip Certificate. The projected yield referred to above is a reasonable rate, not less than the applicable Federal rate, that as of the issue date reflects general market conditions, the credit quality of the issuer, and the terms and conditions of the mortgage loans. The holder of a Grantor Trust Strip Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the projected yield, and would add to, or subtract from, the income any variation between the payment actually received in that month and the payment originally projected to be made in that month.

          Assuming that a Prepayment Assumption were used, if the Contingent
Payment Regulations or their principles were applied to Grantor Trust Strip
Certificates, the amount of income reported with respect thereto would be substantially similar to that described under "--Taxation of Owners of Grantor
Trust Strip Certificates." Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the
Grantor Trust Strip Certificates.

          SALES OF GRANTOR TRUST CERTIFICATES. Any gain or loss (equal to the difference between the amount realized and adjusted basis) recognized on the sale or exchange of a Grantor Trust Certificate by an investor who holds the
Grantor Trust Certificate as a capital asset will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and, in the case of banks and other

                                      100

financial institutions, except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by any previously reported losses, any amortized premium and any distributions with respect to the Grantor Trust Certificate.

          Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a conversion transaction within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

          GRANTOR TRUST REPORTING. The master servicer or the trustee will furnish to each holder of a Grantor Trust Fractional Interest Certificate with each distribution a statement setting forth the amount of the distribution allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the master servicer or the trustee will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust Certificate who was a holder at any time during that year, information regarding the amount of any servicing compensation received by the master servicer and subservicer and any other customary factual information the master servicer or the trustee deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do
so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the trust fund's information reports of these items of income and expense. Moreover, these information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

          Except as disclosed in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the master servicer or the trustee.

          BACKUP WITHHOLDING. In general, the rules described in
"--REMICS--Backup Withholding with Respect to REMIC Certificates" will also apply to Grantor Trust Certificates.

          FOREIGN INVESTORS. In general, the discussion with respect to REMIC
Regular Certificates in "--Taxation of Owners of REMIC Residual
Certificates--Foreign Investors in REMIC Certificates" applies to Grantor Trust
Certificates except that Grantor Trust Certificates will, except as disclosed in the related prospectus supplement, be eligible for exemption from U.S.
withholding tax, subject to the conditions described in the discussion, only to the extent the related mortgage loans were originated after July 18, 1984 and only to the extent such mortgage loans have not been converted to real property.

          To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a certificateholder's trade or business in the United States, the Grantor
Trust Certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

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Partnership Trust Funds

          CLASSIFICATION OF PARTNERSHIP TRUST FUNDS. With respect to each series of Partnership Certificates, counsel to the depositor will provide its opinion that the trust fund will not be a taxable mortgage pool or an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the related pooling and servicing agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

          If the trust fund were taxable as a corporation for federal income tax purposes, the trust fund would be subject to corporate income tax on its taxable income. The trust fund's taxable income would include all its income on the related mortgage loans, possibly reduced by its interest expense on any outstanding debt securities. Any corporate income tax could materially reduce cash available to make distributions on the Partnership Certificates and certificateholders could be liable for any tax that is unpaid by the trust fund.

          CHARACTERIZATION OF INVESTMENTS IN PARTNERSHIP CERTIFICATES. For
federal income tax purposes,

               (1) Partnership Certificates held by a thrift institution taxed as a domestic building and loan association will not constitute "loans
          ... secured by an interest in real property" within the meaning of
          Code Section 7701(a)(19)(C)(v);

               (2) Partnership Certificates held by a real estate investment trust will constitute real estate assets within the meaning of Code
          Section 856(c)(5)(B) and interest on Partnership Certificates will be treated as "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code
          Section 856(c)(3)(B), based on the real estate investments trust's proportionate interest in the assets of the Partnership Trust Fund based on capital accounts; and

               (3) Partnership Certificates held by a regulated investment company will not constitute Government securities within the meaning of Code Section 851(b)(3)(A)(i).

          Taxation of Owners of Partnership Certificates

          TREATMENT OF THE PARTNERSHIP TRUST FUND AS A PARTNERSHIP. If specified in the prospectus supplement, the depositor will agree, and the certificateholders will agree by their purchase of Certificates, to treat the
Partnership Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Partnership
Trust Fund and the partners of the partnership being the certificateholders, including the depositor. However, the proper characterization of the arrangement involving the Partnership Trust Fund, the Partnership Certificates and the
depositor is not clear, because there is no authority on transactions closely comparable to that contemplated in the prospectus.

          A variety of alternative characterizations are possible. For example, because one or more of the classes of Partnership Certificates have certain features characteristic of debt, the Partnership Certificates might be considered debt of the depositor or the Partnership Trust Fund. Any alternative characterization would not result in materially adverse tax consequences to
Certificateholders as compared to the consequences from treatment of the
Partnership Certificates as equity in a partnership. The following discussion assumes that the Partnership Certificates represent equity interests in a partnership.

          PARTNERSHIP TAXATION. As a partnership, the Partnership Trust Fund will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account the holder's allocated share of income, gains, losses, deductions and credits of the Partnership Trust Fund. It is anticipated that the Partnership Trust Fund's income will consist primarily of interest earned on the mortgage loans, including appropriate adjustments for market discount, original issue discount and bond premium, as described above under "--Grantor Trust Funds--Characterization of Investments in Grantor Trust
Certificates--If Stripped Bond Rules Do Not Apply," "--Market Discount" and
"--Premium," and any gain upon collection or disposition of mortgage

                                       102

loans. The Partnership Trust Fund's deductions will consist primarily of interest accruing with respect to any outstanding debt securities, servicing and other fees, and losses or deductions upon collection or disposition of any outstanding debt securities.

          The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement, which will include a pooling and servicing agreement and related documents. The pooling and servicing agreement will provide, in general, that the
Certificateholders will be allocated taxable income of the Partnership Trust
Fund for each Due Period equal to the sum of (1) the interest that accrues on the Partnership Certificates in accordance with their terms for the Due Period, including interest accruing at the applicable pass-through rate for the Due
Period and interest on amounts previously due on the Partnership Certificates but not yet distributed; (2) any Partnership Trust Fund income attributable to discount on the mortgage loans that corresponds to any excess of the principal amount of the Partnership Certificates over their initial issue price; and (3)
any other amounts of income payable to the certificateholders for the Due
Period. The allocation will be reduced by any amortization by the Partnership
Trust Fund of premium on mortgage loans that corresponds to any excess of the issue price of Partnership Certificates over their principal amount. All remaining taxable income of the Partnership Trust Fund will be allocated to the depositor. Based on the economic arrangement of the parties, this approach for allocating Partnership Trust Fund income should be permissible under applicable
Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders.
Moreover, even under that method of allocation, certificateholders may be allocated income equal to the entire pass-through rate plus the other items described under that method even though the Partnership Trust Fund might not have sufficient cash to make current cash distributions of these amounts. Thus, cash basis holders will in effect be required to report income from the
Partnership Certificates on the accrual basis and certificateholders may become liable for taxes on Partnership Trust Fund income even if they have not received cash from the Partnership Trust Fund to pay these taxes.

          Some or all of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, may constitute unrelated business taxable income generally taxable to that holder under the Code.

          A share of expenses of the Partnership Trust Fund, including fees of the master servicer but not interest expense, allocable to an individual, estate or trust certificateholder would be miscellaneous itemized deductions subject to the limitations described above under "--Grantor Trust Funds--Taxation of Owners of Grantor Trust Fractional Interest Certificates." Accordingly, deductions for these expenses might be disallowed to the individual in whole or in part and might result in that holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the
Partnership Trust Fund.

          Discount income or premium amortization with respect to each mortgage loan would be calculated in a manner similar to the description under "--Grantor
Trust Funds--Taxation of Owners of Grantor Trust Fractional Interest
Certificates - If Stripped Bond Rules Do Not Apply." Notwithstanding this description, it is intended that the Partnership Trust Fund will make all tax calculations relating to income and allocations to certificateholders on an aggregate basis for all mortgage loans held by the Partnership Trust Fund rather than on a mortgage loan-by-mortgage loan basis. If the IRS were to require that these calculations be made separately for each mortgage loan, the Partnership
Trust Fund might be required to incur additional expense, but it is believed that there would not be a material adverse effect on certificateholders.

          DISCOUNT AND PREMIUM. Unless indicated otherwise in the applicable prospectus supplement, it is not anticipated that the mortgage loans will have been issued with original issue discount and, therefore, the Partnership Trust
Fund should not have original issue discount income. However, the purchase price paid by the Partnership Trust Fund for the mortgage loans may be greater or less than the remaining principal balance of the mortgage loans at the time of purchase. If so, the mortgage loans will have been acquired at a premium or discount, as the case may be. As stated in the previous paragraph, the
Partnership Trust Fund intends to make any calculation of original issue discount on an aggregate basis, but might be required to recompute it on a mortgage loan-by-mortgage loan basis. See "--Grantor Trust
Funds--Characterization of Investments in Grantor Trust Certificates--Market
Discount" and "--Premium."

                                       103

          If the Partnership Trust Fund acquires the mortgage loans at a market discount or premium, the Partnership Trust Fund will elect to include any discount in income currently as it accrues over the life of the mortgage loans or to offset any premium against interest income on the mortgage loans. As stated in the second preceding paragraph, a portion of the market discount income or premium deduction may be allocated to certificateholders.

          SECTION 708 TERMINATION. Under Section 708 of the Code, the
Partnership Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Partnership
Trust Fund are sold or exchanged within a 12-month period. A 50% or greater transfer would cause a deemed contribution of the assets of a Partnership Trust
Fund, the old partnership, to a new Partnership Trust Fund, the new partnership, in exchange for interests in the new partnership. These interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange.

          DISPOSITION OF CERTIFICATES. Generally, capital gain or loss will be recognized on a sale of Partnership Certificates in amount equal to the difference between the amount realized and the seller's tax basis in the
Partnership Certificates sold. A certificateholder's tax basis in a Partnership
Certificate will generally equal the holder's cost increased by the holder's share of Partnership Trust Fund income includible in income and decreased by any distributions received with respect to the Partnership Certificate. In addition, both the tax basis in the Partnership Certificates and the amount realized on a sale of a Partnership Certificate would include the holder's share of any liabilities of the Partnership Trust Fund. A holder acquiring Partnership
Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Partnership Certificates, and, upon sale or other disposition of some of the Partnership Certificates, allocate a portion of the aggregate tax basis to the Partnership Certificates sold, rather than maintaining a separate tax basis in each Partnership Certificate for purposes of computing gain or loss on a sale of that Partnership Certificate.

          Any gain on the sale of a Partnership Certificate attributable to the holder's share of unrecognized accrued market discount on the mortgage loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Partnership Trust Fund does not expect to have any other assets that would give rise to such special reporting considerations. Thus, to avoid those special reporting requirements, the
Partnership Trust Fund will elect to include market discount in income as it accrues.

          If a certificateholder is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions, over the life of the Partnership Certificates that exceeds the aggregate cash distributions with respect thereto, the excess will generally give rise to a capital loss upon the retirement of the Partnership Certificates.

          ALLOCATIONS BETWEEN TRANSFERORS AND TRANSFEREES. In general, the
Partnership Trust Fund's taxable income and losses will be determined each Due
Period and the tax items for a particular Due Period will be apportioned among the certificateholders in proportion to the principal amount of Partnership
Certificates owned by them as of the close of the last day of such Due Period.
As a result, a holder purchasing Partnership Certificates may be allocated tax items which will affect its tax liability and tax basis attributable to periods before the actual transaction.

          The use of a Due Period convention may not be permitted by existing regulations. If a Due Period convention is not allowed or may be used only for transfers of less than all of the partner's interest, taxable income or losses of the Partnership Trust Fund might be reallocated among the certificateholders.
The depositor will be authorized to revise the Partnership Trust Fund's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

          SECTION 731 DISTRIBUTIONS. In the case of any distribution to a certificateholder, no gain will be recognized to that certificateholder to the extent that the amount of any money distributed with respect to the Partnership
Certificate does not exceed the adjusted basis of the certificateholder's interest in the Partnership Certificate. To the extent that the amount of money distributed exceeds the certificateholder's adjusted basis, gain will be currently recognized. In the case of any distribution to a certificateholder, no loss will be recognized except upon a distribution in liquidation of a certificateholder's interest. Any gain or loss recognized by a certificateholder will be capital gain or loss.

                                       104

          SECTION 754 ELECTION. In the event that a certificateholder sells its
Partnership Certificates at a profit, the purchasing certificateholder will have a higher basis in the Partnership Certificates than the selling certificateholder had. An opposite result will follow if the Partnership
Certificate is sold at a loss. The tax basis of the Partnership Trust Fund's assets would not be adjusted to reflect that higher or lower basis unless the
Partnership Trust Fund were to file an election under Section 754 of the Code.
In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Partnership Trust Fund will not make such election.
As a result, a certificateholder might be allocated a greater or lesser amount of Partnership Trust Fund income than would be appropriate based on their own purchase price for Partnership Certificates.

          ADMINISTRATIVE MATTERS. The trustee is required to keep or have kept complete and accurate books of the Partnership Trust Fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Partnership Trust Fund will be the calendar year. The trustee will file a partnership information return, IRS Form 1065, with the IRS for each taxable year of the Partnership Trust Fund and will report each certificateholder's allocable share of items of Partnership Trust Fund income and expense to holders and the IRS on Schedule K-1. The trustee will provide the
Schedule K-1 information to nominees that fail to provide the Partnership Trust
Fund with the information statement described below and the nominees will be required to forward this information to the beneficial owners of the Partnership
Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Partnership Trust Fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

          Under Section 6031 of the Code, any person that holds Partnership
Certificates as a nominee at any time during a calendar year is required to furnish the Partnership Trust Fund with a statement containing information on the nominee, the beneficial owners and the Partnership Certificates so held.
Such information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner (x) the name, address and identification number of that person, (y) whether that person is a United
States Person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing, and (z) information relating to Partnership Certificates that were held, bought or sold on behalf of that person throughout the year. In addition, brokers and financial institutions that hold Partnership Certificates through a nominee are required to furnish directly to the trustee information as to themselves and their ownership of Partnership Certificates. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934 is not
required to furnish any information statement to the Partnership Trust Fund. The information referred to above for any calendar year must be furnished to the
Partnership Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Partnership Trust Fund with the information described above may be subject to penalties.

          The depositor will be designated as the tax matters partner in the pooling and servicing agreement and will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Partnership Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Partnership Trust Fund. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the Partnership
Trust Fund.

          TAX CONSEQUENCES TO FOREIGN CERTIFICATEHOLDERS. It is not clear whether the Partnership Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-United States Persons, because there is no clear authority dealing with that issue under facts substantially similar to those in this case.
Although it is not expected that the Partnership Trust Fund would be engaged in a trade or business in the United States for these purposes, the Partnership
Trust Fund will withhold as if it were so engaged in order to protect the
Partnership Trust Fund from possible adverse consequences of a failure to withhold. The Partnership Trust Fund expects to withhold on the portion of its taxable income that is allocable to foreign certificateholders pursuant to
Section 1446 of the Code as if this income were effectively connected to a U.S.
trade or business. Amounts withheld will be deemed distributed to the foreign certificateholders. Subsequent adoption of Treasury regulations or the issuance of other administrative

                                       105

pronouncements may require the Partnership Trust Fund to change its withholding procedures. In determining a holder's withholding status, the Partnership Trust
Fund may rely on IRS Form W-8BEN, IRS Form W-8ECI, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

          Each foreign holder might be required to file a U.S. individual or corporate income tax return, including, in the case of a corporation, the branch profits tax, on its share of the Partnership Trust Fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Partnership Trust Fund on Form W-8 BEN or Form W-8ECI in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Partnership Trust Fund, taking the position that no taxes were due because the Partnership Trust Fund was not engaged in a U.S. trade or business. However, interest payments made or accrued to a certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the
Partnership Trust Fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered portfolio interest. As a result, certificateholders who are foreign persons will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In that event, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

          BACKUP WITHHOLDING. Distributions made on the Partnership Certificates and proceeds from the sale of the Partnership Certificates will be subject to a backup withholding tax if the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

          It is suggested that prospective purchasers consult their tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of REMIC Certificates, Notes, Grantor Trust Certificates and
Partnership Certificates, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

FASIT Securities

          The FASIT Provisions were enacted by the Small Business Job Protection
Act of 1996 and create a new elective statutory vehicle for the issuance of mortgage-backed and asset-backed securities. With respect to each series of
FASIT securities, the related prospectus supplement will provide a detailed discussion regarding the federal income tax consequences associated with the particular transaction.

                        State and Other Tax Consequences

          In addition to the federal income tax consequences described in
"Material Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the securities offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and the discussion described under "Material Federal Income Tax Consequences" does not purport to describe any aspect of the tax laws of any state or other jurisdiction.
Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the securities offered hereunder.

                              ERISA Considerations

          Sections 404 and 406 of ERISA impose fiduciary and prohibited transaction restrictions on ERISA Plans and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans, bank collective investment funds and insurance depositor general and separate accounts in which such ERISA Plans are invested. Section 4975 of the
Code imposes essentially the same prohibited transaction restrictions on
Tax-Favored Plans.

          Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and, if no election has been made under Section
410(d) of the Code, church plans (as defined in Section 3(33) of ERISA),

                                       106

are not subject to ERISA or Section 4975 of the Code. Accordingly, assets of such plans may be invested in securities without regard to the ERISA considerations described below, subject to the provisions of applicable federal and state law. However, any such plan that is a tax-qualified plan and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction restrictions imposed under Section 503 of the Code.

          In addition to imposing general fiduciary standards, including those of investment prudence and diversification and the requirement that a Plan's investment be made in accordance with the documents governing the Plan, Section
406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving "plan assets" of Plans and Parties in Interest, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to penalties and/or excise taxes imposed under ERISA and/or Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available with respect to any such transaction.

Plan Asset Regulation

          An investment of Plan Assets in securities may cause the underlying mortgage loans, cooperative loans, agency securities, private securities, and/or other assets held in a trust to be deemed "plan assets" of such Plan. The DOL has issued the DOL Regulation for purposes of applying the general fiduciary standards of ERISA and the prohibited transaction provisions of ERISA and
Section 4975 of the Code when a Plan acquires an equity interest (such as a security) in such entity. Because of the factual nature of certain rules in the
DOL Regulation, it cannot be predicted whether the assets of a Plan will be deemed to include either (i) an interest in the assets of a entity in which the
Plan holds an equity interest (such as a trust), or (ii) merely the Plan's interest in the instrument evidencing such interest. Therefore, neither Plans nor certain entities in which assets of Plans are invested should acquire or hold securities in reliance upon the availability of any exception under the DOL
Regulation.

          Under the DOL Regulation, the prohibited transaction provisions of
Section 406 of ERISA and Section 4975 of the Code may apply to a trust and cause the depositor, the master servicer, any other servicer, any trustee, the obligor under any credit enhancement mechanism and certain of their affiliates to be considered or become Parties in Interest with respect to a Plan investing in the securities, whether directly or through an entity holding Plan Assets. In such circumstances, the acquisition or holding of securities by or with Plan Assets of the investing Plan could also give rise to a prohibited transaction under
ERISA and/or Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available. Under the DOL Regulation, the assets of a
Plan which holds a security would include such security and may also be deemed to include the mortgage loans and/or other assets held in the related trust.
Special caution should be exercised before Plan Assets are used to acquire a security in such circumstances, especially if, with respect to such Plan Assets, the depositor, the master servicer, any other servicer, any trustee, the obligor under any credit enhancement mechanism or any of their affiliates has either (i)
investment discretion with respect to such Plan Assets, or (ii) authority or responsibility to give (or regularly gives) investment advice with respect to such Plan Assets for a fee pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan Assets.

          Any person who has discretionary authority or control as to the management or disposition of Plan Assets, or who provides investment advice with respect to Plan Assets for a fee (in the manner described above), is a fiduciary with respect to such Plan Assets. If the mortgage loans and/or other assets held in a trust were to constitute Plan Assets, any party exercising management or discretionary control with respect to such assets may be deemed to be a
"fiduciary" with respect to any investing Plan and subject to the fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and
Section 4975 of the Code. In addition, if the mortgage loans and/or other assets held in a trust constitute Plan Assets, the acquisition or holding of securities by, on behalf of or with Plan Assets of a Plan, and the operation of such trust, may be deemed to constitute or result in a prohibited transaction under ERISA and Section 4975 of the Code.

Underwriter's and WCC Exemption

          The Underwriter's Exemption generally exempts from the application of the prohibited transaction provisions of ERISA and Section 4975 of the Code certain transactions, among others, relating to (i) the servicing and operation of pools of certain secured obligations (such as mortgage loans) that are held in an entity, including a

                                       107

trust, and (ii) the purchase, sale and holding of securities, including pass-through securities, issued by such entity as to which an underwriter (or its affiliate) which has received an Underwriter's Exemption is the sole underwriter or manager or co-manager of the underwriting syndicate or a placement agent, provided that certain conditions set forth in the Underwriter's
Exemption are satisfied. For this purpose, the term "Underwriter" as used in reference to the Underwriter's Exemption includes both such an underwriter, placement agent or affiliate and any member of the underwriting syndicate or selling group with respect to the Class of Certificates as to which such underwriter, placement agent or affiliate is the manager, a co-manager or a placement agent.

          If so specified in the accompanying Prospectus Supplement, broad exemptive relief may be available under the Underwriter's Exemption or under the
DOL authorization described immediately below. Effective August 24, 2003, the
DOL authorized (DOL Auth. No. 2003-14E) WaMu Capital Corp. ("WCC") and its
affiliates to rely upon the exemptive relief from certain of the prohibited transaction provisions of ERISA and Section 4975 of the Code available under DOL
Prohibited Transaction Class Exemption 96-62 (the "WCC Exemption") relating to
(i) the servicing and operation of pools of certain secured obligations (such as
Mortgage Loans) that are held in an entity, including a trust, and (ii) the purchase, sale and holding of securities, including pass-through certificates, issued by such entity as to which WCC (or its affiliate) is the sole underwriter or manager or co-manager of the underwriting syndicate or a placement agent, provided that certain conditions set forth in the WCC Exemption are satisfied.
For this purpose, the term "Underwriter" as used in reference to the WCC
Exemption includes both WCC or an affiliate and any member of the underwriting syndicate or selling group with respect to the Class of Certificates as to which
WCC or the affiliate is the manager, a co-manager or a placement agent.

          Each Underwriter's Exemption and the WCC Exemption set forth the following eight general conditions, which must be satisfied in order for a transaction involving the purchase, sale and holding of securities to be eligible for exemptive relief under either the Underwriter's Exemption or the
WCC Exemption:

          First, the acquisition of securities by a Plan or with Plan Assets must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party.

          Second, the Underwriter's Exemption and the WCC Exemption only apply to securities evidencing rights and interests that are not subordinated to the rights and interests evidenced by other securities issued by the same trust or other entity, unless none of the mortgage loans or other assets has a loan-to-value ratio or converted loan-to-value ratio that exceeds 100% at the date of issuance of the securities.

          Third, the securities, at the time of acquisition by a Plan or with
Plan Assets, must be rated in one of the four highest generic rating categories by the Exemption Rating Agencies. The securities must be rated in one of the two highest generic categories by at least one of the Exemption Rating Agencies if the loan-to-value ratio or converted loan-to-value ratio of any one- to four-family residential mortgage loan held in the trust exceeds 100% but does not exceed 125% at the date of issuance of the securities. However, in that case neither the Underwriter's Exemption nor the WCC Exemption will apply (i) to any of the securities if (x) any mortgage loan or other asset held in the trust
(other than a one- to four-family residential mortgage loan) has a loan-to-value ratio or converted loan-to-value ratio that exceeds 100% at the date of issuance of the securities or (y) any one- to four-family residential mortgage loan has a loan-to-value ratio or converted loan-to-value ratio that exceeds 125% at the date of issuance of the securities or (ii) to any Subordinated securities.

          Fourth, the trustee must not be an affiliate of any other member
(other than the underwriter) of the "Restricted Group," which consists of the depositor, each underwriter, each insurer, the master servicer, any other servicer, the trustee, the swap counterparty under any swap arrangement, any mortgagor with respect to assets of a trust constituting more than 5% of the aggregate unamortized principal balance of the assets held in the trust as of the date of initial issuance of the securities and their respective affiliates.

          Fifth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the trust must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the master servicer or any other servicer must represent not more than reasonable compensation for such person's services under the related pooling agreement and reimbursement of such person's reasonable expenses in connection therewith.

                                       108

          Sixth, the Plan or other person investing Plan Assets in the securities must be an accredited investor (as defined in Rule 501(a)(1) of
Regulation D under the securities Act of 1933, as amended).

          Seventh, (i) the trust must consist solely of assets of the type that have been included in other investment pools; (ii) securities evidencing interests in such other investment pools must have been rated in one of the four highest categories of one of the Exemption Rating Agencies for at least one year prior to the acquisition of securities by or with Plan Assets of a Plan in reliance on the Underwriter's Exemption or the WCC Exemption; and (iii)
securities in such other investment pools must have been purchased by investors
(other than Plans) for at least one year prior to any acquisition of securities by or with Plan Assets of a Plan in reliance on the Underwriter's Exemption or the WCC Exemption.

          Eighth, unless the trust qualifying as a REMIC for federal income tax purposes constitutes a grantor trust, the legal documents establishing the trust must contain restrictions on the trust's ability to borrow money or issue debt other than in connection with the securitization, on the trust's merging, reorganizing, liquidating or selling assets other than in connection with the securitization, and limiting the trust's activities to activities relating to the securitization. In addition, the related pooling agreement must prohibit all parties thereto from filing an involuntary bankruptcy or insolvency proceeding against the trust, and a true sale opinion must be issued in connection with the transfer of assets to the trust.

          The exemptive relief afforded by the Underwriter's Exemption and the
WCC Exemption does not apply to any securities where the related trust or other entity contains revolving credit loans or unsecured loans. In addition, except as otherwise specified in the accompanying prospectus supplement, the exemptive relief afforded by the Underwriter's Exemption and the WCC Exemption may not
apply to any securities where the related trust or other entity contains certain purchase obligations, swaps, interest rate cap contracts or a pre-funding arrangement.

          The Underwriter's Exemption provides that a trust may hold as an asset an "eligible yield supplement agreement," which includes yield supplement agreements or similar arrangements, or if purchased by or on behalf of the trust, interest rate cap contracts to supplement the interest rates otherwise payable on obligations held by the trust. Any agreement or arrangement that is in the form of a notional principal contract must meet the following conditions:

          (a)  it is denominated in U.S. dollars;

          (b)  the trust receives on, or immediately prior to, the respective payment date for the class of securities to the agreement or arrangement relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index), with the trust receiving such payments on at least a quarterly basis;

          (c)  it is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference);

          (d)  it does not allow any of the three preceding requirements to be unilaterally altered without the consent of the trustee;

          (e)  it is entered into between the trust and an "eligible counterparty" (i.e., a bank or other financial institution which has a rating, at the date of issuance of securities, which is one of the three highest long-term credit rating categories, or one of the two highest short-term credit rating categories, utilized by at least one of the Exemption Rating Agencies rating the securities; provided, that if a counterparty is relying on its short-term rating to establish the eligibility under the
               Underwriter's Exemption, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable
               Exemption Rating Agency; and

                                       109

          (f)  it has a notional amount that does not exceed either the principal balance of the class of securities to which it relates or the portion of the principal balance of such class represented by certain eligible obligations held by the trust.

          Any fiduciary or other person who proposes to use Plan Assets to acquire securities in reliance upon the Underwriter's Exemption or the WCC
Exemption must make its own determination as to whether the general conditions set forth above will be satisfied with respect to its acquisition and holding of such securities.

          If the general conditions of the Underwriter's Exemption or the WCC
Exemption are satisfied, the Underwriter's Exemption or the WCC Exemption, as
applicable, may provide exemptive relief from:

          (a)  The restrictions imposed by Sections 406(a) and 407(a) of ERISA and Sections 4975(c)(1)(A) through (D) of the Code in connection with the direct or indirect sale, exchange, transfer or holding, or the direct or indirect acquisition or disposition in the secondary market, of securities by or with Plan Assets of a Plan, provided that no exemptive relief is provided from the
               restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA
               for the acquisition or holding of a security or other security by or with Plan Assets of a Plan sponsored by any member of the
               Restricted Group (an "Excluded Plan"), or by any person who has discretionary authority or renders investment advice for a fee
               (as described above) with respect to Plan Assets of such Excluded
               Plan;

          (b)  When certain additional conditions are met, the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and Section
               4975(c)(1)(E) of the Code in connection with (i) the direct or indirect sale, exchange or transfer of securities in the initial issuance of securities between the depositor or an underwriter and a Plan when the person who has discretionary authority or renders investment advice for a fee (as described above) with respect to the investment of the relevant Plan Assets in the securities is a mortgagor with respect to 5% or less of the fair market value of the assets of a trust (or its affiliate), (ii)
               the direct or indirect acquisition or disposition in the
               secondary market of securities by or with Plan Assets of a Plan, and (iii) the holding of securities by or with Plan Assets of a
               Plan; and

          (c)  The restrictions imposed by Sections 406 and 407(a) of ERISA and
               Section 4975(c) of the Code for certain transactions in
               connection with the servicing, management and operation of the
               Mortgage Pools, subject to certain specific conditions which the depositor expects will be satisfied if the general conditions of the Underwriter's Exemption or the WCC Exemption are satisfied.

          The Underwriter's Exemption and the WCC Exemption also may provide exemptive relief from the restrictions imposed by Sections 406(a) and 407(a) of
ERISA and Sections 4975(c)(1)(A) through (D) of the Code if such restrictions would otherwise be deemed to apply merely because a person is deemed to be a
Party in Interest with respect to a Plan investing in the securities (whether directly or through an entity holding Plan Assets) by virtue of providing services to the Plan (or such Plan Assets), or by virtue of having certain specified relationships to such a person, solely as a result of the Plan's ownership of securities.

          Before purchasing a security in reliance upon the Underwriter's
Exemption or the WCC Exemption, a fiduciary or other investor of Plan Assets should itself confirm that (i) the securities constitute "securities" for purposes of the Underwriter's Exemption or the WCC Exemption, as applicable, and
(ii) the specific and general conditions and other requirements set forth in the
Underwriter's Exemption or the WCC Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Underwriter's Exemption or the WCC Exemption, as applicable, the fiduciary or other Plan Asset investor should consider its general fiduciary obligations under ERISA in determining whether to purchase any securities with
Plan Assets.

Other Exemptions

          Any fiduciary or other person who proposes to use Plan Assets to acquire securities should consult with its legal counsel with respect to the potential applicability of ERISA and the Code to such investment and the availability of exemptive relief under the Underwriter's Exemption, the WCC
Exemption or any other prohibited

                                      110

transaction exemption in connection therewith. In particular, in connection with an acquisition of securities representing a beneficial ownership interest in a pool of single-family residential first or second mortgage loans or agency securities, such fiduciary or other Plan Asset investor should also consider the availability of exemptive relief under PTCE 83-1 for certain transactions involving mortgage pool investment trusts. However, PTCE 83-1 does not provide exemptive relief with respect to securities evidencing an interest in a trust with assets that include cooperative loans, private securities, mortgage loans secured by third or more junior liens, contracts, multifamily or mixed-use mortgage loans, or certain other assets, or which contain a swap or a pre-funding arrangement. In addition, such fiduciary or other Plan Asset investor should consider the availability of other class exemptions granted by the DOL, which provide relief from certain of the prohibited transaction provisions of ERISA and Section 4975 of the Code, including Sections I and III of PTCE 95-60, regarding transactions by insurance depositor general accounts.
The applicable prospectus supplement may contain additional information regarding the application of the Underwriter's Exemption, the WCC Exemption,
PTCE 83-1, PTCE 95-60 or other DOL class exemptions with respect to the securities offered thereby. There can be no assurance that any of these exemptions will apply with respect to any particular Plan's or other Plan Asset investor's investment in the securities or, even if an exemption were applicable, that such exemption would apply to all prohibited transactions that may occur in connection with such an investment.

Insurance Depositor General Accounts

          Insurance companies contemplating the investment of general account assets in the securities should consult with their legal advisors with respect to the applicability of Section 401(c) of ERISA. The DOL issued final regulations under Section 401(c) which were published in the Federal Register on
January 5, 2000, and became generally applicable on July 5, 2001.

Representations from Investing Plans

          If the criteria specified in the Underwriter's Exemption or the WCC
Exemption, as applicable, as described above are not satisfied by one or more classes of securities, or by a trust or the mortgage loans and other assets held by the trust, except as otherwise specified in the accompanying prospectus supplement, transfers of those securities to a Plan, to a trustee or other person acting on behalf of any Plan, or to any other person using Plan Assets to effect the acquisition, will not be registered by the trustee unless the transferee provides the depositor and the trustee with an opinion of counsel satisfactory to the depositor and the trustee, which opinion will not be at the expense of the depositor, the trustee or the master servicer, that the acquisition of such securities by or on behalf of such Plan or with Plan Assets is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code, and will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the pooling agreement. Except as otherwise specified in the accompanying prospectus supplement, each beneficial owner of a subordinated security offered by this Prospectus and the accompanying prospectus supplement (or any interest therein) shall be deemed to have represented, by virtue of its acquisition or holding of such security (or interest therein), that either (i) it is not a Plan, a trustee or other person acting on behalf of any Plan, or any other person using Plan Assets to effect such acquisition or holding, (ii) it has acquired and is holding such subordinated security in reliance on the Underwriter's Exemption or the WCC
Exemption, as applicable, and the subordinated security was rated, at the time of acquisition, in one of the four highest generic rating categories by at least one of the Exemption Rating Agencies or (iii)(1) such acquirer or holder is an insurance depositor, (2) the source of funds used to acquire or hold such security (or interest therein) is an "insurance depositor general account" (as defined in PTCE 95-60), and (3) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

          If any subordinated security (or any interest therein) is acquired or held in violation of the conditions described in the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of the subordinated security, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any subordinated security (or interest therein) was effected in violation of the conditions described in the preceding paragraph shall indemnify and hold harmless the depositor, the trustee, the master servicer, any subservicer, the underwriter and the trust from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

                                       111

Tax-Exempt Plan Investors

          A Plan which is exempt from federal income taxation pursuant to
Section 501 of the Code generally will be subject to federal income taxation to the extent that its income constitutes unrelated business taxable income (or
"UBTI") within the meaning of Section 512 of the Code. Excess inclusions of a
REMIC allocated to a REMIC Residual Certificate held by such a Plan will be considered UBTI and thus will be subject to federal income tax. See "Material
Federal Income Tax Consequences--Taxation of Owners of REMIC Residual
Certificates--Excess Inclusions." In addition, the exemptive relief afforded by the Underwriter's Exemption does not apply to the purchase, sale or holding of any class of REMIC Residual securities.

Consultation with Counsel

          There can be no assurance that the Underwriter's Exemption, the WCC
Exemption or any other exemption granted by the DOL will apply with respect to any particular Plan that acquires securities (whether directly or through an entity holding Plan Assets) or, even if all of the conditions specified in the
Underwriter's Exemption or the WCC Exemption, as applicable, were satisfied, that exemptive relief would be available for all transactions involving a trust.
Prospective Plan Asset investors should consult with their legal counsel concerning the impact of ERISA and the Code and the potential consequences in their specific circumstances prior to making an investment in securities.

          Any fiduciary or other person who proposes to acquire or hold securities on behalf of a Plan or with Plan Assets should consult with its legal counsel with respect to the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of
ERISA and Section 4975 of the Code to the proposed investment and the availability of exemptive relief under the Underwriter's Exemption, the WCC
Exemption, PTCE 83-1, Sections I and III of PTCE 95-60, and/or any other class exemption granted by the DOL. In addition to making its own determination as to the availability of the exemptive relief provided in the Underwriter's
Exemption, the WCC Exemption or any other DOL exemption, any fiduciary of an
ERISA-subject Plan should consider its general fiduciary obligations under ERISA in determining whether to purchase securities on behalf of such Plan.

          Any fiduciary or other person who proposes to use Plan Assets to acquire securities should consult with its own legal counsel with respect to the potential consequences under ERISA and the Code of the acquisition and ownership of securities.

                                Legal Investment

          The prospectus supplement for each series of securities will specify which classes of securities of the series, if any, will constitute mortgage related securities for purposes of SMMEA. Any class of securities that is not rated in one of the two highest rating categories by one or more nationally recognized statistical rating agencies or that represents an interest in a trust fund that includes junior mortgage loans will not constitute mortgage related securities for purposes of SMMEA. Mortgage related securities are legal investments to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies and pension funds created pursuant to or existing under the laws of the United States or of any state, the authorized investments of which are subject to state regulation. Under SMMEA, if a state enacted legislation prior to October 3, 1991 specifically limiting the legal investment authority of any entities with respect to mortgage related securities, the securities would constitute legal investments for entities subject to that legislation only to the extent provided in that legislation.
SMMEA provides, however, that in no event will the enactment of any legislation of this kind affect the validity of any contractual commitment to purchase, hold or invest in mortgage related securities, or require the sale or other disposition of such securities, so long as that contractual commitment was made or the securities were acquired prior to the enactment of that legislation.

          SMMEA also amended the legal investment authority of
federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal

                                       112

credit unions may invest in these securities, and national banks may purchase these securities for their own account without regard to the limitations generally applicable to investment securities described in 12 U.S.C. (Section)24
(Seventh), subject in each case to any regulations that the applicable federal regulatory authority may prescribe.

          On April 23, 1998, the Federal Financial Institutions Examination
Council issued a revised supervisory policy statement applicable to all depository institutions, setting forth guidelines for investments in high-risk mortgage securities. The 1998 Policy Statement was adopted by the Federal
Reserve Board, the Office of the Comptroller of the Currency, the FDIC, the
National Credit Union Administration, or NCUA and the OTS with an effective date of May 26, 1998. The 1998 Policy Statement rescinded a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it was considering acquiring was high-risk, and, if so, required that the proposed acquisition would reduce the institution's overall interest rate risk. The 1998 Policy Statement eliminates constraints on investing in certain "high-risk" mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk.

          The OTS has issued Thrift Bulletin 73a, entitled "Investing in Complex
Securities," or TB 73a, which is effective as of December 18, 2001 and applies to savings associations regulated by the OTS, and Thrift Bulletin 13a, entitled
"Management of Interest Rate Risk, Investment Securities, and Derivatives
Activities," or TB 13a, which is effective as of December 1, 1998, and applies to thrift institutions regulated by the OTS.

          One of the primary purposes of TB 73a is to require savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements
(including those set forth in TB 13a (see below)) and internal guidelines, is suitable for the institution, and is safe and sound. The OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the issuer and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates the OTS's due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association's investment practices will be subject to criticism, and the OTS may require divestiture of such securities. The OTS also recommends, with respect to an investment in any
"complex securities," that savings associations should take into account quality and suitability, marketability, interest rate risk, and classification factors.
For the purposes of each of TB 73a and TB 13a, "complex security" includes among other things any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any "plain vanilla" mortgage pass through security (that is, securities that are part of a single class of securities in the related pool that are non callable and do not have any special features). Accordingly, all classes of the offered certificates would likely be viewed as "complex securities." With respect to quality and suitability factors,
TB 73a warns:

          o    that a savings association's sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice,

          o    that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and

          o    that it should not use ratings as a substitute for its own thorough underwriting analyses.

          With respect to the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a.

          One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position, to:

          o    conduct a pre purchase portfolio sensitivity analysis for any
               "significant transaction" involving securities or financial derivatives, and

          o    conduct a pre purchase price sensitivity analysis of any "complex security" or financial derivative.

                                       113

          The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of "complex securities with high price sensitivity" be limited to transactions and strategies that lower a thrift institution's portfolio interest rate risk. TB
13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by the OTS examiners as an unsafe and unsound practice. Prospective investors in the certificates, including in particular the classes of certificates that do not constitute "mortgage related securities" for purposes of SMMEA, should consider the matters discussed in the following paragraph.

          There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the securities constitute legal investments for those investors or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                             Methods of Distribution

          The securities offered hereby and by the related prospectus supplements will be offered in series through one or more of the methods described in the paragraph below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the depositor from the sale.

          The depositor intends that securities will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the securities of a particular series may be made through a combination of two or more of these methods. These methods are as follows:

          1.   By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

          2.   By placements by the depositor with institutional investors through dealers; and

          3.   By direct placements by the depositor with institutional
               investors.

          If underwriters are used in a sale of any securities, other than in connection with an underwriting on a best efforts basis, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The underwriters may be broker-dealers affiliated with the depositor whose identities and relationships to the depositor will be as set forth in the related prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of the securities of a particular series will be set forth on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the prospectus supplement.

          In connection with the sale of the securities offered, underwriters may receive compensation from the depositor or from purchasers of such securities in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the securities may be deemed to be underwriters in connection with the securities, and any discounts or commissions received by them from the depositor and any profit on the resale of offered securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

          It is anticipated that the underwriting agreement pertaining to the sale of offered securities of any series will provide that the obligations of the underwriters will be subject to conditions precedent, that the underwriters will be obligated to purchase all the securities if any are purchased, other than in connection with an underwriting on a best efforts basis, and that, in limited circumstances, the depositor will indemnify the several underwriters and the

                                       114

underwriters will indemnify the depositor against certain civil liabilities, including liabilities under the Securities Act of 1933 or will contribute to payments required to be made in respect thereof.

          The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of offered securities of the series.

          The depositor anticipates that the securities offered hereby will be sold primarily to institutional investors or sophisticated non-institutional investors. Purchasers of offered securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be underwriters within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of the offered securities. Holders of offered securities should consult with their legal advisors in this regard prior to any reoffer or sale.

          WaMu Capital Corp., an affiliate of the depositor, or another affiliate of the depositor may from time to time act as agent or underwriter in connection with the sale of the offered securities. This prospectus and the related prospectus supplement may be used by WaMu Capital Corp. or another affiliate of the depositor in connection with the offer and sale of any series of offered securities in market-making transactions. In these transactions, WaMu
Capital Corp. or another affiliate of the depositor may act as principal or agent and the sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

                                  Legal Matters

          Certain legal matters in connection with the securities will be passed upon for the depositor by Orrick, Herrington & Sutcliffe LLP, San Francisco,
California or Heller Ehrman White & McAuliffe LLP, [Seattle, Washington], as
specified in the related prospectus supplement.

                              Financial Information

          The depositor has determined that its financial statements are not material to the offering made hereby. Any prospective purchaser that desires to review financial information concerning the depositor will be provided by the depositor on request with a copy of the most recent financial statements of the depositor.

                                     Rating

          It is a condition to the issuance of any class of securities that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one nationally recognized statistical rating organization.

          Any ratings on the securities address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with the securities, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. The ratings do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of Strip Securities in extreme cases might fail to recoup their initial investments.

                              Available Information

          The depositor is subject to the informational requirements of the
Securities Exchange Act of 1934 and in accordance therewith files reports and other information with the Securities and Exchange Commission. Reports and other information filed by the depositor can be read and copied at the Commission's
Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549.
Information on the operation of the Public Reference Room may be obtained by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet site (http:\\www.sec.gov) that contains copies of reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission. Copies of certain information filed by the depositor

                                       115

with the Commission can be obtained electronically through the Commission's
Internet site. The depositor does not intend to send any financial reports to securityholders.

          This prospectus does not contain all of the information set forth in the registration statement, of which this prospectus forms a part, and exhibits thereto which the depositor has filed with the Commission under the securities
Act of 1933 and to which reference is hereby made.

                Incorporation of Certain Information by Reference

          There are incorporated into this prospectus by reference all documents and reports filed or caused to be filed by the depositor with respect to a trust fund under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of
1934, prior to the termination of the offering of securities offered hereby evidencing interest in a trust fund. The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of securities offered hereby, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent those documents or reports relate to one or more of the classes of those offered securities, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in the documents). Requests to the depositor should be directed in writing to its principal executive office at 1100 Town & Country Road, Orange, California
92868, Attention: Secretary, or by telephone at (714) 541-5378. The depositor has determined that its financial statements are not material to the offering of any securities offered hereby.

                                    Glossary

          ACCRUAL SECURITIES: A class of securities as to which accrued interest or a portion thereof will not be distributed but rather will be added to the principal balance of the security on each distribution date in the manner described in the related prospectus supplement.

          APPLICABLE FEDERAL RATE: A rate based on the average of current yields on Treasury securities, which rate is computed and published monthly by the IRS.

          ARM LOAN: A mortgage loan with an interest rate that adjusts periodically, with a corresponding adjustment in the amount of the monthly payment, to equal the sum of a fixed percentage amount and an index.

          CALL CLASS: The holder of a non-offered class of securities that has the right, at its discretion, to terminate the related trust fund on and effect early retirement of the securities of such series in the manner described under
"Description of the Securities--Termination of the Trust Fund and Disposition of
Trust Fund Assets" in this prospectus.

          CERCLA: The Comprehensive Environmental Response, Compensation and
Liability Act, as amended.

          CLEAN-UP CALL: The right of the party entitled to effect a termination of a trust fund upon the aggregate principal balance of the outstanding trust fund assets for the series at that time being less than the percentage, as specified in the related prospectus supplement, of the aggregate principal balance of the trust fund assets at the cut-off date for that series and which percentage will be between 25% and 0%.

          CLOSING DATE: With respect to any series of securities, the date on which the securities are issued.

          CODE: The Internal Revenue Code of 1986, as amended.

          COMMISSION: The Securities and Exchange Commission.

          CPR: The Constant Prepayment Rate model, which assumes that the outstanding principal balance of a pool of mortgage loans prepays at a specified constant annual rate. In generating monthly cash flows, this rate is converted to an equivalent constant monthly rate.

                                       116

          CRIME CONTROL ACT: The Comprehensive Crime Control Act of 1984, as
amended.

          DIDMC: The Depository Institutions Deregulation and Monetary Control
Act of 1980.

          DOL: The U.S. Department of Labor.

          DOL REGULATION: The regulation promulgated by the U.S. Department of
Labor at 29 C.F.R. (Section)2510.3-101.

          DUE PERIOD: The second day of the month immediately preceding the month in which the distribution date occurs, or the day after the cut-off date in the case of the first Due Period, and ending on the first day of the month of the related distribution date, unless the prospectus supplement specifies otherwise.

          ERISA: The Employee Retirement Income Security Act of 1974, as
amended.

          ERISA PERMITTED INVESTMENTS: The types of investments permitted by the rating agencies named in the Underwriter's Exemption issued by the DOL in which funds in a pre-funding account may be invested.

          ERISA PLANS: Employee pension and welfare benefit plans subject to
ERISA.

          EXEMPTION RATING AGENCIES: Collectively, Standard & Poor's, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc. or Fitch
Ratings.

          FASIT: A financial asset securitization investment trust as defined in
Sections 860H through 860L of the Code.

          FASIT PROVISIONS: Sections 860H through 860L of the Code.

          FASIT SECURITIES: Securities evidencing interests in a trust fund as to which a FASIT election has been made.

          FTC RULE: The "Holder in Due Course" Rule of the Federal Trade
Commission.

          GARN-ST. GERMAIN ACT: The Garn-St. Germain Depositor Institutions Act
of 1982, as amended.

          GRANTOR TRUST CERTIFICATE: A certificate representing an interest in a
Grantor Trust Fund.

          GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATE: A Grantor Trust
Certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund, together with interest on the Grantor Trust Certificates at a pass-through rate.

          GRANTOR TRUST STRIP CERTIFICATE: A certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related Grantor Trust Fund (net of normal administration fees and any retained interest of the depositor) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to the Grantor Trust Fund. A Grantor Trust Strip Certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund.

          GRANTOR TRUST FUND: A trust fund as to which no REMIC election will be made and which qualifies as a grantor trust within the meaning of Subpart E, part I, subchapter J of Chapter 1 of the Code.

          HIGH COST LOAN: A mortgage loan subject to the Home Ownership and
Equity Protection Act of 1994, as amended.

          HIGH LTV LOAN: mortgage loans with loan-to-value ratios in excess of
80% and as high as 150% and which are not insured by a primary insurance policy.

                                       117

          HOEPA: The Home Ownership and Equity Protection Act of 1994, as
amended.

          INSURANCE PROCEEDS: Proceeds received with respect to a mortgage loan under any hazard insurance policy, special insurance policy, primary insurance policy, FHA insurance policy, VA guarantee, bankruptcy bond or mortgage pool insurance policy, to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with normal servicing procedures.

          IRS: United States Internal Revenue Service.

          LIQUIDATED LOAN: A defaulted mortgage loan that is finally liquidated, through foreclosure sale or otherwise.

          LIQUIDATION PROCEEDS: All amounts, other than Insurance Proceeds, received in connection with the liquidation of a defaulted mortgage loan, by foreclosure or otherwise.

          LOCKOUT DATE: The date of expiration of the Lockout Period with respect to a mortgage loan.

          LOCKOUT PERIOD: The period specified in a mortgage note during which prepayment of the mortgage loan is prohibited.

          MORTGAGE: The mortgage, deed of trust or similar instrument securing a mortgage loan.

          NCUA: The National Credit Union Administration.

          NONRECOVERABLE ADVANCE: An advance made or to be made with respect to a mortgage loan which the master servicer determines is not ultimately recoverable from Related Proceeds.

          OID REGULATIONS: The rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the related Treasury regulations.

          PARTIES IN INTEREST: Collectively, persons who are "parties in interest" under Section 3(14) of ERISA or "disqualified persons" under Section
4975 of the Code, who have certain specified relationships to a Plan.

          PARTNERSHIP CERTIFICATE: A certificate representing an interest in a
Partnership Trust Fund.

          PARTNERSHIP TRUST FUND: A trust fund as to which no REMIC election will be made and which qualifies as a partnership within the meaning of subchapter K of Chapter 1 of the Code.

          PLAN ASSETS: Collectively, "plan assets" and "assets of a Plan" as those terms are described in the DOL Regulation and include an undivided interest in the underlying assets of certain entities in which a Plan holds an equity interest.

          PLAN: Collectively, ERISA Plans and Tax-Favored Plans.

          PREPAYMENT ASSUMPTION: With respect to a REMIC Regular Certificate or a Grantor Trust Certificate, the assumption as to the rate of prepayments of the principal balances of mortgage loans held by the trust fund used in pricing the initial offering of that security.

          PREPAYMENT PERIOD: The calendar month immediately preceding the month in which the distribution date occurs, unless the prospectus supplement specifies otherwise.

          PTCE: Prohibited Transaction Class Exemption issued by the DOL under
ERISA.

          PTE: Prohibited Transaction Exemption issued by the DOL under ERISA.

                                       118

          PURCHASE PRICE: As to any mortgage loan, an amount equal to the sum of
(1) the unpaid principal balance of the mortgage loan, (2) unpaid accrued interest on the Stated Principal Balance at the rate at which interest accrues on the mortgage loan, net of any retained interest, from the date as to which interest was last paid to the calendar month in which the relevant purchase is to occur, (3) any unpaid servicing fees and unreimbursed servicing expenses and advances payable or reimbursable to the master servicer with respect to that mortgage loan, (4) any unpaid retained interest with respect to that mortgage loan, (5) any realized losses incurred with respect to that mortgage loan and
(6) if applicable, any expenses reasonably incurred or to be incurred by the master servicer or the trustee in respect of the breach or defect giving rise to a purchase obligation.

          RECORD DATE: The last business day of the month preceding the month in which a distribution date occurs, unless the prospectus supplement specifies otherwise.

          RELATED PROCEEDS: Recoveries on a mortgage loan related to amounts which the master servicer has previously advanced to the related trust fund.

          RELIEF ACT: The Servicemembers Civil Relief Act.

          REMIC: A real estate mortgage investment conduit as defined in
Sections 860A through 860G of the Code.

          REMIC CERTIFICATES: Certificates evidencing interests in a trust fund as to which a REMIC election has been made.

          REMIC CERTIFICATEHOLDERS: Holders of REMIC Certificates.

          REMIC PROVISIONS: Sections 860A through 860G of the Code.

          REMIC REGULAR CERTIFICATE: A REMIC Certificate designated as a regular interest in the related REMIC.

          REMIC RESIDUAL CERTIFICATE: A REMIC Certificate designated as a residual interest in the related REMIC.

          REMIC REGULATIONS: The REMIC Provisions and the related Treasury regulations.

          RETAINED INTEREST: A portion of the interest payments on a trust fund asset that may be retained by the depositor or any previous owner of the asset.

          RICO: The Racketeer Influenced and Corrupt Organizations statute.

          SCHEDULED PRINCIPAL BALANCE: As to any mortgage loan or manufactured housing contract, the unpaid principal balance thereof as of the date of determination, reduced by the principal portion of all monthly payments due but unpaid as of the date of determination.

          SENIOR/SUBORDINATE SERIES: A series of securities of which one or more classes is senior in right of payment to one or more other classes to the extent described in the related prospectus supplement.

          SINGLE FAMILY PROPERTIES: One-to-four-family residential properties including detached and attached dwellings, townhouses, rowhouses, individual condominium units, individual units in planned-unit developments and individual units in de minimus planned-unit developments.

          SMMEA: The Secondary Mortgage Market Enhancement Act of 1984, as
amended.

          SPECIAL HAZARD SUBORDINATION AMOUNT: The amount of any Special Hazard
Realized Loss that is allocated to the subordinate securities of a series.

                                       119

          STATED PRINCIPAL BALANCE: As to any mortgage loan or manufactured housing contract, the principal balance of the mortgage loan or manufactured housing contract as of the cut-off date, after application of all scheduled principal payments due on or before the cut-off date, whether or not received, reduced by all amounts, including advances by the master servicer, allocable to principal that are distributed to securityholders on or before the date of determination, and as further reduced to the extent that any realized loss thereon has been, or had it not been covered by a form of credit support, would have been, allocated to one or more classes of securities on or before the determination date.

          STRIP SECURITIES: A class of securities which are entitled to (a)
principal distributions, with disproportionate, nominal or no interest distributions, or (b) interest distributions, with disproportionate, nominal or no principal distributions.

          STRIPPED INTEREST: The distributions of interest on a Strip Security with no or a nominal principal balance.

          TAX-FAVORED PLANS: Tax-qualified retirement plans described in Section
401(a) of the Code and individual retirement accounts described in Section 408 of the Code.

          UNDERWRITER'S EXEMPTION: The essentially identical individual exemptions DOL has issued to various underwriters (collectively, as amended by
PTE 97-34, 62 Fed. Reg. 39021 (July 21, 1997), PTE 2000-58, 65 Fed. Reg. 67765
(November 13, 2000)) and PTE2002-41, 67 Fed. Reg. 54487 (August 22, 2002).

          UNITED STATES PERSON: A citizen or resident of the United States; a corporation or partnership, including an entity treated as a corporation or partnership for federal income tax purposes, created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia, except, in the case of a partnership, to the extent provided in Treasury regulations; an estate whose income is subject to United States federal income tax regardless of its source; or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which have not yet been issued, a trust which was in existence on August 20, 1996, other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of Chapter 1 of the Code, and which was treated as a United States person on August 20, 1996 may elect to continue to be treated as a United States person notwithstanding the previous sentence.

                                       120

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                          $1,099,882,000 (Approximate)

                      LONG BEACH MORTGAGE LOAN TRUST 2004-6
                    ASSET-BACKED CERTIFICATES, SERIES 2004-6
                           LONG BEACH SECURITIES CORP.

                                    Depositor
                           [LONG BEACH MORTGAGE LOGO]

                           Seller and Master Servicer

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                              PROSPECTUS SUPPLEMENT

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                                  Underwriters

LEHMAN BROTHERS                                              WAMU CAPITAL CORP.
             (Co-Lead Underwriters and Joint Book Running Managers)

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the Asset-Backed Certificates, Series 2004-6 in any state where the offer is not permitted. We do not claim that the information in this prospectus supplement and accompanying prospectus is accurate as of any date other than the dates stated on the respective covers.

Dealers will deliver a prospectus supplement and an accompanying prospectus when acting as underwriters of the Asset-Backed Certificates, Series 2004-6 and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Asset-Backed Certificates, Series 2004-6 will be required to deliver a prospectus supplement and accompanying prospectus for ninety days following the date of this prospectus supplement.

                                October 20, 2004

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